LEASE By and Between TC NORTHEAsT METRO, INC. ("Landlord") and .McKESSON AUTOMATION INC. ("Tenant") 500 CRANBERRY WOODS DRIVE CRANBERRY TOWNSHIP, PENNSYLVANIA

CONTENTS 1. TERMS ······.·· 1 2. PAYMENT OF RENT & ADDITIONAL RENT , 10 3. SECURITY DEPOSIT AND ADVANCE DEPOSIT 11 4. USES; TENANT COVENANTS 11 5. ENVIRONMENTAL PROVISIONS; RECYCLING 12 6. LATE CHARGES; INTEREST 14 7. REPAIRS AND MAINTENANCE 15 8. UTILITIES AND SERVICES 16 9. COSTS OF ELECTRICITY AND EXPENSE INCREASES 18 10. INCREASES IN REAL ESTATE TAXES 25 11. ADDITIONAL PROVISIONS: OPERATING COSTS AND REAL ESTATE TAXES . ...................................................................... . 1 26 12. TENANT'S INSURANCE. 28 13. LANDLORD'S INSURANCE 30 14. DAMAGE OR DESTRUCTION 31 15. MACHINES AND EOUIPMENT; ALTERATIONS AND ADDITIONS: REMOVAL OF FIXTIJRES 33 16. ACCEPTANCE OF PREMISES 37 17. TENANT IMPROVEMENTS 37 18. ACCESS , 38 19. MUTUAL WAIVER OF CLAIMS AND SUBROGATION 38 20. INDEMNIFICATION 39

21. ASSIGNMENT AND SUBLETTING 40 22. ADVERTISING 45 23. LIENS 46 24. DEFAULT .. .- 46 25. SUBORDINATION 53 26. SURRENDER OF POSSESSION 54 27. NON-WAIVER 55 28. HOLDOVER 55 29. CONDEMNATION 56 30. NOTICES 57 31. MORTGAGEE PROTECTION 58 COSTS AND ATTORNEYS' FEES l 5832. 33. BROKERS 58 34. LANDLORD'S LIABILITY AND DEFAULT 59 35. ESTOPPEL CERTIFICATES 61 36. FINANCIAL STATEMENTS 62 37. TRANSFER OF LANDLORD'S INTEREST 62 38. RIGHT TO PERFORM. . 63 39. TELECOMMUNICATIONS FACILITIES. . 63 40. SALES AND AUCTIONS 'j' 64 NO ACCESS TO ROOF 6441.

42. SECURITY 64 43. AUTHORITY OF PARTIES. . 65 NO ACCORD OR SATISFACTION 1 6544. 45. [INTENTIONALLY DELETED] 65 46. PARKlNG 65 47. GENERAL PROVISIONS 66 48. [INTENTIONALLY DELETED] 70 49. WAIVER OF JURY TRIAL 70 50. RENEWAL OPTION 70 51. ROOF RIGHTS. . 72 52. EXPANSION OPTIONS 1 74 MODIFIED TERMS RELATING TO FULL BUILDING LEASE. 8253. 54. GUARANTY OF LEASE ' 84 55. LEASE CONTINGENCY. . 84 56. ADDITIONAL SCHEDULES. . 85 EXHIBIT A-I EXHIBIT A-2 EXHIBITB EXHIBITC EXHIBITD EXHIBITE EXHIBIT F EXHIBITG EXHIBITH Depiction of Premises and Site Legal Description of Land Form of Declaration of Lease Commencement Construction Exhibit Rules and Regulations Business Terms Applicable to Land Option Form of Guaranty of Lease Janitorial Specifications HVAC Specifications

LEASE

THIS LEASE is made this 21st day of December, 2001, by and between TC NORTHEAST METRO, INC., a Delaware corporation ("Landlord"), and MCKESSON AUTOMATION INC., a Pennsylvania corporation ("Tenant").

RECITALS:

Landlord, for and in consideration of the rents and all other charges and payments hereunder and of the covenants, agreements, terms, provisions and conditions to be kept and performed hereunder by Tenant, grants and conveys to Tenant, and Tenant hereby hires and takes from Landlord, a leasehold interest in the premises described below (the "Premises"), subject to all matters hereinafter set forth and upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated.

NOW THEREFORE Landlord and Tenant hereby agree to the following:

1. TERMS.

1.1 Premises.

(a) The "Premises" demised by this Lease shall be a portion of the Building (defined below) containing approximately 61,876 rentable square feet and consisting of the entire third (3rd) and fourth (4th) floors of the Building, as shown on Exhibit A-1, attached hereto and incorporated herein by reference, but shall be subject to modification as and to the extent set forth in section 1.1(d), below. The Premises shall be measured (based upon CAD drawings) using ANSI/BOMA Z65.1-1996 standards, and shall be subject to confirmation by Tenant's architect as provided below. The Building within which the Premises is located is a four (4) story Class A office building (sometimes referred to herein as the "Building") to be constructed in accordance with this Lease at 500 Cranberry Woods Drive, Cranberry Township, Pennsylvania. The land upon which the Building is situated, which is described in Exhibit A-2 attached hereto and incorporated herein by reference, shall be referred to hereinafter as the "Land." The Building and Land are sometimes referred to herein as the "Project". Tenant shall also have the right to use parking areas and Common Areas of the Project, subject to the terms and limitations of this Lease, appurtenant to its occupancy of the rentable portions of the Premises. No easement for light or air is incorporated in the Premises. The rentable area of the Building is 119,344 square feet. Subject to Sections 1.1.(b), 1.1.(c) and 1.1.(d), below, Landlord and Tenant hereby stipulate that the measurement of the Premises and Building is as stated in this Section 1.1.(a).

(b) Landlord and Tenant acknowledge that the final location of demising walls for that portion of the Premises which will be located on the second (2nd) floor of the Building may not be determined until after Lease execution. In addition, pursuant to Section 1.1.(d), below, Tenant may increase the size of the Premises by up to an additional 15,000 square feet (or convert this Lease

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into a full building lease). Accordingly, and notwithstanding subparagraph 1.1(a), above, to the contrary, not later than thirty (30) days after the date upon which Landlord and Tenant reach final agreement on the dimensions of the Premises, Landlord shall cause Landlord's Architect to perform a measurement of the Premises, using the then most current drawings of the Premises and applying ANSI/BOMA Z65.1-1996 standards, so as to determine both the rentable area of the Premises and Building, and shall certify and deliver these calculations promptly in writing to Landlord and Tenant. Tenant, or its representatives, shall have the right to verify the measurements made by Landlord's Architect under this Section 1.1(b) through its own measurement, provided Tenant gives notice of its intent to exercise such right within five (5) business days after receipt (or deemed receipt under Section 30, below) by Tenant of the calculations of Landlord's Architect under this Section 1.1(b) (failing which Tenant shall be deemed to have accepted the calculation of Landlord's Architect, and to have stipulated to the square footages referenced therein). If Tenant exercises such right, and its re-measurement discloses a discrepancy from the rentable square footages calculated by Landlord's Architect, then the square footage of rentable area of the Premises and/or the Building, as applicable, shall be adjusted in accordance with Tenant's re-measurement unless Landlord disputes the results of Tenant's re-measurement within five (5) business days after the same is delivered to Landlord in writing, in which event, prior to the re-measurement being considered effective, the question of such measurement shall be submitted to arbitration to a panel of three arbitrators in accordance with the commercial arbitration rules of the American Arbitration Association . In such event the initial two arbitrators on the panel shall be Landlord's Architect and an architect selected by Tenant, and the third arbitrator shall be an independent architect licensed in Pennsylvania and experienced in commercial office measurement under ANSI/BOMA Z65.1-1996 standards selected by the mutual agreement of Landlord's Architect and Tenant's Architect. The square footages of the Premises and/or the Building in dispute shall be deemed to be the average of the determinations of those two architects whose determinations are the closest, with the third to be disregarded. If the rentable area of the Premises and/or Building is increased or decreased in accordance with this Section 1.1(b), all provisions of this Lease which are dependent on the measurement of the Premises and/or Building (as the case may be) shall be appropriately adjusted to reflect the revised measurement (such as, but not limited to, the Rent, Tenant's Share, the Allowance, etc.).

(c) The final measurements calculated in accordance with Section 1.1(b) shall be certified by Landlord and Tenant, shall constitute the respective rentable areas of each of the Premises and Building, and shall not be subject to readjustment or re-measurement except in the event of casualty or condemnation that requires a reconstruction or restoration of the Building or a part thereof, or by any contraction of the Premises (such as due to the exercise by Landlord of a right of recapture provided for hereunder), in each case with such re-adjustment or re-measurement to be limited solely to the portion of the Premises or Building, as the case may be, directly affected thereby). Upon determination and certification of the measurement in accordance with this Section 1.1, if the same differs from the square foot measurement stated herein, Landlord and Tenant shall execute an amendment to this Lease stipulating to the respective certified rentable areas of the Premises and Building, and making any other modifications which flow from such revised measurement.

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(d) Tenant shall have the right, subject to any terms and limitations set forth in Section 53, below, to increase the size of the Premises to constitute the entire Building (i.e., 119,344 square feet), and convert this Lease into a full building lease, by delivery of a written notice to Landlord making such election prior to 5:00 p.m. EST on April 30, 2002, in which event the provisions of Section 53, below shall apply. In addition, provided Tenant has not exercised the foregoing right to convert this Lease into a full building lease in accordance with this Section 1.1(d) and Section 53, hereof, but subject to the terms of this Section 1.1(d), Tenant shall have the right to increase the size of the Premises by up to an additional 15,000 rentable square feet of contiguous space located on the second (2nd) floor of the Building, by delivery of a written notice to Landlord making such election prior (such notice, a "Pre-Occupancy Expansion Notice") to 5:00 p.m. EST on June 30, 2002. In exercising the immediately preceding right to increase the size of the Premises by up to 15,000 rentable square feet on the second (2nd) floor of the Building, Tenant agrees: (i) that any space which it elects to add to the Premises will be designated with reasonable specificity in its Pre-Occupancy Expansion Notice, including attachment of a drawing setting forth dimensions of the additional area, the location of all demising walls, and the integration of such additional area with hallways, restrooms, electrical and telephone closets, and other Common Areas located on the second floor of the Building, and will be subject to Landlord's reasonable consent (*provided* that if the proposed increase involves the entire 15,000 rentable square feet of space remaining available on the second (2nd) floor of the Building, in which event the Pre-Occupancy Expansion Notice need only refer to the Tenant's election to add the entire 15,000 rentable square foot remainder of the second (2nd) floor to the Premises and will not require Landlord's consent), (ii) it will not be unreasonable for Landlord to deny its consent to the proposed expansion area designated in Tenant's Pre-Occupancy Expansion Notice if the portion of the second floor which remains outside of the Premises after integrating the additional space designated by Tenant within the Premises is not "Independently Leasable Space" as defined below, (iii) all additional costs associated with the addition of such space to the Premises, including additional design costs and construction costs, will be Tenant's responsibility, but may be paid for out of the TI Allowance (as defined herein), (iv) any delay in the design and construction of the Building or Premises caused by such expansion shall constitute a Tenant Delay hereunder, and (v) all provisions of this Lease which are based upon, or calculated on the basis of, the rentable square footage of the Premises (such as the calculations of Tenant's Share, Base Rent, the TI Allowance, etc.) shall be modified to account for the additional rentable square footage of the Premises. The term "Independently Leasable Space" shall mean and refer to space that has a proportion of windowed offices relative to the Rentable Area thereof which is comparable to the floor as a whole, and which does not lack reasonable means of ingress, egress or access to the Common Areas, common facilities and/or core areas of the Building located on such floor, such as access to elevators, bathrooms, telephone and electrical closets, etc.

1.2 Tenant's Share. "Tenant's Share" shall mean a fraction, the numerator of which is the total rentable square footage of the Premises, and the denominator of which is the total rentable square footage of the Building. As of Lease execution, Tenant's Share shall be Fifty-One and 85/100 Percent (51.85%) (i.e., 61,876/119,344) based on the Premises containing 61,876 rentable square feet, and the Building containing 119,344 square feet. The calculation of Tenant's Share shall be adjusted for changes in the total rentable square footage of the Premises and/or Building, including

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without limitation changes which may result from any condemnation or other taking of a portion of the Project, any partial termination of this Lease pursuant to Section 21 hereof, or any expansion of the Premises permitted by this Lease.

1.3 Lease Term. Subject to Section 53 of this Lease, if applicable, the term of this Lease (the "Term" or "Lease Term") shall commence on the Commencement Date, as defined in Section 1.4, below (and as more fully set forth in Exhibit C hereto), and shall expire on the earlier to occur of (i) the last day of the sixty-second (62nd) full calendar month after the Commencement Date, or (ii) July 31, 2008 (the "Lease Expiration Date"). In the event Tenant exercises any of its renewal options pursuant to Section 50, below, or any expansion option provided for under this Lease which requires an extension of the Term, the Lease Expiration Date shall be deemed amended to account for the additional renewal term or other modifications to the Term provided for under such provisions of this Lease.

1.4 Commencement Date.

(a) Subject to subparagraph 1.4(b), 1.4(c) and 1.4(d), below, and subject to those provisions of Exhibit C relating to Tenant Delays, the "Commencement Date" shall be the earlier to occur of: (a) the date of Substantial Completion (as such term is defined in Exhibit C) of the Premises; or (b) the date upon which Tenant commences the beneficial use and occupancy of all or any material part of the Premises (other than for "Furniture Installation" and "Move-In", as defined and set forth in Exhibit C of this Lease). The parties acknowledge that the "Target Date" for Substantial Completion of the Premises is April 1, 2003, subject to Tenant's compliance with its responsibilities under the Approved Design Schedule (as defined in Exhibit C), and Tenant's adherence to the other provisions of Exhibit C; *provided* as more fully set forth in Exhibit C, Landlord agrees to provide Tenant with access to the Premises for purposes of Furniture Installation and Move-In not less than thirty-one (31) days prior to the date Landlord then estimates that Substantial Completion of the Premises will occur. The parties acknowledge that Exhibit C contains additional provisions concerning the rights and remedies of the parties (if any), and the effect on the Commencement Date, in the event Substantial Completion of the Premises occurs past the dates set forth above, including if the same is due to any Tenant Delays or Force Majeure (as defined therein).

(b) Occupancy of any portion of the Premises by Tenant prior to the Commencement Date for such portion of the Premises shall be at Tenant's sole risk and deemed pursuant to, and subject to, all of the terms and provisions of this Lease, excluding the payment of Base Rent and Additional Rent, except as set forth in Section 1.4(d), below; provided, however, that except as may be set forth in Exhibit C hereto (with regard to Furniture Installation and Move-In), Tenant shall not be entitled to take occupancy of the Premises or any portion thereof prior to the date it receives notice from Landlord that Landlord has achieved Substantial Completion of the Premises.

(c) Substantial Completion of the Premises shall be deemed to have occurred upon Landlord's certification to Tenant that it has achieved Substantial Completion of the Premises (such certification, the "Certification of Substantial Completion"), as provided below, *provided* that

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Landlord shall be obligated to provide Tenant with written notice of its intent to deliver the Certification of Substantial Completion not less than five (5) business days prior to the date thereof (such notice, a "5-Day Notice"), so that the parties can schedule a final walk-through on or before the date of such Certification of Substantial Completion (and Landlord and Tenant each agree to make themselves available for the walk-through on or before such fifth (5th) business day after the 5-Day Notice). Subject to Tenant's right to dispute and/or require arbitration regarding the accuracy of Landlord's Certification of Substantial Completion, as more fully set forth in Section 1.4(d), below, Landlord shall also be required to delivers keys or electronic key cards enabling Tenant to enter and have access to the Premises by the date Landlord delivers the Certification of Substantial Completion to Tenant. In no event shall Substantial Completion be deemed to have occurred prior to the fifth (5th) business day following delivery of the 5-Day Notice.

(d) In the event Tenant, in good faith, disputes that Landlord's Certification of Substantial Completion for the Premises is accurate, Tenant shall, within three (3) business days after receipt of Landlord's Certification of Substantial Completion, provide a written notice to Landlord specifying in reasonable detail the basis for such dispute (a "SC Dispute Notice"). Tenant's SC Dispute Notice shall be limited to identifying those incomplete items or deviations from the Construction Documents or this Lease which Tenant believes in good faith causes the Premises not to have been Substantially Completed. If Landlord is in agreement with Tenant's SC Dispute Notice, Landlord shall, within two (2) business days after its receipt of Tenant's SC Dispute Notice, so notify Tenant (or Tenant's Representative) in writing. If Landlord is not in agreement with Tenant's SC Dispute Notice, Landlord shall, within two (2) business days after its receipt of Tenant's SC Dispute Notice, so notify Tenant (or Tenant's Representative), which notice will identify all items identified within Tenant's SC Dispute Notice with which Landlord agrees, and all items identified within Tenant's SC Dispute Notice with which Landlord, in good faith, disagrees, and the basis for such disagreement. If Landlord agrees that Tenant's SC Dispute Notice is accurate, then Landlord shall promptly satisfy all items identified therein, and the Certification of Substantial Completion shall, in such event, be deemed effective on the first (1st) business day following the date upon which Landlord completes its remedy of all applicable items identified in Tenant's SC Dispute Notice and provides Tenant with a revised Certification of Substantial Completion (which revised certification shall itself be subject to dispute resolution in accordance with this subsection). If Landlord, in good faith, agrees with only a portion of Tenant's SC Dispute Notice, or disagrees entirely therewith, then the parties shall meet promptly (and in all events within two (2) business days) thereafter to attempt to resolve, in good faith, all matters in dispute (and Landlord agrees that it will concurrently address all items identified in Tenant's SC Dispute Notice as to which there is no disagreement, if any). If the parties are unable, despite their good faith efforts, to resolve their disagreement as to any or all of the items in Tenant's SC Dispute Notice within a five (5) business day period after the date Landlord's written response to Tenant's SC Dispute Notice is received by Tenant, then the parties shall promptly submit the matter in dispute to expedited arbitration pursuant to Section 1.4(e) of this Lease. In any such arbitration, the panel of arbitrators shall have the right, *inter alia*, (A) to determine that the date of Substantial Completion was (i) the date stated in Landlord's Certification of Substantial Completion, (ii) an alternative date advocated by Tenant, (iii) such other date as may be proposed by the parties, or (iv) such other date as the arbitrators may

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decide that Substantial Completion actually occurred, (B) to determine that Substantial Completion has not yet occurred, and (C) to enter findings as to which items must be addressed in order for such Substantial Completion to occur, if any. Nothing set forth in this subsection shall be construed to restrict Landlord and Tenant from mutually agreeing to resolve any dispute as to the correctness or accuracy of Landlord's Certification of Substantial Completion on a basis different from that set forth herein. In the event the date of Substantial Completion of the Premises is ultimately found to have been different from that set forth in the Certification of Substantial Completion, *and* the deviation would in fact cause a modification of the Commencement Date of this Lease, *and* Tenant made a payment of Rent to Landlord prior to the date such payment would otherwise have been due because of such inaccurate Certification of Substantial Completion, then the prepaid amount shall be appropriately credited by Landlord as of the corrected Commencement Date of this Lease.

(e) Any arbitration pursuant to Section 1.4(d) shall be conducted according to the Commercial Arbitration Rules of the American Arbitration Association, except as hereinafter provided. No action at law or in equity shall be brought with regard to the matter in dispute until arbitration hereunder shall have been waived in writing by the parties, except to enforce the applicable award. Judgment upon the award rendered in any arbitration hereunder shall be final and binding on both parties hereto and may be entered in any court having jurisdiction thereof. During any arbitration proceeding pursuant to this Section, the parties shall continue to perform and discharge all of their respective obligations under this Lease, except as otherwise provided in this Lease. Within ten (10) business days of any demand for arbitration, each of Tenant and Landlord shall appoint one (1) arbitrator, and within ten (10) days of their appointment, the two (2) arbitrators thus selected shall jointly select a third (3rd) arbitrator. All arbitrators shall be completely independent from Landlord and Tenant. All arbitrators shall have at least ten (10) years' experience in commercial real estate matters in order to qualify as an arbitrator hereunder. If either party fails to select an arbitrator within the initial thirty (30) day period, or if the two (2) arbitrators are unable to agree upon a third (3rd) arbitrator, then, upon the request of either party, the remaining arbitrator(s) shall be appointed by The American Arbitration Association. The arbitration proceedings shall take place at a mutually acceptable location in the Pittsburgh metropolitan area. When resolving the applicable dispute, the arbitrators shall apply the pertinent provisions of this Lease without departure therefrom in any respect. The arbitrators shall not have the power to change any of the provisions of this Lease, but this Subsection shall not prevent in any appropriate case the interpretation, construction and determination by the arbitrator of the applicable provisions of this Lease to the extent necessary in applying the same to the matters to be determined by arbitration.

(f) Landlord and Tenant hereby agree to execute a Declaration, in substantially the form attached hereto as <u>Exhibit B</u>, to confirm the Commencement Date and the Lease Expiration Date. Tenant's failure to execute said Declaration(s) shall not affect the Commencement Date or the Lease Expiration Date, as same are determined by the terms of this Lease. Notwithstanding the foregoing provisions of this Section 1.4, for purposes of this Lease, the term "Commencement Date" shall also mean any adjusted Commencement Date which may be established pursuant to the operation of the provisions of <u>Exhibit C</u> to this Lease.

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1.5 Rent. The base rent payable by Tenant hereunder ("Base Rent") is set fob in this Section l.5, below. In addition to the Base Rent, Tenant shall pay (as additional rent~ Costs of Electricity, Tenant's Share of Expense Increases (as described in Section 9), Tenant's Share of Tax IIncreases (as described in Section 10), and any other increases in Base Rent described in this Section 1.5, below (or in Section 53, to the extent applicable), all of which shall be deemed Additibnal Rent due under this Lease. The combination of Base Rent and Additional Rent as describ6d in this Section 1.5 is sometimes collectively referred to in this Lease as "Rent." Base Rent shall bl payable monthly, in advance, on first day of each calendar month of the Term, without prior notice, demand, deduction or offset, except as expressly set forth herein. l.5.1 The rate per rentable square foot per annum, and the portion ofle Lease Term during which such monthly Base Rent, is payable shall be determined from the foll0'jing table except to the extent the next sentence applies. If the final determination of the rentable square feet for the Premises pursuant to the provisions of Section l.1 of this Lease differs from the 61,876 rentable square foot measurement utilized in making the calculations set forth in the following table, or if the provisions of Section 53 of this Lease are applicable, the Base Rent set forth belot shall be recomputed using the annual rental rate specified in the table (or, if applicable, as specified in Section 53) and the finally determined rentable square feet for the Premises. I . Applicable Portion of Lease Term Rate Annual Base Monthly Base PerfRentable Rent Rent InstahmentBeginning Ending Sq. Pt.! Annum (Annual +112) Commencement Date Expiration Date $2l.50 prsf $1,330,334.00 $110,861.17 Notwithstanding the foregoing rent schedule, if Tenant validly exercises any of its renewal options as set forth in this Lease, Base Rent for the renewal term(s) shall be as set forth in sectit 50. 1.6 Additional Rent. Any sum owed or reimbursable by Tenant to Landlord under this Lease (excluding monthly Base Rent) shall be considered "Additional Rent" hereunder, anr, except for items of additional rent for which demand is required pursuant to the express terms of this Lease, shall be payable without demand, set-off or deduction, except as expressly provided in thls Lease. The items of additional rent described in Section 1.5, above, shall be payable monthly, in ~dvance, on first day of each calendar month of the Term, together with Tenant's monthly Base Rent payment. 1.7 [Deleted] 1.8 Notice and pa~ent Addresses. Any notices under this Lease shall be gOVIrlmed by the terms of Section 30, below. The notice addresses of the parties are as follows: If to Laridlord: clo Trammell Crow Company 800 Cranberry Woods Drive, Suite 260 Cranberry Township, PA 16066 Attention: Property Manager, 500 Cranberry Woods Drive 7

and: Tenenbaum & Saas, P.C. 4330 East-West Highway, Suite 1150 Bethesda, Maryland 20814 Attention: Mark S. Tenenbaum, Esquire If to Tenant: McKesson Automation Inc. 700 Waterfront Drive Washington's Landing Pittsburgh, PA 15222 Attn: Robert Kacher with a copy to: McKesson Corporation One Post Street, 32nd Floor San Francisco, CA 94104 Attn: McKesson Real Estate Either party may, upon five (5) days prior written notice to the other, designate a new address to which all notices hereunder shall be directed. I 1.9 Rent Payment Address. Tenant shall send payments of Rent hereunder to landlord at the following address: Trammell Crow Company 800 Cranberry Woods Drive, Suite 260 Cranberry Township, PA 16066 Attention: Property Manager, 500 Cranberry Woods Drive Landlord may, upon ten (10) days prior written notice to Tenant, designate a new address to which all payments of Base Rent and additional rent hereunder shall be sent. 1.10 Lease Year. Each twelve (12) month period within the Lease Term shall be referred to herein as a "Lease Year." The foregoing notwithstanding, the first Lease Year shall cdmmence on the Commencement Date (if the Commencement Date is the first day of the month) orifirst day of the first full calendar month after the Commencement Date (if the Commencement Date [S not the first day of the month) and terminate on the last day of the twelfth full calendar month lafter the Commencement Date. Each subsequent Lease Year shall commence on the date immediately following the last day of the preceding Lease Year and shall continue for a period oftwe]vd (12) full . I 8 calendar months, except that the last Lease Year of the Lease Term shall terminate on the date this Lease expires or is otherwise terminated.

1.11 Certain Defined Terms. Each underlined term in this section shall have the meaning set forth next to that underlined term:

1.11.1 Access Laws: The Americans With Disabilities Act of 1990 (including the Americans with Disabilities Act Accessibility Guidelines for Building and Facilities) and all other Governmental Requirements relating to the foregoing.

1.11.2 Claims: An individual and collective reference to any and all claims, demands, damages, injuries, losses, liens, liabilities, penalties, fines, lawsuits, actions, other proceedings and expenses (including attorneys fees and expenses incurred in connection with the proceeding whether at trial or on appeal).

1.11.3 Declaration. The Declaration of Protective Covenants for Cranberry Woods recorded in the Recorder's Office of Butler County, Pennsylvania in Deed Book Volume 2928 at Page 0028, which encumbers the Land, a true and complete copy of which has previously been reviewed and approved by Tenant and Landlord..

1.11.4 ERISA: The Employee Retirement Income Security Act of 1974, as now or hereafter amended, and the regulations promulgated under it.

1.11.5 Governmental Agency: The United States of America, the state in which the Land is located, any county, city, district, municipality or other governmental subdivision, court or agency or quasi-governmental agency having jurisdiction over the Land and any board, agency or authority associated with any such governmental entity, including the fire department having jurisdiction over the Land.

1.11.6 Governmental Requirement: Any and all statutes, ordinances, codes, laws, rules, regulations, orders and directives of any Governmental Agency as now or later amended (including without limitation all present and future laws, orders and regulations regarding recycling of trash and smoking in the workplace, all building and life safety codes and all environmental laws and all Access Laws).

1.11.7 Hazardous Substances: Asbestos, PCBs, petroleum or petroleum-based chemicals or substances, urea formaldehyde or any chemical, material, element, compound, solution, mixture, substance or other matter of any kind whatsoever which is now or later defined, classified, listed, designated or regulated as hazardous, toxic or radioactive by any Governmental Agency.

1.11.8 Holidays: New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas (as and when such holidays are celebrated by the

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U.S. federal government), as well as any other holiday recognized as a national holiday by the U.S. federal government.

1.11.9 Including: The term "including", or "includes" or terms of a similar nature, when used herein, shall be construed as non-exclusive, that is, shall be construed to mean "including but not limited to", or "including, without limitation" or "includes, among other things".

1.11.10 Landlord's Agents: Any and all partners, officers, agents, contractors, subcontractors, licensees, employees, trustees, investment advisors and consultants of Landlord.

1.11.11 Manager: Trammell Crow Company, or its replacement as specified by written notice from Landlord to Tenant.

1.11.12 Normal Business Hours: Monday - Friday from 7:00 a.m. to 6:00 p.m., and Saturdays from 8:00 a.m. to 12:00 Noon, but excluding any Holidays.

1.11.13 Tenant's Agents: Any and all officers, partners, contractors, subcontractors, consultants, licensees, agents, subtenants, employees, and (while within the Premises) invitees of Tenant.

1.11.14 Tenant Specialty Systems: Any special HVAC or fire suppression systems installed by Tenant within the Premises, whether as part of the Tenant Improvements or as an Alteration, in order to provide special cooling to Tenant's data center, computer rooms, networking equipment or other Tenant facilities during and after Normal Business Hours, and including halon fire suppression systems and the like.

2. PAYMENT OF RENT & ADDITIONAL RENT.

Tenant shall pay Landlord the Rent due under this Lease in lawful money of the United States. Rent (including any monthly estimated payments for Tenant's Share of Expense Increases and Tax Increases payable in accordance with this Lease) shall be paid in advance, on or before the first day of each month, at the address noted in Section 1.9, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. Base Rent under this Lease for any partial month at the beginning of the Lease Term shall be prorated based on the Base Rent in effect for the first month in which Base Rent is payable hereunder. All other payments due under this Lease shall be paid no later than thirty (30) days after the date Landlord provides Tenant with a written request for payment which sets forth the amount due. In the event of any dispute concerning the computation of the amount of any additional rent due, Tenant shall pay the amount specified by Landlord pending the resolution of the dispute, provided such payment shall be without prejudice to Tenant's right to continue to challenge the disputed computation. In the event that Tenant successfully challenges the disputed computation, Landlord shall refund to Tenant the amount of any overpayment of such additional rent within thirty (30) days after the dispute is finally

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resolved, together with interest at the Prime Rate calculated from the date upon which Tenant made the overpayment to Landlord until the date such amount is paid by Landlord to Tenant.

3. SECURITY DEPOSIT AND ADVANCE DEPOSIT.

No security deposit or advance deposit shall be required under this Lease.

4. USES; TENANT COVENANTS.

4.1 Permitted Use. The Premises are to be used solely for general office and administrative purposes, subject to Tenant's compliance with applicable zoning ordinances, but excluding, without limitation, retail uses, industrial uses, uses which are in violation of any express terms of this lease, and/or uses which involve the handling, storage, use or disposal of Hazardous Materials (as defined in Section 5.2.1, below) not expressly permitted pursuant to Section 5, below, and for no other business or purpose. The uses permitted by this Section 4 are sometimes collectively referred to herein as the "Permitted Use".

4.2 Other General Use Covenants.

4.2.1 Tenant shall not commit or allow to be committed any waste upon the Premises, nor any public or private nuisance nor any other act which disturbs the quiet enjoyment of any other tenant in the Building. If any of the Tenant's office machines or equipment or other activities within the Premises involve unusual volume or vibration and disturb any other tenant in the Building, then Tenant shall provide adequate insulation, or take such other action, as may be necessary to eliminate the noise or disturbance.

4.2.2 Tenant will, at its own cost, promptly comply with and carry out all Governmental Requirements to the extent that same apply to (i) the manner of Tenant's occupation or use of the Premises, (ii) the conduct of Tenant's business therein, and/or (iii) unless designed by Landlord's architect, to the design and construction of any initial improvements or subsequent alterations therein by (or at the request of) Tenant, including without limitation the Tenant Improvements (as defined in Exhibit C hereto) but specifically excluding the Base Building Improvements and any other items identified in Exhibit C as items for which Landlord is expressly assuming responsibility for compliance with Governmental Requirements. Landlord will, at its own cost, promptly comply with and carry out all Governmental Requirements to the extent that same apply to (A) the conduct of Landlord's business operations, or (B) the construction of the Building or any alterations therein by (or at the request of) Landlord, including without limitation the Base Building Improvements and any other items identified in Exhibit C as items for which Landlord is expressly assuming responsibility for compliance with Governmental Requirements, and (ii) except to the extent the same are Tenant's responsibility under this Section 4.2.2. The parties agree that all expenses of compliance with Governmental Requirements other than in connection with the construction of the Base Building Improvements (and any other specific items for which Landlord

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is responsible under Exhibit C) may be recoverable as an Operating Cost as defined in (and limited by) Sections 9.5 and 9.6 of this Lease.

4.2.3 Tenant shall observe such reasonable rules and regulations as may be adopted and made available to Tenant by Landlord from time to time for the safety, care and cleanliness of the Premises or the Building and for the preservation of good order therein. The initial rules and regulations for the Building are attached as Exhibit D hereto and made a part hereof by this reference (as the same may be amended in accordance herewith, the "Rules and Regulations"). Landlord shall have the right from time to time to make reasonable modifications to the Rules and Regulations, provided (i) such modifications shall only be applicable to Tenant if communicated to Tenant in writing at least ten (10) days prior to the effective date of such modification, (ii) such modified Rules and Regulations shall not modify any economic obligations of Tenant under this Lease in more than a *de minimis* amount, nor otherwise impair the rights of Tenant expressly set forth in this Lease, and (iii) in the event of any irreconcilable conflict between the terms of this Lease and the terms of an amended rule, the terms of this Lease shall be controlling. Landlord shall not be responsible to Tenant for the nonperformance of any of said rules and regulations by any other tenants or occupants of the Building, provided Landlord will not enforce any such rules and regulations in a discriminatory manner.

4.2.4 No act shall be done or knowingly permitted by Tenant, or its agents, employees and/or contractors, in or about the Premises that is unlawful or that will increase the existing rate of insurance on the Building. To Landlord's knowledge, general office and administrative use is neither unlawful, nor will it result in any increase in the existing rate of insurance in the Building. In the event the existing rate of insurance is increased because of any breach by Tenant of this covenant, Tenant shall pay to Landlord any and all fines, penalties, and/or increases in insurance premiums resulting from such breach.

5. ENVIRONMENTAL PROVISIONS; RECYCLING.

5.1 Tenant agrees that neither Tenant, nor any of Tenant's Agents will store, place, generate, manufacture, refine, handle, or locate on, in or under the Land or Building any Hazardous Substance, except for storage, handling and use of reasonable quantities and types of cleaning fluids and office supplies in the Premises in the ordinary course and the prudent conduct of Tenant's business in the Premises, *provided that* (a) the storage, handling and use of such permitted Hazardous Substances must at all times conform to all Governmental Requirements and to applicable fire, safety and insurance requirements; (b) the types and quantities of permitted Hazardous Substances which are stored in the Premises must be reasonable and appropriate to the nature and size of Tenant's operation in the Premises and reasonable and appropriate for a first-class building of the same or similar use and in the same market area as the Building; (c) no Hazardous Substance shall be spilled or disposed by Tenant or by any of Tenant's Agents on, in or under the Land or Building or otherwise discharged by Tenant or Tenant's Agents from the Premises onto, in or under any area adjacent to the Land or Building; and (d) in no event will Tenant be permitted to store, handle or use on, in or under the Premises any Hazardous Substance which will increase the

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rate of fire or extended coverage insurance on the Land or Building, unless: (1) such Hazardous Substance and the expected rate increase have been specifically disclosed in writing to Landlord; (2) Tenant has agreed in writing to pay any rate increase related to each such Hazardous Substance; and (3) Landlord has approved in writing each such Hazardous Substance, which approval shall be subject to Landlord's discretion.

5.2 Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from and against any and all Claims arising out of any breach by Tenant of any provision of this paragraph (except to the extent such Claims arise out of the acts or omissions of Landlord and/or Landlord's Agents), which expenses shall also include laboratory testing fees, personal injury claims, clean-up costs and environmental consultants' fees. Tenant acknowledges that Landlord may be irreparably harmed by Tenant's breach of this paragraph and that a specific performance action may be commenced by Landlord; provided that, Landlord's election to bring or not bring any such specific performance action shall in no way limit, waive, impair or hinder Landlord's other remedies against Tenant.

5.3 As of the execution date of this Lease, Tenant represents and warrants to Landlord that, except as otherwise disclosed by Tenant to Landlord, Tenant has no intent to bring any Hazardous Substances on, in or under the Premises except for the type and quantities authorized in the first paragraph of Section 5.1, above.

5.4 Landlord represents and warrants to Tenant that, based on the Environmental Reports (defined below) and except as set forth in the Environmental Reports: (i) Landlord has no actual knowledge that any handling, transportation, storage, treatment or usage of Hazardous Substances that has occurred at the Land or on or in the Building was not in compliance with applicable Governmental Requirements, (ii) Landlord has no actual knowledge of any leak, spill, discharge, emission or disposal of Hazardous Substances which has occurred at, on or under the Land, and (iii) to Landlord's actual knowledge, the soil, groundwater, and soil vapor on or under the Land or Building are free of Hazardous Substances as of the date hereof. Landlord agrees to indemnify, defend and hold Tenant and Tenant's Agents harmless from any Claims which arise during or after the Lease Term, in connection with a breach of Landlord's representations in this paragraph. Without limiting the generality of the foregoing, this indemnification shall survive the expiration of this Lease and does specifically cover costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the presence or suspected presence of Hazardous Substances in the soil, groundwater or soil vapor on or under the Land or Building, and includes reasonable attorneys' fees and expenses, unless the Hazardous Substances are present as the result of the acts or omissions of Tenant or any of Tenant's Agents.

5.5 Tenant shall comply with all Governmental Requirements regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash (hereinafter collectively called "waste products") including but not limited to the separation of such waste products into receptacles reasonably approved by Landlord and the removal of such receptacles in accordance

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with any collection schedules prescribed by such regulations. Landlord shall, in its activities within the Building and in its provision of services hereunder, comply (or cause its agents and contractors to comply) with the foregoing regulations (the cost of which shall be included within "Operating Costs" under Section 9.5 of this Lease). Landlord reserves the right (a) to refuse to accept from Tenant any waste products that are not prepared for collection in accordance with any such regulations, and (b) to require Tenant to pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with any such regulations.

6. LATE CHARGES; INTEREST.

6.1 Late Charge. Tenant hereby acknowledges that late payment to Landlord of Base Rent or additional rent will cause Landlord to incur administrative costs and loss of investment income not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Base Rent or additional rent due from Tenant is not received by Landlord or Landlord's designated agent within ten (10) days after the date due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount; provided, however, Landlord agrees to waive the first such late charges arising during any Lease Year during the Term, up to a maximum of three (3) such waivers during the Term, as long as Landlord receives such overdue Base Rent, additional rent, or other sum within ten (10) days after the date Landlord provides Tenant with a written notice that such payment of Base Rent, additional rent or other charges is overdue. The parties hereby agree that such late charges represent a fair and reasonable estimate of the administrative cost that Landlord will incur by reason of Tenant's late payment. Landlord's acceptance of such late charges shall not constitute a waiver of Tenant's default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted hereunder.

6.2 Interest. In addition to the administrative late charge provided for under Section 6.1, above, if any Base Rent or additional rent due from Tenant to Landlord is not paid within five (5) days after the date due (if Tenant was not assessed a late charge by virtue of such late payment) or thirty (30) days after the date due (if Tenant was assessed a late charge by virtue of such late payment), such unpaid amount shall bear interest from the date originally due until the date paid at an annual rate of interest (the "Default Rate") equal to the lesser of (a) the Prime Rate plus four percent (4%) or (b) the highest annual rate of interest permitted under applicable law. Landlord's acceptance of such interest shall not constitute a waiver of Tenant's default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted hereunder. The term "Prime Rate" shall mean the "Prime Rate" of interest as published from time to time in the Wall Street Journal, or if not so published, then the "Prime Rate" as established from time to time by the largest commercial bank in the United States at the time of such calculation, as determined by reference to gross customer deposits with such bank.

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7. REPAIRS AND MAINTENANCE.

7.1 Landlord's Responsibilities. Landlord shall maintain or cause to be maintained, and after receiving notice or actual knowledge of the need for repair, shall repair and/or replace (as necessary) all structural and non-structural portions of the Building roof, Building Systems (as hereafter defined), including HVAC maintenance (other than Tenant's Specialty Systems, the maintenance, repair and replacement of which shall be Tenant's sole responsibility), Common Areas (as hereafter defined) and Structural Elements (as hereafter defined), in a manner consistent with the level of maintenance and repair customary for a Class A office building in the same submarket as the Building, provided that, to the extent any of such maintenance or repairs is rendered necessary by the negligence or willful misconduct of Tenant or Tenant's Agents, and is not subject to the waiver(s) of claims and subrogation set forth in Article 19 of this Lease, Tenant shall be obligated to reimburse Landlord for all costs sustained by Landlord in connection therewith, which reimbursement shall be due no later than thirty (30) days after Landlord's written demand. Landlord will also enforce all construction and equipment warranties for the benefit of Tenant. For the purposes of this Section 7, "Building Systems" shall mean the mechanical, electrical, plumbing, elevator, sprinkler, and HVAC systems serving the Building and located inside or outside of the confines of the Premises or Building, as well as the base building security systems and any communications equipment, wiring and cabling servicing the Building (but only to the point where telephone service enters and connects to the Building, and not from such point of connection to the Tenant's equipment, which shall remain Tenant's responsibility) but shall exclude any Tenant Specialty Systems and equipment (including without limitation special cooling systems, electrical subpanels, etc.) installed by Tenant to provide supplemental cooling or other special utility service to computer rooms or other special areas of the Premises and which are not part of the Base Building Improvements (as defined in Exhibit C). "Common Areas" shall mean those areas of the Land which are available from time to time for the non-exclusive use of Tenant and other tenants of the Building and Project, such as the sidewalks, parking areas, driveways and landscaping, exterior storm water management, sanitary sewer and similar water, sewer and utility systems, and, within the Building, shall mean the elevators, mechanical rooms, and electrical and telephone closets, stair towers, and Building restrooms on each floor of the Premises which is multi-tenanted, all as the same may be configured from time to time; and "Structural Elements" shall mean the structural components of the Building's base building improvements, including structural components which integrate with the interior tenant improvements within the Premises, including without limitation the foundations, exterior structural walls and other load-bearing elements of the Building.

7.2 Tenant's Responsibilities. Except for (i) repairs to Building roof, Building Systems, Common Areas and Structural Elements, (ii) warranty repairs related to the Tenant Improvements (if any), (iii) janitorial and cleaning services to the extent provided by or through Landlord under Section 8.1, below, and (iv) repairs to the interior of the Premises to the extent the same are rendered necessary by the negligence or willful misconduct of Landlord and Landlord's Agents, and are not covered by the fire and casualty insurance maintained, or required to be maintained, by Tenant under this Lease, Tenant shall be responsible (at Tenant's sole expense) for repairs and maintenance to the interior of the Premises.

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7.3 Notification Requirements. Tenant shall promptly report in writing to Landlord any defective condition in the Premises known to Tenant which Landlord is required to repair, and failure to so report such defects shall excuse any delay by Landlord in commencing and completing such repair to the extent the same would otherwise be Landlord's responsibility under this Lease.

7.4 Expenses. All expenses incurred by Landlord pursuant to this Section 7 (to the extent not payable directly by Tenant as above provided) will be included within "Operating Costs" as defined in Section 9, below, to the extent not excluded under Section 9.6.

8. UTILITIES AND SERVICES.

8.1 Services. Landlord shall furnish Tenant with the following services and facilities: (i) at least one elevator in the Building subject to call at all times, including Sundays and holidays; (ii) zoned heating, ventilation and air conditioning during Normal Business Hours in accordance with the HVAC Specifications attached as Exhibit H to this Lease; (iii) hot and cold running water sufficient for needs attributable to a general office use; (iv) public lavatory facilities and supplies, and in-suite and common area janitorial services, including trash removal and recycling, Monday through Friday, excepting Holidays, in accordance with the cleaning specifications attached hereto as Exhibit G; (v) replacement of light bulbs and lighting fixtures throughout the Premises; (vi) access to the Project 24 hours a day, 365 days a year, including holidays; and (vii) regular maintenance of all parking and other Common Areas, including striping, landscaping, replacement of light sources, leveling, repaving and removal of snow and ice. The cost of all of the foregoing services furnished by Landlord shall constitute Operating Costs and shall be payable as provided in Section 9 of this Lease.

8.2 Additional HVAC Service. If requested by Tenant, Landlord shall furnish HVAC service at times other than Normal Business Hours at the cost of such service as established from time to time by Landlord, which amount shall be paid by Tenant as additional rent as provided in Section 2, above. Such cost shall be based upon Landlord's actual out-of-pocket cost including for electrical utility service associated therewith (to the extent not separately metered to Tenant), plus a reasonable amount to account for accelerated depreciation of equipment and increased repair and maintenance expense. Tenant will be responsible for 100% of the cost of electricity supplied for the operation of any supplemental HVAC units used for special cooling purposes, such as for cooling computer rooms and the like, and which are intended to be operated by Tenant both during and outside of Normal Business Hours. Tenant must notify Landlord (through the individual or calling procedure established by Landlord's property manager to serve such function) no later than 1:00 p.m. on a business day for after hours HVAC service that day, and no later than 1:00 p.m. on Friday or the day before a holiday for after hours HVAC service for the following weekend or holiday. If the quantity or kind of utilities or services furnished by Landlord to the Premises (other than for Tenant's special equipment, and separately metered electricity, which Tenant will be paying for separately, as provided herein) to meet Tenant's requirements is excessive or abnormal relative to the utilities and services consumed by office tenants generally, as determined in accordance with

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Section 8.4, below, Tenant shall reimburse Landlord upon demand for the additional cost resulting from Tenant's excessive or abnormal consumption.

8.3 Additional Provisions. Except for rental abatement to the extent provided for under Section 8.5, below, Landlord shall not be liable to Tenant for any loss, injury or damage to property, or loss of income or other business loss, caused by or resulting from any variation, interruption, or failure of such services due to any cause whatsoever, or from failure to make any repairs or perform any maintenance, except that, subject to Section 19.1 of this Lease, Landlord will not be excused from liability to Tenant for loss, injury or damage to property arising from the above described causes to the extent caused by Landlord's negligence or willful misconduct or breach of this Lease *and* not covered or normally coverable under any of the policies of insurance (or any self-insurance) which Tenant is required to obtain or provide pursuant to any applicable provisions of this Lease. In addition, Landlord shall not be liable to Tenant for (a) any damage to the Premises, (b) any loss, damage or injury to any property therein or thereon, (c) any claims for the interruption of or loss to Tenant's business or (d) for any indirect damages or consequential losses, to the extent the foregoing are occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes, other water leakage or flooding, or other similar causes in, above, upon or about the Premises or the Building. If any public utility or governmental body shall require Landlord or Tenant to restrict the consumption of any utility or reduce any service to the Premises or the Building, Landlord and Tenant shall comply with such requirements, without any abatement or reduction of the Base Rent, additional rent or other sums payable by Tenant hereunder, except as (and solely to the extent) provided in Section 8.5, below.

8.4 Measurement of Tenant's Electrical Consumption. It is generally contemplated that, to the extent practicable, electrical service to receptacles and lighting fixtures within the Premises will be separately metered or submetered, but that electrical service to the Base Building HVAC units will not be separately metered. Landlord will investigate with the local utility provider whether separate metering by the utility company is available for individual Building tenants or whether separate measurement of electrical usage will be available solely through submetering (and if separate metering by the utility company is both economically feasible and permissible, Landlord will, at Tenant's request, arrange for such separate metering as part of Landlord's TI Work). Irrespective of whether electrical service is separately metered, submetered or determined through engineering surveys, Tenant shall nevertheless be responsible to pay all costs of electrical service to the Premises and to the HVAC units serving the Premises (including Tenant's Specialty Systems, if any). The payment of Costs of Electricity by Tenant is governed by Section 9, below, subject to the provisions of this Section 8.4. Landlord reserves the right, in connection with assessing any charge to Tenant arising out of Tenant's use of electricity (i) to install electrical meters or submeters (at Landlord's expense if not installed as part of Landlord's TI Work) to determine Tenant's electrical consumption, or (ii) if the installation of electrical meters or submeters is impracticable (as, for example, with the Base Building HVAC service) to determine Tenant's electrical consumption either (A) at Landlord's option, through the use of engineering surveys, which surveys shall be based on the actual electrical consumption by all users of electricity in the Building, or (B) if Landlord elects not to cause such engineering surveys to be performed, based upon the ratio of

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metered electric usage in the Premises to the total metered electric usage in the occupied portions of Building (and in both cases, to charge Tenant directly, as a Cost of Electricity under this Lease, for such electrical usage without mark-up). If applicable, any such engineering surveys will be conducted by a licensed third party engineer selected by Landlord whose findings will be determinative except as hereafter provided, and such survey(s) will be conducted in accordance with reasonable and sound engineering practices. Tenant's Share of the cost of any such engineering surveys shall constitute a Cost of Electricity under this Lease. The foregoing provisions of this Section 8.4 to the contrary notwithstanding, the parties agree to install submeters or electrical measurement devices to determine the amount of electrical usage associated with Tenant's Specialty Equipment, which installation shall be performed at Tenant's expense (and which may be paid for out of the TI Allowance).

8.5 Interruption in Service. Notwithstanding Section 8.3 of this Lease to the contrary, in the event Tenant is deprived of water, electricity, elevator service or HVAC service as a result of the willful or negligent acts or omissions of Landlord or its management agent, or their respective agents, employees and contractors (an "Abatement Event"), for a period exceeding three (3) consecutive business days, and as a result thereof Tenant is unable to and does not in fact conduct business from the Premises or any material portion thereof during the entirety of such period, then from and after such third (3rd) consecutive business day after Tenant first notified Landlord of such Abatement Event, Tenant shall be entitled to abate its Rent obligations hereunder as to the Premises or portion thereof which is not usable (and not used), on a *pro-rata* basis if the affected portion is less than all of the Premises, until such time as the water, electrical, elevator or HVAC service (as applicable) is restored, or Tenant recommences its use of the Premises (or such applicable portion) whichever first occurs. In addition, if an Abatement Event as described above continues for a period of thirty (30) consecutive days, as a result thereof Tenant is unable to and does not in fact conduct business from the Premises or any material portion thereof during the entirety of such period, and Landlord has failed to commence to take action to bring an end to such Abatement Event as of the end of such 30-consecutive day period (or is not pursuing such action with reasonable diligence after the expiration of such 30-consecutive day period), then Tenant shall thereafter have the immediate right to terminate this Lease without penalty upon delivery of written notice of such termination to Landlord. Other than the foregoing rental abatement, and limited right of termination, Landlord shall have no monetary liability (such as for lost profits, business losses or other similar damages) to Tenant as a result of any interruption in services under this Lease.

9. COSTS OF ELECTRICITY AND EXPENSE INCREASES.

9.1 Defined. For each calendar year or portion thereof during the Term, Tenant shall pay as additional rent to Landlord (i) the cost paid by Landlord to the applicable utility company for all electrical service furnished to the Premises and to HVAC units serving the Premises (to the extent such electrical charges are not billed directly to Tenant by, and paid directly by Tenant to, the applicable utility provider) (herein referred to as "Costs of Electricity") and (ii) Tenant's Share of an amount (hereinafter referred to as "Expense Increases") equal to the difference between:

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(A) Operating Costs (defined in Section 9.5, below) for such calendar year; and

(B) Operating Costs for the Operating Costs Base Year (defined in Section 9.2, below).

9.2 Base Year. For all purposes hereof, the "Operating Costs Base Year" shall be Calendar Year 2003.

9.3 Estimated Payments. Tenant shall make monthly installment payments on an estimated basis toward (i) Costs of Electricity, and (ii) Tenant's Share of Expense Increases, in an amount equal to one-twelfth (1/12) of Landlord's estimate of Costs of Electricity and one-twelfth (1/12) of Landlord's estimate of the Tenant's Share of Expense Increases for the then-current calendar year. Tenant's obligation to make monthly installment payments toward Costs of Electricity shall commence on first (1st) day of the first (1st) month of the Term, and Tenant's obligation to make monthly installment payments toward Tenant's Share of Expense Increases shall not commence until the first (1st) day of calendar year 2004. The foregoing estimate(s) shall be based on Landlord's reasonable estimate of Costs of Electricity and Expense Increases for such calendar year (which shall not exceed 105% of the prior year's Costs of Electricity and Expense Increases in the absence of evidence that a larger estimate is warranted). Landlord shall endeavor to communicate such estimate to Tenant on or before the date Landlord provides Tenant with the Expense Statement referenced in Section 9.4, below, provided that until Landlord provides such estimate to Tenant, Tenant's estimated payments will be based upon the prior year's estimate. If at any time or times during such calendar year, it appears to Landlord that Costs of Electricity or Tenant's Share of Expense Increases for such calendar year will vary from Landlord's estimate by more than five percent (5%) on an annualized basis, Landlord may, by written notice to Tenant, revise its estimate for such calendar year and Tenant's estimated payments hereunder for such calendar year shall thereupon be based on such revised estimate. The foregoing notwithstanding, to the extent determined on the basis of submetering or measuring devices, Costs of Electricity shall be paid by Tenant within thirty (30) days after Landlord's written invoice therefor, and shall be based upon Tenant's actual consumption at the actual cost charged for such electrical service by the utility provider.

9.4 Annual Reconciliation. Approximately one hundred twenty (120) days after the end of each calendar year after the Operating Costs Base Year, Landlord shall provide to Tenant a statement (the "Expense Statement") setting forth Costs of Electricity and Operating Costs for such calendar year and Tenant's Share of Expense Increases for such year, calculated in accordance with Section 9.1, above. Within thirty (30) days after the delivery of such Expense Statement, Tenant shall pay to Landlord any deficiency between (a) the sum of (i) the amount shown as Costs of Electricity for such calendar year and (ii) the amount shown as Tenant's Share of Expense Increases for such calendar year, and (b) any payments made by Tenant thereto in accordance with Section 9.3, above. If the payments made by Tenant pursuant to Section 9.3 exceed the amount shown in the Expense Statement as Costs of Electricity and as Tenant's Share of Expense Increases for such calendar year, the excess amount shall be applied against the next payment(s) of Base Rent or

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additional rent coming due hereunder, unless the Lease shall have expired, in which event Landlord shall refund such excess at the time of its delivery of the Expense Statement.

9.5 Operating Costs. The term "Operating Costs" shall mean any and all expenses actually paid or incurred by Landlord in connection with the operation, management, maintenance and repair of the Building and the Land, and all easements, rights and appurtenances thereto, but shall be subject to the limitations hereinafter set forth, and shall exclude certain expenses identified in Section 9.6, below. Operating Costs shall include:

(a) the cost of any personal property used in conjunction with the performance of Landlord's obligations with regard to the operation, management, maintenance and repair of the Building and the Land, and all easements, rights and appurtenances thereto;

(b) subject to the limits on certain capital expenditures set forth in Section 9.5(l) and 9.6(a)(1), below, and any other limits on amounts that may included within Operating Costs pursuant to Section 9.6(c), above, the cost to repair and maintain the Building, Land, Building Systems, Structural Elements, Common Areas and Premises;

(c) all expenses paid or incurred by Landlord and surcharges imposed against the Building for water, gas, sewer, oil, and other utility services, except that, with respect to electricity, only the electrical service provided in respect of the elevators, the exterior areas and other Common Areas of the Building shall be included in Operating Costs (subject also to Section 9.6(b), below), and all electrical service to portions of the Building leased to tenants shall constitute "Costs of Electricity";

(d) subject to the limits on certain capital expenditures set forth in Section 9.5(l) and 9.6(a)(1), below, any other costs and expenses incurred in connection with the provision of the utilities and services set forth in Section 8, above, including without limitation the maintenance, repair and replacement of the Building Systems furnishing such utilities and/or services;

(e) the cost of Building supplies and materials (including personal property used in the repair and maintenance of the Building and Common Areas);

(f) the cost of cleaning and janitorial services in or about the Premises, the Building (including without limitation common areas) and the Land;

(g) the cost of window glass replacement, repair and cleaning;

(h) the cost of repair and maintenance of the grounds, including costs of landscaping, gardening and planting, including service or management contracts with independent contractors, and including security and energy management services and costs;

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(i) subject to the limits on certain capital expenditures set forth in Section 9.5(l) and Section 9.6(a)(1), below, costs to achieve day-to-day compliance with any governmental laws, rules, orders or regulations in the operation of the Building and the provision of services hereunder (the cost of day-to-day compliance being understood to mean ordinary Operating Costs incurred in performing operational functions which are required in order to comply with applicable legal requirements, such as repairing non-functioning life safety equipment like smoke detectors or fire extinguishers, meeting trash recycling obligations, etc., and shall exclude the cost of any alterations, additions, improvements or renovations except as, and solely to the extent permitted under, Section 9.5(l), below);

(j) utility taxes;

(k) the amount of compensation (including employment taxes, fringe benefits, salaries, wages, medical, surgical, and general welfare benefits such as health, accident and group life insurance, pension payments, payroll taxes, and worker's compensation insurance) paid for all persons who perform duties in connection with the operation, management, maintenance and repair of the Building, including building engineers, custodial staff and similar operating personnel, and including the property manager, but excluding any executives or other employees of Landlord or its property management firm who are above the level of property manager, and excluding any portion of such compensation which is not reasonably allocable to services performed for the Building;

(l) any capital expenditures incurred (i) with the intent of bringing about a reduction in Costs of Electricity or Operating Costs, or increasing the efficiency of any Building Systems, or (ii) to comply with any governmental law, order, regulation or other legal requirement enacted after the date of this Lease, *provided* that any such capital expenditures will be amortized over the useful life of the item in question in equal installments of principal and interest calculated at an annual interest rate of ten percent (10%) per annum, and, in such case, the sum of all principal and interest payments payable during the calendar year in question under such amortization shall be includable in Operating Costs in each such calendar year thereafter elapsing during the recovery period (provided that (A) no recovery shall be permitted with respect to any period falling outside of the initial Term or, if applicable, any renewal Term of this Lease, and (B) any amount remaining unrecovered by virtue of limiting the recovery of such capital expenditure in any one (1) year shall carry forward to subsequent calendar years);

(m) cost of premiums for casualty, liability, elevator, workman's compensation, boiler and machinery, sprinkler leakage, rent loss, use and occupancy and other insurance;

(n) license, permit and inspection fees;

(o) property management fees at rates consistent with rates charged for comparable office projects in the Cranberry Township submarket, which are leased on a full service, net-of-electric basis;

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(p) [Intentionally Deleted]

(q) personal property taxes which may be assessed against personal property which is used in the management, operation, and/or maintenance of the Building, and located in the Building (or allocated between the Building and any other building or property with respect to which such personal property is used on an equitable basis);

(r) the cost of operating any fitness facility, conference facility, transportation service, concierge service, or other similar amenity furnished generally to tenants of the Building;

(s) the cost of trash removal, including all costs incurred in connection with waste product recycling pursuant to Section 5.5 (except to the extent any such costs are charged directly to the tenants);

(t) any local and state governmental or quasi-governmental surcharges or special charges assessed in connection with the operation and maintenance of the Building;

(u) the cost of uniforms and dry cleaning for on-site Building personnel;

(v) the cost of snow and ice removal or prevention;

(w) the cost of telephone, telegraph, postage, stationery supplies and other materials and expenses required for the routine operation of the Building;

(x) to the extent Tenant exercises its self-help rights pursuant to Section 34.4 of this Lease, any amount reimbursed by Landlord to Tenant, or offset by Tenant, pursuant to Section 34.4 or 34.5 shall be included in Operating Costs for the year in which such item was performed by Tenant, but solely to the extent the item for which Tenant is seeking reimbursement from Landlord (or as to which Tenant has exercised such right of offset) would otherwise have been included in Operating Costs had such item been performed by Landlord and paid for by Landlord; and

(y) any other expense or charge whether or not hereinbefore described which, in accordance with generally accepted accounting and management practices, would be considered a reasonable and necessary expense of maintaining, managing, operating or repairing the Building and/or the Land.

9.6 Exclusions.

(a) Notwithstanding the foregoing, Operating Costs shall not include any of the following: (1) capital expenditures or costs of any capital improvements, except those included within Operating Costs to the extent provided under item 9.5 (l), above; (2) costs of any special services rendered to individual tenants (including Tenant), for which a special, separate charge shall be made; (3) painting, redecorating or other similar work which Landlord performs for specific

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tenants, the expenses of which are paid by such tenants or, if paid by Landlord, do not arise out of necessary repairs recoverable under Section 9.5; (4) Real Estate Taxes (as defined in Section 10); (5) depreciation or amortization of costs required to be capitalized in accordance with generally accepted accounting practices (except as set forth in Section 9.5(l), above); (6) ground rent, if Landlord's interest in the Land is derived solely from a ground lease; (7) interest and amortization of funds borrowed by Landlord (except as specifically provided above); (8) leasing commissions, and advertising, legal, space planning and construction expenses, incurred in procuring, negotiating and enforcing leases with, and installing leasehold improvements for, tenants or prospective tenants of the Building; (9) salaries, wages, or other compensation paid to officers or executives of Landlord (or Landlord's property management firm) in their capacities as officers and executives; (10) any other expenses for which Landlord actually receives direct reimbursement from insurance, condemnation awards, other tenants or any other source, excluding general payments of Expense Increases pursuant to this Section 9 by Tenant and other tenants of the Building; (11) any costs of renovating or otherwise improving space for tenants or other occupants of the Building; (12) any costs in connection with an expansion of the Rentable Area of the Building; (13) any costs in connection with the repair, replacement or correction of any construction work performed by or on behalf of Landlord in connection with the initial construction of the Building or the Premises by reason of defective or incorrect design or construction to the extent not permitted to be included in Operating Costs pursuant to Article 7 of this Lease; (14) any cost of reconstruction or other work occasioned by fire, windstorm, or by any casualty insured, or required to be insured, against hereunder, or by the exercise of the right of eminent domain, except to the extent of any so-called "deductible" amount under policies of insurance (which deductible amount shall not exceed $10,000.00); (15) any cost of services or utilities that are provided by Landlord to tenants, for which tenants are required to make separate payment to Landlord; (16) any expenses in connection with services or other benefits of a type which are not provided to Tenant, but which are provided to another tenant or occupant; (17) any costs incurred due to violation by Landlord of the terms and conditions of any lease; (18) any charges under any maintenance or management contract made with an affiliate of Landlord or to any person or party otherwise directly or indirectly related to Landlord, but only to the extent that the amount of such payment would exceed competitive costs of the same item if furnished or provided by an unrelated person or party; (19) any amortization or rental payments on any ground or underlying leases; (20) any of Landlord's general overhead not directly connected with the management/operation of the Building; (21) any compensation paid to employees or other persons in connection with commercial concessions operated by Landlord; (22) any items or services for which Tenant or any tenant specifically reimburses Landlord or pays third persons; (23) any costs, fines or penalties incurred due to any violation by Landlord of any governmental rule or authority; (24) any increases in premium for any insurance maintained by Landlord resulting from the extra-hazardous activities of Landlord or tenants other than Tenant; (25) any costs of maintenance, repairs or replacements required because of the negligent or willful act or omission of Landlord, its officers, directors, servants, agents, employees or contractors ("Landlord's Negligence"); and (26) any capital expenditures incurred to comply with any governmental law, order, regulation or other legal requirement enacted prior to the date of this Lease.

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(b) Notwithstanding any provision of Section 9.5 or Section 9.6 to the contrary, (i) Operating Costs for the Operating Costs Base Year shall be deemed to exclude thJ cost to Landlord of supplying heating andlor air-conditioning (as the case may be) to the Premisds during Normal Business Hours, and (ii) Operating Costs for each Calendar Year after the Operating Costs Base Year shall be deemed to include the cost to Landlord of supplying heating anWor air- conditioning (as the case may be) to Tenant during Normal Business Hours. In additio~, for all periods prior to and including the Operating Costs Base Year itself, Tenant agrees to rdimburse Landlord within thirty (30) days after written demand (which shall be made no more often Jan once monthly) for Landlord's cost of supplying heating and/or air-conditioning (as the case mdYbe) to the Premises during Normal Business Hours, as contemplated under Section 8.4 of this LeJse. The intent of this provision is that Tenant be financially responsible for the direct cost of sJpplying heating and/or air-conditioning (as the case may be) to the Premises during Normal Businesk Hours. However, in no event shall Landlord be entitled to charge Tenant more than once for th6 cost of supplying heating and/or air-conditioning (as the case may be) to the Premises during !Normal Business Hours under the various provisions governing the Tenant's obligations to pay suchlcharges under this Lease. (c) The term "Controllable Operating Costs" shall mean all Operating Costs which are susceptible to negotiation or otherwise directly controllable by Landlord, such asjanitorial service contracts, landscaping service contracts, employee salaries, and other similar expenses as to which Landlord can pre-negotiate the total cost, the total cost per unit or the total cost per hJur, etc.; but shall exclude utility expenses, insurance premiums, real estate taxes, costs of snow reiI moval, costs of trash removal (but only as to the number or quantity associated with trash pickups and not as to the unit cost for trash removal by weight or per trash pickup), and costs of repairs and maintenance (other than those repairs which are made pursuant to service contracts, such as HVAC service contracts, elevator service contracts and the like). Notwithstanding Section 9.1 and 9.S to the contrary, the aggregate increase in Controllable Operating Costs charged to Tenant in any year shall not exceed four percent (4%) of the previous year's aggregate Controllable Operating Costs; and the calculation of Tenant's Share of Expense Increases shall be adjusted to give effeh to the foregoing annual cap on Controllable Operating Costs. 9.7 Further Adjustments. In the event Landlord shall furnish any utility or service which is included in the definition of Operating Costs to less than one hundred percent (I00o/cl of the rentable area of the Building because (i) the average occupancy level of the Building for the Operating Costs Base Year and/or any subsequent calendar year was not one hundred percent (100%), (ii) any such utility or service is not required by or provided to one or more ofth tenants or occupants of the Building, and such tenant(s) is(are) not required to contribute its(their) proportionate share thereof, or (iii) any tenant or occupant is itself obtaining or providing ainy such utility or services directly, then the Operating Costs for such year (including the Operatidg Costs Base Year) shall be adjusted to include all additional costs, expenses and disbursements that Landlord reasonably determines would have been incurred had the Building been one hundred percent (100%) occupied during the year in question and such utilities and services provided to all tenants. In addition, Operating Costs shall be equitably grossed up to reflect the effect 01repairs 24 made in the Operating Coss Base Year under warranties on materials or equipment. Thl intent of this Section 9.7 is to ensure that the reimbursement of all Operating Costs is fair and!equitably allocated among the tenants receiving such utilities and services, and shall only apply to the Building at times when the Premises constitutes less than the entire tenantable space in the Buildfug. In the calculation of Operating Costs hereunder, no expense shall be charged more than once. I 9.8 Allocation of Multi-Building Operating Costs. Tenant acknowledges that the Building is now operated as a part of a multi-building project currently under common mariagement. If and to the extent the Building continues to be part of (and to be operated as part ori a multi- building project, and services or items which are within the definition of Operating Costs are provided to multiple buildings in such project on a shared basis in order to achieveeconornies of scale or to improve operational efficiency, Landlord shall have the right to allocate to thelBuilding for the Operating Costs Base Year and each calendar year or portion thereof during the Term an equitable portion of the Operating Costs arising out of such services or items, that is, the portion of the total cost of such services or items which corresponds to the Building's equitable shate thereof (but not to exceed the amount that would be paid were Landlord to contract directly for the brovision of such services to the Building on a non-shared basis. 10. INCREASES IN REAL ESTATE TAXES 10.1 Defined. Commencing with the second Lease Year, for each calendar year or portion thereof during the Term, Tenant shall pay as additional rent to Landlord, without diminution, set-off or deduction, except as expressly provided in this Lease, Tenant's Share of an amount (hereinafter referred to as "Tax Increases") equal to the difference between: I (A) Real Estate Taxes (defined in Section 10.5, below) payable with respect to such calendar year; and . (B) Real Estate Taxes payable with respect to the Real Estate Tax Blse Year (defined in Section 10.2, below). 10.2 Base Year. For all purposes hereof, the "Real Estate Tax Base Year" shall be calendar year 2003, provided that if the Building has not been fully assessed as of the end o~calendar year 2003, the Property Tax Base Year shall be the first tax year in which the Building is fully assessed. I 10.3 Estimated Payments. Tenant shall make monthly installment payments toward Tenant's Share of Tax Increases on an estimated basis, based on Landlord's reasonable es~mate of Tax Increases for such calendar year. Tenant shall pay Landlord commencing on the first day of theIfirst month of the second Lease Year, and on the first day of each month thereafter during the Term, one-twelfth (1112) of Landlord's estimate of Tenant's Share of Tax Increases for the then-current calendar year. If at any time or times during such calendar year, it appears to Landlord that ~enant's Share of Tax Increases for such calendar year will vary from Landlord's estimate by more than five 25 percent (5%) on an annualized basis, or if any additional taxes or assessments are imposed during the course of such calendar year after the original estimate was established, Landlord may, by written notice to Tenant, revise its estimate for such calendar year and Tenant's estimated payments hereunder for such calendar year shall, commencing thirty (30) days thereafter, be based on such revised estimate.

10.4 Annual Reconciliation. Within one hundred twenty (120) days after the end of each calendar year, Landlord shall provide to Tenant a statement (the "Tax Statement") setting forth the total Real Estate Taxes for such calendar year and Tenant's Share of Tax Increases for the applicable year. Within thirty (30) days after the delivery of such Tax Statement, Tenant shall pay to Landlord any deficiency between the amount shown as Tenant's Share of Tax Increases for such calendar year and the estimated payments made by Tenant toward such amount in accordance with Section 10.3, above. In the case of excess estimated payments, the excess shall be applied against estimated payments of Real Estate Taxes for the subsequent calendar year, unless the Lease shall have expired and Tenant has surrendered possession of the Premises in accordance with this Lease, in which event Landlord shall refund such excess, without interest, with the delivery of the Tax Statement.

10.5 Real Estate Taxes. For purposes of this Lease, "Real Estate Taxes" shall mean all taxes and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen, assessed, levied or imposed upon the Land and/or the Building, or assessed, levied or imposed upon the fixtures, machinery, equipment or systems in, upon or used in connection with the operation of the Land and/or the Project under the current or any future taxation or assessment system or modification of, supplement to, or substitute for such system. Real Estate Taxes (a) shall include all reasonable expenses (including, but not limited to, attorneys' fees, disbursements and actual costs) incurred by Landlord in obtaining or attempting to obtain a reduction of such taxes, rates or assessments, including any legal fees and costs incurred in connection with contesting or appealing the amounts or the imposition of any Real Estate Taxes, (b) shall include any levy made in substitution for *ad valorem* real estate taxes (but specifically excluding any income or franchise tax, net profits tax, estate tax, inheritance tax or payroll tax) and (c) shall exclude any income, franchise, capital stock, inheritance, or similar tax or charge on Landlord's net income from the project. Landlord shall pay any special assessment by installments to the extent it has the right to do so, and in such event, Real Estate Taxes shall include such installments and interest paid on the unpaid balance of the assessment. In the event Landlord succeeds in obtaining a reduction of such taxes, rates or assessments, then, after reimbursement to Landlord of all expenses (including, but not limited to, attorneys' fees, disbursements and actual costs) incurred by Landlord in obtaining such reduction, Tenant shall be entitled to receive its proportionate share of the net amount of any refund received or reduction obtained by Landlord to the extent allocable to the Term of this Lease.

11. ADDITIONAL PROVISIONS: OPERATING COSTS AND REAL ESTATE TAXES.

11.1 Partial Year; End of Term. To the extent Real Estate Taxes, and/or any items of Operating Costs, cannot more accurately be determined for any partial calendar year of the Term by a method other than proration, the parties agree that such determination shall be made by multiplying

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the amount thereof for the full calendar year by a fraction, the numerator of which is the number of days during such partial calendar year falling within the Term and the denominator of which is 365. If this Lease terminates on a day other than the last day of a calendar year, the amount of any adjustment to Tenant's Share of Expense Increases and Tax Increases with respect to the calendar year in which such termination occurs shall be prorated on the basis which the number of days from the commencement of such calendar year to and including such termination date bears to 365; and any amount payable by Landlord to Tenant or Tenant to Landlord with respect to such adjustment shall be payable within thirty (30) days after delivery by Landlord to Tenant of the Expense Statement or Tax Statement, as the case may be, with respect to such calendar year.

11.2 Other Taxes. In addition to Tenant's Share of Expense Increases and Tax Increases: (a) Tenant shall pay to Landlord (in accordance with Section 1.5, above) Tenant's Share of any taxes imposed upon the Premises, the Building, the Land or the rents payable hereunder in the nature of a sales or use tax, but only if the statute enacting such tax contemplates that the tax will be paid by tenants of commercial leases, or as an excise tax; and (b) Tenant shall pay, prior to delinquency, all personal property taxes payable with respect to all property of Tenant located in the Premises or the Project and shall provide promptly, upon request of Landlord, written proof of such payment.

11.3 Timing of Estimates. If Landlord does not determine its estimate for the then current calendar year of Tenant's Share of Expense Increases and/or Tax Increases until February 1 or later, Tenant shall continue to make such payments at the prior calendar year's rate, and in such event, Tenant's first such estimated payment installment after such estimate is first made or updated shall include, retroactively, any increases in the monthly estimated payments applicable since January 1 of the same calendar year.

11.4 Tenant's Right of Review.

11.4.1 Each Expense Statement and Tax Statement which Landlord provides to Tenant pursuant to Sections 9 and 10, above, shall be conclusive and binding upon Tenant unless, within six (6) months after Tenant's receipt of such Expense Statement or Tax Statement (as the case may be) for a particular calendar year, Tenant provides Landlord with written notice (the "Review Notice") stating that Tenant is exercising its right to have a Qualified Person (defined below) undertake a more extensive review of the Operating Costs or Real Estate Taxes (hereinafter "Total Expenses") for the Project for such calendar year (provided that Tenant may submit a Review Notice only if Tenant is not then in default of any of its obligations under this Lease). Such review shall be conducted at Tenant's sole expense, and shall commence within thirty (30) days after Tenant's Review Notice on a mutually agreeable time and date, during Landlord's normal business hours and at the offices of Landlord (or such other location as is reasonably designated by Landlord), and shall in all events be completed within one (1) year after the date the applicable Expense Statement or Tax Statement was first delivered to Tenant. Such review shall be limited to those books and/or documentation which contain the data for and the method used by Landlord in calculating the Total Expenses for the Project for the applicable year (and, for informational purposes only, for the previous year, provided this additional disclosure shall not be construed to allow Tenant to re-open

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its review of, or require any adjustment to, any prior year's Total Expenses). Tenant's right to review Total Expenses for the Project for a particular calendar year shall be a one-time right for each calendar year. The term "Qualified Person" means an accountant or other person experienced in accounting for income and expenses of office projects, who is engaged solely by Tenant on terms which do not entail any compensation based or measured in any way upon any savings in Additional Rent or reduction in Tenant's Share of Expense Increases or Tax Increases achieved through the review process described in this subparagraph, *provided* that, the foregoing notwithstanding, Tenant shall not be restricted from utilizing, for purposes of conducting any such review, personnel who regularly perform such services for a company which has contracted to provide such services to Tenant and Guarantor (defined in Section 53, below) under a national service contract involving substantially all properties leased by Tenant and Guarantor (and their affiliates) nationally, even if such service contract includes compensation or fees payable, *inter alia*, on the basis of savings to Tenant achieved through the review process described in this subparagraph.

11.4.2 Tenant shall notify Landlord in writing of the results of Tenant's review within ten (10) business days after such review is completed. If Tenant's review demonstrates that Landlord has overstated Total Expenses, but by less than five percent (5%), then Landlord shall credit the amount of such overstatement against Tenant's next due payment of Base Rent and additional rent, and Tenant shall bear the full cost of Tenant's review. If Tenant's review demonstrates that Landlord has overstated Total Expenses by five percent (5%) or more, then Landlord shall credit such amount against Tenant's next due payment of Base Rent and additional rent (plus interest at the Prime Rate from the date any such payment was made by Tenant to the date refunded or applied by Landlord), and Landlord shall reimburse Tenant the reasonable and actual costs of Tenant's review, not to exceed Three Thousand Dollars ($3,000.00). If Tenant's review demonstrates that Landlord has not overstated Total Expenses, then (i) Landlord shall have the right to invoice Tenant for the amount by which Tenant's Share of Total Expenses was understated, if any, which invoice shall be payable by Tenant within thirty (30) days after receipt thereof, and (ii) Tenant shall bear the full cost of Tenant's review, and (iii) Tenant shall reimburse Landlord for the reasonable and actual third party costs incurred by Landlord in connection with Tenant's review, not to exceed Three Thousand Dollars ($3,000.00).

11.4.3 If Landlord disputes the results of Tenant's review, and the parties are unable to reach agreement with regard thereto despite good faith efforts to do so, then either party may submit all matters in dispute for resolution by binding arbitration, in accordance with the commercial arbitration rules of the American Arbitration Association. In no event will Tenant withhold any Rent or additional rent otherwise due under this Lease during the pendency of any dispute with regard to the results of Tenant's review.

12. <u>TENANT'S INSURANCE.</u>

12.1 <u>Coverage Requirements</u>. Tenant shall during the Term of this Lease, procure at its expense and keep in force the following insurance:

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(i) Commercial general liability insurance naming the Landlord and Landlord's managing agent as additional insureds against any and all claims for bodily injury and property damage occurring in or about the Premises. Such insurance shall have a combined single limit of not less than Three Million Dollars ($3,000,000) per occurrence with a Three Million Dollar ($3,000,000) aggregate limit and excess umbrella liability insurance which, when combined with the previously described base coverage, provides total coverage of not less than Five Million Dollars ($5,000,000) in the aggregate. Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord's insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this Lease;

(ii) personal property insurance insuring all equipment, trade fixtures, inventory, fixtures and personal property located within the Premises for perils covered by the causes of loss -- special form (all risk) and in addition, coverage for boiler and machinery (if applicable), which insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing;

(iii) workers' compensation insurance in accordance with statutory laws and employers' liability insurance with a limit of not less than One Hundred Thousand Dollars ($100,000) per employee and Five Hundred Thousand Dollars ($500,000) per occurrence; and

(iv) such other insurance as may reasonably be required by Landlord's beneficiaries or mortgagees of any deed of trust or mortgage encumbering the Premises, or as is reasonable and customary for Class A office buildings in the area in which the Building is located.

12.2 Rating; Certificates; Cancellation. Except as hereafter provided, the policies of third party insurance required to be maintained by Tenant shall be with companies rated A:X or better in the most current issue of Best's Guide, or the financial equivalent thereof, and the insurance carriers shall be licensed to do business in the State of Pennsylvania. The foregoing notwithstanding, if and for so long as Tenant and/or Guarantor (as applicable) maintains a Tangible Net Worth (defined below) in excess of Two Hundred Million Dollars ($200,000,000.00), Tenant may provide for any insurance required to be obtained by Tenant hereunder through a captive insurance group operated and backed by Guarantor of which Tenant is a participant, or through other self-insurance which Tenant, through Guarantor, may provide, which conforms to the practice of large corporations maintaining systems of self-insurance including satisfaction of certain specific requirements more fully described below, *provided* (i) any and all such captive insurance and/or self-insurance shall be established in compliance with all applicable Governmental Requirements, and (ii) any and all such captive insurance and/or self-insurance shall be deemed to be the functional equivalent of third party insurance for all purposes of this Lease, including the waivers set forth in Section 19.1, below. As a condition precedent to establishing a self-insurance plan in lieu of the insurance required to be

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obtained by Tenant under this Lease, Tenant shall make available to Landlord a balance sheet as of the end of the most recent quarter of the then-current fiscal year of Guarantor (or, if the firsf quarter in such fiscal year has not expired, the last quarter of the previous fiscal year), prepared by arational firm of certified public accountants in accordance with generally accepted accounting principles consistently applied ("GAAP"), which evidences that Guarantor meets the aforementioned nLmmum Tangible Net Worth requirement. Thereafter, Tenant shall make available to Landlord as)soon as available after the end of each fiscal year, Guarantor's balance sheet for such fiscal year, prepared by a national firm of certified public accountants in accordance with GAAP. If at alny time Guarantor's Tangible Net Worth is less than $200,000,000.00, Tenant shall be reqhired to immediately obtain and maintain the third party insurance required under Section 12.1l above. "Tangible Net Worth" shall mean the excess of total assets over total liabilities (in eath case, determined in accordance with GAAP and excluding from the determination of total assets Au assets which would be classified as intangible assets under GAAP, including, without limitation, gbodwill, licenses, trademarks, trade names, copyrights and franchises.) Certificates of insurance evfdencing that Tenant has all of the coverages required herein shall be delivered to Landlord prom~tlY after request for same, and in all events prior to the Commencement Date (including by anYIcaptive insurance group providing such insurance). Each policy of insurance shall require the insurer to provide notification to Landlord at least thirty (30) days prior to any cancellation or non-fenewal. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease. I 13. LANDLORD'S lNSURANCE. At all times during the Lease Term, Landlord will maintain (a) all-risk fire and extended coverage casualty insurance covering damage to the Building and to Landlord's Work (e,tcluding earthquake and flood insurance unless available at commercially feasible rates) in an amount equal to 100% of the replacement cost thereof, together with a demolition endorsement and an increased cost of construction endorsement, (b) commercial general public liability and property ldamage insurance covering any occurrence on or about the common areas, exterior areas and other public areas of the Building and Land from every source (including broad form contractual ~iability endorsement insuring all of Landlord's insurable indemnification obligations under this Lease) in an amount not less than One Million Dollars ($1,000,000) per occurrence with a Two Millioh Dollar ($2,000,000) aggregate limit and excess umbrella liability insurance in the amount of'Seven'lvlillion Dollars ($7,000,000), (c) loss of"rental value" insurance in an amount equal to not less than the Rent (Base Rent plus additional rent) payable under this Lease for not less than a one (I) year period, and (d) workers compensation and employer's liability insurance to the extent required by s+te law. Landlord shall also have the right to obtain such other types and amounts of insurance coverage on the Building and Landlord's liability in connection with the Building as Landlord determines is customary or advisable for a Class A office building in the Cranberry Township submarket.! Tenant acknowledges and agrees that all premiums for insurance obtained by Landlord pursuant to this Section 13 shall be included within "Operating Costs," as such term is defined in Section 9 above. Certificates of insurance evidencing that Landlord has all of the coverages required herein shall be 30 delivered to Tenant within a reasonable time period after the execution of this Lease, and in all events prior to the Commencement Date. Each such policy of insurance shall provide notification to Tenant at least thirty (30) days prior to any cancellation or non-renewal. Landlord shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises, Building and Land as required by this Lease.

14. DAMAGE OR DESTRUCTION.

14.1 Damage Repair.

14.1.1 If the Premises shall be destroyed or rendered untenantable, either wholly or in part, by fire or other casualty, then, unless this Lease is terminated for reasons permitted pursuant to Sections 14.2 and/or 14.5, below, Landlord shall, within thirty (30) days after the date of such casualty (sixty (60) days if the casualty involves more than 25% of the square footage or more than 25% of the replacement cost of the Premises), provide Tenant with Landlord's good faith written estimate (the "Estimate") of how long it will take to repair or restore the Premises.

14.1.2 If the Estimate indicates that Landlord will require less than two hundred ten (210) days from the date of the occurrence of such fire or other casualty to achieve Substantial Completion (as defined herein) of such repairs or restoration, then this Lease shall continue in full force and effect, and Landlord shall, promptly after adjusting the insurance claim and obtaining governmental approvals for reconstruction, commence and diligently prosecute to completion the restoration of the Premises to their condition immediately prior to such casualty, subject to Section 14.4 below and subject to Force Majeure (as defined in Section 47.8, below), not to exceed one hundred twenty (120) days in the aggregate, and subject further to delay caused by Tenant. Pending Substantial Completion (as defined herein) of such restoration, the Rent shall be abated from the date of the fire or other casualty in the same proportion as the untenantable portion of the Premises bears to the whole thereof. In addition, if the casualty renders the Premises as a whole unusable (as determined by Tenant in its reasonable judgment), and Tenant in fact ceases use of the Premises (other than in a *de minimis* fashion) as a result of the extent of such casualty, then the Rent shall abate in its entirety from the date of the fire or other casualty until the date of Substantial Completion of such restoration.

14.1.3 If Landlord indicates within the Estimate that it will require in excess of two hundred ten (210) days to fully repair or restore the Premises in accordance herewith, then within thirty (30) days after Landlord delivers Tenant the Estimate, then Tenant shall have the right to terminate this Lease by written notice to Landlord, which termination shall be effective as of the date specified in such notice of termination, which shall not be more than ninety (90) days thereafter, and all liabilities and obligations of Landlord and Tenant thereafter accruing shall terminate and be of no legal force and effect. Pending Substantial Completion (as defined herein) of such restoration or such termination, whichever first occurs, the Rent shall be abated from the date of the fire or other casualty in the same proportion as the untenantable portion of the Premises bears to the whole

31

thereof. In addition, if the casualty renders the Premises as a whole unusable (as determined by Tenant in its reasonable judgment), and Tenant in fact ceases use of the Premises (other than in a *de minimis* fashion) as a result of the extent of such casualty, then the Rent shall abate in its entirety from the date of the fire or other casualty until the date of Substantial Completion of such restoration.

14.1.4 If neither party elects to terminate the Lease as provided in this Section 14, Landlord shall, promptly after adjusting the insurance claim and obtaining governmental approvals for reconstruction, commence and diligently prosecute to completion the restoration of the Premises to their condition immediately prior to such casualty, subject to Section 14.4 below and subject to Force Majeure (not to exceed 120 days in the aggregate) or delay caused by Tenant. If such restoration is not substantially completed within two hundred ten (210) days (or such longer period as was referenced in the Estimate, if applicable), then for a period of up to thirty (30) days after the expiration of such period plus any period of Force Majeure (not to exceed 120 days in the aggregate) and delay caused by Tenant which is added on to such time limit (but in all events no later than the date Landlord substantially completes its restoration of the Premises), Tenant shall have the right to terminate this Lease upon thirty (30) days prior written notice to Landlord; provided, however, that if Landlord completes such restoration prior to the end of the thirty (30) day notice period, Tenant's notice of termination shall be deemed rescinded and ineffective for all purposes, and this Lease shall continue in full force and effect. The provisions of this Section are in lieu of any statutory termination provisions allowable in the event of casualty damage.

14.2 <u>Termination for Material Damages</u>. If the Building shall be materially destroyed or damaged to the extent that the restoration of such, in Landlord's reasonable judgment, is not economical or feasible, then in any such event, Landlord may, at its election, terminate this Lease by notice in writing to Tenant within thirty (30) days after such destruction or damage. Such notice shall be effective thirty (30) days after receipt thereof by Tenant. In no event will Landlord exercise its termination rights under this Section 14.2 unless, concurrently with doing so, Landlord also terminates the leases of all other tenants of the Building as to which Landlord has a right of termination by virtue of such casualty.

14.3 <u>Business Interruption</u>. Other than rental abatement as and to the extent provided in Section 14.1, no damages, compensation or claim shall be payable by Landlord for inconvenience or loss of business arising from interruption of business, repair or restoration of the Building or the Premises.

14.4 <u>Repairs</u>. Landlord's repair and restoration obligations under this Section 14, if any, shall be limited to restoration of the Tenant Improvements performed pursuant to <u>Exhibit C</u> of this Lease, and the Base Building Improvements, to the extent damaged as a result thereof, but excluding interior improvements above the grade of Building standard interior improvements. Tenant acknowledges that any such repairs or restorations shall be subject to Governmental Requirements, the requirements of Landlord's mortgagee (if any), and to delay in the process of adjusting any insurance claim associated therewith; and neither delays resulting from any of the foregoing nor

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modifications to the Building or to the interior of the Premises occurring by virtue of the application of such requirements shall constitute a breach of this Lease by Landlord as long as Landlord uses reasonable efforts to commence and complete such repairs and restorations in a timely fashion consistent with the pre-existing condition of the applicable improvements (and further that, to the extent such delays are not caused by Tenant, the same shall constitute an event of Force Majeure and be subject to the one hundred twenty (120) day aggregate limit on delays due Force Majeure as set forth in Section 14.1.2, above).

14.5 End of Term Casualty. Anything herein to the contrary notwithstanding, if the Premises are destroyed or damaged during the last twelve (12) months of the Lease Term, and the cost of restoration (as reasonably estimated by Landlord) will exceed One Million and 00/100 Dollars ($1,000,000.00), then either Landlord or Tenant shall have the right to terminate this Lease upon thirty (30) days prior written notice to the other, which termination shall be effective on the thirtieth (30th) day after the other party's receipt of such notice, *provided* that, if Tenant has a renewal option which has not yet expired under this Lease as of the date of Landlord's notice of termination, and Tenant exercises such renewal option in the manner required by Section 50, below, prior to that date which is ten (10) business days after the date of Landlord's written notice to Tenant terminating this Lease pursuant to this Section 14.5, Tenant's renewal option shall be deemed to have been exercised, Landlord's notice of termination pursuant to this Section 14.5 shall be deemed to have been rescinded, and the provisions of Sections 14.1 and 14.4, above, shall apply to such restoration. The notice of termination contemplated under this Section 14.5 must be delivered within thirty (30) days after the date of such casualty, or shall be deemed waived.

15. MACHINES AND EQUIPMENT; ALTERATIONS AND ADDITIONS; REMOVAL OF FIXTURES.

15.1 Floor Load, and Excessive Noise, Vibration, and Electrical Usage. Tenant shall not, without Landlord's prior consent, place a load upon the floor of the Premises which exceeds the maximum live load per square foot which Landlord (or Landlord's architect or engineer) determines (in its good faith professional judgment) is appropriate for the Building, which Landlord covenants will not be less than one-hundred (100) pounds psf. Tenant will notify Landlord prior to the installation of any high-density filing systems, or any unusually heavy equipment or machinery, in the Premises, and all such installations shall be subject to Landlord's reasonable consent. Business machines, mechanical equipment and materials belonging to Tenant which cause vibration, noise, cold, heat or fumes that may be transmitted to the Building or to any other leased space therein to such a degree as to be reasonably objectionable to Landlord or to any other tenant in the Building shall be placed, maintained, isolated, stored and/or vented by Tenant (at its expense) so as to absorb and prevent such vibration, noise, cold, heat or fumes. Landlord shall not be required to supply electrical current in excess of the requirements and specifications indicated on Exhibit C or the schedules attached thereto, and Tenant will not install or operate in the Premises any electrical or other equipment whose electrical energy consumption exceeds such requirements and specifications without first obtaining the prior consent in writing of Landlord, who may condition such consent upon the payment by Tenant of additional rent to compensate (at cost) for excess consumption of

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water and/or electricity, increases to the capacity of Building Systems, and other similar requirements. All changes, replacements or additions to any Building Systems which may be necessitated by the installation and operation of such electrical equipment and/or machinery by Tenant shall be subject to Landlord's consent, and shall be performed under Landlord's direction at Tenant's expense.

15.2 Alterations - Generally. Tenant may make Minor Alterations (as hereinafter defined) without Landlord's consent, provided (i) that Landlord is notified in writing prior to commencement of any such Minor Alterations, (ii) the same do not diminish the value of the Premises in more than a de minimis amount, and (iii) Tenant complies fully with the other provisions of this Section 15.2 with regard to any such Minor Alterations. The term "Minor Alterations" shall mean and refer to (i) cosmetic alterations (i.e., repainting, replacement of carpeting, installation of wall covering, etc.) to the Premises, and (ii) alterations having a cost of less than Fifty Thousand Dollars ($50,000.00) in the aggregate which (A) do not affect any exterior or structural components of the Building or Premises, (B) do not materially affect any Building Systems, and (C) do not require a building permit or its equivalent in order to be performed. All other alterations, additions and improvements proposed to be made to the Premises by Tenant (hereinafter, "Alterations") shall be subject to Landlord's prior written approval, which shall be granted or denied in accordance with the standards hereafter set forth: In the case of Alterations which are structural or visible from the exterior of the Premises, such approval may be withheld or conditioned in Landlord's sole, absolute, and subjective discretion. In the case of all other Alterations, such consent may not be unreasonably withheld, conditioned, or delayed. Without limitation, it shall not be unreasonable for Landlord to deny its consent to any Alterations (a) which would diminish the value of the leasehold improvements to the Premises in more than a de minimis amount, (b) which would materially and adversely affect any Building Systems, (c) which would materially and adversely affect the roof or structural elements of the Building, (d) which would impose on Landlord any material special maintenance, repair, or replacement obligations not within the scope of those expressly provided for herein, (e) which would constitute "non-standard office improvements," meaning improvements which are unusual or extraordinary for standard office usage, including curved walls, circular rooms, windowless office areas involving in the aggregate in excess of ten percent (10%) of the total rentable area of the Premises, vault areas, areas involving special HVAC systems, telecommunications equipment installations or fire suppression systems, etc., and/or (f) which would require removal or relocation of Base Building installations. The foregoing notwithstanding, (i) Landlord will not withhold its consent to a proposed Alteration solely on the basis described in clause (d) if Tenant agrees, at the time of its request for approval or notice of such Alterations, to pay all costs associated with Landlord's meeting the additional obligations described in clause (d), and (ii) Landlord will not withhold its consent to a proposed Alteration solely on the basis described in clause (e) or in clause (f) if Tenant agrees, at the time of its request for approval or notice of such Alterations, to remove such Alteration(s) and restore the Premises to its condition prior to the installation thereof, at Tenant's sole expense, upon the expiration or sooner termination of this Lease. All Alterations (including without limitation Minor Alterations) shall be made (1) at Tenant's sole expense, (2) according to plans and specifications (which shall have been approved in writing by Landlord to the extent Landlord's consent is required), (3) in compliance with all applicable Governmental

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Requirements, (4) by a licensed contractor, and (5) in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Commencement Date. Tenants contractors and subcontractors shall be insured to at least the extent provided in Section 15.4.2, below. Tenant will provide Landlord with "as-built" plans and specifications for any such Alterations (including Minor Alterations) promptly after completion thereof. In addition, except for any Alterations which Landlord requires Tenant to remove as a pre-condition to the installation thereof, and except for Tenant's movable office partitions, furniture, and trade fixtures, all Alterations (including without limitation Minor Alterations) made by Tenant shall at once become a part of the realty and shall be surrendered with the Premises.

15.3 Removal of Alterations. Upon the expiration or sooner termination of the Lease Term, Tenant shall, at Tenant's expense, diligently remove all Alterations made by Tenant after the Commencement Date and designated by Landlord or agreed to by Tenant, as the case may be, to be removed at the time of Landlord's approval or Tenant's request for approval or notice thereof (as well as removing the special HVAC equipment otherwise required pursuant to Exhibit C to be removed from the Premises upon surrender thereof by Tenant); and if Landlord does not notify Tenant at the time of its approval of a proposed Alteration that such Alteration must be removed upon expiration of the Term as a condition of Landlord's approval, then such Alteration shall not be required to be removed, but rather, shall be surrendered with the Premises. Other than the special HVAC equipment which is otherwise required to be removed from the Premises by Tenant upon Tenant's surrender thereof, if any, Landlord hereby confirms that no other leasehold improvements initially constructed as part of Landlord's Work pursuant to Exhibit C of this Lease shall be required to be removed by Tenant from the Premises upon surrender thereof. Tenant shall repair any damage to the Premises caused by such removal and, except as otherwise provided herein, restore the applicable portion of the Premises to its condition prior to such Alteration, except for normal wear and tear. Tenant shall remove all of its movable property and trade fixtures at the expiration or earlier termination of this Lease, and shall pay to Landlord the cost of repairing any damage to the Premises or Building resulting from such removal. In no event shall Tenant remove any portion of Landlord's Work except in connection with a permitted Alteration hereunder. All items of Tenant's movable property, trade fixtures and personal property that are not removed from the Premises or the Building by Tenant at the termination of this Lease (or at any time when Landlord is executing upon a court order for eviction and/or reentry due to a Tenant default) shall be deemed abandoned and become the exclusive property of Landlord, without further notice to or demand upon Tenant. Tenant's obligations under these Sections 15.2 and 15.3 shall survive the expiration or termination of this Lease.

15.4 Additional Covenants Regarding Alterations.

15.4.1 For purposes of all subsections of this Section 15.4, the term Alterations shall be deemed to include Minor Alterations. Tenant shall be responsible for and shall pay when due all costs associated with the preparation of plans and the performance of Alterations, and the same shall be performed in a lien-free, first-class, and good and workmanlike manner, and in accordance with applicable Governmental Requirements, including the requirements of all Access Laws. In the event

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that (a) Tenant shall fail to pay the costs associated with Alterations on a timely basis; (b) as a result of such failure, a statutory and/or common law lien is asserted against the Premises or the Building; and (c) Tenant shall fail, within thirty (30) days after notice of such assertion, to cause (by payment, posting of a proper bond, or otherwise) such lien to be released of record, the same shall constitute a default by Tenant for all purposes of this Lease, and Landlord shall have the right (but not the obligation), at Tenant's expense, to cause such lien to be released of record. Unless otherwise approved by Landlord (which shall not be unreasonably withheld, conditioned or delayed), Tenant shall only use new, first-class materials in connection with Alterations. All contractors and subcontractors performing any work on behalf of Tenant within the Premises shall be subject to Landlord's approval (which shall not be unreasonably withheld, conditioned or delayed), and licensed to do business in jurisdiction within which the Premises is located. In addition, if and for so long as the Building is owned by the Multi-Employer Property Trust or other labor union pension fund or retirement plan, it shall be a requirement of this Section 15.4.1 that the prime contractor and the respective subcontractors of any tier performing the Alterations: (i) be parties to, and bound by, a collective bargaining agreement with a labor organization affiliated with the Building and Construction Trades Council of the AFL-CIO applicable to the geographic area in which the Building is located and to the trade or trades in which the work under the contract is to be performed and (ii) employ only members of such labor organizations to perform work within their respective jurisdictions.

15.4.2 Tenant shall ensure that all contractors and subcontractors performing Alterations are insured in amounts required by law and reasonably acceptable to Landlord. Alterations may not commence, nor may Tenant permit its contractors and subcontractors to commence or continue any such work, until all required insurance has been obtained, and, if Landlord requests, until certificates of such insurance have been delivered to Landlord. Such insurance policies shall name the Landlord, Manager, and Landlord's mortgagee(s) as additional insureds. Such certificates of insurance shall provide that no cancellation of such insurance coverage shall be undertaken without thirty (30) days' prior written notice to Landlord. In the event Tenant employs a contractor or subcontractor to perform all or part of any Alterations, Tenant shall provide, or cause its contractor to carry, General Contractor's and Subcontractor's Required Minimum Coverages and Limits of Liability which coverages shall be in amounts required by law and reasonably acceptable to Landlord and in addition to any and all insurance required to be procured by Tenant pursuant to the terms of this Lease: Worker's Compensation, Employer's Liability Insurance, any insurance required by any Employee Benefit Act (or similar statute), Comprehensive General Liability Insurance (including Contractor's Protective Liability), Comprehensive Automotive Liability Insurance, and Builder's Risk insurance in an amount commensurate with the cost of the specific Alteration(s).

15.4.3 Tenant agrees that Landlord, Landlord's Agents and Manager will have the right to inspect any Alterations made by Tenant's contractor(s) and subcontractor(s), and Tenant agrees to cooperate with Landlord to facilitate such inspections. In the performance of Alterations in accordance with this Lease, Tenant shall cause its contractor to use reasonable and diligent efforts not to interfere with ongoing operations in the Building. Tenant's contractor shall be responsible

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for excessive utility costs (if any) associated with the performance of Alterations and shall either supply its own electricity and other utilities, or shall reimburse Landlord for excessive utility consumption associated with such work. Tenant shall cause its contractor(s) to keep all construction areas clean and free of trash and debris and shall otherwise comply with any other reasonable rules and regulations established by Landlord with regard to construction activities within the Building. Tenant's construction contract shall indemnify Tenant and Landlord from damages, losses and expenses associated with the acts and omissions of Tenant's contractor, its agents, employees and subcontractors. To the extent that any Alterations involve construction work which affects any exterior portions of the Building or Common Areas, Landlord may impose additional requirements as a condition of its approval of such Alterations to ensure that Tenant restores all affected areas of the Building's exterior and/or common areas to their original condition upon completion and otherwise protects and restores all affected work areas within the Building (including any portions of the Common Areas of the Building) utilized or affected in performing such Alterations.

15.4.4 Tenant shall provide to Landlord copies of all applications for permits, copies of all governmental inspection reports and/or certificates, and any and all notices or violations communicated to Tenant or its contractors by applicable governmental authorities, promptly upon receipt and/or submission thereof, as the case may be. Tenant agrees to comply (or to cause its contractors to comply) with all applicable federal, state and local laws, regulations and ordinances in the performance of Alterations, and to promptly rectify any violations of such laws caused by the acts or omission of Tenant, its employees, agents and/or contractors, and Tenant shall be responsible for any non-compliance by Tenant or its agents, employees and contractors. Tenant and its contractor performing Alterations shall (a) provide copies of warranties for Alterations and the materials and equipment which are incorporated into the Building and Premises in connection therewith, (b) provide to Landlord all operating and maintenance manuals for all equipment and materials incorporated into the Building and/or Premises as part of any Alterations, and (c) either assign to Landlord, or enforce on Landlord's behalf, all such warranties to the extent repairs and/or maintenance on warranted items would be covered by such warranties and are otherwise Landlord's responsibility under this Lease.

16. ACCEPTANCE OF PREMISES.

Landlord shall tender, and Tenant shall accept possession of, the Premises in accordance with the terms of Section 1.4 hereof and Exhibit C hereto. All provisions regarding the preparation of complete construction drawings for the Tenant's leasehold improvements, the delivery of possession of the Premises, the construction of leasehold improvements to the Premises (if any) and any adjustments which may be made with respect to the Commencement Date are set forth in Section 1.4 and/or Exhibit C.

17. TENANT IMPROVEMENTS.

Any improvements to be performed by Tenant to the Premises (or any portion thereof) prior to the Commencement Date shall be governed by Exhibit C hereto. All other improvements

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performed by Tenant to the Premises shall be treated as Alterations to the Premises and thus governed by Article 15, above.

18. ACCESS.

Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times and (except in cases of Emergency, as defined herein) upon reasonable prior notice (to be not less than two (2) business days except as provided below): to inspect the same; to show the Premises to prospective tenants during the last twelve (12) months of the Term, or to interested parties such as prospective lenders and purchasers at any time during the Term; upon not less than five (5) days notice (except in cases where this Lease requires prompt action by Landlord, as in the case of repairs, or in cases of Emergency), to clean, repair, alter or improve the Premises or the Building; to discharge Tenant's obligations when Tenant has failed to do so within any applicable grace period provided for herein; to post notices of non-responsibility and similar notices and "For Sale" or "For Lease" signs upon or adjacent to the Building and to place "For Lease" signs upon or adjacent to the Premises (but without in either case obstructing any windows in the Premises) at any time within the twelve (12) month period prior to the expiration of the Lease Term or at any time after the Premises has been vacated by Tenant; or for any other legitimate business purpose. Tenant shall permit Landlord and its agents to enter the Premises at any time, and with only such notice as may be practicable under the circumstances (including no notice if the circumstances so dictate), in the event of an Emergency (provided Landlord will notify Tenant of any such Emergency entry as soon as is practicable under the circumstances, including verbal notice in advance if circumstances permit). When reasonably necessary due to required repairs or legal requirements or the like, Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure, provided any such closures shall be minimized to the fullest extent reasonably practicable in light of the applicable legal requirements and/or nature of the repairs. Landlord, in the exercise of all of its rights under this Section 18, shall use commercially reasonable efforts to minimize disruption of Tenant's use and occupancy of the Premises.

19. MUTUAL WAIVER OF CLAIMS AND SUBROGATION.

19.1 Tenant. Notwithstanding anything to the contrary in this Lease, whether the loss or damage is due to the negligence of Landlord or Landlord's agents or employees, or any other cause, Tenant hereby releases Landlord and Landlord's agents and employees from responsibility for and waives its entire claim of recovery for (i) any and all loss or damage to the personal property of Tenant located in the Building, including, without limitation, the Building itself and such property as may be attached to the Building itself, arising out of any of the perils which are covered by Tenant's property insurance policy, with extended coverage endorsements, which Tenant is required to obtain under the applicable provisions of this Lease, whether or not actually obtained, and/or (ii) loss resulting from business interruption or loss of rental income, at the Premises, arising out of any of the perils which may be covered by a business interruption or loss of income insurance policy whether or not the same is held by Tenant.

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19.2 Landlord. Notwithstanding anything to the contrary in this Lease, whether the loss or damage is due to the negligence of Tenant or Tenant's agents or employees, or any other cause, Landlord hereby releases Tenant and Tenant's agents and employees from responsibility for and waives its entire claim of recovery for (i) any and all loss or damage to the Building and/or to the personal property of Landlord located in the Building, and such property as may be attached to the Building itself, arising out of any of the perils which are covered by Landlord's property insurance policy which Landlord is required to obtain under the applicable provisions of this Lease, whether or not actually obtained, and/or (ii) loss resulting from business interruption or loss of rental income, at the Premises, arising out of any of the perils which may be covered by a business interruption or loss of rental income insurance policy whether or not the same is held by Landlord.

19.3 Carriers. Landlord and Tenant shall each cause its respective insurance carrier(s) to consent to such waiver of all rights of subrogation against the other, and to issue an endorsement to all policies of insurance obtained by such party confirming that the foregoing release and waiver will not invalidate such policies.

20. INDEMNIFICATION.

20.1 Tenant's Indemnity. Tenant shall indemnify and hold harmless Landlord, its agents, employees, officers, directors, partners and shareholders from and against any and all third party liabilities, judgments, demands, causes of action, claims, losses, damages, costs and expenses, including reasonable attorneys' fees and costs, asserted against Landlord by third parties or sustained in connection with any third party claims for injury or death to persons or damage to property against Landlord, by third parties and arising out of the use, occupancy, conduct, or operation of the Premises by, or the willful misconduct or negligence of, Tenant, its officers, contractors, licensees, agents, employees, or (while within the Premises) its guests or invitees, or caused by any failure of Tenant to comply with the terms of this Lease. This indemnification shall survive termination of this Lease. This provision shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries or death to third parties or to the property of third parties to the extent caused by the negligence or willful misconduct of Landlord, or its officers, contractors, licensees, agents, employees or invitees.

20.2 Landlord's Indemnity. Landlord shall indemnify and hold harmless Tenant, its agents, employees, officers, directors, partners and shareholders from and against any and all third party liabilities, judgments, demands, causes of action, claims, losses, damages, costs and expenses, including reasonable attorneys' fees and costs, asserted against Tenant by third parties or sustained by Tenant in connection with any third party claims for injury or death to persons or damage to property, and arising out of the use, occupancy, conduct, operation, or management of the Building by, or the willful misconduct or negligence of, Landlord, its officers, contractors, licensees, agents, or employees, or caused by any failure of Landlord to comply with the terms of this Lease. This indemnification shall survive termination of this Lease. This provision shall not be construed to make Landlord responsible for loss, damage, liability or expense resulting from injuries or death to third parties or to the property of third parties to the extent caused by the negligence or willful

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misconduct of Tenant, or its officers, contractors, licensees, agents, employees or invitees, or by the acts or omission of any other tenants or occupants of the Building.

21. ASSIGNMENT AND SUBLETTING.

21.1 Consent Required. Subject to the terms of this Section 21, and except as otherwise expressly permitted below, Tenant shall not assign, encumber, mortgage, pledge, license, hypothecate or otherwise transfer the Premises or this Lease, or sublease all or any part of the Premises, or permit the use or occupancy of the Premises by any party other than Tenant, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed, as more fully set forth below.

21.2 Procedure.

21.2.1. Proposal Notice and Verification.

(a) Except as otherwise provided in Section 21.4, below, Tenant must request Landlord's consent to any *bona fide* assignment or sublease in writing at least twelve (12) business days prior to the effective date of the proposed sublease or assignment, which written request (a "Proposal Notice") must include (1) the name and address of the proposed assignee or subtenant, (2) the nature and character of the business of the proposed assignee or subtenant, (3) financial information for (including financial statements of) the proposed assignee or subtenant, (4) the proposed effective date of the assignment or sublease, which shall be not less than twelve (12) business days thereafter, and (5) a description of the material business terms of the proposed sublease or assignment. Tenant shall also provide any additional information Landlord reasonably requests regarding such proposed assignment or subletting. Within twelve (12) business days after Landlord receives Tenant's Proposal Notice (with all required information included), Landlord shall notify Tenant in writing whether Landlord tentatively approves or disapproves the sublease or assignment described in Tenant's Proposal Notice, and if disapproved, Landlord shall also state in its response the basis for such disapproval in reasonable detail. In the alternative, to the extent permitted thereunder, Landlord may exercise its right to terminate this Lease pursuant to Section 21.5, below. If Landlord fails to respond within such twelve (12) business day period, Landlord shall be deemed to have tentatively approved such sublease or assignment. Any tentative approval of the sublease or assignment described in Tenant's Proposal Notice shall be without prejudice to Landlord's right to disapprove the proposed sublease or assignment if, after receiving a copy of the signed sublease or assignment instrument, Landlord determines that the sublease or assignment described in Tenant's Proposal Notice is not substantially identical to the transaction reflected in the signed sublease or assignment instrument (which, in respect of the economic terms of the proposed assignment or sublease, shall mean 95% or more of the net present value of the net payments required to be made thereunder), and Landlord then has a reasonable basis to disapprove the revised sublease or assignment, all as more fully set forth in Section 21.2.1(b), below.

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(b) If Landlord notifies Tenant (or is deemed to have notified Tenant) that Landlord tentatively approves the sublease or assignment described in the Tenant's Proposal Notice, such sublease or assignment shall nevertheless not be considered finally approved until Landlord shall have approved the actual signed sublease or assignment instrument in accordance with this Section 21.2.1(b). After tentative approval of a proposed sublease or assignment, Tenant shall notify Landlord in writing that it has executed a sublease or assignment on the terms stated in the Proposal Notice, which notice shall include a copy of the actual sublease or assignment instrument (as signed by both Tenant and the proposed assignee/sublessee), and which notice shall be provided to Landlord at least ten (10) business days before the effective date such sublease or assignment. Within ten (10) business days after Landlord's receipt of such sublease or assignment instrument, Landlord shall notify Tenant in writing (i) that it approves such sublease or assignment in accordance therewith, or (ii) that it denies its approval to such sublease or assignment. If Landlord fails to respond within such ten (10) business day period, Landlord shall be deemed to have approved such sublease or assignment. Landlord's agrees that the only basis upon which it may deny approval of a sublease or assignment after tentatively approving the same pursuant to Section 21.2.1(a), above, without exercising its termination right under Section 21.5, below, shall be that (A) the material terms of the sublease or assignment as described in Tenant's Proposal Notice are not substantially identical to the material terms of the sublease or assignment as reflected in the signed sublease or assignment instrument (which, in respect of the economic terms of the proposed assignment or sublease, shall mean 95% or more of the net present value of the net payments required to be made thereunder), *and/or* (B) Landlord has a reasonable basis to object to the proposed sublease or assignment for reasons which could not reasonably have been raised by Landlord based on the facts disclosed to Landlord in Tenant's original Proposal Notice (in which event Landlord shall identify such objection(s) with reasonable specificity in Landlord's written notice of disapproval delivered to Tenant within such ten (10) business day period).

21.2.2 Section 21.2.1, above, and 21.5, below, to the contrary notwithstanding, Tenant shall have the right to sublet in the aggregate up to fifty percent (50%) of the rentable area of the Premises (such subleases, "Permissive Subleases"), before a proposed sublease triggers Landlord's right of termination under Section 21.5, but any such Permissive Sublease(s) shall nevertheless be subject to Landlord's approval, which shall not be unreasonably withheld, conditioned or delayed, and which shall be sought by Tenant in the same manner and using the same procedure described in Section 21.2.1, above (but without reference to Landlord's right of termination).

21.2.3 Without limitation, it shall not be unreasonable for Landlord to deny its consent to any proposed assignment or sublease if: (1) the financial condition of the proposed assignee or sublessee is not reasonably acceptable to Landlord, that is, it reasonably appears to Landlord that the proposed assignee or subtenant may be unable to meet its financial and other obligations under such assignment or sublease given the scope and nature of its obligations thereunder; (2) the proposed assignee or subtenant proposes to use the Premises for a purpose which is not a general office or administrative use; (3) the proposed assignee or subtenant has a verifiable history of having defaulted under agreements, of having been a party to legal actions concerning

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landlord/tenant and/or debtor/creditor relationships (such as, but not limited to, defaults, evictions, enforcement litigation or other disputes) with Landlord, and/or other landlords and/or creditors and/or other contracting parties, or of having been filed against, or having sought protection, under any federal, state or local bankruptcy, insolvency, receivership or similar law(s) or common law doctrines; (4) the proposed assignee or subtenant is an existing tenant, or the affiliate of an existing tenant, of Landlord or any affiliate of Landlord in the Cranberry Woods development, and Landlord (i) has space available for let in the Cranberry Woods development that would satisfy the space needs of such proposed assignee or sublessee, and (ii) has been in active written negotiation of a lease or lease proposal for comparable space in the Cranberry Woods development with the proposed assignee or subtenant within the six (6) month period prior to the Proposal Notice unless such negotiations have been terminated by the parties as of the date of the Proposal Notice; (5) the proposed assignee or subtenant is entitled to, or otherwise enjoys, sovereign or diplomatic immunity; or (6) the proposed sublease involves, in Landlord's reasonable judgment, a portion of the Premises which is not Independently Leasable Space.

21.3 Conditions. Any subleases and/or assignments hereunder are also subject to all of the following terms and conditions:

21.3.1 If Landlord approves an assignment or sublease as herein provided, Tenant shall pay to Landlord, as additional rent due under this Lease, (i) in the case of an assignment, one-half (½) of all sums received by Tenant in consideration of such assignment, calculated after Tenant has recovered in full from such consideration its "Transaction Expenses" (as hereafter defined), and (ii) in the case of a sublease, one-half (½) of the amount, if any, by which the rent, any additional rent and any other sums payable by the subtenant to Tenant under such sublease, exceeds that portion of the Rent payable by Tenant hereunder which is allocable to the portion of the Premises which is the subject of such sublease, calculated after Tenant has recovered in full its Transaction Expenses from such net amount. The term "Transaction Expenses" shall mean (i) any improvement allowance or other economic concession (planning allowance, moving expenses, etc.) paid by Tenant to sublessee or assignee; (ii) the unamortized portion of the cost of Tenant Improvement and Alterations made by Tenant to the Premises funded by Tenant in excess of the TI Allowance, but solely to the extent allocable to the subleased premises (which allocation shall be made on a per square foot basis, and which amount shall then be amortized over the initial Lease Term on a straight line basis); (iii) brokers' commissions paid by Tenant in connection with such sublease or assignment; (iv) attorneys' fees paid by Tenant in connection with such sublease or assignment; (v) lease takeover payments paid by Tenant in connection with such sublease or assignment; and (vi) costs of advertising the applicable space for sublease or assignment. The foregoing payments shall be made on not less than a monthly basis by Tenant (in the case of subleases) and in all cases within ten (10) business days after Tenant receives the applicable consideration from the assignee or subtenant.

21.3.2 No consent to any assignment or sublease shall constitute a further waiver of the provisions of this section, and all subsequent assignments or subleases may be made only with

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the prior written consent of Landlord (and subject to any other rights of Landlord) in accordance with the terms of this Section 21. 21.3.3 The assignee under any assignment of this Lease shall be fully (and, at landlord's option, directly) liable for all of the obligations of "Tenant" under this Lease, on ajoint and several basis with Tenant. Tenant and Guarantor shall nevertheless remain fully liable to Landlord for all Lease obligations, including those accruing after the effective date of such assignment. 21.3.4 Any sublease or assignment shall be subject to the condition that the sublessee or assignee thereunder shall be bound by all of the terms, covenants and conditions of this Lease (in the case of a sublease, insofar as such terms, covenants and conditions relate to the portion of the Premises subleased and/or the operations and conduct of business by the sublessee). 21.3.5 Any assignment or sublease without Landlord's prior written consent shall be void, and shall, at the option of the Landlord, constitute a default under this Lease. 21. 3.6 Tenant shall pay to Landlord Landlord's reasonab le attorneys fees and out -0f- pocket expenses incurred in connection with Landlord's review of any proposed sublease or assignment hereunder, not to exceed $1,000.00 per occurrence. 21.4 Affiliated Entity; Sale of Business. 21.4.1 Notwithstanding anything to the contrary in this Lease, but subject to the last sentence of this Section 21.4.1 and to Section 21.3.5, above, Tenant may (without triggering any recapture or termination option in favor of Landlord, and without losing any other renewal or expansion options, or other rights granted to Tenant under this Lease) assign this Lease or Isublet all or any portion of the Premises to any other entity (i) which controls or is controlled by Tenant, or Iwhich is under common control with Tenant (any of the foregoing, an "Affiliate"), or (ii) which purchases all or substantially all of the assets of Ten ant, or (iii) which purchases all or substantially all of the stock of Ten ant or (iv) which merges with Tenant pursuant to a valid statutory merger, or (v) which is then currently a division of Tenant operated out of the Building, which division is spun off by Tenant; provided, that (1) the assignee or sublessee is financially able to meet lall of its obligations under the proposed assignment, and (2) in· such event, (a) except in cases of statutory merger, in which case the surviving entity in the merger shall be liable as the Tenant under this Lease, Tenant and Guarantor shall continue to remain fully liable under the Lease, on a joint and several basis with the assignee, sublessee or acquiror of such assets or stock, (b) fOlloWIn,'g such assignment or sublease, Tenant and/or such assignee/sublessee, as the case may be, shall continue to comply with all of its obligations under this Lease, including with respect to its Permitted Use of the Premises, as set forth in Section 4.1, above. Clause 21.4.1(i) above to the contrary notwithstanding, if Tenant engages in a step transaction pursuant to which it assigns this Lease or subleases the Premises to an Affiliate and then transfers such Affiliate (or substantially all of its assets) to a third party other than as part of a transfer or spin off of the division or operation then 43 being conducted from the Premises by Tenant (or such Affiliate) (e.g., in order to effectively assign this Lease to such third party in isolation to any other assets of Tenant), such step transaction shall not be permitted pursuant to this Section 21.4, but rather shall be subject to the remaining provisions of this Article 21, including Sections 21.1 and 21.5. 21.4.2 Tenant shall be required to give Landlord at least ten (10) business!dayS prior written notice in advance of any assignment or sublease within the scope of Section 21.4.1, above. Any other transfer of fifty percent (50%) or more of the ownership interests (including, without limitation, partnership interests or stock) in Tenant or of operating control over Tenant (whether by management agreement, stock sale or other means) shall be deemed to constitute an assignment of this Lease, and shall be subject to (and may be permissive without Landlord's consent pUIrsuant to and to the extent provided in) Section 21.4.1, above. , 21.4.3 Notwithstanding Section 21.4.1 or Section 21.4.2 to the contrary, Landlord agrees that the offer and sale by Tenant (or any stockholder of Tenant) of any stock pursFt to an effective registration statement filed pursuant to the Securities Act of 1933 (including any initial public offering of registered stock of the Tenant) or pursuant to and in accordance with thelsecurities laws of any foreign country governing publicly traded companies and not in violation oflU.S. law, shall not constitute an assignment of this Lease, and shall not require the consent or approval of Landlord. 21.4.4 Tenant shall not transfer all or substantially all of its assets to any person or entity unless either (i) this Lease is one ofthe assets so transferred to such other person or entity, and the transferee assumes in writing, for Landlord's benefit, the obligations of Tenant accruing hereunder from and after the effective date of the transfer, or (ii) the transferee(s) thereof therwise delivers to Landlord a written assumption of Tenant's obligations hereunder. 21.5. Right of Termination. Except for any assignment or sublease permitted by right pursuant to Section 21.4, above, in the event of (i) a proposed assignment of this Lease, (ii) a proposed sublease which is not a Permissive Sublease (as defined herein), Landlord shall have the right, by notice to Tenant to terminate this Lease as to all of the Premises (in the event of an assignment) or as to the proposed subleased portion of the Premises only (in the event of a ~blease), in each case for the balance of the Term. Such notice of termination shall be delivered to Tenant on or before the tenth (10th) day after the date of Landlord 's receipt of Tenant's Proposal Notice (with all information required), and shall be in lieu of the granting or denial of consent otherwise~rovided for in Section 21.2, above, provided that Tenant shall have the right, for a period of fiv (5) days after receipt of Landlord' s notice of termination, to rescind its Proposal Notice by written notice to Landlord delivered within such five (5) day period, in which event Landlord's notice oftetprination shall be deemed rescinded and ineffective. In the event Landlord shall elect to terminate this Lease in connection with a proposed assignment or sublease of this Lease as provided above in !wholeor in part (as the case may be), and Tenant declines to rescind its Proposal Notice as allowed above: (a) this Lease and the term hereof shall terminate (either as to the Premises as a whole, or Jnly as to the portion thereof which Tenant is proposing to sublease, as the case may be) as of the 1, er of (i) 44 '"

the proposed effective date of such assignment or sublease, as set forth in Tenant's Proposal Notice, or (ii) thirty (30) days after the date Landlord received Tenant's Proposal Notice; (b) Tenant shall be released from all liability under the Lease (as to the Premises as a whole, in the case of an assignment, or as to the terminated portion of the Premises only, in the case of a partial termination due to sublease) with respect to the period after the date of termination (other than obligations and indemnities of Tenant which accrued with respect to the applicable portion of the Premises prior to the effective date of such termination, which obligations shall expressly survive such termination or partial termination of this Lease); (c) all Base Rent, additional rent and other charges shall be prorated to the date of such termination, and appropriately adjusted if there is only a partial termination; (d) upon such termination date, Tenant shall surrender the Premises (or the applicable portion thereof) to Landlord in accordance with Section 26 hereof; and (e) in the case of a partial termination of this Lease, Landlord shall have the right, at Landlord's expense and in a manner which minimizes to the extent reasonably practicable any material disruption to Tenant's use and enjoyment of the balance of the Premises, to separate the portion of the Premises being terminated from the balance of the Premises, including the erection of a demising wall and, to the extent necessary under the circumstances, the separation of any applicable Building Systems.

22. ADVERTISING.

22.1 Generally. Except as provided below, Tenant shall not display any sign, graphics, notice, picture, or poster, or any advertising matter whatsoever, anywhere in or about the Premises or the Building at places visible from anywhere outside of or at the entrance to the Premises without first obtaining Landlord's written consent thereto, which consent Landlord will not unreasonably withhold (provided that the foregoing reasonable consent standard will *not* be construed to require Landlord to consider or grant to Tenant greater exterior signage rights than are expressly provided for in Section 22.2, below if Tenant requests same). All signage, including interior and exterior signage, shall be at Tenant's sole expense, and subject to compliance with the Declaration and all applicable Governmental Requirements. Tenant shall be responsible to maintain any permitted signs and remove the same at Lease termination. In addition, upon the expiration or earlier termination of this Lease, all exterior signs identifying Tenant shall be removed by Tenant at Tenant's sole expense, and the affected portions of the Building shall be restored by Tenant. If Tenant shall fail to maintain or remove its signs, as aforesaid, Landlord may do so at Tenant's cost. Tenant shall be responsible to Landlord for any damage caused by the installation, use, maintenance or removal of any such signs.

22.2 Signage Program/Permitted Signage. Notwithstanding Section 22.1 to the contrary, but subject to the last sentence of this Section 22.2: (i) Tenant shall be entitled to sign space within the lobby directory to be installed by Landlord as part of the Base Building Improvements in proportion to the relative square footage of the Premises to the rentable area of the Building, and will increase in the event of any expansions of the Premises, and will decrease in the event of any partial recapture pursuant to Section 21.5, above, in each case on a proportionate basis; (ii) Tenant may display its name and logo at each suite entrance to the Premises, in all cases consistent with and in accordance with Landlord's standard signage program for the Project and subject to Landlord's prior

45

written consent, which shall not be unreasonably withheld; and (iii) initially, and for so long as Tenant is leasing a greater amount of square footage than any other single tenant of the Building (the "Required Minimum Footage"), Tenant shall have the exclusive right, subject to its compliance with all applicable Governmental Requirements and its obtaining Landlord's approval (which shall not be unreasonably withheld, conditioned or delayed), to install and maintain a building sign at the top of the exterior fascia of the Building in a location designated by (and having dimensions approved by Landlord), and/or to install and maintain exterior monument signage identifying Tenant in a location designated by (and having dimensions approved by) Landlord *provided* that if Tenant ceases to lease more than Required Minimum Footage, Tenant's exclusive building sign rights and exclusive monument sign rights shall, at Landlord's option, terminate, and Tenant will allow Landlord (at Tenant's expense) to cause the removal of Tenant's exterior Building sign and/or monument sign (and to permit such signage to be installed by any Building tenant having greater square footage than is then being leased by Tenant).

23. LIENS.

Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials ordered or obligations incurred by or on behalf of Tenant, and Tenant hereby agrees to indemnify and hold Landlord, the Premises, the Building and the Land harmless from any liability, cost or expense for such liens. Tenant shall cause any such lien imposed to be released of record by payment or posting of a bond sufficient to remove such lien from the applicable record within fifteen (15) business days after the earlier of notice of intent to impose the lien or written request by Landlord. If Tenant fails to cause any such lien to be released or removed of record within the prescribed fifteen (15) business day period, Landlord may do so at Tenant's expense, and Tenant shall reimburse Landlord for such amount, including reasonable attorneys' fees and costs.

24. DEFAULT.

24.1 Tenant's Default. A default ("Default") under this Lease by Tenant shall exist if any of the following occurs:

24.1.1 If Tenant fails to pay Base Rent, additional rent or any other sum required to be paid hereunder within five (5) business days after written notice from Landlord that such payment was due, but was not paid as of the due date (provided, however, if Landlord has delivered two (2) such notices to Tenant in any twelve (12) month period, or five (5) such notices over the Term of this Lease, whichever first occurs, then any subsequent failure to pay Base Rent, additional rent or any other sum required to be paid to Landlord hereunder on or before the fifth (5th) day after the due date for such payment shall constitute a default by Tenant without requirement of any written notice and/or opportunity to cure); or

24.1.2 If Tenant fails to perform any term, covenant or condition of this Lease except those requiring the payment of money to Landlord as set forth in Section 24.1.1 above, and Tenant fails to cure such breach within thirty (30) days after written notice from Landlord where such breach

46

could reasonably be cured within such thirty (30) day period; provided, however, that where such failure could not reasonably be cured within the thirty (30) day period, Tenant shain not be considered in default if it commences such performance within the thirty (30) day p6riod and diligently thereafter prosecutes the same to completion. If any provisions of this Lease calls for a shorter or different grace period than that set forth above, then such other provision shall control over this provision. The foregoing notice and cure period notwithstanding, Landlord may exercise its self-help rights hereunder (i.e., Landlord's right to perform any obligation of Tenant whidh Tenant has failed to perform hereunder) without any prior notice or upon such shorter notice as may be reasonable under the circumstances in the event of anyone or more ofthe following circumstances is present: (i) there exists a reasonable risk of prosecution of Landlord unless such obljgation is performed sooner than the stated cure period, (ii) there exists an Emergency, and/or (iii) the Tenant has failed to obtain insurance required by this Lease, or such insurance has been canceled by the insurer without being timely replaced by Tenant, as required herein. 24.1.3 If Tenant shall (i) make an assignment for the benefit of creditors, (ii) acquiesce in a petition in any court in any bankruptcy, reorganization, composition, extension or insolvency proceedings, (iii) seek, consentto or acquiesce in the appointment of any trusted, receiver or liquidator of Tenant and of all or any part of Ten ant's property, (iv) file a petition seeking an order for relief under the Bankruptcy Code, as now or hereafter amended or supplemented, or by filing any petition under any other present or future federal, state or other statute or law for the same or similar relief, or (v) fail to win the dismissal, discontinuation or vacating of any involuntary bankruptcy proceeding within sixty (60) days after such proceeding is initiated. 24.1.4 If Tenant fails to surrender the Premises upon the Expiration Date l , without requirement of any notice or opportunity to cure. 24.1.5 If Tenant fails to deliver an estoppel certificate required under this Lease within the specific time frame set forth in Section 35 of this Lease, without requirement of ahY notice or opportunity to cure. I 24.2 Remedies. Upon a Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, anyone or more of which Landlord may resort cumulatively, consecutively, or in the alternative: 24.2.1 Landlord may continue this Lease in full force and effect, and this Lyase shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Base Rent, additional rent and other charges when due. 24.2.2 Landlord may terminate this Lease, or may terminate Tenant's right to possession of the Premises, at any time by giving written notice to that effect, in which event Landlord may (but shall not be obligated to) relet the Premises or any part thereof. Upon the giving of a notice of the termination of this Lease, this Lease (and all of Tenant's rights hereun~er other than those with respect to Landlord's post-termination obligations) shall immediately trrminate, 47 provided that, without limitation, Tenant's obligation to pay Base Rent and Tenant's Share of Expense Increases and Tax Increases (as well as any damages otherwise payable under this Section 24), shall survive any such termination and shall not be extinguished thereby. Upon the kiving of a notice of the termination of Ten ant's right of possession, all of Tenant's rights in and to pbssession of the Premises shall terminate but this Lease shall continue subject to the effect of this Sdction 24. Upon either such termination, Tenant shall surrender and vacate the Premises in the condition required by Section 26, and Landlord may re-enter and take possession of the Premises and all the remaining improvements or property and eject Tenant or any of the Tenant's subtenants, assignees or other person or persons claiming any right under or through Tenant or eject some and Jot others or eject none, all pursuant to legal process in the absence of an abandonment of the Prebses by Tenant. This Lease may also be terminated by a judgment specifically providing for tenbmation. Any termination under this section shall not release Tenant from the payment of any sumlthen due Landlord or from any claim for damages or Base Rent, additional rent or other sum previously accrued or thereafter accruing against Tenant, all of which shall expressly survive such termination. Upon such termination Tenant shall be liable immediately to Landlord for all costs Landlo1rdincurs in attempting to relet the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Lease Term. ~o act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative tp protect Landlord's interest under this Lease shall not constitute a constructive or other termination of Tenant's right to possession or of this Lease, either of which may be effected solely by an express written notice from Landlord to Tenant. On termination, Landlord has the right to reCOiler from Tenant as damages: (a) The worth at the time of award of unpaid Base Rent, Additional Rent and other sums due and payable which had been earned at the time of termination; plus (b) The worth at the time of award of the amount by which the unpaid Base Rent, Additional Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of such rent and other income received by Landlord in respect of the Premises during such time period; plus (c) The worth at the time of award of the amount by which the unpaid Base Rent, additional rent or other sums due and payable for the balance of the Lease Term after the. Itime of award exceeds the fair market rental value of the Premises for such period, taking into account then existing market conditions, any applicable time reasonably needed to relet the Premises and to construct leasehold improvements therein for a new tenant, and the costs associated tfterewith, and any other factors bearing on the likely net income which may be derived from a reletting of the Premises (and Tenant shall have the burden of proof with regard to establishing the fair rental value of the Premises for such period); I 48

(d) Any other amount necessary which is to compensate Landlord for damages actually incurred as a result of Tenant's Default, including, without limitation, any costs or expenses incurred by Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering, rehabilitating or performing leasehold improvements to the Premises or any portion thereof, including in connection with any reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus I (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State in which the Premises are located, provided the same are not duplicative of any other damage amounts I1 l ecovered to Landlord pursuant to clauses (a) - (d) above, or otherwise provided for herein. The "worth at the time of award" of the amounts referred to in Sections 24.2.2( a) and (b) is computed by allowing interest at the Default Rate on the unpaid rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amounts referred to in Sections 24.2.2(c) shall be computed by reducing each amount determined to present value using a discount rate equal to the average yield to maturity of United States treasury notes having a maturity most closely corresponding to such time period, plus 100 basis points, expressed as a percentage rate. In lieu of the amounts recoverable in a lump sum by Landlord pursuant to clauses (b) and (c) of this Section 24.2.2, above, but in addition to the amounts specified in clauses (a), (d), and (e) (or any other portion of this Section 24), and subject in all events to Section 24.2.6, below, Landlord may, at its sole election, recover "Indemnity Payments," as defmedhereinbelow, from Tenant. Forpurposes ofthis Lease "Indemnity Payments" means an amount equal to the Base Rent, Additional Rent and other payments provided for in this Lease which would have become due and owing thereunder from time to time during the unexpired Lease Term after the effective date of the termination, but for such termination, less the Base Rent, Additional Rent and other payments, if any, actually collected by Landlord and allocable to the Premises. If Landlord elects to pursue Indemnity Payments in lieu of the amount recoverable in a lump sum by Landlord under clauses (b) and (c), above, Tenant shall, on demand, make Indemnity Payments monthly, and Landlord may sue for all Indemnity Payments at any time after they accrue, either monthly, or at less frequent intervals. Tenant further agrees that Landlord may bring suit for Indemnity Payments at or after the end of the Lease Term as originally contemplated under this Lease, and Tenant agrees that, in such event, Landlord's cause of action to recover the Indemnity Payments shall be deemed to have accrued on the last day of the Lease Term as originally contemplated. In no event shall Tenant be entitled to any excess of any rental obtained bylreletting over and above the rental herein reserved. Tenant waives redemption or relief from forfeiture under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder. 24.2.3 Landlord may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Ten ant, or, as otherwise 49 provided in this Lease, shall be deemed abandoned by Tenant, and may be disposed of by Landlord at Tenant's expense and free from any claim by Tenant or anyone claiming by, through or under Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this Secrion shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant. 24.2.4 Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby specifically waive and surrender any and all rights and privileges, so far as is permitted by law, which Tenant and all such persons might otherwise have under any present or future law (1) to the service of any notice to quit or of Landlord's intention to re-enter or to institute legal proceedings, which notice may otherwise be required to be given, except the foregoing shall not waive any notices required under Section 24.1, above (if any); (2) t6 redeem re-enter or repossess the Premises after Tenant's right of possession has been terminated by Landlord; and (3) to restore the operation of this Lease, with respect to any dispossession of Tenant by judgment or warrant of any court or judge,or any re-entry by Landlord, or any expiration or ter- mination of this Lease, whether such dispossession, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. 24.2.5 In addition, upon the occurrence of any Default by Tenant, Landlord, at its option, may take all or any of the following actions upon written notice to Tenant: (i) Upon the occurrence of an Event of Default, either during the Term or any extension thereof, and also when and as soon as the Term hereby created or any extension thereof shall have expired or sooner terminated, it shall, after Landlord's giving written notice of its intent to do so to Tenant, be lawful for any attorney as attorney-in-fact for Tenant to file an agreement for entering in any competent court an action and to CONFESS JUDGMENT AGAINST TENANT and all persons or entities claiming under Tenant for the recovery by Landlord of possession of the Premises, for which this Lease shall be sufficient warrant; whereupon, if Landlord so desires, a writ of possession may issue forthwith, without any prior writ or proceeding whatsoever, and provided that, if for any reason after such action shall have been commenced the same shall be determined and the possession of the Premises shall remain in or be restored to Tenant, Landlord shall have the right, upon any subsequent default or defaults or upon the termination or expiration of this Lease, to bring one or more action or actions as hereinbefore set forth to recover possession of the Premises as aforesaid. In any such action of ejectment, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth jilie facts necessary to authorize the entry of judgment, and, if a true copy of this Lease (and as to of the truth of the copy such affidavit shall be sufficient evidence) shall be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of court, custom or practice to the contrary notwithstanding. (ii) WHEN THIS LEASE AND THE TERM OR ANY EXTENSION OR RENEWAL THEREOF SHALL, HAVEEXPIRED, OR TERMINATED ON ACCOUNT 0 1 FANY EVENT OF DEFAULT ON THE PART OF TENANT HEREUNDER, IT SHALL BE L1\WFUL 50

FOR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR AS ATTORNEY FOR TENANT AS WELL AS FOR ALL PERSONS CLAIMING BY, THROUGH OR UNDER TENANT (AND TENANT HEREBY APPOINTS LANDLORD AS THE ATTORNEY-IN-FACT OF TENANT, COUPLED WITH AN INTEREST IN TENANT'S NAME, PLACE AND STEAD AS IF SIGNED AND DELIVERED BY TENANT), AND IN ANY ACTION OR PROCEEDING IN ANY COURT OF COMPETENT JURISDICTION TO CONFESS JUDGMENT (AND OTHERWISE ENTER JUDGMENT FOR POSSESSION OF THE PREMISES) AGAINST TENANT AND AGAINST ALL PERSONS CLAIMING BY, THROUGH OR UNDER TENANT, FOR THE RECOVERY BY LANDLORD OR POSSESSION OF THE PREMISES, FOR WHICH THIS LEASE AND THE APPOINTMENTS HEREIN SHALL BE SUFFICIENT WARRANT; THEREUPON, IF LANDLORD SO DESIRES, AN APPROPRIATE WRIT OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED IT SHALL BE DETERMINED THAT POSSESSION OF THE PREMISES SHOULD REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT FOR THE SAME DEFAULT AND UPON ANY SUBSEQUENT EVENT OR EVENTS OF DEFAULT, OR UPON THE TERMINATION OF THIS LEASE OR OF TENANT'S RIGHT OF POSSESSION AS HEREINBEFORE, SET FORTH, TO BRING ONE OR MORE FURTHER ACTION OR ACTIONS AS HEREINBEFORE SET FORTH, TO RECOVER POSSESSION OF THE PREMISES AND TO CONFESS JUDGMENT (AND OTHERWISE AGREE ON BEHALF OF TENANT TO THE ENTRY OF JUDGMENT) FOR THE RECOVERY OF POSSESSION OF THE PREMISES BY LANDLORD AS HEREINBEFORE PROVIDED. THE FOREGOING WARRANT SHALL NOT BE EXHAUSTED BY ANY ONE EXERCISE THEREOF BUT SHALL BE EXERCISABLE FROM TIME TO TIME AND AS OFTEN AS THERE IS ANY ONE OR MORE EVENTS OF DEFAULT OR WHENEVER THIS LEASE AND THE TERM OR ANY EXTENSION OR RENEWAL THEREOF SHALL HAVE EXPIRED, OR TERMINATED ON ACCOUNT OF ANY EVENT OF DEFAULT BY TENANT HEREUNDER.

(iii) (a) IN ANY ACTION, A TRUE COPY OF THIS LEASE (AND OF THE TRUTH OF THE COPY SUCH AFFIDAVIT OR VERIFIED COMPLAINT SHALL BE SUFFICIENT EVIDENCE) SHALL BE SUFFICIENT WARRANT, AND IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING.

(b) TENANT ACKNOWLEDGES AND AGREES THAT THIS LEASE CONTAINS PROVISIONS UNDER WHICH LANDLORD MAY ENTER JUDGMENT BY CONFESSION AGAINST TENANT. BEING FULLY AWARE OF TENANT'S RIGHTS TO PRIOR NOTICE AND A HEARING ON THE VALIDITY OF ANY JUDGMENT OR OTHER CLAIMS THAT MAY BE ASSERTED AGAINST IT BY LANDLORD HEREUNDER BEFORE JUDGMENT IS ENTERED, TENANT HEREBY FREELY, KNOWINGLY AND INTELLIGENTLY WAIVES THESE RIGHTS AND EXPRESSLY AGREES AND CONSENTS TO LANDLORD'S ENTERING JUDGMENT AGAINST TENANT BY CONFESSION PURSUANT TO THE TERMS OF THIS LEASE.

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(iv) If proceedings shall be commenced by Landlord to recover possession under the Acts of Assembly, either at the end of the Term or any extension thereof or on sooner termination thereof, Tenant specifically waives the right to the three (3) months notice and/or the fifteen (15) or thirty (30) days notice required by the Act of AprilS, 1957, No. 20, and agrees that five (5) days notice shall be sufficient in either or any such case. The right to enter judgment for possession against Tenant and to enforce any and all of the other provisions oftliis Lease hereinabove provided for may be exercised by any assignee of Landlord's right, title and interest in this Lease, in such assignee's own name, notwithstanding the fact that any or all assignrnedts of said. night, title and interest may not be executed and/or witnessed in accordance with the Act of Assembly and any and all laws regulating the manner andlor form in which such assignments shall be executed and witnessed. (v) Tenant, for itself and on behalf of any and all persons claiming through or under it( including creditors of all kinds), does hereby waive and surrender all night and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Premises or to have a continuance of this Lease for the Tenn, as it may have been extended, after having been dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided. (vi) Neither this Lease nor any rights or privileges hereunder shall be an asset of Tenant in any bankruptcy, insolvency or reorganization proceeding. If Landlord ishall not be permitted to terminate this Lease because of the provision of the United States Bankruptcy Code, Tenant or any trustee for it shall, within fifteen (15) days upon request by Landlord to the Bankruptcy Court, assume or reject this Lease unless all defaults hereunder shall have been cured, Landlord shall have been compensated for any monetary loss resulting from such default, and Landlord shall be provided with reasonably adequate assurance of full and timely performance of all provisions, terms and conditions of this Lease on the part of Tenant to be performed. Towards this purpose, Tenant agrees and consents to hereby waive any otherwise applicable stay of proceedings authorized or ordered by any competent court exercising Jurisdiction over such proceedings, as such stay would apply to Landlord's exercise of its rights under this Lease. 24.2.6 Upon any termination or of Tenant's right of possession, Tenant shall immediately become liable to Landlord for all costs Landlord incurs in attempting to relet the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. In the event of termination of this Lease or repossession of the Premises after a Default, and provided Tenant has cooperated with Landlord in surrendering possession of the Premises as required herein after such termination or repossession, Landlord agrees to use commercially reasonable efforts to mitigate its damages hereunder, provided that (i) Landlord shall not be obligated to show preference for eletting the Premises over any other vacant space in the Building; (ii) Landlord shall have the right to divide the Premises, or to consolidate portions of the Premises with other spaces, in order to facili!ate such reletting, as Landlord deems appropriate, (iii) Landlord shall not have any obligation to use efforts other than commercially reasonable efforts under the circumstances to collect rental after any such 52 reletting, (iv) Landlord may relet the whole or any portion of the Premises for any Peri~d, to any tenant, and for any use and purpose, and upon such terms as it deems appropriate, and may grant any rental or other lease concessions as it reasonably deems advisable under prevailing market conditions, including free rent; and (v) Landlord shall be deemed to have satisfied its obligation to use commercially reasonable efforts to mitigate its damages hereunder by listing the Premises for lease with a licensed real estate broker which is active in the Cranberry Township commercial leasing market (including Landlord, any affiliate of Landlord engaged in performing leasing brokerage services, andlor Landlord's listing agent for the Building) and giving good faith consideration to proposals received from third parties for the letting of the Premises or any portion thereof. 25. SUBORDINATION. 25.1 Subject to Section 25.2, below, this Lease and any extensions, renewals, replacements or modifications thereof are and shall at all times be and remain subject and subordinate to the lien of any mortgage, deed of trust and all other security documents now or hereafter securing payment of any indebtedness of Landlord with respect to the Premises, ground lease or underlying lease now or hereafter in force against the Premises, and to all advances made or hereafter to be made upon the security thereof and to any increases, renewals, modifications, substitutions, replacements, consolidations and extensions thereof. Although the foregoing subordination shall be self- effectuating, Tenant shall execute and return to Landlord any documentation requested by Landlord consistent with this Section 25 in order to confirm the foregoing subordination, within fifteen (15) business days after Landlord's written request. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, Tenant shall attorn to the purchaser at any such foreclosure, or to the grantee of a deed in lieu of foreclosure, and recognize such purchaser or grantee as the Landlord under this Lease, provided Tenant is notified of the existence of such purchaser and title transfer, and such purchaser assumes, either expressly or by operation of law, the obligations of "Landlord" arising under this Lease after the date title to the Land and Building is transferred to such purchaser or grantee. Any such mortgagee shall have the right, at any time, to subordinate to this Lease any instrument to which this Lease is otherwise subordinated by operation of this Section 25. 25.2 Notwithstanding Section 25.1, above, to the contrary, Landlord agrees that the subordination of this Lease to any future mortgage (or ground lease) shall be conditioned upon the delivery to Tenant of a "Subordination, Non-Disturbance and Attornment Agreement" ("SNDA") from such future mortgagee (or ground lessor), on such mortgagee's standard form (subject to Tenant's commercially reasonable approval), which shall provide, inter ali~ that so long as Tenant is not in default hereunder (beyond any applicable notice and cure period) and attornsl to such mortgagee (or ground lessor) or any successor-in-title thereto due to a foreclosure or deed-in-lieu thereof (or a termination of such ground lease), Tenant's rights under this Lease, including, its right ..of possession of the Premises, shall not be disturbed in the event of a foreclosure of such mortgage or deed of trust (or a termination of such ground lease) and containing clauses consistent with those 53 set forth in Section 25.1, above. Landlord shall also obtain an SNDA from its current mortgagee of the Building (if any), on such mortgagee's standard form (subject to Tenant's commercially reasonable approval and consistent with the clauses set forth in Section 25.1, above), within sixty (60) days after final Lease execution at no additional cost to Tenant. 26. SURRENDER OF POSSESSION. 26.1 Upon expiration of the Lease Term, Tenant shall promptly and peacefully surrender the Premises to Landlord, broom clean and free of all of its furniture, movable fixtures, special equipment and Alterations (if any) required to be removed pursuant to Section 15.3, above, and otherwise in as good condition as when received by Tenant from Landlord or as thereafter improved, reasonable use and wear and tear and damage by insured casualty excepted, all to the reasonable satisfaction of Landlord. If the Premises are not surrendered as and when aforesaid, and in accordance with the terms of this Lease, Tenant shall indemnify Landlord against all claims, losses, costs, expenses (including reasonable attorneys' fees) and liabilities resulting from the delay by Tenant in so surrendering the same, including any claims made by any succeeding occupant! founded on such delay,provided that in order to claim indemnification for consequential damages under this Section (for example, for damages suffered due to termination of a replacement lease or for delay damages payable to any tenant under a replacement lease, due to late delivery arising by rirtue of Tenant failure to surrender possession in a timely fashion), Landlord agrees that it shall be required to provide Tenant with not less than sixty (60) days prior written notice that Landlord has executed (or is in negotiation to execute) a lease which provides for termination or payment of such delay damages if Tenant fails to surrender possession of the Premises by a date certain set forth in such notice (which shall be not less than sixty (60) days after the date of such notice) or upon expiration of the Term (whichever is later), and identifying with reasonable specificity the amount of such damages (or such termination right) which will result if Tenant fails to surrender the Premises in a timely fashion thereafter, or the basis for measuring same. The indemnification set forth in this Section 26 shall survive termination of this Lease. 26.2 With regard to the removal of any leasehold improvements to the Premises as part of Tenant's proper surrender of the Premises pursuant to this Section 26, the parties agree as ollows: If such leasehold improvements constitute Alterations to the Premises within the meaning 0 Article 15 of the Lease, then the provisions of Article 15 shall determine whether Tenant is required to remove such alterations and restore the Premises to its pre-existing condition as part of such surrender obligation. If such leasehold improvements were constructed as part of'Landlordls Work, or otherwise pursuant to Exhibit C of this Lease, Tenant shall not be obligated to remove same and restore the Premises to its pre-existing condition unless (i) such leasehold improvements are not standard Class A office improvements, and (ii) Landlord notified Tenant, at the time of its approval of the Construction Drawings pursuant to Exhibit C, or any applicable change order, that Tenant would be required to remove such improvements upon surrender of the Premises and restore the Premises to its pre-existing condition (in which event Tenant, if it elected at such time to Iproceed with the improvements so designated by Landlord for removal upon surrender, shall remove same at the time of its surrender pursuant to this Article 26, and restore the affected portions of the Premises to its pre-existing condition). The foregoing provisions to the contrary notwithstanding, 54

Tenant shall be obligated upon expiration or earlier termination of the Lease Term to remove all systems furniture or modular furniture (including demountable partitions) installed in the ~remises, whether as part of Landlord's Work, Tenant's Work, the Furniture Installation, or as an Alteration. 27. NON-WAIVER Waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition(s), or any subsequent breach of the same or any other term, covenant or condition of this Lease. In addition, acceptance of a . delinquent payment of Rent shall constitute only a cure of the specific payment which is accepted, and shall not constitute or be construed as a waiver of any other breach of the Lease which is then outstanding (including any breach of a different provision of the Lease which violation existed prior to the date such payment is accepted, and which remains outstanding after such Rent payment is accepted). 28. HOLDOVER If Tenant shall, without the written consent of Landlord, hold over after the expiration of the Lease Term (hereinafter, an "unauthorized holdover"), Tenant shall be deemed to be a tenant at sufferance, which tenancy may be terminated immediately by Landlord as provided by applicable state law. During any such holdover tenancy, unless Landlord has otherwise agreed inlwriting, Tenant agrees to pay to Landlord an occupancy charge equal to (A) 125% of the stated monthly Base Rent for the last full month of the Lease Term then ending, calculated on aper diem basis, for each day of the first (15t) month of such holdover, (B) 150% of the stated monthly Base Rent for the last full month of the Lease Term then ending, calculated on aper diem basis, for each day of the second (2nd) and third (3rd) months of such holdover, (C) 200% of the stated monthly Base Rent for the last full month of the Lease Term then ending, calculated on aper diem basis, for each day after the first three (3) months of such holdover, and (D) one hundred percent (100%) of the additional rent which would have been payable by Tenant for the period of such holdover, calculated on a per diem basis using the additional rent which had otherwise been payable by Tenant for the last full month of the Lease Term then ending. Such payments shall be made (in arrears) within ten (10) days after Landlord's demand, and in no event less often than once per month. In the case of a holdover which has been consented to by Landlord in writing, Tenant shall be deemed to be a month to month tenant upon all of the terms and provisions of this Lease, except the monthly Base Rent shall be as agreed by Landlord and Tenant with respect to such consented holdover. Upon expiration of the Lease Term as provided herein, Tenant shall not be entitled to any notice to quit, the usual notice to quit being hereby expressly waived under such circumstances, and Tenant shall surrender the ~remises on the last day of the Lease Term as provided in Section 26, above. The foregoing described holdover occupancy charge is in addition to, and not in lieu of, any other claims for damages which Landlord may have or assert against Tenant in connection with any unauthorized holdover, including any claims arising out of Tenant's indemnity under Section 26, above, and acceptance of such occupancy charge(s) shall not be construed as a consent by Landlord to any such holdover .. 55

29. CONDEMNATION. 29.1 Definitions. The terms "eminent domain," "condemnation," and "taken," and the like in this Section 29 include takings for public or quasi-public use, and sales under threat of condemnation and private purchases in place of condemnation by any authority authorized to exercise the power of eminent domain. Any temporary taking for a period in excess of twelve (12) consecutive months shall be deemed to be a permanent taking within the meaning of this Section 29. "Taking" shall mean and refer to the acquisition or taking of property (or any right, title or interest therein) by any governmental or quasi-governmental authority acting under power of condJmnation or eminent domain, and shall encompass contested as well as uncontested takings as long as btiated by the applicable governmental or quasi-governmental authority. I 29.2 Taking. (a) If the whole of the Premises is temporarily taken for a period in excess of thirty (30) days, or is permanently taken, in either case by virtue of a Taking, this Lease shall automatically terminate as of the date title vests in the condemning authority, and Tenant shall pay all Base Rent, additional rent, and other payments up to that date. (b) If(a) twenty percent (20%) or more of the Premises is permanently taken by virtue of a Taking, or (b) in the case of a Taking ofless than twenty percent (20%) of the Premises, Tenant is unable to make reasonable use of the balance of the Premises remaining after the Taking, as determined by Tenant in its reasonable, good faith discretion, or (c) access to the Bui ding or Premises by Tenant is, by virtue of a Taking, permanently denied, or (d) the parking ratio for the Building is, by virtue of a Taking of any parking areas serving the Building, permanently ~educed to a ratio which fails to meet applicable code requirements after taking into account any portion of the Building taken and any reasonable substitute parking provided by Landlord in lieu ofthe.parking areas so taken, or the actual parking ratio available to Tenant as required under this Lease after such Taking is reduced by more than twenty percent (20%) (again taking into account any reasonable substitute parking provided by Landlord in lieu of the parking areas so taken), then Landlord and Tenant shall each have the right (to be exercised by written notice to the other within ninety (90) days after receipt of notice of said taking) to terminate this Lease effective upon the date when possession of the applicable portion of the Land and/or Building is taken thereunderpursuantto such Taking. (c) If neither party elects to terminate this Lease, as aforesaid, then Landlord shall diligently and within a reasonable time (not to exceed 180 days in the aggregate) after title ests in the condemning authority, repair and restore, at Landlord's expense, the portion not taken so as to render same into an architectural whole to the extent reasonably practicable, and, if any portion of the Premises is taken, thereafter the Base Rent (and Tenant's Share) shall be reduced (on a per square foot basis) in proportion to the portion of the Premises taken. (d) If there is a temporary Taking involving the Premises or Building, or if a Taking of other portions of the Building or common areas does not deny Tenant access to the 56

Building and Premises, or if less than twenty percent (20%) of the Premises is permanently taken by a Taking and Tenant is able to make reasonable use of the balance of the Premises as determined by Tenant in its reasonable good faith discretion, then this Lease shall not terminate, and Landlord shall, as soon as reasonably practicable thereafter (and in all events within 180 days th~reafter), repair and restore, at its own expense, the portion not taken so as to render same into an architectural whole to the fullest extent reasonably practicable. If any portion of the Premises was permanently taken, then the Base Rent (and Tenant's Share) shall be reduced (on a per square foot Ibasis) in proportion to the portion of the Premises taken, commencing on the date Tenant is deprived of the use of such portion of the Premises. If any portion of the Premises was temporarily takenJ then the Base Rent (and Tenant's Share) shall be reduced (on a per square foot basis) in proportion to the portion of the Premises taken for the period of such temporary taking, that is, from the date upon which Tenant is deprived of the use of such portion of the Premises until the date Tenant is restored to the use of such portion of the Premises. 29.3 Award. Landlord reserves all rights to damages to the Premises or the Building, or arising out of the loss of any leasehold interest in the Building or the Premises created hereby, arising in connection with any partial or entire taking by eminent domain or condemnation. Tenant hereby assigns to Landlord any right Tenant may have to such damages or award, and Tenant shall make no claim against Landlord or the condemning authority for damages for termination of Tenant's leasehold interest or for interference with Tenant's business as a result of such taking. The foregoing notwithstanding, Tenant shall have the right to claim and recover from the condemning authority separate compensation for any loss which Tenant may incur for Tenant' s moving expenses, business interruption or taking of Tenant's personal property (but specifically excluding any leasehold interest in the Building or the Premises) under the then applicable eminent domain code, provided that Tenant shall not make any claim that will detract from or diminish any award for which Landlord may make a claim. 29.4 Mortgagee Rights. Tenant acknowledges that Landlord's right to any condeF,ation award maybe subject to the rights of Landlord's mortgagee (if any) in and to such award under the mortgage or deed of trust (if any) which encumbers the Building and the Premises. Accordingly, Landlord's obligation to repair and restore, as set forth in Section 29, above, shall be subject to the procedural requirements of Landlord's mortgagee with regard thereto (including any requirement that such sums be paid to the mortgagee or to a trustee, to be held and disbursed orily upon Landlord's satisfaction of various disbursement requirements), and the time within which such obligation must be satisfied shall be adjusted as reasonably necessary to reflect delays occasioned by the exercise by the mortgagee of such mortgagee's rights. In the event mortgagee applies all or any portion of an award made to Landlord in whole or partial satisfaction of the amounts doe under any indebtedness secured by the Project, Landlord's restoration obligation shall continue, but shall be extended as necessary to account for the need to secure funding of the costs of such restoration. 30. NOTICES. All notices and demands which may be required or permitted to be given to either party hereunder shall be in writing, and shall be delivered personally or sent by Uniteh States 57 certified mail, postage prepaid, return receipt requested, or by Federal Express or other reputable overnight carrier, to the addresses set out in Section 1.8, or by facsimile transmission (with electronic confirmation of transmission) to the facsimile numbers indicated in Section 1.8, providJd that in order for a notice by facsimile transmission to be deemed effective, a second copy of such notice must be sent out on the same date (or as soon thereafter as is reasonably practicable) using one of the other methods of delivery described above in this Section 30, providedfurther that !my such facsimile notice shall be deemed given upon electronic confmnation of transmission to the proper facsimile address; and to such other person or place as each party may from time to time designate in a notice to the other. Except as provided above with respect to a notice sent via facsimile transmission, notice shall be deemed given upon the earlier of actual receipt or refusal of delivery. 31. MORTGAGEE PROTECTION. Tenant agrees to simultaneously give Landlord's mortgagee, by certified mail, return receipt requested or by Federal Express or other overnight courier, a copy of any notice of default or termination served upon the Landlord, at such address as Landlord shall notify Tenant of inlwriting, or as may be set forth in any then applicable SNDA. There is no mortgagee of the Propertyjas of the date of this Lease. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagee(s) and/or trust deed holdens) shall have (in addition to any additional time periods for cure that may be negotiated within any then applicable SNDA) a minimum of an additional thirty (30) days within which such mortgagee shall have the right (but not the obligation) to cure such default, during which time period Tenant shall not have the right to pursue any claim against Landlord, such mortgagee and/or such trust deed holder( s), including but not limited to any claim of actual or constructive eviction. 32. COSTS AND ATTORNEYS' FEES . . In any litigation or arbitration between the parties arising out of this Lease, the prevailing party shall be entitled to an award from the non-prevailing party of all reasonable expenses, arbitration, and/or court costs, including reasonable attorneys' fees, incurred by the prevailing party in connection therewith, and arising out of or in relation to such claim or default, including any such fees or expenses as are incurred by the prevailing party during any such arbitration, at trial, and/or on appeal. 33. BROKERS. 33.1 Tenant represents and warrants to Landlord that neither it nor its officers or agents, nor anyone acting on its behalf, has dealt with any real estate broker other than Grubb I& Ellis Company ("Tenant's Broker") and TC Northeast Metro, Inc. ("Landlord's Broker") (collectively, "Broker") in the negotiating or making of this Lease, and Tenant agrees to indemnify rfud hold Landlord, its agents, employees, partners, directors, shareholders and independent contractors harmless from all liabilities, costs, demands, judgments, settlements, claims and losses, including reasonab le attorneys fees and costs, incurred by Landlord' (or such parties) in conjunction with any 58 such claim or claims of any broker or brokers other than Broker claiming to have interested Tenant in the Building or the Premises or claiming to have caused Tenant to enter into this Lease.

33.2 Landlord represents and warrants to Tenant that neither it nor its officers or agents, nor anyone acting on its behalf, has dealt with any real estate broker other than Broker in the negotiating or making of this Lease, and Landlord agrees to indemnify and hold Tenant, its agents, employees, partners, directors, shareholders and independent contractors harmless from all liabilities, costs, demands, judgments, settlements, claims and losses, including reasonable attorneys fees and costs, incurred by Tenant (or such parties) in conjunction with any such claim or claims of any broker or brokers other than Broker claiming to have represented Landlord in connection with this Lease.

33.3 Landlord shall pay to Broker any leasing commission due Broker in connection with this Lease and in accordance with, and subject to the terms, covenants and conditions of, a separate written commission agreement(s), if any, between Landlord and Broker.

34. LANDLORD'S LIABILITY AND DEFAULT.

34.1 No Personal Liability. Anything in this Lease to the contrary notwithstanding, covenants, undertakings and agreements herein made on the part of the Landlord are made and intended not for the purpose of binding Landlord personally or the assets of Landlord generally, but are made and intended to bind only the Landlord's interest in the Premises and the Building, as the same may, from time to time, be encumbered, and no personal liability shall at any time be asserted or enforceable against Landlord or its stockholders, officers or partners or their respective heirs, legal representatives, successors and assigns on account of the Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease. Accordingly, and notwithstanding any other provisions of this Lease to the contrary, Tenant shall look solely to Landlord's interest in the Premises and Building, including any net insurance proceeds or net condemnation proceeds thereof, and not to any other or separate business or non-business assets of Landlord, or any partner, shareholder, member, officer or representative of Landlord, for the satisfaction of any claim brought by Tenant against Landlord, and if Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and as a consequence of such default Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only (i) out of the proceeds of sale received upon levy against the right, title and interest of Landlord in the Project, (ii) out of net insurance proceeds or net condemnation proceeds payable in respect of the Project, and/or (iii) to the extent not encumbered by a secured creditor, out of the rents or other incomes receivable by Landlord from the Project.

34.2 Notice and Cure. In no event shall Landlord be in default of this Lease unless Tenant notifies Landlord (and Landlord's mortgagee) of the precise nature of the alleged breach by Landlord, and such breach is not cured within thirty (30) days after the date of Landlord's (and such mortgagee's) receipt of such notice (or such longer period as may be set forth herein); provided that (i) if the alleged breach is of such a nature that it cannot reasonably be cured within such thirty (30) day period, then Landlord shall not be in default if a cure of such breach is commenced within such

59

thirty (30) day period and diligently thereafter prosecuted to completion, and (ii) in the e~ent of an Emergency, such grace or cure period may be shortened as reasonably necessary given the scope and nature of the Emergency, provided that such shortened grace or cure period shall only apply to permit the exercise of Ten ant's self help rights under Section 34.4, below. 34.3 Rights and Remedies - Generally. In the event of a default by Landlord after expiration of applicable cure periods, Tenant shall be entitled to pursue all rights and temedies available at law or in equity except as limited by this Lease, and in all events excluding consequential damages. In addition, in no event shall Tenant have any right to terminate this Lease by virtue of any uncured default by Landlord, except under circumstances which amount to a constructive eviction under applicable principles of the law of the state' within which the Premises is located (and with respect to which Tenant satisfies the requirements for a constructiveleviction claim under applicable law). Tenant shall use commercially reasonable efforts to mitigate its damages in the event of any default by Landlord hereunder. 34.4 Tenant's Right to Perform Landlord's Obligations After a Default by Uandlord. Among other remedies permitted to be exercised by Tenant upon a default by Landlord of its obligations hereunder after expiration of applicable cure periods established under section 34.2, above (including any reduced cure period applicable by virtue of an Emergency or the existence of an Abatement Event), and without waiving or releasing Landlord from any such obligation of Landlord, Tenant may, but shall not be obligated to, perform any such obligation of Landlord, and recover from Landlord the reasonable and actual costs incurred by Tenant in performing such obligation, which shall be payable (together with interest at the Default Rate from the date such amount was paid by Tenant to the date such amount was repaid by Landlord) within thirty (30) days after Tenant's written demand to Landlord (and Landlord's mortgagee) accompanied by reasonable substantiation of the applicable costs. The foregoing right to perform Landlord's obligations shall only apply after the requisite notice and opportunity to cure has been afforded to Landlord (including any shortened cure period permitted in cases of Emergency, and in case of an Abatement Event as provided below) as long as Tenant notifies Landlord of the needed repair or other default as soon as possible after Tenant learns of its existence. In the case of an interruption in Building services described in Section 8.5 of this Lease, Tenant may exercise the self-help rights provided for under this Section 34.4 to cure the systems failure or event giving rise thereto if Landlord does not commence to take steps to cure same within one (1) business day after Landlord (and Landlord's mortgagee) are first notified thereof by Tenant, or at any time thereafter fails to pursue such cure in a commercially reasonable and diligent fashion. 34.5 Enforcement of Final Judgment for Amounts Due and Owing. If Landlord, within thirty (30) days after the receipt from Tenant of its written demand therefor, fails to reimburse Tenant for the reasonable costs and expenses of Tenant's exercise of its selfhelp rights hereunder, Tenant may seek the entry of a judgment against Landlord for the amount thereof, plus interest at the Default Rate and Tenant's reasonable costs of collection (including reasonable attorney's fees). If Tenant thereafter obtains a fmal, non-appealable judgment against Landlord, and Landlord fails to pay the amount thereof within thirty (30) days after the date of such judgment, Tenant shall have the right, in addition to the execution upon Landlord as and to"the extent permitted under Section 60

34.1, above, to offset the amount of such judgment against the next payments of Base Rent and additional rent payable by Tenant hereunder. 35. ESTOPPEL CERTIFICATES. 35.1 Tenant shall, from time to time, within twenty (20) days after Landlord's written request, execute, acknowledge and deliver to Landlord or its designee a written statement stating: the date the Lease was executed and the date it expires; the date the Tenant entered occupancy of the Premises; the amount of Base Rent, additional rent and other charges due hereunder and the date to which such amounts have been paid; that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of any agreement so affecting this Lease); that this Lease (a complete copy of which, together with all future amendments or supplements thereto, may be attached to such certificate) represents the entire agreement between the parties as to this leasing (or identifying any such other agreements); that, to Tenant's knowledge, all conditions under this Lease to be performed by the Landlord have been satisfied (or specifying any such conditions that have not been satisfied); that all required contributions by Landlord to Tenant on account of Tenant's improvements have been received (or specifying any such contributions that have not been received); that on the date of such certificate there are no existing defenses or offset which the Tenant has against the enforcement of this Lease by the Landlord (or specifying any such defenses or offsets); that no Rent has been paid more than one (1) month in advance (or, ifso, the amount thereot); that no security has been deposited with Landlord (or, if so, the amount thereot); and/or any other matters evidencing the status of the Lease as may be required either by a lender or prospective lender with respect to any loan to Landlord secured or to be secured by a deed of trust or mortgage against the Building, or by a purchaser or prospective purchaser of the Building, Landlord's interest therein or Landlord's ownership interests. It is intended that any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser of Landlord 's interest or a mortgagee of Landlord 's interest or assignee of any mortgage upon Landlord's interest in the Building. If Tenant fails to respond within twenty (20) days after receipt by Tenant of a written request by Landlord as herein provided, and sudh failure continues for an additional period of three (3) business days after Landlord sends Tenant a second written request for such estoppel certificate which indicates on its face that the failure to rcl,pond to such second request within three (3) business days shall result in Tenant being deemed to have executed and delivered such certificate in the form tendered by Landlord to Tenant for execution, then Tenant shall thereupon be deemed to have executed and delivered such certificate in the form tendered by Landlord to Tenant for execution. . , 35.2 Landlord shall, from time to time, within twenty (20) days after Tenant's written request in connection with any bonafide third party transaction in which such certificate is required by one of the parties, execute, acknowledge and deliver to Tenant or its designee a written statement stating: the date the Lease was executed and the date it expires; the amount of Base Rent, additional rent and other charges due hereunder and the date to which such amounts have been paid; that to Landlord's knowledge (without special investigation), this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of any agreement so affecting this Lease); that this Lease (a complete copy of which, together with 61 all future amendments or supplements thereto, may be attached to such certificate) represents the entire agreement between the parties as to this leasing (or identifying any such other agreements); that on the date of such certificate, Landlord has no knowledge (without special investigation) of any default on the part of Tenant which is then continuing; that no Rent has been paid more than one (1) month in advance (or, if so, the amount thereof); that no security has been deposited with Landlord (or, if so, the amount thereof); and/or any other matters evidencing the status of the Lease as may reasonably be required either by the third party requesting such certification in connection with such transaction or in connection with any required SEC filing. It is intended that any such statement delivered pursuant to this paragraph may be relied upon by the parties to whom it is addressed. If Landlord fails to respond within twenty (20) days after receipt by Landlord of a written request by Tenant as herein provided, and such failure continues for an additional period of three (3)jbusiness days after Tenant sends Landlord a second written request for such estoppel certificate which indicates on its face that the failure to respond to such second request within three (3) business days shall result in Landlord being deemed to have executed and delivered such certificate in ~e form tendered by Tenant to Landlord for execution, then Landlord shall thereupon be deemed to have executed and delivered such certificate in the form tendered by Tenant to Landlord for execution. 36. FINANCIAL STATEMENTS. (a) Tenant shall within ten (10) days after Landlord's request, which request may not be made more than once annually, deliver to Landlord, Tenant's quarterly financial statement for its most recent fiscal quarter and (to the extent not previously delivered by Tenant to Landlord) Tenant's annual financial statement for its most recent fiscal year, in each case certified to Landlord as true, correct and complete by Tenant's Chief Financial Officer. Such quarterly and annual financial statements shall include, at a minimum, a balance sheet, an income statement, and a statement of change in financial position or sources and uses of cash, together with any accompanying notes. The certified public accountant preparing any such annual financial statement shall provide an opinion that such financial statement is complete and materially accurate and that the same has been prepared in accordance with generally accepted accounting principles con istently applied. (b) Notwithstanding Section 36(a) to the contrary, for so long as Guarantor is and remains a publicly traded company which meets its obligation to file financial statements as part of its annual and quarterly reporting to the United States Securities and Exchange Commission (the "SEC"), Tenant's financial reporting obligations under this Section 36 shall be suspentled and Landlord will during such period obtain copies of the quarterly and annual financial statements filed by Guarantor with the SEC during the Term of this Lease from public sources. 37. TRANSFER OF LANDLORD'S INTEREST. In the event of any transfer(s) of Landlord's interest in the Premises or the Building, other than a transfer for security purposes only, the transferor shall be automatically relieved of~my and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer, but solely to the extent such obligations are assumed by the transferee either expressly or 62 by operation oflaw, and, provided such obligations are assumed (and this Lease, and Tenant's rights and obligations hereunder, are recognized by the transferee) either expressly or by operation oflaw, Tenant agrees to attorn to the transferee as Landlord hereunder. 38. RIGHT TO PERFORM. If Tenant shall fail to perform any other act on its part to be performed hereunder, or shall fail to make any payment to a third party that causes (or might cause, after the passage of time and failure to cure) Landlord to be in breach of any mortgage or deed of trust encumbering the Building Iand/or Project, and such failure is not cured within thirty (30) days after written notice from Landlord (provided that (i) if the alleged breach is of such a nature that it cannot reasonablyibe cured within such thirty (30) day period, then Tenant shall not be in default if Tenant commences a cure within such thirty (30) day period and diligently thereafter prosecutes such cure to completion, and (ii) in the event of an Emergency, such grace or cure period may be shortened as reasonably necessary given the scope and nature of the Emergency), Landlord may, but shall not be obligated to, perform any such obligation of, or make such payment by, Tenant, and to recover from Tenant, as additional rent hereunder, the reasonable and actual costs incurred by Landlord in performing or paying such obligation, which costs shall be payable within thirty (30) days after Landlord'~ written demand thereof accompanied by reasonable substantiation thereof. Landlord shall have (inladdition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this Section as in the case of default by Tenant in the payment of Rent. All sums paid by Landlord and all penalties, interest and costs in connection there I·th, shall be due and payable by Tenant together with interest thereon at the Default Rate, which shall be calculated from the date incurred by Landlord until the date of payment. 39. TELECOMMUNICATIONS FACILITIES. Tenant acknowledges that space on the Building rooftop and in Building risers, equipment rooms and equipment closets is limited. Tenant shall have the right to select its own provider of telecommunications services ("Telecommunications Services") to the Premises and to install such telecommunications equipment and facilities ("Telecommunications Facilities") as are reasonably necessary to serve Tenant's needs, subject to the terms and limitations of this Section 39 and Section 51, below. If Tenant requires Telecommunication Services for the Premises other than from the provider or providers of Telecommunication Services selected by Landlord and whose Telecommunication Facilities are installed in or about the Building or on the rooftop of the Building, then provision for such alternate or supplemental Telecommunication Services or Telecommunication Facilities shall be made in a license agreement reasonably acceptable to Landlord, as provided below. Unless otherwise required by law, and subject to the rights and provisions established under Section 51 of this Lease, neither Tenant, nor a provider of Telecommunication Services to Tenant, in the future shall be entitled to locate or install Telecommunication Facilities in, on or about the Building without (a) first obtaining Landlord's advance, written consent (given in its reasonable discretion), and (b) the advance execution by Landlord and Tenant of a satisfactory agreement granting a license to Tenant for such purposes and setting forth the scope, the additional rent, if any, royalties and the other terms and conditions of that 63 license, and (c) Tenant negotiating and obtaining the right, if any is required, to bpg such Telecommunication Facilities across public or private property to an approved entry point to the Building; provided that the foregoing requirements in clauses 9(a) - (c) shall not lapPly to replacement Telecommunications Facilities sought to be installed by Tenant from a previously approved provider (or by such provider) unless it would require a modification of the easement rights described in clause (c). The agreement referred to in clause (b) of the previous sentence shall be incorporated in and become part of this Lease. Any future application by Tenant for permission to locate or install Telecommunication Facilities shall (1) be in such form and shall be accompanied by such supporting information as the Landlord may reasonably require, (2) be subjecf to such procedures, regulations and controls as the Landlord may reasonably specify and (3) be accompanied by such payment as the Landlord may reasonably request to reimburse Landlord for its costs of evaluating and processing the application and in negotiating and preparing the agreement described earlier in this subparagraph. In no event may Tenant utilize, for its Telecommunications Facilities and connections, a greater percentage of the space provided for in the Building's conduit and risers, and on the roof of the Building, than is proportionate to Tenant's Share of the Building. 40. SALES AND AUCTIONS. Tenant may not display or sell merchandise outside the exterior walls and doorways of the Premises and may not use such areas for storage. Tenant agrees not to install any exterior ighting, amplifiers or similar devices in or about the Premises. Tenant shall not conduct or permit to be conducted any sale by auction in, upon or from the Premises whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceedings. 41. NO ACCESS TO ROOF. Except as and solely to the extent expressly set forth in Section 51 of this Lease, Tenant shall have no right of access to the roof of the Premises or the Building and shall not install, repair or replace any aerial, fan, air conditioner or other device on the roof of the Premises or the Building without the prior written consent of Landlord. 42. SECURITY. 42.1 Tenant hereby agrees to the exercise by Landlord and its agents and employees, within their sole discretion, of such security measures as Landlord deems necessary for the Building, provided that such security measures shall not interfere with Tenant's access to and use of the Premises 24 hours per day, 7 days per week, during the Term of this Lease (it being agreed that the installation and operation of a security system limiting entry to the Building during non-business hours to persons in possession of a security key card or with authorization by Tenant or Ilandlord to enter the Building shall not constitute "interference" within the meaning of this Section 42). Landlord agrees to install a base building card reader security system as part of the Base Building Improvements, as more fully set forth in Exhibit C to this Lease, and to provide through alsecurity service contract for the operation of such card reader entry system for the Building during the term 64 of this Lease. Any additional card entry system (for example, for the Premises) shall be Tenant's responsibility. Other than installing and providing contractually for the operation of a card reader entry system for the Building, Landlord has no duty or obligation to provide security services in, on or around the Premises, Land or Building, and under no circumstances shall Landlord be responsible for, nor deemed a guarantor of, the security or other protection for Tenant or Tenant's Agents or property in, on or about the Premises, Land or Building. All security services provided by Landlord will be included as part of Operating Costs under Article 9 of this Lease. 42.2 Tenant may install a security system within the Premises, provided such system and its installation (i) shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld (provided it shall not be unreasonable for Landlord to deny consent to any system which is not compatible with the Building's overall security and fire safety and life safety systems), (ii) shall be in accordance with all applicable Governmental Requirements (iii) shall be performed at Tenant's sole expense, and shall otherwise be installed in accordance with the provisions governing Alterations under this Lease or the provisions governing installation of the Tenant Improvements under Exhibit C hereto. 43. AUTHORlTY OF PARTIES. 43.1 Tenant hereby represents and warrants that it has been duly authorized to execute and deliver this Lease, and that this Lease is binding upon Tenant. 43.2 Landlord hereby represents and warrants that it has been duly authorized to execute and deliver this Lease, and that this Lease is binding upon Landlord. 44. NO ACCORD OR SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent and other sums due hereunder shall be deemed to be other than on account of the earliest rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or other sum and to pursue any other remedy provided in this Lease. 45. [INTENTIONALLY DELETED] 46. PARKING. Tenant shall have the right to park in the Building parking facilities in common with other tenants of the Building upon such terms and conditions as may be established by Landlord mom time to time during the term of this Lease, but without charge. Tenant agrees not to overbJden the parking facilities and agrees to cooperate with Landlord and other tenants in use of thejParking facilities. For purposes of determining whether Tenant is overburdening the Building's parking facilities, Tenant shall be deemed to have (and Landlord agrees, subject only to the provisions of 65

Section 29.2(b), to provide at all times during the Lease Term) a parking allocation of five (5) parking spaces for each 1,000 square feet of rentable area for the Premises initially leased hereunder (and Landlord agrees that in providing parking allocations to other tenants or occupants of the Project, Landlord will not allocate, in the aggregate, more parking spaces than exist for tHebenefit of the Project taking into account Tenant's parking allocation hereunder). Landlord shaul have the absolute right (i) to allocate and assign parking spaces among some or all of the tenants of the Building (and Tenant shall comply with any such parking assignments), (ii) to reconfigure, relocate and!or expand or modify the parking area, and (iii) to modify the existing ingress to and egress from the parking area as Landlord shall deem appropriate, as long as access to such area is maintained after such modification is completed and spaces are made available to Tenant for Tenant's use that satisfy Tenant's parking allocation. In no event will any of the foregoing rights be exercised in a manner which would reduce Tenant's parking allocation below that set forth above, nor to reduce the parking available to all space in the Project that is not initially leased to Tenant pursuant to this Lease below that required by applicable codes and legal requirements. Landlord agrees (i) to provide, as part of the parking facilities serving the Building, approximately 591 parking spaces, and in all events a minimum number of parking spaces sufficient to satisfy Tenant's parking allocation hereunder, and (ii) that it will not grant to other tenants of the Building a parking allocation which, when combined with the parking allocation granted to Tenantherein, would exceed the total number of parking spaces in the Building's parking facilities. In the event of any reduction in the square footage of the Premises leased hereunder (for example, pursuant to Landlord's exercise of its right of recapture under Article 21), such reduction shall give rise to a pro rata reduction of Tenant's parking allocation hereunder at the 5 spaces per 1,000 square feet of rentab le area parking ratio described above. In the event of any expansion of the Premises pursuant to this Lease, Tenant will be allocated, for the applicable expansion space, a pro rata share of the remaining parking spaces available in the Building's parking facilities relative to other space in the Building (but excluding the Premises as initially leased pursuant hereto, and the parking spaces allocated to tlie initial Premises hereunder). 47. GENERAL PROVISIONS. 47.1 Acceptance. The delivery of any draft of this Lease, including a so-called "execution draft," shall not constitute an offer of any kind, and this Lease shall only become effective and binding upon full execution hereof by Landlord and Tenant, and delivery of a signed Icopy by Landlord to Tenant. 47.2 Joint Obligation. If there shall be more than one Tenant, the obligations hereunder imposed shall be joint and several. 47.3 Marginal Headings. Etc. The marginal headings, Table of Contents, lease summary sheet and titles to the sections of this Lease are not a part of the Lease and shall have no effect upon the construction or interpretation of any part hereof 66

47.4 Choice of Law. This Lease shall be governed by and construed in accordance with the laws of the State of Pennsylvania (without regard to the choice of law and/or conflict oflaw principles applicable in Pennsylvania). 47.5 Successors and Assigns. The covenants and conditions herein contained, subject to the provisions as to assignment, inure to and bind the heirs, successors, executors, administrators and assigns of the parties hereto. 47.6 Recordation. Except to the extent otherwise required by law, neither Landlord nor Tenant shall record this Lease, but a short-form memorandum hereof may be recorded at the request of either party, provided (i) such short form shall be subject to the reasonable approval of Landlord, and shall contain no information other than what is statutorily required in order to record a short form memorandum of lease, (ii) the party requesting such recordation shall pay all costs, expenses and recordation taxes associated therewith, and (iii) if recorded, each party covenants to execute and acknowledge (A) a valid release of such memorandum, in recordable form, effective upon the expiration, or earlier termination, of this Lease (and which may thereupon be recorded by Landlord), and (B) an amendment to such memorandum, in recordable form, upon any amendment to this Lease which renders any information set forth within the original memorandum incorrect in any material respect (and which may thereupon be recorded by Landlord). 47.7 Quiet Possession. So Longas Tenant is not in default of this Lease (after giving effect to applicable notice, grace and/or cure periods), Tenant shall have quiet possession of the Premises for the Lease Term hereof, free from any disturbance or molestation by Landlord, or anyone claiming by, through or under Landlord, but in all events subject to all the provisions of this Lease. 47.8 Inability to Perform; Force Majeure. This Lease and the obligations of the parties hereunder shall not be affected or impaired because the other party is unable to fulfill any of its obligations hereunder (or is delayed in doing so) to the extent such inability or delay is caused by reason of war, civil unrest, strike, labor troubles, unusually inclement weather, unusual governmental delays, inability to procure services or materials despite reasonable efforts, fire or other casualty, acts of God, or any other cause( s) beyond the reasonable control of such party (which causes are referred to collectively herein as "Force Majeure'), provided (i) in no event shall any monetary obligations, including without limitation the Tenant's obligation to pay Base Rent or additional rent, be ex-tended due to Force Majeure, (ii) in no event shall financial inability constitute a cause beyond the reasonable control of a party, and (iii) in order for any party hereto to claim the benefit of a delay due to Force Majeure, such party shall be required to use reasonable efforts to minimize the extent and duration of such delay, and to notify the other party of the existence and nature of the cause of such delay within a reasonable time after the such delay first commences. Except as limited by the foregoing clauses (i) - (iii), any time specified non-monetary obligation of a party in this Lease shall be extended one day for each day of delay suffered by such party as a result of the occurrence of any Force Majeure. 67

47.9 Partial Invalidity. Any provision of this Lease which shall prove to be invalid, void; or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision( s) shall remain in full force and effect. 47.10 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity. 47.11 Entire Agreement. This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises, or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect, and any such representations, inducements, promises, and agreements are hereby merged herein. 47.12 Survival. All indemnities set forth in this Lease shall survive the expiration or earlier termination of this Lease. 47.13 Consents. If any provision of this Lease subjects any action, inaction, activity or other right or obligation of Tenant to the prior consent or approval of Landlord, Landlord' shall be deemed to have the right to exercise its sole and unfettered discretion in determining whether to grant or deny such consent or approval, unless the provision in question states that Landlord's consent or approval "shall not be unreasonably withheld," in which event Landlord's consent shall be subject to Landlord's reasonable discretion. 47.14 Saving Clause. In the event (but solely to the extent) the limitations on Landlord's liability set forth in Section 8.3 of this Lease would be held to be unenforceable or void in the absence of a modification holding the Landlord liable to Tenant orto another person for injury, loss, damage or liability arising from Landlord's omission, fault; negligence or other misconduct on or about the Premises, or other areas of the Building appurtenant thereto or used in connection therewith and not under Tenant's exclusive control, then such provision shall be deemed modified as and to the extent (but solely to the extent) necessary to render such provision enforceable under applicable law. The foregoing shall not affect the application of Section 34 of this Lease to limit the assets available for execution of any claim against Landlord. 47.15 Reservation. Nothing herein set forth shall be deemed or construed to restrict Landlord from making any modifications to any of the common areas serving the Project, Building and/or the Premises as of the date of execution hereof, and Landlord expressly reserves the right to make any modifications to such areas as Landlord may deem appropriate, including but no limited to, the addition or deletion of temporary and/or permanent improvements therein, anp;or the conversion of areas now dedicated for the non-exclusive common use oftenants (includingITenant) to the exclusive use of one (1) or more tenants or licensees within the Building,providedliandlord shall not exercise its rights under this Section 47.15 in a manner which will materially and adversely affect Tenant's access to, or use or enjoyment of, the Premises, nor which will materially modify the design and presence of the primary front entrance arid rear employee entrances to the Premises as reflected in the Base Building Plans (as defined in Exhibit C). Tenant shall not have any approval 68 rights in connection with any such modifications or improvements to the Project. Any modifications to the parking areas serving the Premises will be subject to the terms of section 46, above. 47.16 Keys. Tenant shall provide Landlord with a master key and/or key cards or entry devices for all locks and security devices providing access to the Premises and any locked areas therein (including promptly upon any change or additions in such locks and/or security devices). 47.17 [Intentionally Deleted] 47.18 Certain Terminology. A. The terms "herein", "hereunder", "hereinbelow", "above" and/or "below", and any terms of like import, shall be interpreted to mean this Lease as a whole, and not merely the Section, paragraph or subparagraph within which such term is set forth. B. As used in those provisions of this Lease where Tenant is agreeing to assume responsibility for certain conduct, actions and/or omissions of "Tenant," the term "Tenant" shall be construed to mean Tenant, and Tenant's agents, employees, contractors, subcontractors, assignees, sublessees, licensees and, while within the Premises, invitees and business visitors. C. The term "Emergency" shall mean and refer to any situation or circumstance where there is an immediate or imminent risk of injury or death to persons or damage to property unless immediate action is taken to address such situation or circumstances, as determined by the party invoking such term in good faith . . 47.19 Interpretation. If any party to this Lease is made up of more than one person or entity, then all such persons and entities shall be included jointly and severally, even though the defined term for such party is used in the singular in this Lease. If any time period under this Lease ends on a day other than a business day, then the time period shall be extended until the next business day. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease shall have been stricken out or otherwise eliminated, regardless of whether any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be dram from the fact that such words or phrases were so stricken out or otherwise eliminated. All references in this Lease to "the date of this Lease" shall be deemed to refer to that date of final execution and delivery of this Lease by Landlord and Tenant. 47.20 Counterparts. This Lease may be executed in separate counterparts. It shall be fully executed when each party whose signature is required has signed at least one counterpart even though no one counterpart contains the signatures of all of the parties to this Lease. 47.21 Publicity. No press release or other publicity regarding this Lease shall be permitted without the mutual and reasonable consent of both Landlord and Tenant. 69

48. [INTENTIONALLY DELETED] 49. WAIVER OF JURy TRIAL. LANDLORD AND TENANT HEREBYW AIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ON ALL MATTERS ARISING OUT OF TIDS LEASE, OR THE US~ AND OCCUP ANCY OF THE PREMISES. IF LANDLORD COMMENCES ANY SUMMARY PROCEEDING FOR NON-PAYMENT OF RENT, TENANT WILL NOT INTERPOSE (AND WAIVES THE RIGHT TO INTERPOSE) ANY NON-MANDATORY (I.E., NON- COMPULSORy) COUNTERCLAIM IN ANY SUCH PROCEEDING, PROVIDED THAT (I) TENANT WILL NOT BE DEEMED TO HAVE WAIVED THE RIGHT TO AlSSERT ANY SUCH NON-MANDATORY COUNTERCLAIM AS A DIRECT CLAIM AGAINST LANDLORD PROVIDED THE SAME IS ASSERTED IN A SEPARATE AlCTION AGAINST LANDLORD AND IS NOT JOINED IN THE SUMMARY PROCEEDING, (II) TENANT SHALL HAVE THE RIGHT TO ASSERT ANY COMPULSORY COUNTERCLAIM IN SUCH SUMMARYPROCEEDING,AND(III) TENANTWIlLLNOT BE DEEMED TO HAVE WAIVED ITS RIGHT TO ASSERT ANY DEFENSES, INCLUDING AFFIRMATIVE DEFENSES, AGAINST LANDLORD IN SUCH SUMMARY PROCEEDING. 50. RENEWAL OPTION A. General. Provided that both at the time of the exercise of the option hereinafter set forth and at the time of commencement of the Renewal Term (as hereinafter defined) this Lease is in full force and effect, Tenant is not then in default of any of its obligations under this Lease (after expiration of applicable notice and cure periods, if any), Tenant is hereby granted the option to renew the Lease Term for two (2) additional consecutive period( s) of sixty (60) months each (the first such renewal term, the "First Renewal Term", the second such renewal term, the "Second Renewal Term", and each or both, as the context requires, a ''Renewal Term"), the First Renewal Term to commence at the expiration of the initial Lease Term, and the Second Renewal Term to commence at the expiration of the First Renewal Term. Tenant shall exercise its option to renew by delivering notice of such election (the "Renewal Notice") to Landlord not less than nine (9) months prior to the expiration of the Initial Term, as to the First Renewal Term, and not less than nine (9) months prior to the expiration of the First Renewal Term, as to the Second Renewal Teim,provided that in those instances where a renewal option is exercised more than one (1) year prior to the commencement of the applicable Renewal Term, the determination ofFMR (defined herein) will be deferred until nine (9) months prior to the commencement of such Renewal Term unless otherwise agree to the contrary by Landlord and Tenant. In the event that Landlord does not receive the applicable Renewal Notice prior to the expiration of such time period (time being of the essence withlrespect thereto), then such option to renew the Lease Term (and any and all subsequent options to renew the Lease Term) shall, upon the expiration of such time period, become null and void and be of no further force or effect and Tenant shall, at the request of Landlord, execute an instrument in form and substance acceptable to Landlord confirming such facts, 70

B. Terms. Each Renewal Term shall be upon the same terms and conditions of this Lease except that (a) the Base Rent during each such Renewal Term shall be at such annual Irate and escalations as may be determined by the agreement of Landlord and Tenant or, if Landlord and Tenant are unable to reach agreement within thirty (30) days after the date of the applicable fenewal Notice, and Tenant does not elect on or before the thirtieth (30th) day after the date of the applicable Renewal Notice to rescind such Renewal Notice (and, thereby, its election to exercise such Renewal Option) by written notice to Landlord, then at an annual rate equal to the greater of (i) 100% the annual fair market rental and annual escalation rate ("FMR") for space comparable to the R1remises for the applicable Renewal Term as determined by the Three Broker Method set forth in, and the other standards described in, Section 50.C of this Lease, or (ii) the then fully escalated Rent then in effect as of the end of the Initial Term or Renewal Term then ending, as applicable; (b) fue Real Estate Tax Base Year and Operating Costs Base Year shall be reset as provided in clause'C.(vii), below , (c) Tenant shall have no option to renew the Lease Term beyond the expiration of the Second Renewal Term; and (d) the Premises shall be delivered in their existing condition (on an "as is" basis) at the time the applicable Renewal Term commences. Any renewal of the Term of this Lease shall be for not less than all of the Premises. C. Three Broker Method., If the parties are otherwise unable to agree upon the MR for comparable space, said rental rate shall be determined by arbitration in the following manner: (i) Landlord and Tenant shall each appoint one broker who be licensed in the State of Pennsylvania as a "Broker" and shall have been active over the five (5) year period ending on the date of the Renewal Notice in the leasing of comparable office properties within the Butler County/Cranberry Woods office market (the "Applicable Submarket"). Each such broker shall be appointed within ten (10) days after the expiration of the thirty (30) day negotiation period described in Section 50.B, above. (ii) The two brokers so appointed shall, within ten (10) days of the date of the appointment of the last appointed arbitrator, agree upon and appoint a third arbitrator who shall be qualified based upon the same criteria set forth hereinabove for the qualification of the initial two brokers, except that the third broker shall be completely independent of both Landlord and Tenant. (iii) Landlord's designated broker and Tenant's designated broker shall, within ten (10) business days of the appointment of the third broker, each make a presentation to such third broker of each such broker's respective evaluation of the appropriate FMR for comparable space being leased by tenants under lease renewals in similar quality office buildings within the Applicable Submarket, using such standards and comparables for making such determination in connection with a lease renewal as such brokers deem appropriate under the circumstances, including tenant improvement allowances, brokerage commissions, rent abatements, and other concessions being offered in the marketplace as ofthe time of such Renewal Notice, any modifications to the Ba~eYear or any other Lease terms provided for in this Section 50, as well as any other benefits and detriments to Landlord or Tenant derived from such renewal transaction. 71

· (iv) Within ten (10) days after the presentations described in clause (iii), above, the third broker shall determine, under the so-called baseball method, which presentation most closely approximated the appropriate FMR for comparable space being leased by tenants under lease renewals in similar quality office buildings within the Applicable Submarket, and such presentation shall constitute the FMR for all purposes of this Section 50. The decision of the third broker shall be binding upon Landlord and Tenant. In the event the FMR (v) If either Landlord or Tenant fails to appoint a broker within the time period specified in subparagraph (i) hereinabove, the broker appointed by one of them shall reach a decision and notify Landlord and Tenant thereof, and such broker's decision shall be binding upon Landlord and Tenant. (vi) The cost of arbitration shall be paid by Landlord and Tenant equally. (vii) In determining the Base Rent payable during (and the annual escalation rate applicable to) any Lease Year of a Renewal Term, the parties agree that the Base Year for Operating Costs and Real Estate Taxes shall be revised to coincide with the first full year of the applicable Renewal Term. In no event shall the Base Rent determined for the First Renewal Term under this Section 50 be less than the fully escalated Rent in effect for the Initial Term nor shall the Base Rent determined for the Second Renewal Term under this Section 50 be less than the fully escalated Rent in effect for the First Renewal Term. D. New Lease After Renewal Term Except for the renewal options set forth above in this Section 50, this Lease may only be extended beyond the Lease Expiration Date by the parties executing a new lease on Landlord's then current lease form or by an extension agreement signed by both parties making specific reference to this Lease. No proposals, offers, correspondence, or the like shall be legally binding upon Landlord unless and until the terms thereof are incorporated in either a new lease or a formal amendment to this Lease as provided in this subsection. 51. ROOF RIGHTS. 51.1 Generally. Subject to (i)· compliance with all applicable Governmental Requirements, (ii) compliance with any covenants, conditions and restrictions applicable to the Building, if any, (iii) compliance with Section 39, above, and (iv) subjectto Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant shall have the right of access to and the non-exclusive use of the roof of the Building for the installation of telecommunications equipment which are integrated with Tenant's operations from the Premises, including a satellite dish notto exceed thirty-six inches (36") in diameter, and any other equipment which is approved by Landlord, which approval shall not be unreasonably withheld, consistent with the other standards set forth in this Section 51 (Tenant's "Roof Use"); provided further (A) that such installation and the Roof Use shall not void any roof or other warranty applicable to the BFlding, (B) that all such installations shall be located and screened in a manner mutually acceptable to both Landlord and Tenant in their reasonable discretion, (C) so long as Tenant is the sole occupant of the. Building, Tenant's right to use the roof of the such individual building for telecommuni.cations 72 purposes shall be exclusive, and CD) in all events, Tenant shall be entitled to use Tenant's Share of that portion of roo f which is permitted to be used by tenants of the Building for roof use purposes, including for such items as supplemental air-conditioning equipment and the like. Tenant shall not be obligated to pay any rental for Tenant's Roof Use (except for any Operating Costs associated therewith, to the extent payable under Section 9 of this Lease). No item of Tenant's equipment installed as part of Tenant's Roof Use shall cause interference with the operation of similar communications equipment of other tenants or service providers which equipment was installed on the roof prior to the installation of the relevant item of Tenant's equipment (provided Landlord acknowledges that (i) as set forth in Section 51.6, below, Tenant's roof equipment, if any, will be the first such equipment placed on the roof, and (ii) as set forth previously in this Section 51.1, as long as Tenant is the sole occupant of the rentable area of the Building, Tenant's right to uselthe roof for the purposes described in this Section 51 shall be exclusive). Landlord agrees to similarly enforce such provisions against other roof-top users, if any. 51.2 Insurance Premiums. If the rate of any insurance carried by Landlord is increased as a result of Tenant' s Roof Use, then Tenant will pay to Landlord within thirty (30) days after Landlord delivers to Tenant a certified statement from Landlord's insurance carrier stating that the rate increase was caused by Tenant's Roof Use, a sum equal to the difference between the original premium and the increased premium resulting from the Roof Use. 51.3 No Representations. Landlord has not made any representations or promises pertaining to the suitability of the Building's rooftop for the Roof Use. Tenant, for the purpose of this paragraph and its right to rooftop access hereunder, accepts the rooftop in its "as is" condition. 51.4 Compliance with Legal Requirements. Tenant will obtain prior to installation, any and all necessary licenses, approvals, permits, etc., necessary for the installation, maintenance and use of any equipment installed pursuant to this Section 51. Tenant's Roof Use shall not in any way conflict with any applicable Governmental Requirements now in force or which may hereafter be enacted. The Tenant will, at its sole cost and expense, promptly comply or ensure that the Roof Use complies with all Governmental Requirements or requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted relating to or affecting Tenant's Roof Use. Tenant shall indemnify and hold Landlord harmless from and against any and all loss, cost (including reasonable attorney's fees incurred ill defending Landlord), damage or liability arising out of any violations of said Governmental Requirements. 51.5 Additional Covenants. Tenant's Roof Use shall be exercised: (1) in such manner as will not create any hazardous condition or interfere with or impair the operation of the heating, ventilation, air conditioning, plumbing, electrical, fire protection, life safety, public tilities or other systems or facilities in the Building; (2) in such a manner as will not directly or indirectly interfere with, delay, restrict or impose any expense, work or obligation upon Landlord in the use or operation of the Building; (3) at Tenant's cost, including the cost of repairing all damage to the Building and any personal injury and!or property damage attributable to the installation, inspection, adjustment, maintenance, removal or replacement of any equipment or apparatus on the roofs approved or installed hereunder, all of which shall be Tenant's responsibility; and (4) in a manner 73 which will not void or invalidate any roof warranty then in effect with respect to the roof of the Building. Tenant shall maintain any equipment installed by it on the roof pursuant to this Section 51 in good condition and repair, and will remove same and restore the Building to its pre-existing condition upon the expiration or earlier termination of this Lease. Tenant's Roof Use shall be used solely in the ordinary course of Ten ant's business operations and Tenant may not sublease, license or otherwise permit third parties to establish communications transmission facilities as part of Tenant's Roof Use. 51.6 Non-Interference. Landlord acknowledges that Tenant's initial roof equipment will be the first equipment installed on the roof of the Building, and Landlord agrees that it shall not grant to any subsequent Building tenant, if any, the right to operate communications equipment or antennae on the roof in a manner that interferes with the operation of any roof devices or equipment installed prior to such date by Tenant pursuant to this Section 51. However, Landlord shall not be responsible for any frequency interference which occurs between the Tenant's roof equipment and any similar equipment operated by other tenants of the Building on the roof (or elsewhere) to the extent such other tenant's equipment was installed on the roof (or elsewhere) prior to the date Tenant's equipment was installed (i.e., with respect to equipment installed in the future by Tenant after another tenant of the Building, if any, has installed roof equipment o1iherwise allowed hereunder), provided Landlord shall not grant any other tenant rights or access to ~e roof for similar communications equipment if such rights or access would (i)result in blockage of the line of sight approved for Tenant's initial installation of its roof equipment, or (ii) interfere with the ability of Tenant' s roof equipment to perform properly. Any dispute regarding the matters set forth in this Section 51.6 shall be referred to an independent engineer selected by Landlord, but reasonably approved by Tenant, for final determination. 52. EXPANSION OPTIONS. 52.1 Generally. 52.1.1 This Article 52 sets forth three (3) expansion options in favor ofTenantwithin the Building, which are hereinafter referred to collectively as Tenant's "Expansion Options". In addition, Section 52.5, establishes an additional expansion option in favor of Tenant that relates to certain parcels contiguous to the Land, which is intended to be established under an Option Agreement to be negotiated in the future between Landlord, Tenant and Mine Safety Appliances, Inc. ("MSA") in accordance with the business terms and parameters reflected in Exhibit E hereto and made a part hereofby this reference. Tenant shall be entitled to exercise its Expansion Options only at such time(s) as (i) the Lease is in full force and effect, (ii) Tenant is not then in Default of any of its obligations under this Lease (after expiration of applicable notice and cure periods, if any), (ill) Tenant and/or any affiliate of Tenant ("Tenant Affiliate") is occupying the entire rentable square footage initially leased hereunder at the time of such exercise, and (iv) Tenant is exercising such Expansion Option for its own use and occupancy (and/or that of a Tenant Affiliate). The first Expansion Option is a specific expansion option for approximately 10,000 square feet of rentable area contiguous to the Premises, to be designated by Landlord at the time of Tenant's exercise of such expansion option and made available by Landlord to Tenant no later than the last day of the 74 twelfth (12th) month of the Lease Term, all as more fully set forth in Section 52.2, below. The second Expansion Option is a right of first offer applicable to vacant space within the Building during the initial Lease Term, all as more fully set forth in Section 52.3, below. The third Expansion Option is a right of first refusal applicable to vacant space within the Building during the first twenty- four (24) months of the initial Lease Term, all as more fully set forth in Section 52.4, below 52.1.2 All rights created under this Section 52 are personal to Tenant, and shall not inure to the benefit of any sublessee or assignee of Tenant (other than a Tenant Affiliate or a permitted assignee pursuant to Section 21.4 of this Lease), but rather, shall be deemed null and void and of no further legal force and effect immediately upon any assignment of this Lease other than as permitted as a matter of right pursuant to Section 21.4, above. In no event shall Tenant have the right to exercise any Expansion Option on behalf of a subtenant, assignee or other third party other than a Tenant Affiliate, 52.1.3 Time is of the essence of all provisions of this Section 52. 52.2 Prime Expansion Option. 52.2.1 Subject to the terms and provisions of this Article 52, Tenant is hereby granted the option (the "Prime Expansion Option"), exercisable by Tenant on or before 5:00 p.m. EST on the last day of the sixth (6th) full calendar month of the Lease Term (the "Prime Expansion Exercise Deadline"), and upon not less than six (6) months prior written notice to Landlord, to lease up to approximately 10,000 rentable square feet of space in the Building (the "Prime Expansion Space") for an initial term coinciding with the balance of the Initial Term (the "Prime Expansion [l'erm"). The "Prime Expansion Space" shall be a space designated by Landlord that is located contiguous to the Premises (on the same floor of the Building) consisting of approximately 10,000 rentable square feet (Plus or minus five percent (5%», and will be available for delivery to Tenant within six (6) months after the Prime Expansion Option Notice (defined below). Tenant shall exercise the Prime Expansion Option by delivering a written notice to Landlord (the "Prime Expansion Exercise Notice") on or before the Prime Expansion Exercise Deadline (i) stating Tenant's unqualified election to exercise the Prime Expansion Option, (ii) designating the portion (up to the whole) of the Prime Expansion Space that Tenant is electing to lease (which designation shall be subject to Landlord's reasonable consent, and which shall be deemed to constitute the "Prime Expansion Space" once such designation is approved by Landlord), and (iii) shall attach a proposed space plan for the portion of the Prime Expansion Space so designated by Tenant. Landlord shall approve Tenant's designation ofless than all of the original Prime Expansion Space so long as the balance remaining after such designation constitutes Independently Leasable Space within the meaning of this Lease. The date upon which Landlord delivers possession of the Prime Expansion Space to Tenant in the condition contemplated under Section 52.2.2, below, is referred to herein as the "Prime Expansion Date". 52.2.2 Any leasehold created pursuant to Tenant's exercise of the Prime Expansion Option shall be upon substantially the same terms and conditions as this Lease, including the then current annual Base Rent per square foot of rentable area, the Operating Costs Base Year, the Real 75

Estate Tax Base Year, and the Lease Expiration Date; and the following additional provisions shall be applicable: (i) the Prime Expansion Term shall by its terms expire on the Lease Expiration Date so that the Prime Expansion Term and the Initial Term of this Lease coincide, (ii) from and after the Prime Expansion Date, the Premises shall be deemed to include the Prime Expansion Space; (Hi) Tenant's Share shall be modified to include the applicable percentage of the Building allocable to the Prime Expansion Space; (iv) Article 9 and 10 of this Lease shall be deemed amended mutatis mutandis to provide that Tenant will pay Expense Increases and Tax Increases with respect to the Prime Expansion Space on the same basis provided for herein; (v) Monthly Rent for the Prime Expansion Space shall commence on the earlier to occur of (A) the date Tenant commences actual occupancy of the Prime Expansion Space for purposes of conducting business operations therein; or (B) the Prime Expansion Date (such date, the "Prime Expansion Rent Commencement Date"); (vi) as of the Prime Expansion Rent Commencement Date, the total Monthly Rent due under this Lease shall be adjusted to account for the additional square footage of the Prime Expansion Space; (vii) the Renewal Option described in Section 50 shall also apply with respect to the Prime Expansion Space; (viii) the allowance and construction provisions set forth in Section 52.2.3, below (and by application thereof, Exhibit C of this Lease), shall apply to the Prime Expansion Space; (ix) the number of parking spaces to be allocated to the Prime Expansion Space shall be as determined under Section 46 of this Lease based on the square footage of the Prime Expansion Space; (x) the Guaranty shall apply to Tenant's lease of the Prime Expansion Space; and (xi) all other provisions of the Lease shall be deemed amended mutatis mutandis to apply to the Prime Expansion Space; provided, however, that Base Rent shall not be due or payable by Tenant on account of the Prime Expansion Space until the Prime Expansion Rent Commencement Date. 52.2.3 Tenant shall be granted an allowance for tenant improvements to be performed by Tenant with respect to the Prime Expansion Space in an amount equal to the product of (i) $21.00 per rentable square foot in the Prime Expansion Space, and (ii) a fraction, the numerator of which is the number of full calendar months remaining in the Initial Term as ofthe Prime Expansion Rent Commencement Date, and the denominator of which is the total number of full calendar months in the Initial Term. Such allowance shall be funded topay for (i) Tenant's share of applicable architectural fees for preparation of construction drawings ("Design Costs") for the Prime Expansion Space, (ii) permit fees associated with such work, and (iii) the cost of physical improvementsho such Prime Expansion Space, with any unused amount to be credited against Rent becoming due for the Prime Expansion Space (but in no event shall more than 20% of such allowance be credited against Rent, and any amount in excess of20% of the allowance which is not used for the items described in the preceding clauses (i), (ii) and (iii) shall be deemed forfeited by Tenant). Such allowance shall be funded substantially in accordance with the construction provisions of Exhibit C of this lJease as applied to such construction. The parties agree that the parties shall generally conform to the provisions of Exhibit C with respect to the design and construction of physical improvements to the Expansion Space, as if fully restated in this Section 52.2 (and subject to any specific modifications as to timing or other points of detail expressly set forth in this Section 52.2). 52.2.4 Promptly after Tenant's exercise of the Prime Expansion Option, Landlord shall prepare and Landlord and Tenant shall execute an amendment to this Lease confirming such exercise and incorporating the applicable terms of this Section 52. These provisions shall be self- 76 operative, and such amendment shall merely confmn in a separate written instrument the terms and provisions set forth herein. 52.2.5 If, for any reason, Tenant fails to exercise the Prime Expansion Option with respect to the Prime Expansion Space on or before the Prime Expansion Deadline, then the Prime Expansion Option shall terminate, and Landlord shall have the right (subject only to Tenan~'s Right of First Refusal as defined in Section 52.4, below) to lease the Prime Expansion Space to any person or entity, free from the effect of the Prime Expansion Option, on such terms as Landlord determines in its sole and absolute discretion. In addition, if Tenant elects to exercise the Prime Expansion Option with respect to less than all of the original Prime Expansion Space, then the Prime Expansion Option shall terminate as to the balance of the original Prime Expansion Space, and Landlord shall have the right (subject only to Tenant's Right of First Refusal as defined in Section 52.4, below) to lease the remainder of the original Prime Expansion Space not leased by Tenant to any person or entity, free from the effect of the Prime Expansion Option, on such terms as Landlord determines in its sole and absolute discretion. _ I 52.3 Right of First Offer. 52.3.1 Subject to the further terms of this Section 52.3, Tenant is hereby granted, solely during the original Initial Term hereunder, an ongoing right of first offer ("Right of First Offer") to lease space which is or becomes vacant in the Project (any space subject to this Right of First Offer being sometimes referred to herein as the "Offer Space"). 52.3.2 With respect to any Offer Space, Landlord will notify Tenant in writing, within a reasonable time after Landlord becomes aware that an Offer Space is or will become available for lease to the public, of the size, location and configuration of such Offer Space (including a space plan depicting its then current configuration), the date Landlord anticipates that it will be able to deliver possession thereof to Tenant, and of the terms and conditions upon which Landlord is willing to lease such Offer Space to Tenant, including the term, rental rate, base year, improvement allowance and other material business terms and conditions of such offer (such written notice, an "Offer Notice"). Within seven (7) business days after its receipt of any Offer Notice, Tenant shall notify Landlord in writing if it wishes to negotiate a lease for the Offer Space with Landlord (such notice, an "Expression of Interest"). If Tenant fails or declines to provide an Expression of Interest to Landlord prior to the expiration of such seven (7) business day period, Tenant shall be deemed to have waived its Right of First Offer, Landlord shall have the right (subject only to Tenant's Right of First Refusal as defined in Section 52.4, below) to lease the Offer Space to any person or entity, free from the effect of the Right of First Offer, on such terms as Landlord determines in its sole and absolute discretion, and Tenant's Right of First Offer under this Section 52.3 as to such Offer Space shall thereafter be null and void. If Tenant delivers an Expression of Interest to Landlord prior to expiration of the seven (7) business day period after Landlord 1sOffer Notice, then Landlord and Tenant shall promptly meet through their authorized representapves to negotiate in good faith the terms of a lease of the Offer Space that is mutually acceptable to them (but without obligation of any kind to reach agreement on any such terms, other than the obligation to proceed in good faith) for a period (the "Negotiation Period") expiring thirty (30) days after the 77 date of Landlord 's original Offer Notice. If Landlord and Tenant are able to reach agreement on the terms of a lease for the Offer Space during the Negotiation Period (which agreement may be in the form of a signed letter of intent incorporating all of the main business terms of such lease transaction) (such agreed terms, the "Approved Offer Terms"), then the execution and delivery of such agreement or letter of intent by both Landlord and Tenant shall constitute Tenant's irrevocable election to lease the applicable portion of the Offer Space on the business terms reflected within the Approved Offer Terms, and otherwise in accordance with the terms of this Section 52.3. 52.3.3 Within ten (10) business days after the parties reach agreement on Approved Offer Terms, Landlord shall deliver to Tenant a lease (an "Offer Lease") for such Offer Space having legal terms substantially consistent with the terms specified in this Lease, and business terms consistent with the Approved Offer Terms. Should the parties fail or be unable to reach agreement on Approved Offer Terms prior to expiration of the Negotiation Period, then this Right of First Offer shall terminate as to such Offer Space, Landlord shall have the right (subject only to Tenant's Right of First Refusal as defined in Section 52.4, below) to lease such Offer Space to any person or entity, free from the effect of the Right of First Offer, on such terms as Landlord determines in its sole and absolute discretion, and Tenant's Right of First Offer under this Section 52.3 as to such Offer Space shall thereafter be null and void. In addition, should Tenant fail to execute and deliver an Offer Lease within fifteen (15) business days after an execution draft of the same is provided to Tenant in accordance with (and consistent with the legal and business terms applicable under) this Section 52.3, then Tenant's right offirst offer under this Section 52.3 shall immediately be null and void, and of no further force and effect. 52.3.4 With regard to any Offer Lease, the following terms and conditions shall apply: (i) the Offer Lease shall have an initial term as provided under the Approved Offer Terms; (ii) annual Base Rent under the Offer Lease shall be calculated in accordance with the Approved Offer Terms; (iii) the Operating Costs Base Year and the Real Estate Tax Base Year shall be as described in the Approved Offer Terms; (iv) the Offer Lease shall provide for renewal options if and to the extent set forth in the Approved Offer Terms; (v) construction of tenant improvements to the Offer Space shall be handled in substantially the same manner as is provided for under Exhibit C of this Lease unless otherwise provided in the Approved Offer Terms; (vi) the determination of Tenant's Share under the Offer Lease shall be made on the same basis as that provided for herein; (vii) the payment of Expense Increases and Tax Increases under the Offer Lease shall be made on the basis described in the Approved Offer Terms; (viii) the payment of Rent under the Offer Lease (and the initial term of the Offer Lease) shall commence as and when provided for under the Approved Offer Terms; (ix) the Offer Lease shall not contain any expansion options, roof rights, generator rights or other similar special rights other than as provided for in the Approved Offer Terms; (x) the Offer Lease shall provide for a parking allocation as described in the Approved Offer Terms; (xi) the Guaranty shall apply to the Offer Lease; and (xii) unless otherwise specifically provided to the contrary in the Approved Offer Terms, the Offer Lease shall otherwise be on substantially the same terms and conditions of this Lease. 78

52.4 Right of First Refusal. 52.4.1 Subject to the further terms of this Section 52.4, Tenant is hereby granted, solely during the first twenty four (24) months ofthe Initial Term hereunder, aright of first refusal ("Right of First Refusal") to lease space which is vacant in the Project (any space subject to this Right of First Refusal being sometimes referred to herein as the ''ROFR Space"). Such Right of First Refusal shall be triggered by Landlord's issuance or receipt of a letter of intent or term sheet ("LOI") with a third party for any ROFR Space under economic terms and conditions which are acceptable to Landlord and such third party. 52.4.2 Landlord will notify Tenant in writing, promptly after execution or receipt of an LOI for a ROFR space, of the size, location and configuration of such ROFR Space (including a space plan depicting its then current configuration), and attaching a copy of such LOI setting forth the applicable business and other terms thereof (such notice, the "ROFR Notice"). Within three (3) business days after its receipt of any ROFR Notice, Tenant shall notify Landlord in writing (such notice, a "ROFR Exercise Notice") if it elects to exercise its Right of First Refusal as to such ROFR Space in accordance with the terms of this Section 52.4. If Tenant fails or declines to provide a ROFR Exercise Notice to Landlord prior to the expiration of such three (3) business day period, Tenant shall be deemed to have waived its Right of First Refusal as to such ROFR Space, and Landlord shall have the right to lease the ROFR Space free from the effect of the Right of First Refusal on such terms as Landlord ultimately agrees to with the party which provided such LOI (or its affiliates), and Tenant's Right of First Refusal under this Section 52.4 as to such ROFR Space shall thereafter be null and void; provided (i) that if Landlord ultimately fails or declines to execute a lease for such ROFR Space with the party which provided such LOI or its affiliates (the "Prospective Tenant") within six (6) months after such date, then such ROFR shall be reinstated, but in no event past the twenty-fourth (24th)month of the Initial Term, and (ii) if Landlord and the Prospective Tenant negotiate modifications to the terms of their lease from that described in the ROFR Notice to the extent that the average annual net effective rent payable under the modified lease transaction is less than 90% of the average annual net effective rent payable under the terms described in the ROFR Notice, then Landlord shall be required to provide Tenant with an updated ROFR Notice reflecting all of the modified terms, including those not specifically related to the average annual net effective rent payable thereunder (such notice, a "Changed Terms Notice"), and . Tenant shall have the right, for a period of three (3) business days after its receipt of a Changed Terms Notice, to deliver to Landlord a ROFR Exercise Notice exercising Tenant's Right of First Refusal as to such ROFR Space in accordance with this Section 52.4. If Tenant delivers a ROFR Exercise Notice prior to the expiration of the applicable three (3) business day period described above in this Section 52.4.2, then the provisions of Section 52.4.3 (if such ROFR Notice is delivered prior to the end of the sixth full calendar month of the Initial Term) or Section 52.4.4 (ifsueh ROFR Notice is delivered after to the end ofthe sixth full calendar month of the Initial Term but prior to the end of the 24thfull calendar month of the Initial Term), below, shall be applicable. 52.4.3 A. If the ROFR Exercise Notice is delivered prior to the end of the sixth (6th) full calendar month of the Initial Lease Term, then the ROFR Space will be leased to Tenant through an amendment to this Lease, upon substantially the same terms and conditions as this Lease, 79 including the then current annual Base Rent per square foot of rentable area, the Operating Costs Base Year, the Real Estate Tax Base Year, and the Lease Expiration Date (which shall be coterminous with the Initial Term of this Lease), but subject to the following additional provisions: (i) the term of the lease for such ROFR space shall commence promptly after date of Landlord's delivery of the ROFR Space to Tenant in the condition required by this Section 52.4.3.A (such date, the "ROFR Delivery Date"); (ii) from and after the ROFR Delivery Date, the Premises shall be deemed to include the ROFR Space; (iii) Tenant's Share shall be modified to include the applicable percentage of the Building allocable to the ROFR Space; (iv) Article 9 and 10 of this Lease shall be deemed amended mutatis mutandis to provide that Tenant will pay Expense Increases Iand Tax Increases with respect to the ROFR Space on the same basis provided for herein; (v) Monthly Rent for the ROFR Space shall commence on the earlier to occur of (A) the date Tenant commences actual occupancy of the ROFR Space for purposes of conducting business operations therein, or (B) the ROFR Delivery Date (such date, the "ROFRRent Commencement Date"); (vi) as of the ROFR Rent Commencement Date, the total Monthly Rent due under this Lease-shall be adjusted to account for the additional square footage of the ROFR Space; (vii) the Renewal Option described in Section 50 shall also apply with respect to the ROFR Space; (viii) the allowance and construction provisions set forth in Section 52.4.3 .B, below (and by application thereof, Exhibit Cof this Lease), shall apply to the ROFR Space; (ix) the number of parking spaces to be allocated to the ROFR Space shall be as determined under Section 46 of this Lease based on the square footage of the Prime Expansion Space; (x) the Guaranty shall apply to Tenant's lease of the ROFR Space; and (xi) all other provisions of the Lease shall be deemed amended mutatis mutandis to apply to the ROFR Space; provided, however, that Base Rent shall not be due or payable by Tenant on account of the ROFR Space until the ROFR Rent Commencement Date. B. Tenant shall be granted an allowance for tenant improvements to be performed by Tenant with respect to a ROFR Space subject to this Section 52.4.3 in an amount equal to the product of (i) $2l.00 per rentable square foot in the ROFR Space, and (ii) a fraction, the numerator of which is the number of full calendar months remaining in the Initial Term as of the ROFR Rent Commencement Date, and the denominator of which is the total number offull calendar months in the Initial Term. Such allowance shall be funded to pay for (i) Tenant's share of applicable architectural fees for preparation of construction drawings ("Design Costs") for the ROFR Space, (ii) permit fees associated with such work, and (iii) the cost of physical improvement to such ROFR Space, with any unused amount to be credited against Rent becoming due for the ROFR Space (but in no event shall more than 20% of such allowance be credited against Rent, and any amount in excess of20% of the allowance which is not used for the items described in the preceding clauses (i), (ii) and (iii) shall be deemed forfeited by Tenant). Such allowance shall be funded substantially in accordance with the construction provisions of Exhibit C of this Lease as applied to such construction. The parties agree that the parties shall generally conform to the provisions of Exhibit C with respect to the design and construction of physical improvements to the ROFR Space, as if fully restated in this Section 52.4.3 (and subject to any specific modifications as to timing or other points of detail expressly set forth in this Section 52.4.3). c. Promptly after Tenant's exercise of the Right of First Refusal within the scope of this Section 52.4.3, Landlord shall prepare and Landlord and Tenant shall execute an 80 amendment to this Lease confirming such exercise and incorporating the applicable terms of this Section 52.4.3. These provisions shall be self-operative, and such amendment shall merely confirm in a separate written instrument the terms and provisions set forth herein. 52.4.4 A. If the ROFRExercise Notice is delivered after the end of the sixth (6th) full calendar month of the Initial Term but prior to the end of the 24th full calendar month of the Initial Term, then the ROFR Space will be leased to Tenant under a lease instrument (a "ROFR Lease") on the business terms and conditions set forth in the Lor or, if applicable, Changed Terms Notice and otherwise having legal terms substantially consistent with the terms specified in this Lease. B. With regard to any ROFR Lease, the following terms and conditions shall apply: (i) the ROFR Lease shall have an initial term as provided under the LOI or, if applicable, the Changed Terms Notice (and need not be coterminous with this Lease); (ii) annual Base Rent under the ROFR Lease shall be calculated in accordance with the LOr or, if applicable, the Changed Terms Notice; (iii) the Operating Costs Base Year and the Real Estate Tax Base Year shall be as described in the Lor or, if applicable, the Changed Terms Notice; (iv) the Offer Lease shall provide for renewal options if and to the extent set forth in the LOI or, if applicable, the Changed Terms Notice; (v) construction of tenant improvements to the ROFR Space shall be handled in substantially the same manner as is provided for under Exhibit C of this Lease unless otherwise provided in the LOI or, if applicable, the Changed Terms Notice; (vi) the determination of Tenant's Share under the ROFR Lease shall be made on the same basis as that provided for herein; (vii) the payment of Expense Increases and Tax Increases under the ROFR Lease shall be made on the basis described in the LOI or, if applicable, the Changed Terms Notice; (viii) the payment of Rent under the ROFR Lease (and the initial term of the ROFRLease) shall commence as and when provided for under the Lor or, if applicable, the Changed Terms Notice; (ix) the ROFR Lease shall not contain any expansion options, roof rights, generator rights or other similar special rights except as provided in the Lor or, if applicable, the Changed Terms Notice; (x) the ROFR Lease shall provide for aparking allocation as described in the LOI or, if applicable, the Changed Terms Notice; (xi) the Guaranty shall be fully applicable to the ROFR Lease; and (xii) unless otherwise specifically provided to the contrary in the LOI or, if applicable, the Changed Terms Notice, the ROFR Lease shall otherwise be on substantially the same terms and conditions of this Lease. C. Should Tenant fail to execute and deliver aROFR Lease within fifteen (15) business days after an execution draft of the same is provided to Tenant in accordance with (and consistent with the legal and business terms applicable under) this Section 52.4.4; then Tenant's Right of First Refusal under this Section 52.4 shall immediately be null and void, and of no further force and effect. 52.5 In order to accommodate Tenant's desire for certain options for future expansion in certain portions of Cranberry Woods not currently owned by Landlord, Landlord and Tenant agree to use good faith efforts to negotiate, execute and deliver, after lease execution, an Option Agreement between Landlord, Mine Safety Appliances, Inc. and Tenant consistent with the business terms and parameters reflected in Exhibit E attached hereto and made a part hereof. Any violation of the provisions described in such Option Agreement shall be enforceable solely under and pursuant 81 to such Option Agreement, and against the parties to such documents in their capacities as parties to such documents, and shall not constitute a violation or default under this Lease or otherwise give rise to a claim for damages under this Lease against Landlord. If the parties are unable, despite good faith efforts, to reach agreement upon a mutually acceptable Option Agreement consistent with the business terms and parameters reflected in Exhibit E on or before December 28,2001, then either Landlord or Tenant shall have the right, which must be exercised by written notice to thelother no later than 5:00 p.m. EST on January 4, 2002, to terminate this Lease, whereupon this Lease shall thereupon terminate and be deemed null and void ab initio, and the parties shall be released from any and all of their respective obligations hereunder except for Landlord's obligation to reimburse Tenant for the Test Fit Allowance pursuant to Exhibit C, which shall survive such termination, provided that the failure to reach agreement upon a mutually acceptable Option Agreemen despite the parties' good faith efforts shall not constitute a violation or default under this Lease or otherwise give rise to a claim for damages under this Lease (and if either party declines to exercise its right of termination as aforesaid, then this Lease shall continue in full force and effect, as if this Section 52.5 had not been contained herein). In order to facilitate the timely execution and delivery of the aforesaid Option Agreement, the parties agree to respond promptly to drafts or comments submitted to it by the other party, and to use all reasonable efforts to conclude such negotiations prior to the December 28,2001 deadline referenced above (it being acknowledged that Landlord has advised Tenant that reaching final, irrevocable agreement upon a mutually acceptable form of Option Agreement is effectively a condition precedent to Landlord's closing on its acquisition of the Land). 53. MODIFIED TERMS RELATING TO FULL BUILDING LEASE. 53.1 As noted in Section 1.1(d), above, Tenant shall have the right and option (such option, the "Full Building Option"), subject to the terms of this Section 53, to increase the size of the Premises to constitute the entire Building (i.e., 120,000 square feet), and convert this Lease into a full building lease, by delivery of a written notice to Landlord making such election prior to 5:00 p.m. EST on April 30, 2002 (the ''FBO Deadline"). If Tenant fails to exercise the Full Building Option prior to the FBO Deadline, time being of the essence, then the Full Building Option shall become null and void, and of no further force and effect. 53.2 If Tenant exercises the Full Building Option in a timely fashion as described in Section 53.1, above, then the Premises shall thereupon be deemed to consist of 120,000 rentable square feet (subject to final measurement, as provided in Section 1.1(b), above), consisting of the . entire first, second, third and fourth floors of the Building. 53.3 If the Full Building Option is exercised by Tenant prior to the FBO Deadline, then (i) the Lease Term shall be increased to ten (10) years, commencing on the Commencement Date and ending on the last day of the one hundred twentieth (120th) full calendar month thereafter, and (ii) Base Rent payable for the initial Lease Term shall be determined from the following table except to the extent the next sentence applies. If the final determination ofthe rentable square feet for the Premises pursuant to the provisions of Section 1.1 of this Lease differs from the 120,000 rentable square foot measurement utilized in making the calculations set forth in the following table, the Base Rent set forth below shall be recomputed using the annual rental rate specified in the table and the finally determined rentable square feet for the Premises. shall be as follows: 82

Lease Months 1-60 61-120 Base Rent $15.60/rsf $ 17.45/rsf Annual Base Rent $1,872,000.00 $2,094,000.00 Monthly Base Rent $156,000.00 I $174,500.00 53.4 If Tenant exercises the Full Building Option, then: (A) this Lease shall be converted to a "triple net" lease, meaning that (i) instead of paying Expense Increases as currently described in Section 9 of this Lease, Tenant shall instead, throughout the entire Term (commencing on the Commencement Date), pay Tenant's Share of Operating Costs on a net basis, that is, without reference to or deduction of Operating Costs incurred in the Operating Costs Base Year, with such payments to be made on an estimated basis subject to an annual reconciliation substantially as described in Section 9, but, again, on the basis of Tenant's Share of Operating Costs without reference to or deduction of Operating Costs incurred in the Operating Costs Base Year, and (ii) instead of paying Tax Increases as currently described in Section 10 of this Lease, Tenant shall instead, throughout the entire Term (commencing on the Commencement Date), pay Tenant's Share of Real Estate Taxes on a net basis, that is, without reference to or deduction of Real Estate Taxes incurred in the Real Estate Tax Base Year, with such payments to be made on an estimated basis subject to an annual reconciliation substantially as described in Section 10, but, again, on the basis of Ten ant's Share of Real Estate Taxes without reference to or deduction of Real Estate Taxes incurred in the Real Estate Tax Base Year; (B) all other provisions of this Lease which are based on the original "full service, net of electric" payment structure (including without limitation applicable provisions within the Renewal Option section, and references herein to Expense Increases and Tax Increases) shall be deemed amended mutatis mutandis to give effect to the foregoing conversion of this Lease from a full service, net of electric lease to a triple net lease; (C) all provisions of this Lease which are calculated or based upon, or calculated as a function of, the square footage of the Premises (such as the determination of Tenant's Share, Base Rent, the TI Allowance under Exhibit C, etc.) shall be modified to account for the increased square footage of the Premises; (D) for so long as Tenant continues to Lease the entire rentable square footage of the Building, Tenant's rights with respect to use of the Building's parking facilities, common areas, roof and other areas that had previously been non-exclusive by virtue of the multi-tenanting ofthe Building will be deemed to be exclusive to Tenant (and all applicable provisions of the Lease will be deemed amended, mutatis mutandis, to give effect to fact that Tenant is the sole tenant of the Building); (E) all Expansion Options in this Lease which relate to the balance of the Building shall be null and void; 83

(F) all additional costs associated with the expansion of the Premises, including additional design costs and construction costs, will be Tenant's responsibility, but may be paid for out of the TI Allowance; and (G) any delay in the design and construction of the Building or Premises caused by such expansion shall constitute a Tenant Delay hereunder. 54. GUARANTY OF LEASE. Tenant agrees (i) that it shall constitute a condition precedent to the validity and effectiveness of this Lease that Tenant cause its affiliate, McKesson Corporation, a Delaware corporation ("Guarantor"), to deliver to Landlord an irrevocable and unconditional guaranty of Tenant' s payment and performance obligations under this Lease, using the form of Guaranty of Lease attached as Exhibit E hereto (the "Guaranty"), and (ii) to cause Guarantor to deliver the Guaranty to Landlord simultaneous with Tenant's execution and delivery of this Lease. 55. LEASE CONTINGENCY. Tenant acknowledges that, as of the date of execution of this Lease by Landlord, Landlord has advised Tenant that (i) Landlord does not own fee simple title to the Property, but rather, has the right to purchase the Property from its current owner, MSA, under the terms of a letter a:greement with MSA (the "MSA Letter Agreement"), and (ii) Landlord is currently negotiating the terms of a development services agreement with Riggs & Company, a division of Riggs Bank N.A., as Trustee of the Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18 ("MEPT"), pursuant to which MEPT would, inter alia, (a) acquire title to the Property from MSA, (b) take an assignment of Landlord's right? title and interest as Landlord under this Lease, and (c) thereupon perform the obligations of "Landlord" hereunder, with Landlord serving as MEPT's development manager for such purpose (collectively, the "MEPT Transaction"). Landlord hereby represents and warrants to Tenant that, as of the date hereof, (1) Landlord has the right to purchase the Property from MSA pursuant to the MSA Letter Agreement, and (2) Landlord and MEPT have each executed and delivered a non-binding letter of intent to enter into the MEPT Transaction. Tenant agrees that, in the event the MEPT Transaction has not been consummated on or before December 31, 2001, then Landlord shall have the right, which must be exercised by written notice to Tenant no later than 5:00 p.m. EST on January 8, 2002, to terminate this Lease, whereupon this Lease shall thereupon terminate and be deemed null and void ab initio, and the parties shall be released from any and all of their respective obligations hereunder except (a) for Landlord's obligation to reimburse Tenant for the Test Fit Allowance pursuant to Exhibit C, which shall survive such termination, and (b) unless Landlord fails to consummate the MEPT Transaction solely because of the parties' failure to reach agreement on a mutually acceptable form of Option Agreement within the time frame described in Section 52.5, above, Landlord shall also reimburse Tenant for its reasonable out-of-pocket expenses associated with the negotiation and consummation of this Lease, not to exceed Ten Thousand Dollars ($10,000.00) in the aggregate, within thirty (30) days after Tenant's written request for such reimbursement accompanied by reasonable substantiation of the applicable expenses. Landlord further agrees that it will not, without Tenant's consent (which shall not be unreasonably withheld, conditioned or delayed), assign its interest under this Lease prior to 84 completion of Landlord 's Work to any entity other than (i) an entity controlled by or under common control with the Trammell Crow Company (a "TCC Affiliate"), (ii) a bona fide institutional owner, institutional investment fund or other institutional investor with respect to which Landlord (or another TCC Affiliate) is serving as development manager, and/or (iii) a construction lender financing the acquisition and/or development of the Property (if any), pursuant to a collateral assignment, mortgage, deed of trust and/or other similar instruments delivered in good faith as part of such financing. If Landlord declines to terminate this Lease as and when provided above, then this Lease shall continue in full force and effect, unmodified. In no event shall any time elapsing between the date of lease execution and the date of consummation of the MEPT Transaction (or the satisfaction or waiver of this contingency) be construed to delay or defer Landlord's responsibilities with regard to the design and construction of the Building and Premises under Exhibit C of this Lease. 56. ADDITIONAL SCHEDULES. The following additional schedules are attached hereto and made a part of this Lease: EXHIBIT A-I EXHIBIT A-2 EXHIBITB EXHIBITC EXHIBITD EXHIBITE EXHIBITF EXHIBITG EXlllBITH Location and Dimensions of Premises Legal Description of Land Form of Declaration of Lease Commencement Construction Exhibit Rules and Regulations Business Terms Applicable to Land Option Form of Guaranty of Lease Janitorial Specifications HVAC Specifications [TEXT ENDS - SIGNATURES COMMENCE ON THE FOLLOWING PAGE] 85

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease, in quadruplicate, as of the day and year first above written. LANDLORD: TC NORTHEAST METRO, INC., a Delaware Name: Title: TENANT: McKESSON AUTOMATION INC., a Pennsylvania corporation By: Name: Title: (Seal) 86

IN WI1NESS WHEREOF, Landlord and Tenant have executed this Lease, in quadruplicate, as of the day and year first above written. LANDLORD: TC NORTHEAST METRO, INC., a Delaware corporation By: Name: Title: TENANT: McKESSON AUTOMATION INC., a Pennsylvania corporation By: (Seal) Name: NIC-I-/() £. /1-. /...Oil9-CONO Title: v,;o. ~ 7te£t4-sutflE-1e.. 86

Exhibit A-I Location and Dimension of Premises Third Floor Approximately 30,981 rentable square feet C . Q •

Exhibit A-I Location and Dimension of Premises Fourth Floor Approximately 30,777 rentable square feet • i.. • . 0 • ! . "_".. B

EXHIBIT A-2 Legal Description of Land All that certain lot or parcel of ground situate in Cranberry Township, Butler County Pennsylvania, being Parcel E of the 500 Cranberry Woods Drive Plan of Lots (to be recorded) more particularly bounded and described as follows: Beginning at a point on the westerly side of Cranberry Woods Drive, 60' wide, at the dividing line ofParcel2A and Parcel E of the 500 Cranberry Woods Drive Plan of Lots (to be recorded); thence along the westerly side of Cranberry Woods Drive, 60' wide, the following two (2) courses and distances viz: S 23°39'29" W, 54.80' to a point; then by an arc of a circle deflecting to the left in a southwardly direction having a radius of 430' and arc distance of208.84' to a point on the northerly line of Woods Court, 60' wide; thence along the northerly side of Woods Court, 60' wide the following six (6) courses and distances viz: by an arc of a circle deflecting to the right in a southwestwardly direction having a radius of 40' an arc distance of 56.86' to a point; thence S nOI5'53"W, 129.79' to a point; thence by an arc of a circle deflecting to the right in a northwestwardly direction, having a radius of 370' an arc distance of385.74' to a point; thence N 43°00'07" W, 75.72' to a point; thence by an arc of a circle deflecting to the right in a northwestwardly direction having a radius of35', an arc distance of28.60' to a point; thence by an arc of a circle deflecting to the left in a northwestwardly direction having a radius of 60', an arc distance of 153.29' to a point on the dividing line of Parcel E and Parcel 2A of the 500 Cranberry Woods Drive plan of Lots; thence along the dividing line of Parcel E and Parcel 2A of the 500 Cranberry Woods Drive Plan of Lots the following six (6) courses and distance viz: N 5,2°33'10" W, 495.58' to a point; thence N 17°08'55" W, 123.50' to a point; thence N 53°58'05" E, 348.73' to a point; thence S 57°40'05" E, 161.86' to a point; thence S 53°17'46" E, 474.72 to a point; thence S 66°20'31" E, 399.34' to a point at the place of beginning. Contains 11.000 acres A-2-1

EXIllBITB Form of Declaration of Lease Commencement Attached to and made part of the Lease dated the day of , 200 l, entered into by and between ("Landlord"), and _________ ("Tenant") (the "Lease"). Landlord and Tenant do hereby declare that the Commencement Date (as defined in the Lease) is hereby established to be and that the Lease Expiration Date (as defmed in the Lease) is hereby established to be . The Lease is in full force and effect as of the date hereof. EXECUTED as of the day of , 2002. LANDLORD: __________________ ,a By: _ Name: Title: TENANT: McKESSON AUTOMATION INC., a Pennsylvania corporation By: (Seal) Name: Title: A-2-2

EXHIBITC CONSTRUCTION EXHIBIT I. GENERAL PROVISIONS A. Defined Terms. Unless otherwise specified in this Exhibit, the terminology herein shall have the same meaning ascribed to such terminology within the Lease. In addition, the following terms shall have the following meanings: "Approved Base Building Plans" shall mean the Base Building Plans prepared by Landlord, after the same have been finally approved by applicable governmental authorities. "Approved Design Schedule" shall mean the approved schedule for the preparation, review and approval of the Construction Documents, a copy of which is attached as Schedule C-2 hereto. "Approved Schedule" shall mean the approved schedule for completion of Landlord's Work a copy of which is attached as Schedule C-I hereto. "Approved Schematic Drawings" shall mean the Schematic Drawings prepared by Landlord and delivered to Tenant prior to Lease execution. Landlord and Tenant agree (i) that the plans and drawings listed in Schedule C-3 attached hereto constitute the Approved Schematic Drawings, (ii) that the major building dimensions, such as building exterior envelopes and column bay sizes, as shown on the Approved Schematic Drawings have been agreed upon, and can be relied upon by Landlord in preparing the Base Building Plans, and by Tenant in preparing its Space Plan, and (ii) as part of the process of preparing the Base Building Plans, minor building dimensions associated with the core and Common Areas will be finalized by Landlord (which shall not be materially inconsistent with the intent reflected in the Approved Schematic Drawings). "Approved Site Plan" shall mean the Site Plan, as the same is approved by applicable governmental authorities (and subject to any revisions thereto required by such authorities or implemented by Landlord). "Approved Space Plan" shall mean the Space Plan, after the same has been approved by Landlord and Tenant pursuant hereto (provided that upon submitting any Space Plan for Landlord approval, Tenant will be deemed to have approved all items set forth within such Space Plan as so submitted). "Approved TI Plans" shall mean the TI Plans prepared by Tenant, after the same have been finally approved by Landlord as provided below. "Base Building Change Order" shall mean written change orders to the Base Building Improvements made and approved in accordance with the provisions of Section II.B.(4), below. "Base Building Construction Contract" shall mean the construction contract entered into with C-l the Base Building GC for construction of Landlord's Base Building Work (including without limitation all exterior site improvements). "Base Building GC" shall mean the general contractor selected by Landlord to perform Landlord's Base Building Work. "~ase Building Improvements" shall mean the shell of the Building, all building mechanical, electrical, plumbing, fire safety and HVAC systems therein (exclusive of the portions of such systems which form a part of the TI Work, but including core area improvements such as common area electrical and telephone rooms, common area rest rooms and the like), and all appurtenant exterior site improvements, including but not limited to surface parking facilities, sidewalks, curbs and gutter, and exterior utilities, lighting, landscaping, storm and sanitary sewer faci1.i.ties,all completed in substantial accordance with the Approved Base Building Plans (to the extent applicable thereto). The Approved Base Building Plans shall constitute conclusive evidence of the scope and extent of the Base Building Improvements, provided that the Approved Base Building Plans shall not be materially inconsistent with the Outline Specifications attached as Schedule C-4 attached hereto. "Base Building Plans" shall mean the construction drawings and specifications that will be prepared by Landlord's Architect and other design professionals for the Base Building Improvements, based upon the Approved Schematic Drawings and Outline Specifications. Landlord shall, at its sole costs and expense, provide Base Building Plans, including mechanical, electrical and plumbing record drawings (MEPs) for the Base Building Improvements, to Tenant in CAD me format promptly after completion thereof. "Construction Contracts" shall mean all contracts entered into by Landlord for the construction of the Improvements, including without limitation the Base Building Construction Contract and the TI Construction Contract. "Construction Documents" shall mean the Approved Base Building Plans and the Approved TI Plans, as the same may be modified (i) by any approved Base Building Change Orders and TI Change Orders, and (ii) all applicable Legal Requirements asserted by governmental authorities in the process of obtaining the issuance ofbuilding permits and/or other approvals for Landlord's Work. The Construction Documents shall comply with all governmental rules, codes and requirements, and shall designate, among other things, the locations of and specifications for all mechanical, electrical and plumbing equipment to be installed in all spaces, all partitions, doors, lighting fixtures, electric receptacles and switches, telephone outlets (location only), and special air conditioning and other improvements to be installed. Landlord and Tenant agree that Landlord shall have the right, but not the obligation, to substitute equipment specified in the Construction Documents in order to achieve Substantial Completion of construction within the time frames specified in the Approved Schedule, as long as the equipment substituted is substantially equivalent in quality and function to the equipment specified, and does not materially and adversely affects the structural integrity of the Building or the ability of Building Systems to satisfy the applicable Performance Specifications. C-2

"County" shall mean Butler County, Pennsylvania. References to the County herein shall, as the context requires, also be construed to mean and refer to the applicable governmental office or authority within the Butler County government with respect to which a matter referred to in conjunction with the reference to "County" is required to be submitted, reviewed or acted upon. "Excessive Permitting Delays" shall mean (i) delays in the issuance or processing of any permit materially in excess of the period normally anticipated and scheduled for such processing or issuance, or (ii) material delays in conducting or scheduling any inspection, in each instance to the extent not caused by the negligence or misconduct of Landlord; provided that for purposes of measuring whether an Excessive Permitting Delay has occurred, and without limitation, Landlord and Tenant agree that the normal processing time for (1) a site permit shall be four (4) weeks after submission, (2) a base building permit shall be six (6) weeks after submission, and (3~ a tenant improvement building permit shall be six (6) weeks after submission. Landlord shall at all times use good faith efforts to minimize the duration of any Excessive Permitting Delays. "Excess TI Costs" shall mean the difference between (A) the sum of (i) TI Costs, plus (ii) the incremental additional cost associated with any Change Orders requested by Tenant, and (B) the TI Allowance. For purposes of this definition, Excess TI Costs will include interest accruing on TI Costs and Change Orders in excess of the TI Allowance, from the date such excess amount is incurred by Landlord until the date such amount is reimbursed by Tenant, which accrual shall be at an annual interest rate often percent (10%). The foregoing interest accrual shall not commence to accrue until the later of (i) thirty (30) days after Landlord's written request for payment of such Excess TI Costs by Tenant, or (ii) the date such Excess TI Costs are incurred by Landlord. The provisions governing Tenant's payment of Excess TI Costs are set forth in Part VII of this Exhibit Q. "Final Reconciliation" shall mean a reasonably detailed written reconciliation, prepared by Landlord within sixty (60) days after final completion of the Landlord's TI Work, of any Excess TI Costs. "Force Majeure" shall mean any act of God, war, civil riot, insurrection, strike or other labor dispute not due to the negligence of Landlord, Unusually Inclement Weather, Excessive Permitting Delays, delays caused by condemnation, other unusual governmental delays not due to the negligence of Landlord, fire or other unavoidable casualty, or other cause, event or circumstance of an unanticipated variety and which is beyond the reasonable control of Landlord, provided (i) financial inability shall not constitute a cause, event or circumstance which is beyond Landlord's reasonable control, and (ii) any party claiming the benefit of a delay due to Force Majeure shall have the obligation to use all reasonable and diligent efforts to minimize the duration of such delay and to provide notice thereof within a reasonable time period after such party has knowledge that such a delay has commenced. "Improvements" shall mean the Base Building Improvements and the Tenant Improvements. "Initial Occupancy Costs" shall mean hard costs and soft costs associated with Tenant's initial occupancy of the Premises, such as, but not limited to, costs of purchase, furnishing and C-3 installation of data, telephone, and security systems and cabling, costs of systems furniture, fixtures and equipment acquisition and installation, moving expenses, legal expenses of lease negotiation, construction management fees, design expenses and other similar costs related to Tenant's initial occupancy of the Premises, whenever incurred (i.e., before or after lease execution) but excluding Rent. "Invoices" shall mean any invoices which Landlord has received for payment in respect of Landlord's Work, along with requisitions therefor (on standard AlA forms G702 and G703, or a substantially similar form). "Landlord Delay" shall mean any delay in the proper performance of a responsibility of Tenant under this Exhibit C due to (i) the negligence or willful misconduct of Landlord or Landlord's Agents in the performance of its obligations under this Exhibit C, or (ii) Landlord's breach of its responsibilities under this Exhibit C, including the general design and construction covenants of Landlord set forth below. "Landlord's Architect" shall mean, initially, Herring & Trowbridge Architects, LLC, and any other architect selected by Landlord to replace or supplement such architect. "Landlord's Base Building Work" shall mean the construction of the Base Building Improvements. "Landlord's Representative" shall mean a single individual designated by Landlord in a written notice to Tenant (and who may be changed by Landlord at any time upon giving Tenant prior written notice thereof). "Landlord's TI Work" shall mean the construction ofthe Tenant Improvements by Landlord in accordance with the Approved TI Plans, but shall exclude any Tenant Work and any Landlord's Base Building Work. "Landlord's Work" shall mean, collectively, Landlord's Base Building Work and Landlord's TI Work. "Penalty Date" shall mean that date (applied on a phase by phase basis) which is thirty (30) days after the "Target Date", provided that the Penalty Date shall be extended one (1) day for each day of actual delay in the Substantial Completion of the Premises occurring as a result of any Force Majeure or Tenant Delays (and, by way of example only, in interpreting the effect of this extension provision, Tenant agrees that if a Tenant Delay under which Tenant failed to take a required action for two (2) days after the date it was required to be taken gives rise to delay in Substantial Completion of fifteen (15) days, for example, due to a ordering backlog or the like, the length of the Tenant Delay, and of the extension granted under this provision, shall be fifteen (15) days). In interpreting the foregoing provisions, the parties agree that it is intended that the Approved Schedule be tolled only one day for every day of actual delay experienced due to the occurrence of a delay due to Tenant Delay or Force Majeure, and that any overlapping delays (meaning any combination of Tenant Delay and Force Majeure delay relating to the same days) will not be double counted. By C-4 way of example, and not of limitation, if a fifteen (15) day delay in completion resulting from a two (2) day delay by Tenant in taking a required action (as described two sentences earlier in this definition) overlaps with a three (3) day delay in a different area of the Approved Schedule due to Force Majeure, the overall delivery dates set forth in the Approved Schedule will be tolled for fifteen (15), and not eighteen (18), days. "Punch List" shall mean the list of Punch List Items prepared pursuant to the inspection of the Premises described in Section ILB.(7)(b), below. "Punch List Items" shall mean incomplete or defective items of construction of the Base Building Improvements and/or Landlord's TI Work which require correction or completion and that do not unreasonably and adversely affect the use and occupancy of the Premises for the normal conduct of Tenant's business. "Schematic Drawings" shall mean the schematic drawings prepared by Landlord for the Base Building Improvements, which consist of a single line general layout of the Base Building Improvements, including a depiction of the roof, the exterior elevation of the Building, and a schematic site plan, all without final dimensions, provided the major building dimensions, such as building exterior envelopes and column bay sizes, as shown on the Schematic Drawings have been agreed upon, and can be relied upon by Landlord in preparing the Base Building Plans, and by Tenant in preparing its Space Plan. "Site Plan" shall mean the Site Plan for development of the Project, to be prepared by Landlord and submitted to the Township for approval. "Space Plan" shall mean a preliminary, detailed single line space plan for the construction of the Tenant Improvements to each floor of the Premises, indicating or including (i) a floor layout for each floor of the Premises, (ii) the location and dimensions of interior Tenant partitions for each floor, (iii) a reflective ceiling plan as necessary to prepare sprinkler shop drawings for submission to the fire marshall, (iv) a preliminary electrical and HVAC distribution plan, (v) a systems furniture layout, and (vi) any other special and/or long lead time requirements then known to Tenant. "Steel Erection Completion" shall mean the date upon which Landlord shall have substantially completed the erection of the structural steel frame of the Building consistent with the Approved Base Building Plans. "Steel Erection Completion Deadline" shall mean August 31, 2002, provided that the Steel Erection Completion Deadline shall be extended one (1) day for each day of actual delay in achieving Steel Erection Completion occurring as a result of any Force Majeure or Tenant Delays (using the same principles for determining the duration of such extension as are applicable to extensions of the Penalty Date due to such cases, as set forth in the definition of the term "Penalty Date"). "Substantial Completion", "substantially complete" and phrases of a similar nature shall mean, with regard to particular work, completion of the applicable work in accordance with the C-5 approved plans therefor (as modified by any approved change orders thereto), other than minor modifications due to the unavailability of specified equipment or materials and exclusive of incomplete or defective items, all of the type normally included within a punch list. Substantial Completion of Landlord 's Work as a whole shall mean (I) that all Tenant Improvements (other than Tenant Work, which shall be Tenant's sole responsibility) have been completed in accordance with the Construction Documents, other than (A) special, non-standard items requested by Tenant that require an unacceptably long lead time for procurement and/or installation and ordered by Tenant too late to be delivered on time to be installed prior to the time the balance of Landlord's TI Work is otherwise Substantially Completed, and (B) "punch list" items and other minor defects which will not unreasonably interfere with Tenant's ability to lawfully take occupancy of the Premises. or to conduct its business therein; (2) the Base Building Improvements serving the Premises have been substantially completed and/or are operational; (3) all exterior/site improvements, including but not limited to surface parking areas and exterior utilities have been substantially completed and/or are operational, other than final landscaping installations deferred due to seasonal considerations (and subject to punch list items); and (4) Landlord has obtained all governmental inspection and other approvals capable of being obtained by Landlord in connection with such construction prior to Tenant's installation of its trade fixtures, furniture and equipment (including without limitation a permanent or temporary certificate of occupancy or its equivalent permitting Tenant to lawfully occupy the Premises, or any applicable portion thereof, unless the same cannot be obtained by Landlord prior to such installations by Tenant). To the extent the issuance of an occupancy permit (or its equivalent) is denied as a result of any matter for which Tenant is responsible under this Lease (such as, but not limited to, the non-compliance of any Tenant Work with applicable legal requirements), the inability of Landlord to secure such occupancy permit under such circumstances shall not affect Landlord's ability to claim that it has achieved "Substantial Completion" of Landlord's Work. Provisions regarding the procedure for Landlord's Certification of Substantial Completion, and any objection Tenant may have to such Certification, are set forth in Section 1.4 of the Lease. "Tenant Delay(s)" shall have the meaning ascribed to such term in Section I.E, below. "Tenant Improvements" shall mean all leasehold improvements to the Premises, including Tenant Work (if any), interior lighting and plumbing, electrical and HVAC distribution systems, interior partitioning, flooring, wall covering, painting, millwork, and other leasehold improvements described in the Approved TI Plans (but excluding any Base Building Improvements), and, irrespective of who performs the installation thereof(which, in the case of Tenant Specialty Systems described in the Approved TI Plans, will be Landlord), any Tenant Specialty Systems. "Tenant's Architect" shall mean, initially, JDBA Architects, and any other architect selected by Tenant to replace or supplement such architect, subject to Landlord's reasonable consent. "Tenant's Engineer" shall mean an engineer selected by Tenant subject to Landlord's reasonable consent. "Tenant Specialty Systems" shall have the same meaning ascribed to such term in the Lease. C-6

"Tenant's Representative" shall be a single individual designated by Tenant in a written notice to Landlord (and who may be changed by Tenant at any time upon giving Landlord prior written notice thereof). "Tenant Work" shall mean any construction work, systems furniture installations, Tenant Specialty Systems installations not shown on the Approved TI Plans (or shown thereon and specifically designated for construction by Tenant or others and not as a part of Landlord's TI Work), and other installations (including telephone systems, upgraded security systems, computer LAN wiring or other similar installations), to the extent the same are intended to be performed by Tenant or Tenant's Agents (or under Tenant's supervision), at Tenant's expense, provided that all costs associated with Tenant Work shall be eligible for payment by Tenant using the TI Allowance. Tenant agrees that, notwithstanding the fact that the Approved TI Plans may encompass and include systems furniture installation and that proper completion of such systems furniture installation may therefore be a requirement for issuance of a certificate of occupancy (or its equivalent) for the Premises (or any applicable phase thereof), all systems furniture installation shall be performed by Tenant as part of Tenant's Work. "Test-Fit Allowance" is an allowance to be provided by Landlord to Tenant in order to reimburse Tenant for certain preliminary design work being performed by Tenant's architect in connection with this Lease, and to be calculated by multiplying (i) fifteen cents ($0.15), by (ii) the number of square feet of rentable area in the Premises. Based on the preliminary measurement of 61,876 square feet of rentable area, the Test-Fit Allowance would be Nine Thousand, Two Hundred Eighty-One and 40/100 Dollars ($9,281.40). "TI Allowance" is an amount equal to Twenty-One Dollars ($21.00) per square foot of rentable area in the Premises, or One Million, Two Hundred Ninety-Nine Thousand, ThreelHundred Ninety-Six and 00/100 Dollars ($1,299,396.00) based on the preliminary measurement of 61,876 square feet of rentable area. "TI Change Order" shall mean written change orders to the Approved TI Plans made in accordance with the provisions of Section II.B.(4), below. "TI Construction Contract" shall mean the construction contract entered into with the TI GC for construction of Landlord's TI Work. "TI Costs" shall mean any and all costs incurred in accordance with this Exhibit C and associated with the performance of Landlord's TI Work and any Tenant Work for which Tenant seeks reimbursement out of the TI Allowance, including (i) all amounts paid for labor, materials and equipment associated with, or in connection with, the performance of Landlord 's TI Work, including fees and costs paid to the TI GC (and any applicable subcontractors), contractor's Ojverhead, supervision, profit and all costs of payment and performance bonds (to the extent applicable to Landlord's TI Work), (ii) all permit fees applicable to the Tenant Improvements, (iii) all fixture fees and governmental inspection fees for Tenant Improvements (i.e., excluding base building tap fees, fixture fees and/or inspection fees), and related engineering fees incurred by Landlord, regardless of whether any of the foregoing were paid by Landlord prior to the commencement of construction C-7 of the Tenant Improvements (as may be the case with certain engineering andlor architectural drawings) or after such execution and/or commencement, and (iv) all costs associated with retaining a permit expediter and in connection with the peer review process for the Tenant Improvements. Except as specifically provided for above, TI Costs shall not include any hard or soft costs associated with Landlord's Base Building Work. "TI GC" shall mean the general contractor selected by pursuant to the competitive bidding process and procedures described in Section IV, below, to perform Landlord's TI Work. "TI Plans" shall mean architectural plans, specifications, construction drawings and mechanical, electrical and plumbing (MEP) drawings for the Premises, which shall be based upon the Space Plan and in form sufficient for the permitting and construction of the Premises. The TI Plans shall be prepared by Tenant's Architect and Tenant's Engineer, at Tenant's sole expense (subject to application of the TI Allowance). "Township" shall mean Cranberry Township, Pennsylvania. References to the Township herein shall, as the context requires, also be construed to mean and refer to the applicable governmental office or authority within the Cranberry Township government with respect to which a matter referred to in conjunction with the reference to "Township" is required to be submitted, reviewed or acted upon. "Unusually Inclement Weather" shall mean inclement weather conditions which cause delay in the construction of Landlord's Work, but only to the extent such delay exceeds, in the aggregate, fifteen (15) days. B. Tenant's General Design Representations and Covenants. 1. Tenantrepresents and covenants to Landlord that Tenant will employ suitable and qualified design professionals to prepare the TI Plans for the Premises, and acknowledges that Landlord will be relying upon the TI Plans being (1) in conformity with all applicable Governmental Requirements, (2) fully coordinated with the Approved Base Building Plans (subject to the accuracy and compliance with Governmental Requirements of such Approved Base Building Plans ), and (3) otherwise suitable for permitting and construction without modification that will affect or require modifications to the Landlord's previous design or submission( s) to the County and/or the Approved Schedule, in its agreement to perform Landlord's Work in accordance with the Approved Schedule. 2. Tenant agrees that Tenant's Representative (or both) shall be available to meet and consult with Landlord's Representative at the Building as Tenant's representative on an ongoing basis respecting the matters which are the subject of this Exhibit C, and that Tenant's Representative shall have the power to legally bind Tenant with respect to (a) notices to and from Tenant making requests for and approving changes, (b) giving approval of plans or work, and/or (c) otherwise giving directions to Landlord under this Exhibit C. C-8

C. Landlord's General Design Representations and Covenants. 1. Landlord represents and covenants to Tenant that (i) Landlord will employ suitable and qualified design professionals to prepare construction documents for the Base Building Improvements, and acknowledges that Tenant will be relying upon such documents being in conformity with all applicable Govemmental Requirements, and otherwise suitable for permitting and construction, without modification that would delay the Tenant's design schedule, in its agreement to provide Tenant design documentation in accordance with the covenants described in Section LB, above, and Section II.C.(I)(a) and (b), below, and (ii) Landlord will use good faith, diligent efforts to expedite to the extent reasonably practicable the timing of governmental review and approval of permit submissions. 2. Landlord agrees that Landlord's Representative shall be available to meet and consult with Tenant's Representative at the Building, as the contractually appointed representative of Landlord, on an ongoing basis respecting the matters which are the subject of this Exhibit C, and that, subject to the constraints regarding authority established under any development services agreement that may then exist between Landlord's Representative and Landlord (of which constraints Landlord's Representative agrees to advise Tenant when applicable), Landlord's Representative shall have the power to legally bind Landlord with respect to (a) noticesto and from Landlord making requests for and approving changes, (b) giving approval of plans or work, andlor (c) other communications with Tenant under this Exhibit C. D. General Covenants. 1. General Factual Acknowledgments. Landlord and Tenant hereby acknowledge the following factual matters: As of the date of execution of the Lease, Landlord is owner or contract purchaser of the Land, which constitutes a portion of a planned development known as Cranberry Woods Business Park, an approximately 327 acre parcel formerly owned by Mine Safety Appliances, Inc. ("MSA"), and currently owned by various entities including MSA, upon which a mixed use project consisting primarily of office uses has been (such parcel, the "Master Parcel"), or will in the future be, developed in a coordinated fashion, and substantially in accordance with the applicable zoning requirements, as the same may be amended in accordance herewith. In connection therewith, the Master Parcel has been subjected, inter alia, to the operation and effect of the Declaration (which includes certain architectural covenants applicable to Landlord's Work). The performance of Landlord' s Work is further subject to the issuance of final approval to Landlord for a site plan providing for the development of the Improvements on the Land in accordance herewith, the issuance of building permits and other approvals typically associated with the development of a commercial office building in the Township, and the completion of certain improvements required under (or which will be required under) the Approved Site Plan. 2. Landlord's General Responsibilities. Except as set forth herein, Landlord shall be responsible for all matters that must be accomplished to complete the construction of the Base Building Improvements and Landlord's TI Work (but excluding any Tenant Work), including C-9 filing plans and other required documentation with the proper governmental authorities and securing all necessary permits for the performance of any and all work required to be performed under the Construction Documents; and, upon completion of the Base Building Improvements and Landlord's TI Work, all approvals and permits necessary for Tenant to occupy the Premises including all final inspections for issuance of Tenant's final certificate of use and occupancy. The foregoing notwithstanding, Tenant shall still bear sole responsibility (i) for ensuring that all TI Plans are in compliance with all applicable Governmental Requirements, (ii) for the design and performance of all Tenant Work, and (iii) for the proper installation of its furniture, fixtures and equipment and other move-in activities, all as necessary to achieve Substantial Completion and secure [mal inspection approvals of Landlord 's Work. Promptly after issuance of the requisite permits for Landlord's Base Building Work, and entry into a general construction contract with the Base Building GC (which Landlord agrees to do promptly after its selection of the Base Building GC), Landlord agrees to cause the Base Building GC to commence and thereafter to perform Landlord's Base Building Work in a diligent, first class and good and workmanlike manner, and in accordance with applicable Governmental Requirements, including all Access Laws. Promptly after issuance of the requisite permits for Landlord's TI Work, and the completion of the bidding process described in Part IV of this Exhibit C, Landlord agrees to cause the TI GC to commence and thereafter to perform Landlord's TI Work in a diligent, first class and good and workmanlike manner and in accordance with the Approved TI Plans. Landlord hereby covenants and warrants to Tenant that upon completion of the Landlord's Work, the Base Building Improvements will have been designed and constructed in accordance with all applicable Governmental Requirements, including all Access Laws (provided Tenant will continue to be responsible for the compliance of its Tenant Improvements with such Governmentai Requirements and Access Laws, and for the proper integration of all Tenant Improvements designed by Tenant's Architect or Tenant's Engineer with such Base Building Improvements). 3. Construction Period Covenants. During the period of construction of the Improvements, Tenant shall have the right to participate in the budgeting for Landlord's TI Work, the preparation and administration of bid packages for Landlord's TI Work (including the approval rights more fully described in Part IV, below), and to attend and participate in progress meetings with the TI GC and Design Professionals, change order processing, fee submittals and close out (and Tenant will use all reasonable and diligent efforts not to interfere with, or cause delay in the performance of, Landlord's Work in connection with its exercise of such participation rights). E. Provisions Regarding Legal Effect of Tenant Delays and Force Majeure 1. Generally. The parties acknowledge that it is their intent to provide in this Exhibit C for a statement of what the legal effect is in the event there is any delay in the performance of Landlord's TI Work and the Base Building Improvements as a result of the acts, omissions or breaches of this Exhibit C and the Lease by Tenant and Tenant's Agents and/or by virtue of the occurrence of Force Majeure. This Section I.E is intended to better define the meaning and consequences of the term "Tenant Delay" for purposes of defining, limiting and excusing the responsibilities of Landlord hereunder, and in relation to responsibility for the timing and cost of performance of Landlord's Work. C-lO

2. Delay Caused by Tenant and Landlord. (a) "Tenant Delay" shall mean any actual delay in the performance (and, if applicable, completion) of Landlord's Work occasioned by anyone or more of the following causes; (i) any negligence, misconduct or interference of Tenant andlor Tenant's Agents, with respect to any aspect of the design, permitting and/or performance of Landlord's Work; (ii) any delay by Tenant in the preparation, review andlor approval of the TI Plans beyond the time period provided therefor in the Approved Design Schedule and/or this Exhibit C, including (A) the failure of Tenant to submit a Space Plan which complies with all requirements described in the definition of "Space Plan", by the date for such submission indicated on the Approved Schedule, (B) the transmission of revisions to such Space Plan by Tenant after submission, other than as part of the collaborativ~ process of resolving Landlord objections described in Section II.C.l.(a), below, (C) the failure of Tenant to submit appropriate TI Plans for the entire Premises by the date for such submission indicated on the Approved Schedule, (D) the transmission of revisions to the TI Plans by Tenant after submission, other than as part of the collaborative process of resolving Landlord objections described in described in Section II.C.(2), below, and (E) any failure of Tenant to comply with the Tenant's general design covenants set forth in Section LB, above; (iii) any change order initiated by Tenant or required by Tenant's failure to comply with this Exhibit C; (iv) any other breach by Tenant of its obligations under this Exhibit.c, including Tenant's obligation to fund Excess TI Costs as and when required under such . Section. (v) any failure to achieve Substantial Completion of Landlord's Work, or to obtain an inspection approval with respect thereto, to the extent caused by the failure of the TI Plans to comply with applicable Governmental Requirements; (vi) any failure to achieve Substantial Completion of Landlord's work, or to obtain an inspection approval with respect thereto, to the extent caused by delay in the performance of any Tenant Work or by the non-compliance of any .Tenant Work as performed by Tenant with applicable Governmental Requirements; and (vii) any other item which, under the terms ofthis Exhibit C or the Lease constitutes a Tenant Delay. (b) Without limitation, Tenant agrees that if a failure by Tenant to take a required action for a period of time after the date such action was required to be taken causes a cn delay in Substantial Completion which exceeds the duration of Tenant's failure, then the length of the Tenant Delay shall be the longer period of time with respect to which Landlord's performance was delayed, and not the shorter period that corresponded to the duration of Tenant's failure; conversely, if Tenant's failure to take a required action for a period oftime after the date such action was required to be taken gives rise to delay in Substantial Completion which is shorter than the duration of Tenant's failure, then the length of the Tenant Delay shall be the shorter period of time with respect to which Landlord's performance was delayed, and not the longer period that corresponded to the duration of Tenant' s failure (the intent being that the measure of a Tenant Delay be made by reference to the number of days of actual delay in the performance of, or, if applicable, completion of, Landlord's Work). Landlord and Tenant agree that, typically, charging Tenant under this Exhibit C with the delay arising out of a Tenant Delay will be limited to circumstances where such Tenant Delays causes actual delay in the completion of Landlord's Work; but Tenant acknowledges that where a Tenant Delay adversely affects the timing of performance of Landlord's Work, such that Landlord elects in accordance with this Exhibit C to incur overtime charges or other additional costs, or take other measures involving additional cost, in order to stay within the parameters of the Approved Schedule (i.e., to catch up the number of lost days), the fact that the Tenant Delay did not ultimately have the effect of actually delaying completion of Landlord 's Work because of such measures taken by Landlord shall not be construed to relieve Tenant of its responsibility for the cost of Landlord having taken such additional measures (if reasonably justified), as and to the extent provided for herein. (c) (i) To the extent compliance by Landlord with any responsibility of Landlord under this Exhibit C is delayed or prevented due to any Tenant Delay, Landlord shall be excused from such satisfaction to the extent of such Tenant Delay, and any additional costs incurred by Landlord to complete such responsibility as a direct result of such Tenant Delay shall be Tenant's responsibility. Without limitation, Landlord shall not be responsible for any permitting delays, bidding delays, construction delays, delays in final inspections, etc., caused by Tenant Delay. In addition, any revisions to the Construction Documents required to achieve compliance thereof with any applicable Governmental Requirements, or to coordinate the Approved TI Plans appropriately with the Approved Base Building Plans, in either case caused by the failure or breach of the foregoing representations and covenants of Tenant shall be subject to Landlord's reasonable approval, and if approved, shall constitute a Base Building Change Order or a TI Change Order, as the case may be (and all costs and delays associated therewith shall be Tenant's responsibility). (ii) To the extent compliance by Tenant with any responsibility of Tenant under this Exhibit C (including its responsibility to deliver the Space Plan and TI Plans to Landlord as and when required herein) is delayed or prevented due to any Landlord Delay, Tenant shall be excused from such compliance to the extent of such Landlord Delay, and any additional costs incurred by Tenant to comply with such responsibility as a direct result of such Landlord Delay shall be Landlord's responsibility. Without limitation, Tenant shall not be responsible for any permitting delays, bidding delays, construction delays, delays in final inspections, etc., caused by Landlord Delay. In addition, any revisions to the Approved Plans required to achieve compliance .of the Approved Plans with any applicable Governmental Requirements, or to coordinate the Approved TI Plans appropriately with the Approved Base Building Plans, in either case caused by C-12 the failure of Landlord to comply with its general design covenants, above, shall be subject to Tenant's reasonable approval, and if the same requires a Base Building Change Order or a TI Change Order, as the case may be, the incremental additional cost (and delays) associated therewith shall be Landlord's responsibility. (d) (i) Landlord may not claim the benefit of a Tenant Delay unless Landlord notifies Tenant in writing of such Tenant Delay within five (5) business days after Landlord first becomes aware of its existence, which notice shall describe the nature of the event giving rise to the claim of Tenant Delay, Landlord's basis for claiming that the event in question constitutes a Tenant Delay, and, if practicable, Landlord's good faith estimate of the period of delay which will be caused by such Tenant Delay (such notice, a "Tenant Delay Notice"); provided, that if Landlord fails to give a Tenant Delay Notice within five (5) business days after Landlord first becomes aware of a Tenant Delay, the same shall not constitute an absolute waiver of Landlord's right to claim such Tenant Delay, but in such event, the Tenant Delay in question will be deemed to begin one (1) business day after the date of Tenant's receipt (or deemed receipt under Section 30 of the Lease) of such Tenant Delay Notice (irrespective of when the event giving rise to the Tenant Delay began). (ii) Tenant may not claim the benefit of a Landlord Delay unless Tenant notifies Landlord in writing of such Landlord Delay within five (5) business days after Tenant first becomes aware of its existence, which notice shall describe the nature of the event giving rise to the claim of Landlord Delay, Tenant's basis for claiming that the event in question constitutes a Landlord Delay, and, ifpracticable, Tenant's good faith estimate of the period of delay which will be caused by such Landlord Delay (such notice, a "Landlord Delay Notice"); provided, that if Tenant fails to give a Landlord Delay Notice within five (5) business days after Tenant first becomes aware of a Landlord Delay, the same shall not constitute an absolute waiver of Ten ant's right to claim such Landlord Delay, but in such event, the Landlord Delay in question will be deemed to begin one (1) business day after the date of Landlord's receipt (or deemed receipt under Section 30 of the Lease) of such Landlord Delay Notice (irrespective of when the event giving rise to the Landlord Delay began). 3. Force Majeure. (a) Landlord may not claim the benefit of a Force Majeure under this Exhibit C unless Landlord notifies Tenant in writing of such Force Majeure within five (5) business days after Landlord first becomes aware of its existence, which notice shall describe the nature of the event giving rise to the claim of Force Majeure, Landlord's basis for claiming that the event in question constitutes a Force Majeure, and, if practicable, Landlord's good faith estimate of the period of delay which will be caused by such Force Majeure (such notice, a "Force Majeure Notice"); provided, that if Landlord fails to give a Force Majeure Notice within five (5) business days after Landlord first becomes aware of a Force Majeure, the same shall not constitute an absolute waiver of Landlord's right to claim such Force Majeure, but in such event, the Force Majeure in question will be deemed to begin one (1) business day after the date of Ten ant's receipt (or deemed receipt under Section 30 of the Lease) of such Force Majeure Notice (irrespective of when the event giving rise to the Force Majeure began). The foregoing provision to contrary notwithstanding, in the case C-13 of Unusually Inclement Weather, Excessive Permitting Delays and similar types of Force Majeure which require some permitted period of delay to elapse before the cause in question is deemed to constitute a Force Majeure, Landlord shall be deemed to have become aware of the existence of the Force Majeure delay (and shall be required to sent a Force Majeure Notice in respect thereof to Tenant) only after Landlord has actual knowledge that the number of days of delay arising from such cause has exceeded the number of days of delay which must elapse in order for such event to constitute a Force Majeure. Byway of example, and not of limitation, Landlord shall not be required to send a Force Majeure Notice with regard to Unusually Inclement Weather, or in order to claim the benefit of a delay due.to Force Majeure in respect thereof, prior to the five (5) business days after Landlord has actual knowledge that the 15th day of such inclement weather has elapsed. (b) The provisions of this Exhibit C shall be construed fairly and as a whole (and the definitions of Tenant Delay and Force Majeure shall be construed in conjunction with each other) in those cases where delay in completion of items of Landlord 's Work for any phase ofthe Premises are caused in part by Force Majeure and/or in part by Tenant Delay. F. Timing. Landlord and Tenant acknowledge that all specific dates set forth in this Exhibit C, including the dates set forth in the Approved Schedule, the dates set forth for initial submission of the Space Plan and the TI Plans, and the dates set forth in Section Ill.C.(i) and (ii) (as dates upon which Tenant may have the right to terminate this Lease if certain events have not occurred by such dates), and all other dates derived therefrom in this Exhibit C, are predicated on the assumption that this Lease will be executed and delivered on or before November 30, 2001. Accordingly, and notwithstanding any provision of this Exhibit C to the contrary, in the event the Lease was not executed and delivered by Tenant on or before November 30, 2001, then (in addition to all other extensions which may be contemplated herein due to Landlord Delays, Tenant Delays and/or Force Majeure, if any) each such date referenced herein shall be deemed to have been extended one (1) day for each day elapsing between November 30, 2001 and the date upon which the Lease is executed and delivered by Tenant. II. LANDLORD'S WORK A. Landlord's Base Building WorklDesign Covenants. Upon completion thereof, Landlord shall submit to Tenant (for use in the preparation of the TI Plans) the Base Building Plans at approximately the same time as the same are submitted for approval with the Township, in accordance with the Approved Design Schedule. B. Landlord's Base Building Worlc/General Performance Covenants. Promptly after the later to occur of (i) the issuance of permits for the applicable portions of Landlord's Base Building' Work, and (ii) Landlord's entry into the Base Building Construction Contract, which Landlord covenants to do promptly after selecting the Base Building GC in accordance with the Approved Schedule, Landlord will cause Landlord's .Base Building Work to be commenced, completed, installed or performed, as the case may be, in accordance with the Approved Base Building Plans and the Approved Schedule, subject to variations as described below, and any modifications required C-14 by applicable governmental authorities in review of the Approved Base Building Plans as part of the process of obtaining a building permit. During construction of the Building, Landlord shall have the right to make substitutions of material(s) of equivalent grade and quality, and to make changes necessitated by conditions met in the course of construction. C. Landlord's TI WorkiDesign and General Performance Covenants. (1) Preparation of Plans and Specifications for Tenant Improvements. (a) On or before the date indicated for such submission on the Approved Design Schedule, Tenant shall submit to Landlord for Landlord's review and approval Tenant's proposed Space Plan for the Tenant Improvements, which Space Plan shall, at a minimum, comply with all requirements described in Section LA, above, under the defmition of "Space Plan", and which shall be in a form that, if Landlord had no objections thereto, could constitute the Approved Space Plan under this Exhibit C. Should Landlord have objections to Tenant's proposed Space Plan, or any portion thereof, the parties shall use prompt, good faith and diligent efforts to resolve all such objections through a collaborative process involving time frames for responses to each others proposals and objections that is reasonably calculated to achieve final agreement on the Approved Space Plan as soon as is reasonably possible after its initial submission, and in all events no later than the date indicated for such approval on the Approved Design Schedule. (b) Promptly after the parties reach agreement on the Approved Space Plan, Tenant shall cause Tenant's Architect to prepare the TI Plans consistent with the Approved Space Plan and otherwise in compliance with all Governmental Requirements, and, on or before the date indicated for such submission on the Approved Design Schedule, Tenant shall submit the completed TI Plans for the entire Premises to Landlord for approval. Without limitation, if the parties are unable to reach agreement on the Approved Space Plan On or before the date indicated for such submission on the Approved Design Schedule, as a result ofa delay caused by Landlord's breach of its design covenants herein, then the time period within which Tenant is required to submit TI Plans under this clause (b) shall be deemed extended one day for each such day of such delay in reaching agreement on the Approved Space Plan which was caused by such breach. (2) Approval of and Revisions to Plans and Specifications. As soon as practicable after receipt of the TI Plans, but in no event more than ten (10) days after receipt thereof, Landlord shall either approve such proposed TI Plans (which approval shall not be unreasonably withheld), in which event the same shall thereupon constitute the Approved TI Plans, or shall return such TI Plans to Tenant with its objections or suggested modifications. If Landlord sends objections or proposed modifications to Tenant, and Landlord's modifications are acceptable to Tenant, said TI Plans shall thereafter be revised by Tenant's Architect to reflect the applicable changes, and the same shall be resubmitted to Landlord for approval within five (5) days after Tenant's receipt of Landlord's objections or suggested modifications. If, upon receipt of Landlord' s modified TI Plans, Tenant wishes to take exception thereto, Tenant may do so within five (5) days after the date upon which Tenant first received Landlord's proposed modifications to the TI Plans. In such event, the C-I5 parties will meet prior to the expiration of such five (5) day period in order to engage in a collaborative process of reaching agreement on outstanding issues and minimizing the time necessary to reach final approval of the TI Plans. In all events, Tenant shall deliver revised TI Plans to Landlord prior to the expiration of such five (5) day period, and Landlord shall grant its approval or disapproval thereto, and/or state any further objections or proposed modifications, within five (5) days after receipt thereof. After the first submission and resubmission, Landlord and Tenant agree to restrict objections and disputes to matters which have not previously been agreed upon or accepted by the other party, and deliver revised submissions. or objections within a five (5) day period, and to continue the collaborative process described above. The parties shall attempt to reach agreement .as soon as possible, and, in all events, within thirty (30) days after the date upon which Landlord received Tenant's first submission ofTI Plans. The process of submissions and resubmissions shall continue thereafter until final agreement is reached. Each party agrees that its failure to respond to a submission or resubmission within the above-referenced time frames shall constitute such party's acceptance of the submission or resubmission in question. (3) Landlord's TI Work. Following final approval of the Approved TI Plans, or sooner, to the extent reasonably practicable, Landlord agrees to submit for peer review of the Approved TI Plans and apply for abuilding permit for the performance of Landlord's TI Work. Promptly after the latest to occur of (i) the issuance of the applicable building permit, (ii) Landlord's entry into the TI Construction Contract (which Landlord shall do in accordance with the Approved Schedule), and (iii) the completion of such portion of Landlord's Base Building Work as is necessary in order to commence Landlord's TI Work in compliance with prudent construction practices and sequencing, Landlord will cause Landlord's TI Work to be commenced, completed, installed or performed, as the case may be, in accordance withthe Approved TI Plans, subject only to minor variations and!or variations necessitated by the unavailability of specified materials and equipment, and any modifications required by applicable governmental authorities in review of the Approved TI Plans as part of the process of obtaining a building permit, or during the performance of Landlord's TI Work as required by governmental authorities and inspectors in order to obtain any required interim inspection approvals, final inspection approvals or to secure issuance of a certificate of occupancy or its equivalent. (4) Change Orders Relating to Tenant Improvements. Tenant shall be allowed to make modifications to the Approved TI Plans provided that (i) any such proposed modifications shall be submitted to Landlord in writing, in the form of a proposed TI Change Order, for Landlord's consent (A) to the extent such consent would otherwise be required if the proposed TI Change Order were a proposed alteration of the Premises proposed by Tenant after the Commencement Date pursuant to Section 15of the Lease, and (B) if required, using the same standard of review applicable under Section 15 of the Lease (and Landlord shall have four (4) business days after receipt of all documentation necessary for Landlord to properly review such proposed TI Change Order within which to review and either approve or disapprove same (if such approval is required, as aforesaid), provided that, in the event Landlord does not approve all items set forth in said proposed TI Change Order, Landlord will notify Tenant of the basis for its disapproval, and Landlord and Tenant will work together expeditiously and in a commercially reasonable manner to reach agreement on any unapproved portions of such proposed TI Change Order, (ii) Tenant shall be obligated to pay (either C-16 through application of the TI Allowance or as an Excess TI Cost hereunder) any and all incremental additional costs associated with such TI Change Order(s), and (iii) any delay in meeting the Approved Schedule occasioned by any such change order shall be deemed a ''Tenant Delay" within the meaning of this Exhibit C. Any change order approved pursuant to this subparagraph is referred to herein as a "TI Change Order." (5) Tenant's Inspection Right. Subject to the insurance requirements set forth herein, and to reasonable safety restrictions, and reasonable prior notice to Landlord (so that Landlord can coordinate such entries with the Base Building GC and/or the TI GC), Tenant shall have the right to enter the Premises for purposes of inspecting Landlord's TI Work. To the extent any entry of Tenant or Tenant's Agents within the Premises prior to Substantial Completion interferes with the orderly progress of construction of Landlord's Work, Tenant shall cause such interference to cease immediately; and any delays in the Substantial Completion of Landlord ' s Work caused by such interference shall constitute a Tenant Delay hereunder. Access for such purposes shall not be deemed to constitute possession or occupancy .. In no event may Tenant, Tenant's Representative, Tenant's Architect, Tenant's Engineer or any other party within the Premises as Tenant's invitee have the right to direct the TI GC or the Base Building GC as to any matter relating to Landlord's Work, and all such concerns shall be directed to Landlord's Representative for coordination with the applicable contractor. (6) Interim Correction of Defects. Landlord shall promptly undertake and diligently prosecute (or cause the TI GC to undertake and diligently prosecute) the correction of any bona fide defects in Landlord's TI Work of which Landlord is notified in writing as a result of any of the aforesaid inspections by Tenant. (7) Substantial Completion; Delivery of Possession; Punch List. (a) Landlord shall be obligated to provide Tenant with written notice of its intent to tender possession of the Premises not less than three (3) calendar days prior to the date Landlord anticipates that it will tender possession thereof to Tenant in accordance herewith (such notice, a <C3-DayNotice"). The purpose of the 3-Day Notice is so that the parties can schedule a walk-through on or before the date of tender of possession thereof (and Landlord and Tenant each agrees to make itself available for the walk-through on the third (3rd)day after the 3-Day Notice). Within three (3) days after Landlord delivers the 3-Day Notice, Tenant's Representative and Landlord's Representative shall schedule and participate in a joint inspection of the Premises, for purposes of (i) conferring about what, if any, items must be completed in order to achieve substantial .completion to the extent necessary for Tenant to perform its Furniture Installation on the date possession thereof is tendered to Tenant, and (ii) preparing a preliminary punch list with respect to such level of substantial completion, provided that the timing of such inspection and punch list preparation shall not delay the timing applicable to any determination that substantial completion to the extent required to allow for tender of possession for purposes of Furniture Installation has occurred, except as more fully provided in subparagraph (b), below, if Landlord fails to deliver the 3-Day notice in a timely fashion. C-17

(b) Section 1.4 of this Lease contains provisions which set forth Landlord's and Tenant's respective rights and obligations in connection with the determination that Landlord's TI Work is Substantially Complete (including those relating to Tenant's right of inspection of the Premises, and Tenant's rightto dispute the correctness of Landlord's Certification of Substantial Completion). Reference is hereby made to Section 1.4 of the Lease for a complete recitation of such provisions, as if the same were fully repeated herein. (c) If, as a result of the aforementioned joint inspection(s), Tenant discovers Punch List Items (as the same is defined herein) that were not caused by Tenant Work, by Tenant, or by Tenant's Agents, Tenant shall promptly notify Landlord thereof; provided, however, that in the event of a dispute, Landlord and Tenant (and their respective Architects) shall negotiate in good faith with one another with the goal of completing preparation of an appropriate Punch List, and any dispute with the Base Building GC or TI GC (as the case may be) regarding the propriety of including any Punch List Items shall be handled in accordance with the applicable terms of the Base Building Construction Contract or the TI Construction Contract, as the case may be. The existence of such punch list items shall not postpone the Commencement Date of this Lease as to such phase of the Premises, nor the obligation of Tenant to pay Rent, additional rent or any other charges due under this Lease. (d) Landlord covenants and agrees to cause the Base Building GC or TI GC, as applicable, to promptly commence and diligently pursue the correction of all Punch List Items as soon as reasonably possible thereafter, and, subject to Force Majeure and any long lead items required for such correction, to complete the correction of all Punch List items within sixty (60) days after the Punch List is finalized. Landlord further covenants and agrees to repair or replace (or to cause the repair or replacement of) any defects in Landlord's Work as soon as reasonably practicable after Tenant provides notice thereof to Landlord; provided, however, Landlord shall have no obligation to pay the cost of any repair to (nor shall Landlord have liability to Tenant for defects in) Landlord's Work which are detected more than one (1) year after the date of Substantial Completion of Landlord 's Work; or in the case of any such defect previously repaired, first detected more thari six (6) months after the date of the last repair of such defect (unless the original one (1) year warranty period is longer than the applicable six (6) month period). The foregoing shall not affect, however, any of the general repair covenants set forth in the 'Lease, nor shall it apply to limit the warranty period provided for by the manufacturer or supplier with respect to any equipment incorporated into the Building or Premises, nor the warranty period otherwise provided for under the terms of the Base Building Construction Contract or TI Construction Contract, if such warranty period exceeds one (1) year. (8) Early Work and Furniture Installation (a) Landlord acknowledges that Tenant wishes to commence operations from the Premises as soon as possible after Landlord's Work is Substantially Complete, and that there are certain aspects of Tenant Work that need to be completed during the course of Landlord's performance of Landlord's Work. Accordingly, Landlord and Tenant acknowledge and agree that C-18

Tenant shall be given access to the Premises prior to the Substantial Completion of Landlord's Work, as and to the extent set forth herein, so that Tenant may perform certain items of Tenant Work, and thereby expedite Tenant's use and occupancy of the Premises. Any such items of Tenant Work shall be agreed upon in writing by Landlord and Tenant in their reasonable discretion prior to the commencement of any such work, and shall be referred to herein as the "Early Work", which shall include, without limitation, the installation of phone and data cabling, supplemental security systems, arid audio/visual systems in the Premises to the extent not included within Landlord's TI Work, and the installation by Tenant of Tenant's modular systems furniture even if shown in the Approved TI Plans. Landlord and Tenant acknowledge and agree that the installation of modular systems furniture in the Premises involves a higher degree of interference with the performance of Landlord's Work than is the case with wiring installations, and shall be referred to separately herein as the "Furniture Installation". Landlord and Tenant agree that the performance of any Early Work shall be in accordance with this paragraph IT.B(8). (b) Any entry to the Premises by Tenant for the purposes of performing any Early Work shall be subject to all of the terms and conditions of the Lease, except for the obligation to pay Base Rent and Additional (which will not be applicable until the Rent Commencement Date for the Premises, as provided in the Lease), provided Tenant will be responsible for the payment of utility expenses associated with Tenant's Early Work during such period. In addition, any entry by the Tenant or Tenant's Agents: (i) shall be subject to the reasonable insurance requirements of Landlord (which may incorporate the reasonable insurance requirements of the Base Building GC and the TI GC), and (ii) shall comply with any reasonable scheduling requirements of the Base Building GC or the TI Ge, as applicable (and, unless such entry is scheduled for within the Approved Schedule, Tenant shall contact Landlord's Representative at least two (2) full business days prior to Tenant's proposed time for such entry for Early Work so that Landlord's Representative can coordinate such entry and Early Work with the Base Building GC or the TI GC, as applicable; and Landlord shall use all reasonable efforts to accommodate such request as long as Tenant's proposed entry will not interfere with the orderly completion of Landlord's Work in accordance with the Approved Schedule). To the extent performance of Early Work by Tenant or Tenant's Agents, causes actual delay in the Substantial Completion of Landlord 's Work, the same shall constitute a Tenant Delay hereunder. In addition, Tenant shall bear the full risk of loss for any materials, equipment or other property which Tenant's personnel bring into the Building or the Premises in connection with any Early Work. (c) Landlord agrees to cause the Base Building GC and TI GC (and others) to cooperate in good faith with Tenant (and Tenant agrees to cooperate in good faith with Landlord) to accommodate Tenant's requested entry dates, and to otherwise use all reasonable efforts to enable the Tenant to have access to each floor of the Premises as soon as the commencement of Early Work becomes feasible. In furtherance of the foregoing, Landlord agrees that the construction schedule set forth in the TI Construction Contract will make provision for, and Tenant's Agents shall generally be permitted to gain, access to applicable phases of the Premises approximately forty-five (45) days prior to the date of Substantial Completion thereoffor purposes of data, telecom, security system and NY system wiring installations, and thirty-one (31) days prior to the date of Substantial C-19

Completion thereof for purposes of Furniture Installation, provided Tenant will continue to be responsible for unreasonable interruption of, disruption to, or interference with the performance of Landlord's Work in such areas as generally reflected in the Approved Schedule caused by its failure to appropriately coordinate the timing of Early Work by Tenant or Tenant's Agents therein so as to avoid such unreasonable interference, disruption or interruption. III. TIMING OF CONSTRUCTION A. Approved Schedule. Subject to Force Majeure and Tenant Delays, Landlord agrees to cause Landlord's Work to be Substantially Completed in accordance with the Approved Schedule. Landlord shall use reasonable efforts to notify Tenant of any material delays in the progress of construction that might prevent Substantial Completion of Landlord's Work in accordance with the dates set forth in the Approved Schedule (even if due to Force Majeure and Tenant Delays), together with an estimate of the duration of such delay, within a reasonable time period after Landlord becomes aware that such delays may prevent timely achievement of Substantial Completion by the dates provided for under the Approved Schedule. Landlord will, upon Tenant's written request, investigate with the GC if it is possible to mitigate such delay by accelerating the completion of Landlord's Work (through overtime and the like) in order to reduce or eliminate any anticipated delay, and, if so, Landlord and the GC will identify the cost which will be associated with accelerating the completion of Landlord's Work to the extent delayed thereby (or the portion thereof which is affected by such delay). If such acceleration is possible, Landlord will, in consultation with Tenant (and subject to Tenant's approval if the cost thereof is to be borne by Tenant), reasonably approve change orders allowing for such acceleration provided that, unless such delays occur as a result of a breach of Landlord's covenants under this Exhibit C, the cost of such acceleration shall be borne by Tenant (which may apply the TI Allowance thereto, or treat such costs as Excess TI Costs hereunder). B. Effect of Delay. To the extent any phase of Landlord's Work is not Substantially .Completed as of the dates indicated within the Approved Schedule, the following provisions shall apply: (i) If and to the extent Substantial Completion is delayed beyond the dates set forth in the Approved Schedule, but not beyond the Penalty Date, then the Commencement Date of this Lease shall be the date upon which Substantial Completion of Landlord's Work occurs, but such delay shall not otherwise result in or give rise to any damages or penalties payable by Landlord to Tenant, nor constitute a default by Landlord under this Lease; provided that to the extent such delay is caused by Tenant Delay(s), the Commencement Date of this Lease shall be deemed to be the date upon which Landlord's Work would have been Substantially Completed (and Tenant permitted to lawfully occupy the Premises) but/or such Tenant Delay(s), and Landlord shall not be liable to Tenant for any Rent abatement, damages, penalties or other rights and remedies as a result thereof. (ii) If and to the extent Substantial Completion is delayed beyond the Penalty Date, then: (A) If and to the extent such non-completion occurs as a result of C-20 any event of "Force Majeure", the Commencement Date ofthis Lease shall be the date upon which Substantial Completion of Landlord's Work occurs, but such delay shall not otherwise result in or give rise to any damages or penalties payable by Landlord to Tenant, nor constitute a default by Landlord under this Lease. (B) If and to the extent such non-completion occurs other than as a result of any Tenant Delays or Force Majeure, then (1) the Commencement Date of this Lease shall be the date of Substantial Completion of Landlord's Work, and (2) Tenant shall also be entitled to receive a credit against Base Rent (commencing on the Commencement Date, as adjusted pursuant to this subparagraph) in an amount equal to the sum of (a) product of (i) one (1) day's per diem Base Rent for the Premises as applicable for the first month of the Term, multiplied by (ii) the number of days elapsing between the Penalty Date and the date Substantial Completion is achieved by Landlord; and (b) an amount equal to the differential between the base rent normally payable by Tenant under that certain Sublease dated June 28, 2001 between Tenant and Danieili Corporation at Cranberry Woods I (the "Danieili Sublease") and any holdover rent actually paid by Tenant under the Danieili Sublease between the Penalty Date and the date Substantial Completion is achieved by Landlord. (C) If and to the extent Substantial Completion of any applicable phase of Landlord's Work is delayed as a result of any Tenant Delay(s), the Commencement Date of this Lease shall be deemed to be the date upon which Landlord's Work would have been Substantially Completed (and Tenant permitted to lawfully occupy the Premises) but for such Tenant Delay(s), and Landlord shall not be liable to Tenant for any Rent abatement, damages or other rights and remedies as a result thereof. (D) The provisions of clauses (ii)(A) , (B) and (C) shall be construed in conjunction with each other in those cases where delay in completion ofitems of Landlord's Work are caused in part by Force Majeure and in part by Tenant Delays. Except as set forth in Section Ill.C, below, the foregoing shall constitute the sole and exclusive remedies of Landlord and Tenant if Substantial Completion of Landlord's Work is delayed past the dates established therefor in the Approved Schedule. C. Additional Remedies. In addition to the remedies provided in Section II.B, above, but in lieu of any other rights and remedies at law or in equity, Landlord and Tenant agree to the following additional remedy in the event of a default in the performance of Landlord's Work hereunder: (i) If Landlord fails to achieve Steel Erection Completion by the Steel Erection Completion Deadline, which date shall be extended one (1) day for each day of delay in actually achieving Steel Erection Completion caused by Tenant Delays and/or Force Majeure, then at any time thereafter until the date Landlord achieves Steel Erection Completion, Tenant shall have the right to terminate this Lease pursuant to this Section IIIC.(i) by written notice of termination to Landlord delivered no later than ten (10) business days after the Steel Erection Completion Deadline, as so extended, in which event this Lease shall be deemed void, ab initio, and of no further force and C-21 effect, and the parties shall be released from all liabilities and obligations arising hereunder. If Tenant fails or declines to deliver such termination notice within ten (10) business days after the Steel Erection Completion Deadline, as so extended, then Tenant will be deemed to have waived its termination right under this Section III.C.(i), and this Lease shall continue in full force and effect. (ii) If Landlord fails to achieve Substantial Completion of Landlord's Work on or before August 31, 2003 (or to tender possession of the Premises to Tenant with substantial completion achieved tothe extent necessary for Tenant to lawfully commence Furniture Installation by August 1, 2003), which dates shall be extended one (1) day for each day of delay in actually achieving Substantial Completion (or such lesser standard of substantial completion, as applicable) caused by Tenant Delays and Force Majeure (as so extended, the "Completion Deadline"), then Tenant shall have the right to terminate this Lease pursuant to this Section ill.C.(ii) by written notice of termination to Landlord delivered no later than ten (10) business days after the Completion Deadline, in which event this Lease shall be deemed void, ab initio, and of no further force and effect, and the parties shall be released from all liabilities and obligations arising hereunder. If Tenant fails or declines to deliver such termination notice within ten (I 0) business days after the Completion Deadline, then Tenant will be deemed to have waived its termination right under this Section ill.C.(ii), and this Lease shall continue in full force and effect at any time thereafter until the date Landlord achieves Substantial Completion (or such lesser standard of substantial completion necessary for Tenant to lawfully commence Furniture Installation, as applicable). IV. COSTS A. Payment of Costs. Except for TI Costs (for which Tenant shall bear sole financial responsibility subject to Landlord's obligation to fund the TI Allowance), Landlord shall be responsible for and shall pay when due all costs associated with the acquisition of the Land, the preparation of Construction Documents (excluding the TI Plans), and the performance of Landlord's Work in accordance with this Exhibit C. The foregoing notwithstanding, Tenant shall be entitled to a credit against the costs of Landlord's TI Work for which Tenant is financially responsible (including the TI Costs and costs of preparation of the TI Plans) in an amount equal to the TI Allowance. To the extent costs expended by Landlord to construct Landlord's TI Work, plus any Excess TI Costs, are less than the TI Allowance, the excess amount may be expended on costs associated the installation of data/voice cabling, security systems and other equipment integrated within the Premises or for Tenant Work (upon submission of invoices for the applicable work, including a letter from Tenant specifically approving such invoices and directing Landlord to pay a specified amount to a specified party, or requesting reimbursement for such expenses to the extent already paid by Tenant, together with certifications regarding completion (or partial completion) of such work by appropriate design professionals, lien waivers (to the extent reasonably applicable to the type of expense being funded) which may be partial or final lien waivers depending upon the status of completion, and satisfaction of other reasonable and customary funding requirements invoked by Landlord's lender(s) and (if applicable) equity funding sources); for moving expenses, legal expenses, systems furniture expenses or other similar expenses associated with Tenant's leasing of and move-in to the Premises (collectively, "Leasing Expenses"); and, if after such further application, the full amount of the TI Allowance still has not been utilized, Tenant be entitled to credit the unused amount against payments of Rent due under the Lease. To the extent the costs of Landlord's TI Work exceed the TI Allowance, the same shall constitute Excess TI Costs under this C-22

Exhibit c. B. Bidding. (1) Any reference in this paragraph IV.B to Tenant shall be deemed to refer to Tenant acting through Tenant's Representative after the completion of Construction Documents. After agreement upon the relevant portions of the Construction Documents, Landlord shall, with the assistance and cooperation of Tenant's Architect and Tenant's Representative, prepare one or more bidding packages for the different components of Landlord 's TI Work, based upon the Construction Documents. (2) After completion of such bidding package, Landlord shall (in consultation and cooperation with Tenant) commence a bid solicitation process for Landlord's TI Work on a competitive basis, in accordance herewith. Landlord will solicit bids for Landlord's TI Work from a minimum offour (4) general contractors, at least one of which will be Landlord's Base Building GC, and all of whom shall be subject to approval by both Landlord and Tenant. Tenant may designate at least three (3) general contractors to participate in such bidding process, subject to Landlord's reasonable approval. All general contractors submitting bids shall be licensed in Pennsylvania, have demonstrated ability to perform the work in a first class, good and workmanlike and timely manner (i.e., within the time frames established under the Approved Schedule), able to provide a payment and performance bond, required to provide in its schedule for performance of the applicable work time periods within which Tenant can perform Early Work and Furniture Installation as provided for herein, and each shall be subject to the consent of the other party, which shall not be unreasonably withheld, conditioned or delayed (and which shall be deemed given if the party whose consent is required does not object to an identified contractor within three (3) business days after the identity of such contractor is communicated to such party in writing). In the event that the Building (or any ownership interests therein) are owned by the Multi-Employer Property Trust or other union pension fund or retirement plan, then it shall also be a requirement that the general contractor and all subcontractors be signatories to the AFLiCIO. The bid solicitation will require the general contractors to competitively bid subcontracts for all major trades. Tenant may require that specific items of Landlord's TI Work be unit priced during the course of the bid process. Landlord agrees to cause each bidder to identify "long lead" items or materials which might delay Substantial Completion of Landlord's Work in accordance with the Approved Schedule, and shall notify Tenant of the same promptly after such identification can be made. If Tenant does not, prior to selection of the successful bidder, delete or modify any "long lead items" identified within the bid that is ultimately selected by Landlord and Tenant and replace same with alternative items (if any are available) that are not "long lead items", then Tenant will be deemed to have accepted such "long lead items" and any delay associated therewith, and any delay in Substantial Completion of a phase of the Premises occasioned by the continued inclusion by Tenant of such "long lead items" shall constitute a Tenant Delay under this Exhibit C. Landlord and Tenant shall cooperate in good faith to avoid such "long lead" items or materials, (3) All contractors shall submit their bids ("Bids") directly to Landlord, Tenant, and Tenant's Project Manager, each of whom will review and analyze all Bids submitted. Upon receiving all Bids or expiration of the bid submission period (as set forth in the bid solicitation), C-23 whichever first occurs, the parties shall have seven (7) days to review the Bids and request any clarifications thereof from the applicable bidders, including with respect to any long lead items (which request for clarification shall, in all events, be coordinated through Landlord, and is referred to as a "Request for Clarification"). If Tenant initiates a Request for Clarification, Landlord shall promptly commence diligent efforts to cause the information requested to be furnished, if possible. Within seven (7) days after receipt of the Bids from all qualified contractors, or, if one or more Requests for Clarification have been made, within five (5) days after receipt of the clarification requested (but in no event more than 15 days after the expiration of the bid submission period, as set forth in the bid solicitation) (the "Selection Deadline"), Landlord and Tenant shall select the qualified general contractor determined by Landlord and Tenant in good faith to be the acceptable bid ("Final TI Bid"), based upon a good faith review of all relevant considerations, including the relative bid prices, factors relating to the bidder' relative ability to perform (including other anticipated commitments and obligations of the bidders at such time), the ability of the bidders to coordinate effectively with the Base Building GC, any proposed changes to the form of construction contract attached to the bid solicitation, any other deviations from the qualifications established within the bid solicitation, past performance issues (if any) involving the respective bidders, subjective qualitative evaluations made in good faith by both Landlord and Tenant, and all other appropriate factors; and (i) the parties generally agree that the lowest priced bidder which meets the construction schedule, contractual requirements and other qualifications set forth in the bid solicitation shall be awarded the 11Construction Contract, and (ii) if Landlord and Tenant cannot reach agreement, despite their good faith efforts, on the bidder to whom the TI Construction Contract should be awarded, then Landlord shall be entitled to make the final determination unless Tenant agrees in writing to indemnify and hold Landlord harmless against the effects of all provisions of the bid which Tenant would designate for selection to which Landlord objects in good faith. No later than 5:OOp.m.,Eastern Time, on the Selection Deadline, Tenant shall indicate in writing its approval of the award of the Final TI Bid, and Tenant agrees (i) that Landlord shall not be obligated to proceed to negotiation of the final TI Construction Contract, nor the commencement of Landlord's TI Work, until such time as Tenant has delivered its written approval of the award of the Final TI Bid to Landlord, and (ii) any delay in Tenant's delivery of its written approval of the award of the Final TI Bid to Landlord beyond the Selection Deadline shall constitute a Tenant Delay under this Lease. Landlord shall notbe required to obtain Tenant's approval regarding the bidding or selection process with regard to any aspect of Landlord's Work other than Landlord's TI Work. (4) Promptly after selection of the TI GC for Landlord's TI Work, and Tenant's delivery of its written approval of the award of'the Final TI Bid to Landlord, Landlord will negotiate the terms of, and execute and deliver, a final TI Construction Contract with such TI GC in accordance with the Final TI Bid (and the pricing reflected therein), and the general form of construction contract attached to the bid solicitation for Landlord's TI Work as modified within the bidding process. Tenant shall have the right to review such contract prior to the bid solicitation, and to provide input and suggestions regarding the terms thereof, but the final determination of the form of such contract to be included in the bid solicitation, and to be executed with the TI GC, shall be made by Landlord, in Landlord's good faith judgment. (5) Landlord and Tenant shall endeavor to meet with each other and with the TI GC and the Design Professionals on a weekly basis to review design and construction issues for Landlord's TI Work at all times prior to Substantial Completion thereof. In conjunction with such C-24 meetings, Landlord will use diligent efforts to cause the TI GC: (A) to notify Landlord and Tenant of any scheduled government inspections of Landlord's TI Work so that each party, and its representatives, can be present therefor; and (B) to permit Tenant's Representative reasonable access to the Premises during the construction period, as necessary to conduct the inspections contemplated by this Exhibit C. (6) Tenant shall have the right to engage in value engineering during the course of any bidding process in order to reduce the Costs for which Tenant is responsible hereunder, provided that any actual delay in the comp letion of (or in reaching agreement upon) the Construction Documents, in the issuance of any permit for the construction of Landlord's Base Building Work or Landlord's TI Work (including as a result of modifications required to any plan submissions Landlord has made prior to such date with the Township), or in the completion of the bidding process, resulting from such value engineering by Tenant, shall constitute a "Tenant Delay" for all purposes of this Lease. C. Final Reconciliation. (1) Within sixty (60) days after final completion of Landlord 's TI Work, Landlord shall cause Landlord's Representative to provide Tenant with the Final Reconciliation and arrange to meet with Tenant to discuss the contents thereof. To the extent Landlord requires information in Tenant's possession in order for Landlord to prepare the Final Reconciliation, Landlord will promptly notify Tenant of the needed information, and Tenant agrees to provide such information to Landlord promptly after Landlord's written request specifying the information required to the extent in Tenant's possession, custody or control. Landlord's delivery of the Final Reconciliation shall be excused for so long as Tenant delays in providing information needed to complete same which is in Tenant's possession, custody or control to Landlord. If the Final Reconciliation indicates that the total cost to complete Landlord's TI Work exceeds the TI Allowance, then such excess shall constitute an Excess TI Cost for purposes of this Exhibit C and shall be payable by Tenant to Landlord within ten (10) business days after Landlord's written demand (to the extent not theretofore funded by Tenant). (2) If the Final TI Bid (or any combination of Tl Costs for which Tenant will be responsible hereunder) exceeds the TI Allowance, Landlord shall have the right to require payment from Tenant of the amount by which aggregate Excess TI Costs exceeds the T! Allowance prior to being obligated to proceed with the TI Work from which such Excess TI Costs are derived, which payment shall be made by Tenant to Landlord within ten (10) business days after Landlord's written demand accompanied by reasonable substantiating documentation, and which (ifbeingpaid to defray Excess Costs which are not yet due and payable to the contractor under the terms of the applicable construction contract) will be held by Landlord, in trust, to be disbursed pari passu with any amounts utilized by Landlord to make payments in respect of TI Costs. Any amounts paid by Tenant to Landlord under this provision shall be credited against such Excess TI Costs. D. First-Class Lien-Free Completion: Warranties. Except as specified in the Construction Documents, Landlord shall use only first class materials in connection with any Landlord Work. All Landlord Work shall be paid for in full and in a timely fashion by Landlord (subject to Tenant's obligation to fund Excess TI Costs as and to the extent set forth herein), and C-25 shall be performed in a lien-free, first-class, and good and workmanlike manner. Landlord shall either assign to Tenant, or enforce on Tenant's behalf, all warranties on Landlord's Work to the extent Tenant is responsible for the maintenance or repair of such items and the same would be covered by such warranties. V. TENANT WORK A. Generally. (1) All Tenant Work shall be performed in accordance with plans and specifications approved by Landlord, which approvals shall not be unreasonably withheld and shall generally be subject to the standards applicable to approval of Tenant alterations pursuant to Section 15 of the Lease (and Landlord agrees that it may not disapprove any item shown therein if Landlord would not have the right to disapprove such item under Section 15 if such item were a Tenant alteration), subject only to variations as described below, and any modifications required by applicable governmental authorities in review of the plans for such Tenant Work as part of the process of obtaining a permit therefor. During construction of Tenant Work, Tenant shall have the right to make substitutions of material(s) of equivalent grade and quality, and to make changes necessitated by conditions met in the course of construction, provided Tenant shall seek Landlord's approval of any material change to the plans for such Tenant Work within the scope ofthe aforesaid circumstances, which shall not be unreasonably withheld, conditioned or delayed, and which approval shall be deemed given if Landlord fails to respond within three (3) business days of a written request for approval. The procedure for submission of any plans and specifications for Tenant Work shall be substantially identical to (i.e., a reverse mirror image of) the procedure for obtaining Tenant's consent to the Approved Plans, unless the work in question does not require Landlord approval under the standards applicable to approval of Tenant alterations pursuant to Section 15 of the Lease, in which event Tenant shall still notify Landlord of the Tenant Work it is proposing to perform. Tenant agrees that Landlord will have the right to inspect the performance of Tenant Work by Tenant's contractor(s) and subcontractor(s), through a construction manager appointed by Landlord, and Tenant agrees to cooperate with Landlord to facilitate such inspection, including without limitation: (A) notifying Landlord and such construction manager of any scheduled government inspections of Tenant's Work so that Landlord's Representative can be present therefor; (B) permitting Landlord's Representative reasonable access to those portions of the Premises in which Tenant Work is being performed during the construction period, as necessary to perform such inspections, and (C) complying (or causing its contractor to comply) with the reasonable directions of Landlord's Representative in connection with Tenant Work, as long as such directions are not inconsistent with the approved plans for such Tenant Work, Landlord shall use all reasonable and diligent efforts not to interfere with the performance of any Tenant Work during the' course of any inspections by Landlord's Representative pursuant to this Paragraph. (2) Without limiting the generality or applicability of any provisions of this Exhibit C or the Lease, Tenant agrees that the following provisions shall apply to the performance of any Tenant Work: (i) In performing any plumbing work which may require removal offloor slab in corridors which are otherwise within the common areas of the Building, Tenant C-26 agrees upon completion of such plumbing work, to restore the finishes within such common corridors to their original condition. (ii) In performing portions of any Tenant Work which involve construction work upon the exterior of the Building, Tenant agrees that it shall, at Tenant's sole expense, restore all areas of the Building's exterior, including without limitation all adjacent planting areas, sidewalks and parking areas, affected by the execution of such Tenant Work, to their original condition upon the completion of such portions of such Tenant Work. (iii) Tenant shall protect and restore all work areas of the Building (including without limitation any portions ofthe common areas of the Buildings) utilized or affected in performing any Tenant Work, including, but not limited to, the Building roofs, common corridor floors, walls, and ceilings, floor penetrations and chase wall penetrations. Tenant shall use only roofing contractors who are permitted to perform such work upon the roof without nullifying any then applicable roof warranty for penetrations and reflashing of affected roof areas (if any), which roofing contractors shall be subject to Landlord's reasonable approval and which roofing contractors shall warrant to Landlord's reasonable satisfaction the integrity of any such roof or exterior penetrations and that the same are free from leakage and are otherwise properly waterproof. Tenant shall further ensure that all floor penetrations are properly fire-stopped, in accordance with applicable building and fire codes and prudent construction practices. (iv) Tenant shall cause its contractor performing any Tenant Work to provide warranties for all Tenant Work and the materials and equipment which are incorporated into the Building and Premises in connection therewith, and to provide copies of such warranties to Landlord, as well as provide to Landlord all operating and maintenance manuals for all equipment and materials incorporated into the Building and/or Premises as part of any Tenant Work (to the extent Landlord is responsible for the maintenance or repair of such items after the Rent Commencement Date), and as-built plans and specifications for such installations. To the extent any Tenant Work affects, voids or otherwise nullifies or renders unenforceable any warranty on Landlord's Work, Tenant will be deemed to have underwritten such warranty directly. Tenant shall either assign to Landlord, or enforce on Landlord's behalf, all warranties on Tenant Work to the extent Landlord is responsible for the maintenance or repair of such items and the same would be covered by such warranties. The inclusion of provisions in this Paragraph IV.A(2) which impose obligations upon Tenant and/or Tenant's contractor with regard to the performance of any Tenant Work are intended only to apply to those portions of Tenant Work (if any) which are approved by Landlord; and the inclusion of such provisions shall not be construed to impose upon Landlord, or imply, any obligation to approve work proposed by Tenant. (3) Except as provided herein, Tenant shall obtain all necessary permits in connection with any Tenant Work, including all final inspection approvals which are required for the proper completion of such Tenant Work. Landlord shall cooperate with Tenant, at no out-of- pocket expense to Landlord, to facilitate the issuance of such permits and inspection approvals. C-27

B. First-Class Lien-Free Completion. Except as specified to the contrary in the Approved Plans, Tenant shall use only first class materials in connection with any Tenant Work. All Tenant Work shall be paid for in full and in a timely fashion by Tenant, and shall be performed in a lien-free, first-class, and good and workmanlike manner, and in accordance with all applicable codes.and requirements. Tenant shall provide to Landlord final lien waivers, inform and substance reasonably satisfactory to Landlord (and in all events fully and forever waiving any claim for a statutory or common-law lien against the Property, or any portion thereof, for labor, services, materials, or otherwise), from all contractors and subcontractors performing Tenant Work, within ten (10) business days of completion of each applicable component of such Tenant Work (if any). Tenant's indemnity and covenants as set forth in Section 23 of the Lease shall apply to any liens created by virtue of any Tenant Work. Tenant's architect shall be responsible for ensuring that all Tenant Work complies with the Access Laws and all other applicable federal, state and local laws, ordinances, codes and regulations. C. Contractor Qualifications. All contractors and subcontractors performing Tenant Work shall be subject to Landlord's reasonable approval, and (if required by law) shall bellicensed to do business in the State of Pennsylvania and shall otherwise meet all requirements and qualifications applicable to Landlord's general contractor and subcontractors set forth in Section IV.B.(2), above. D. Insurance Requirements Applicable to Tenant During Tenant's Work. (1) Tenant shall secure, pay for, and maintain, or cause its contractors and subcontractors to secure, pay for, and maintain, during the continuance of any Tenant construction work within the Premises, all of the insurance policies required in the amounts as set forth herein, . together with such insurance as may from time to time be required by city, county, state or federal laws, codes, regulations or authorities. Tenant Work (if any) may not commence until all required insurance has been obtained, and, if Landlord requests, until Tenant's certificates of such insurance have been delivered to Landlord. Tenant's insurance policies shall name the Landlord and Landlord's mortgagee(s) as additional insureds. Tenant's certificates of insurance shall proride that no material change or cancellation of such insurance coverage shall be undertaken without tliirty (30) days' prior written notice to Landlord. Landlord shall have the right to require Tenant, and Tenant shall have the duty, to stop work in the Premises immediately if any of the coverage Tenant is required to carry herein lapses during the course of the work, in which event such Tenant Wiorkmay not be resumed until the required insurance is obtained and satisfactory evidence of same is provided to Landlord. (2) Tenant shall provide, or if not provided by Tenant, cause any contractor or subcontractor performing any Tenant Work, including any Early Work or Furniture Installation to carry General Contractor's and Subcontractor's Required Minimum Coverages and Limits of Liability as follows: (i). Worker's Compensation and Employer's Liability Insurance, as required by state law, and any insurance required by any Employee Benefit Act or similar statute applicable where the work is to be performed, as will protect the contractor and subcontractors from any and all liability under the aforementioned act(s) or similar statute. C-28

(ii) Comprehensive General Liability Insurance (including Contractor's Protective Liability) in an amount not less than $2,000,000 per occurrence whether involving personal injury liability (or death resulting therefrom) or property damage liability or a combination thereof (combined single limit coverage) with a minimum aggregate limit of $2,000,000. Such insurance shall insure Tenant's general contractor against any and all claims for personal injury, death, and damage to the property of others arising from its operations under its contract, whether such operations are performed by Tenant's contractors, subcontractors, or sub-subcontractors, or by anyone directly or indirectly employed by any of them. (iii) Comprehensive Automotive Liability Insurance, for the ownership, maintenance, or operation of any automotive equipment, whether owned, leased, or otherwise held, including employer's non-ownership and hired car liability endorsements, in an amount not less than $2,000,000 per occurrence and $2,000,000 aggregate, combined single limit bodily injury and property damage liability. (iv) Builder's Risk (All Risk) insurance, in an amount commensurate with the scope ofwork, and otherwise in form and substance reasonably satisfactory to Landlord. (3) Such insurance policies set forth in (i) - (iv), above, shall insure Tenant's general contractor and all subcontractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under its contract in connection with construction of the Premises, whether performed by Tenant's general contractor, subcontractors, or sub-subcontractors, or by anyone directly or indirectly employed by any of them. (4) The insurance required under this Exhibit C shall be in addition to any and all insurance required to be procured by Tenant pursuant to the terms of the Lease. 5. Additional Covenants Applicable to Tenant Work. The following additional covenants shall apply to any Tenant Work under this Lease: A. All contractor( s) for Tenant Work shall be obligated to keep all construction areas reasonably clean and free of trash and debris, and Tenant shall monitor the activities of its contractors, subcontractors and their respective employees with regard to keeping the Building and Project clean. Any construction contract for Tenant Work shall indemnify Landlord from damages, losses and expenses associated with the acts and omissions of the contractor, its agents, employees and subcontractors, and shall otherwise be consistent with the terms hereof. B. In connection with any Tenant Work, Tenant shall provide to Landlord, upon written request, copies of all applications for permits, copies of all governmental inspection. reports and/or certificates, and any and all notices or violations communicated to such party or its contractors by applicable governmental authorities, promptly upon receipt and/or submission thereof, as the case may be. Tenant agrees to comply (or to cause its contractors to comply) with all applicable federal, state and local laws, regulations and ordinances in the performance of any Tenant C-29

Worle, and to promptly rectify any violations of such laws caused by the acts or omission of Tenant, its employees, agents andlor contractors, and Tenant shall be responsible for any non-compliance by Tenant or its agents, employees and contractors. VI. SCHEDULES The following Schedules are attached to and shall form a substantive part of this Work Agreement: Schedule C-l Schedule C-2 Schedule C-3 Schedule C-4 Approved Schedule Approved Design Schedule List of Approved Schematic Drawings Outline Specifications C-30

Schedule C-1
Approved Schedule

ID	Task Name	Duration	Start	Finish
1	**Financial & Development Management**	**27.2 wks**	**Fri 06/15/01**	**Fri 12/21/01**
2	Due Dilligence	10.2 wks	Fri 06/15/01	Fri 08/24/01
3	Lease Negotiations	9 wks	Thu 08/30/01	Wed 10/31/01
4	Financing	12 wks	Mon 10/01/01	Fri 12/21/01
5	**Site & Shell Design**	**31.6 wks**	**Fri 06/01/01**	**Tue 01/08/02**
6	Arch: Schematic Design	17.4 wks	Fri 06/01/01	Mon 10/01/01
7	Civil: Site Plan & Utility Design	7 wks	Thu 09/27/01	Wed 11/14/01
8	Geotechnical: Borings/Analysis/Design	4.4 wks	Thu 10/04/01	Fri 11/02/01
9	Arch: Design Development	4 wks	Tue 10/02/01	Mon 10/29/01
10	Structural: Steel Frame Design	6 wks	Thu 10/04/01	Wed 11/14/01
11	Arch: Construction Documents to Permit	4.2 wks	Tue 10/30/01	Tue 11/27/01
12	Documents to L&I-Twp. For Building Permit (Shell)	6 wks	Wed 11/28/01	Tue 01/08/02
13	Arch: Construction Documents - Final	4 wks	Wed 11/28/01	Tue 12/25/01
14	**Tenant Improvements Design**	**35 wks**	**Fri 03/01/02**	**Thu 10/31/02**
15	*Schematic Design*	9 wks	Fri 03/01/02	Thu 05/02/02
16	*Design Development*	9 wks	Fri 05/03/02	Thu 07/04/02
17	*Construction Documents to Permit Set*	10 wks	Fri 07/05/02	Thu 09/12/02
18	*Documents to L&I / Cran. Twp. For Building Permit*	6 wks	Fri 09/13/02	Thu 10/24/02
19	*Construction Documents - Final*	7 wks	Fri 09/13/02	Thu 10/31/02
20	**Approvals & Entitlements**	**8 wks**	**Wed 11/14/01**	**Tue 01/08/02**
21	Utility, Infrastructure, Public Reviews	4 wks	Thu 11/15/01	Wed 12/12/01
22	Documents to Township for Final Land Dev.	5.6 wks	Wed 11/14/01	Fri 12/21/01
23	Documents to Butler Co. Conservation District	4 wks	Thu 11/15/01	Wed 12/12/01
24	Receive Final Approvals	0 wks	Fri 12/21/01	Fri 12/21/01
25	Grading Permit	1 wk	Mon 12/24/01	Fri 12/28/01
26	Building Permit	0 wks	Tue 01/08/02	Tue 01/08/02



Quarte
3rd Quarte
4th Quarter
1st Quarte
2nd Quarte
3rd Quarte
4th Quarter
1st
Ma Jun Jul Au Se Oct No Dec Jan Fe Mar Apr Ma Jun Jul Au Se Oct No Dec Jan
12/21
12/24
01/08

500 Cranberry Woods Drive
Fri 11/02/01 3:32 PM

Task	Rolled Up Task	Project Summary
Split	Rolled Up Split	External Milestone
Progress	Rolled Up Milestone	External Milestone
Milestone	Rolled Up Progress	Deadline
Summary	External Tasks	

1 of 2

Schedule C·1 Approved Schedule 10 Task Name 1 Duration I Start I Finish 27 28 29 Bidding 6.8 wks Wed 11/28/01 Tue 01/15/02 ~ 80% Documents to Contractor 1 for GMP 0 wks Wed 11/28/01 Wed 11/28/01 1 /28----------------------_.- ..- --~---- .__ ._--._------- Receive GMP Bid for funding and approval 3 wks Thu 11/29/01 Wed 12119/01 Close on Financing 0 wks Thu 12/20/01 Thu 12/20/01 _(2120 If GMP Bid is good· review final CD's, neg. with Co 2 wks Wed 12126/01 Tue 01/08/02 Else, Bid to GC community for New Bid 3 wks Wed 12126/01 Tue 01115/02 30 31 32 I I I I I'" I '-33 Shell & Core Construction-------------_._-.---_ ..__._-_.34 Mass Grading, Earthwork 35 Foundations/Caissons 36 1 Utilities/Infrastructure s WKS wed U4/<:4/02 Tue 06/04/02 10 wks Wed 04/24/02 Tue 07/02102 10 wks Wed 06/05/02 Tue 08/13/02 5 wks Wed 08/14/02 Tue 09/17/02--------8 wks Wed 09/18/02 Tue 11/12102 4 wks Wed 11/13/02 Tue 12110/02 27.8 wks Wed 06/05/02 Mon 03/31/031 27 wks Tue 09/24/02 Mon 03/31/03 26.8 wks Wed 09/25/02 Mon 03/31/03------- --_._- -_._--- 37 1 Steel Erection Slab on Deck/Slab on Grade381-391 Skin Construction 40 1 Windows/Doors 41 1 Plumbing 42 1 Electrical ~ . Mechanical/HVAC 44 I Elevators I 7 wks 1 Man 11/25/021 Fri 01/10/03 45 1 Lobby/Finishes I 16 wks I Mon 11/25/021 Fri 03/14/03 46iT-;mant Improvements ··--f21."4wks -Frl11/ii1/921-Mo·n 03/31/03 47 1 Bidding & Award: TI I 4 wks 1 Fri 11/01/021 Thu 11/28/02 48 1 Furniture Installation I 4 wks 1 Tue 03/04/031 Mon 03/31/03 ~ Tenant Improvements ..------i·-------·I·-····--··-··-····-·--·-I-·-···-·--15.8 wks Wed 12111/02 Man 03/31/03 50 1Occupancy o wks 1 Mon 03/31/031 Mon 03/31/03 -t1k taR -- =. Task Project Summary _ _ Extemal Milestone • Extemal Milestone •500 Cranberry Woods Drive Fri 11/021013:32 PM Rolled Up Task Rolled Up Split Rolled Up Milestone C Rolled Up Progress ------ Deadline Split Progress Milestone • Extemal Tasks lallIIL za 1111Summary - --- n -,: 2 of 2

Schedule C-2
Approved Design Schedule

ID	Task Name	Duration	Start	Finish
1	**Site & Shell Design**	**31.6 wks**	**Fri 06/01/01**	**Tue 01/08/02**
2	Arch: Schematic Design	17.4 wks	Fri 06/01/01	Mon 10/01/01
3	Civil: Site Plan & Utility Design	7 wks	Thu 09/27/01	Wed 11/14/01
4	Geotechnical: Borings/Analysis/Design	4.4 wks	Thu 10/04/01	Fri 11/02/01
5	Arch: Design Development	4 wks	Tue 10/02/01	Mon 10/29/01
6	Structural: Steel Frame Design	6 wks	Thu 10/04/01	Wed 11/14/01
7	Arch: Construction Documents to Permit	4.2 wks	Tue 10/30/01	Tue 11/27/01
8	Documents to L&I-Twp. For Building Permit (Shell)	6 wks	Wed 11/28/01	Tue 01/08/02
9	Arch: Construction Documents - Final	4 wks	Wed 11/28/01	Tue 12/25/01
10	**Tenant Improvements Design**	**35 wks**	**Fri 03/01/02**	**Thu 10/31/02**
11	*Schematic Design*	9 wks	Fri 03/01/02	Thu 05/02/02
12	*Design Development*	9 wks	Fri 05/03/02	Thu 07/04/02
13	*Construction Documents to Permit Set*	10 wks	Fri 07/05/02	Thu 09/12/02
14	*Documents to L&I / Cran. Twp. For Building Permit*	6 wks	Fri 09/13/02	Thu 10/24/02
15	*Construction Documents - Final*	7 wks	Fri 09/13/02	Thu 10/31/02
16	**Approvals & Entitlements**	**8 wks**	**Wed 11/14/01**	**Tue 01/08/02**
17	Utility, Infrastructure, Public Reviews	4 wks	Thu 11/15/01	Wed 12/12/01
18	Documents to Township for Final Land Dev.	5.6 wks	Wed 11/14/01	Fri 12/21/01
19	Documents to Butler Co. Conservation District	4 wks	Thu 11/15/01	Wed 12/12/01
20	Receive Final Approvals	0 wks	Fri 12/21/01	Fri 12/21/01
21	Grading Permit	1 wk	Mon 12/24/01	Fri 12/28/01
22	Building Permit	0 wks	Tue 01/08/02	Tue 01/08/02


Quarte
3rd Quarte
4th Quarter
1st Quarte
2nd Quarte
3rd Quarte
4th Quarter
1st
Ma Jun Jul Au Se Oct No Dec Jan Fe Mar Apr Ma Jun Jul Au Se Oct No Dec Jan
12/21
12/24
01/08

500 Cranberry Woods Drive - Design
Fri 11/02/01 3:30 PM

Task	Rolled Up Task	Project Summary
Split	Rolled Up Split	External Milestone
Progress	Rolled Up Milestone	External Milestone
Milestone	Rolled Up Progress	Deadline
Summary	External Tasks

Schedule C-3 List of Approved Schematic Drawings Schematic First Floor Plan dated 11119/01 Schematic Second Floor Plan dated 11119/01 Schematic Third Floor Plan dated 11119/01 Schematic Fourth Floor Plan dated 11119/01 Schematic Front & Side Elevation dated 11119/01 Schematic Rear & Side Elevation dated 11119/01 C-33

Schedule C-4
500 Cranberry Woods Drive Outline Specifications

Floor Finish:	1st Floor:	4" slab on grade
	2nd, 3rd and 4th Floors:	4 ½" lightweight composite slab

Floor slabs to be flash patched to achieve a smooth surface ready for carpet. All vertical penetrations to be filled.

Exterior and Interior Columns: Steel "I" beam columns will be sheathed with gypsum wallboard including taping, floating and sanding to a paint-ready surface.

Exterior Walls: Brick exterior with 3 ½" R-13 FKS faced mineral fiber batt insulation between 4" metal stud knee wall. Exterior walls will include gypsum wallboard on tenant side ready for paint.

Exterior Glazing: Window system consisting primarily of ribbon glass and curtain wall with some punched glass panels to be installed on 5' modules. Glass height to be minimum of 6'.

Window Wall Sills: Approximately 5" wide extruded aluminum sill.

Window Treatments: All exterior and interior atrium windows shall receive 1" mini-blinds

Ceilings: Armstrong 15/16" Prelude exposed tee system. Ceiling will be completely installed using ¾" minaboard Second Look II, angled tegular panel. Complete ceiling will be installed assuming partition-high tenant walls throughout. Tenant is responsible for half of the cost of installing final demising wall. Location of demising wall to be provided to Landlord no later than October 1, 2002 to allow construction of tenant space ceiling, which shall be installed per the Tenant's Construction Drawings, per the quantities below.

Sprinklers: Heads will be installed to meet code in accordance with the Tenant's space plan which shall not exceed a maximum of **25%** enclosed spaces and **75%** open space minimum. White semi-recessed sprinkler heads with white escutcheons will be installed at Landlord's expense within 6" radius of center of each 2' x 2' (Second Look) tile pattern upon completion of the ceiling grid.

Light Fixtures: 2' x 4' fluorescent 277-volt lay-in fixtures with T8 lamps, electronic ballasts and 18 cell parabolic lens. Fixtures to be installed at Landlord's expense at a rate of one (1) fixture per every 100 square feet of useable area.

Electric: Tenant electrical panels are located in electric rooms situated on each floor, with circuit breakers in place, adjacent to main lobby and

C-34

building cores. The building's standard electrical service is 277/480 volt 3-phase, 4-wire. Panel specs are based upon a lighting load of 2.5 watts per SF and small appliance load of 2.5 watts per SF. No additional service will be provided for tenant equipment unless specifically agreed upon and indicated on the construction documents.

HVAC System: Two rooftop mounted blow-down air handling units will supply the vertical trunk lines and floor-wide distribution systems to approximately 25 Variable Air Volume (VAV) control boxes per floor. The system will provide approximately 300 gross tons of cooling to the building and will serve 1 person per 225 SF with adequate outside air. Ductwork to be installed from VAV boxes to ceiling grid diffusers at Landlord's expense. One diffuser per 300 useable square feet will be provided.

Plumbing: Wet stacks, vents and cold-water risers will be provided in two locations outside of the core area. Plumbing connections shall be "roughed in" and available for vent, and hot and cold water at these locations.

Telephone: Telephone rooms will be provided on each floor adjacent to main lobby and building core areas.

Insulation: Only non-asbestos product insulation shall be installed in exterior walls and underside of slab per code.

Fire Protection: Fire systems shall be installed and operating per code. The system will include, but not be limited to, an auto dialer in the building, required pull stations on each floor and HVAC smoke detectors.

Common Areas: Finished elevator lobbies on the 1st and 2nd floors, common and exit corridors on the 1st floor and restrooms on all floors. All areas shall be in compliance with ADA standards. The 3rd and 4th floor elevator lobbies shall be delivered in accordance with Exhibit C-4 hereto.

Parking: There shall be approximately 590 parking spaces. Tenant shall be provided with parking at a ratio of 5 spaces per 1,000 rsf leased or the entire lot if the entire building is leased by Tenant.

Security System: Building perimeter access will be controlled via proximity card reader system and tenant will be provided 5 cards per 1000 rsf leased.

C-35

EXHIBITD Rules and Regulations 1. Except as specifically provided for in the Lease, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building or Land without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Ten ant by a person chosen by Landlord. 2. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises. 3. Tenant shall not obstruct any sidewalk, halls, passages, exits, entrances, elevators, escalators, or stairways of the Building. Landlord shall in all cases retain the right to control and prevent access to such areas of all persons whose presence in the reasonable judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Land, Building and the Building s tenants; provided that, nothing in this Lease contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Except as specifically provided for in the Lease, Tenant shall not go upon the roof of the Building. 4. The directory of the Building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any otber names therefrom. 5. All cleaning and janitorial services for the Building and the Premises sball be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Cleaning and janitorial services shall be provided seven (7) days per week (with any such services provided on weekends and holidays during any period in which the Building is multi-tenanted to be paid for exclusively by Tenant except to the extent other tenants of the Building receive such weekend and holiday janitorial service). Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness ofthe Premises. 6. Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises without providing Landlord with a master key for such lock or bolt and notifying Landlord within a reasonable time period thereafter. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant. 7. Tenant sball not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by Governmental Requirements. Landlord shall have the right to prescribe, on a reasonable basis, the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered reasonably necessary by Landlord, stand on such platforms as reasonably determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted D-l to the structure of the Building or to any space in the Building or to any other tenant in the Building, shall be placed and maintained by Tenant, at Tenant s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out ofthe Building must be insured, bonded and responsible. All damage done to the Building by maintaining or moving such equipment or other property (except to the extent caused by the acts or omissions of Landlord) shall be repaired at the expense of Tenant. 8. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities permitted by the Lease. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or reasonably objectionable to Landlord or other occupants of the Building, if any, by reason of noise, odors or vibrations nor shall Tenant bring into or keep in or about the Premises any birds or animals. 9. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord. 10. Tenant shall not waste any utility provided by Landlord and agrees to cooperate fully with Landlord to assure the most effective operation of the Building s heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice. 11. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or b)' other appropriate action. 12. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord by virtue of its failure to close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Premises. 13. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be deposited in them. The expenses of any breakage, stoppage or damage to the extent resulting from the violation of this rule shall be borne by Tenant if it or its employees or invitees shall have caused it. 14. Except as permitted under the Lease, Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in the Lease. 15. Except as specifically provided for in the Lease, Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. 16. Tenant shall not mark, drive nails, screws or drill into the partitions, woodwork or plaster or in any way deface the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix D-2 any floor covering to the floor of the Premises in any manner except as reasonably approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule. 17. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building or Land are prohibited. 18. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with locally enforced regulations and the requirements of the Declaration. 19. The Premises shall not be used for lodging or any improper or immoral or objectionable purpose. 20. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations reasonably established by Landlord or established by any governmental agency. 21. Employees of Landlord are not required to perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord is required to admit Tenant to any space other than the Premises without specific instructions from Landlord. 22. Landlord may waive anyone or more of these Rules and Regulations for the benefit of Tenant or any other tenant, provided (i) no such waiver by Landlord asagainst Tenant shall be construed as a waiver of such Rules and Regulations in favor of any other person, nor prevent Landlord from thereafter revoking such waiver and enforcing any such Rules and Regulations against any or all ofthe tenants of the Building, and (ii) Landlord shall not enforce these Rules and Regulations in a manner which is discriminatory towards Tenant. 24. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the covenants and conditions of any lease of premises in the Building. If any provision of these Rules and Regulations conflicts with any provision of the Lease, the terms of the Lease shall prevail. 25. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its reasonable judgment, may from time to time be needed for safety and security, the care and cleanliness of the Building and Land and the preservation of good order in the Building. Tenant agrees to abide by all the Rules and Regulations stated in this exhibit and any additional rules and regulations which reasonably are so made by Landlord. 26. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant and Tenant's Agents. D-3

Revised Proposal – McKesson/ 5 Cranberry Woods Drive
September 27, 2001
Page 5 of 171717

EXHIBIT E
Page 1 of 2

(a) During the term of the Lease, Tenant shall have a Right of First Offer on space in the next speculative office building developed by Trammell Crow Company in Cranberry Woods (it is anticipated that the next speculative building shall be on the site labeled600 Cranberry Woods Drive). Tenant's Right of First Offer shall be triggered by an executed letter of intent between Trammel Crow Company and the applicable investor for Building IV or V, whichever is developed first. Such transaction shall have a term of at least 5 years and shall be at a rate that is negotiated by both parties in good faith.

(b) During the first (36) months of the lease on space in 500 Cranberry Woods Dr., Tenant shall have the right to request a lease from TCC for space in a new building on one of the adjacent parcels to 500 Cranberry Woods Dr. The adjacent parcels are the future 600 Cranberry Woods Dr. site as indicated on the attached site plan and the contiguous parcel due north of 500 Cranberry Woods Drive, Cranberry Woods V. Trammell Crow Company shall have ninety (90) days to provide a letter of intent to Tenant outlining the terms acceptable to Trammell Crow Company.

In the event one of the adjacent parcels is no longer available and the Right of First Offer as outlined above has been declined by Tenant, Tenants expansion rights as outlined in paragraph (b.) above shall apply to the remaining parcel. For example, should Tenant decline its Right of First Offer on Building IV, Tenant will have an option on the Building V pad for the initial thirty-six (36) months of this lease. Should Tenant decline its Right of First Offer on Building V, Tenant will have an option on the Building IV pad during the initial thirty-six (36) months of this lease.

(c) Should Tenant and Trammell Crow Company be unable to reach an agreement of mutually acceptable terms and conditions on a market lease for the new construction of a building, then Tenant shall have the option to purchase site IV or V, the location of such site shall be at the sole discretion of Mine Safety Appliances. Site IV is deemed to be approximately 11.6 acres and Site V, which has not yet been subdivided, is expected to be a minimum of 13.6 acres. If Site V is utilized, the final size of the subdivided site shall not leave an undevelopable piece of land remaining. Such determination shall be at the sole discretion of Mine Safety Appliances. Further, the building shall be not less than 110,000 square feet of net rentable area. Through 2002, the purchase price shall be $150,000 per acre. This price shall then be increased by 3% annually. If Tenant elects to purchase and develop the site, and Trammell Crow Company is the exclusive developer of ~~Mine Safety Appliances~~ Cranberry Woods at the time of such purchase and development, it shall enter into a Development Services Agreement

Revised Proposal+ McKesson! ~ September 27,2001 Page 6 of 17m.+ EXHIBIT E Page 2 of 2 iCranberry Woods Drive with Trammell Crow Company to act as the development and construction manager for the project TCC shall be paid a development and construction management fee equivalent to 5% of the total project costs excluding commissions . ., .;' " .~

ExmBITF Form of Guaranty of Lease GUARANTY OF LEASE THIS GUARANTY is given this _ day of December, 2001, by McKESSON CORPORATION, a Delaware corporation (the "Guarantor"), to TC NORTHEAST METRO, INC., a Delaware corporation (with its successors and assigns, "Landlord"). REC IT ALS: R-l. Landlord and McKesson Automation, Inc.(with its successors and assigns, "Tenant") wish to enter into a Lease Agreement of even date herewith, which lease, together with any and all modifications, amendments and extensions thereof is hereinafter referred to as the "Lease", pursuant to which Landlord will lease to Tenant certain premises (the "Premises") located within the building located at 500 Cranberry Woods Drive, Cranberry Township, PA (the "Building"), which building is owned by Landlord. R-2. Landlord is requiring that Guarantor execute and deliver this Guaranty as a condition to Landlord's executing and delivering said Lease. R-3. Tenant is a wholly owned subsidiary of Guarantor. By virtue of such corporate affiliation, Guarantor is willing to induce Landlord to enter into the Lease by guarantying Tenant's obligations under the Lease to the full extent set forth herein. WITNESSETH: NOW, THEREFORE, in consideration of Ten Dollars ($10.00) in hand paid, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Guarantor and by Landlord, Guarantor, intending to be legally bound, does hereby agree as follows: 1. Guarantor hereby unconditionally and absolutely guarantees to the Landlord: 1.1.1 The full, prompt and complete payment by the Tenant of all Rent (as defined in the Lease) and other sums which are or may be payable by the Tenant under the Lease; and 1.1.2 The full, prompt and complete performance by the Tenant of all and singular the terms, covenants, conditions and provisions in the Lease required to be performed by the Tenant. Guarantor's obligations hereunder shall be in all instances effective without regard to any indulgence, forbearance, delay, neglect or failure on the part of Landlord in enforcing Tenant obligations under the Lease, and Guarantor hereby waives, to the fullest extent permitted by law, all defenses to enforcement of this Guaranty based upon the indulgence, forbearance, delay, neglect or failure by Landlord in enforcing Tenant's obligations under the Lease. In addition, the validity of this Guaranty and the obligation of Guarantor's hereunder shall in no way be terminated, affected or impaired by reason of the release or exchange of any security deposit or other collateral given by F-l

Tenant as security for the performance of Tenant's obligations under the Lease, all of which may be made, done, or suffered without notice to/or the consent of Guarantor. 2. Guarantor hereby waives notice of acceptance hereof and any and all other notices which by law or under the terms and provisions of the Lease are required to be given to the Tenant, and also waives any demand for or notice of default of the payment of rent and other sums which may be payable by the Tenant under the Lease and the performance of any and aU terms, covenants, conditions and provisions in the Lease required to be performed by the Tenant; and Guarantor further expressly hereby waives any and all legal obligation, duty or necessity for the Landlord to proceed first against the Tenant or to exhaust any remedy the Landlord may have against the Tenant, it being agreed that in the event of default or failure of performance in any respect by the Tenant under the Lease, the Landlord may proceed immediately, and have right of action, solely against Guarantor or against Tenant, or jointly against Guarantor and Tenant. 3. In the event of any bankruptcy, reorganization, winding up or similar proceedings with respect to Tenant, no limitation of Tenant's liability under the Lease which may now or hereafter be imposed by any federal, state or other statute, law or regulation applicable to such proceedings, shall in any way limit the obligation of Guarantor hereunder, which obligation is coextensive with Tenant's liability as set forth in the Lease without regard to any such statutory or legal limitation. Guarantor further agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected or impaired by reason of the adjudication in bankruptcy of any person or entity obligated under the Lease, the filing of a petition for any relief under the Bankruptcy Act, of Guarantor 4. Guarantor shall not be excused from any liability hereunder based on a defense, which the Tenant could not make or invoke and Guarantor hereby expressly waives any defense at law or in equity which is not or would not be available to the Tenant, it being the intent hereof that the liability of Guarantor hereunder is primary and unconditional. The parties confirm their general intent that the obligations of the Guarantor under this Guaranty and the obligations of Tenant under the Lease will be co-extensive as if the Guarantor were the Tenant under the Lease, but only to the extent the Tenant's performance obligations under the Lease are held to be limited or relieved due to the Landlord's non-performance under the Lease. Accordingly, the parties specifically agree that the co-extensive nature of Guarantor's obligations hereunder with Tenant's obligations under the Lease (i) will not apply to afford Guarantor the benefit of any technical defenses which may otherwise be available to excuse Tenant's performance under the Lease but which are unrelated either to Landlord's performance or non-performance under the Lease, or interpretations of the scope or application of certain provisions of the Lease themselves, and/or (ii) will not be construed to modify any of the express waivers made by Guarantor hereinbelow, such as waivers of notices of default and the like. 5. It is expressly understood and agreed that this is a continuing guaranty, and that the obligations of Guarantor hereunder are and shall be absolute under any and all circumstances, without regard to the validity, regularity and enforceability of the Lease or any other instruments executed in connection therewith. Guarantor hereby acknowledges that it has received and reviewed a true copy of the Lease and all such other instruments (if any). In the event it shall be asserted that Tenant's obligations are void or voidable due to illegal or unauthorized acts by Tenant in the F-2 execution of the Lease, the Guarantor shall nevertheless be liable hereunder to the same extent as the Guarantor would have been if the obligations of the Tenant had been enforceable against the Tenant. 6. Guarantor hereby waives notice of the acceptance hereof, presentment, demand for payment, protest, notice of protest and any and all notices of non-payment, non-performance, or non- observance, or other proof, or notice of demand. 7. Guarantor agrees that Landlord may, without notice to Guarantor or Tenant sell, assign or transfer all or any portion of Landlord's interest in the Lease, the Premises, the Building and/or the Project, and, in that event, each and every subsequent assignee, transferee or holder of all or any part of such interest shall have the right to enforce this Guaranty by suit or other remedy as if such assignee, transferee or holder were herein by name specifically given said rights, powers and benefits. 8. Guarantor agrees that in the event this Guaranty is placed in the hands of an attorney for enforcement, Guarantor will reimburse Landlord for all expenses incurred in connection therewith, including, but not limited to, reasonable attorneys' fees. 9. A. This Guaranty shall continue to be fully applicable following any assignment, sublease, exercise of any Expansion Option by Tenant or exercise of any Renewal Option (as each such term is defined in the Lease), and this Guaranty shall remain in full force and effect as to any renewal or extension, and as to any assigns of Tenant's interest under the Lease, and despite any subletting of all or any portion of the Premises, and as to any expansion of the Premises pursuant to the Expansion Options provided for in the Lease. B. This Guaranty shall remain in effect as to any amendment or modification of the Lease whether or not Guarantor had prior or subsequent notice of such modification or amendment and/or had consented thereto, and irrespective of whether such modification or amendment of the Lease has the intent or effect of increasing or extending the Tenant's obligation to the Landlord under the Lease. 10. This Guaranty shall be binding upon the successors and assigns of Guarantor, and shall inure to the benefit of and may be enforced by the Landlord and its successors and assigns. II. This Guaranty shall remain in full force and effect regardless of whether or not the relationship of Guarantor and Tenant, as described in the Recitals to this Guaranty, continues. 12. Guarantor hereby represents and warrants that the officer signing this Guaranty on its behalf has the full authority, and has been fully authorized, to execute and deliver this Guaranty and to bind Guarantor to the terms hereof. 13. This Guaranty shall be governed, construed and interpreted as to validity and enforcement and in all other respects in accordance with the laws of the State within which the Premises are located (without resort to choice oflaw principles) and cannot be modified, amended or terminated orally. Guarantors hereby acknowledge that the Lease and this Guaranty are performable in the County and State in which the Premises are located. Guarantor hereby irrevocably consents to F-3 the jurisdiction and proper venue of any court oflaw located in Cranberry Township or in Butler County, Pennsylvania, the county within which the Premises are located, as a proper forum for Landlord to bring a legal action to enforce this Guaranty and Guarantors obligations hereunder. 14. Guarantor hereby knowingly, voluntarily and irrevocably waives its right to demand a jury trial of any legal action to enforce this Guaranty or any of its obligations hereunder. 15. The payment by Guarantor of any amounts pursuant to this Guaranty shall not in any way entitle Guarantor to any right, title or interest (whether by subrogation or otherwise) of the Tenant under the Lease or to any security being held for any payment or obligation guaranteed hereby. 16. The Landlord and Guarantor intend and believe that each provision of this Guaranty comports with applicable law. However, if any provision of this Guaranty is found by a court to be invalid for any reason, the parties intend that the remainder of this Guaranty shall continue in full force and effect and the invalid provision shall be construed as if it were not contained herein. BY EXECUTING THIS GUARANTY, GUARANTOR HEREBY ACKNOWLEDGES THAT IT HAS REVIEWED, OR HAS HAD AN ADEQUATE OPPORTUNITY TO REVIEW, THIS GUARANTY AND THE LEASE REFERRED TO HEREIN WITH LEGAL COUNSEL, AND THAT IT IS ENTERING INTO THE OBLIGATIONS SET FORTH HEREIN KNOWINGLY AND VOLUNTARILY. EXECUTED this day of _ ,2001. GUARANTOR: McKESSON CORPORATION, a Delaware corporation By: _ Name: .....:.... _ Title: _ ADDRESS OF GUARANTOR: F-4

EXIDBITG CRANBERRY WOODS JANITORIAL SPECIFICATIONS Introductory Note: All services set forth in this Exhibit shall only be performed if and to the extent the applicable surface to be vacuumed, buffed, polished, swept, mopped, dusted, wiped, washed or otherwise cleaned is exposed and readily accessible. A. Lobby and Corridors: Daily Service: 1. Sweep and clean building entrances. 2. Wash clean and sanitize all water fountains, public telephones and enclosures (neatly arrange phone books and replace as needed). 3. Clean and remove smudges from entry door glass. 4. Polish all entry handles, doorplates and metal trim. 5. Wipe clean all glass, wood or metal doors and doorjambs. 6. Empty all ashtrays, wipe clean and polish. 7. Screen all sand urns of cigarette butts and debris. Clean container and add sand as needed (Contractor supplies sand). 8. Empty all trash receptacles, clean container with clean, damp cloth, and replace plastic liner (Contractor supplies liners). 9. Remove all debris from landscaped pots and planters (report any thefts, broken pots or missing plants). 10. Dust and clean all horizontal surfaces under seven feet. 11. Vacuum all carpet areas and mats completely and remove spots. 12. Dust mop, using dustless mop, and damp mop entry floors. 13. Clean and remove smudges and marks on walls, wall coverings and artwork. 14. Clean, polish and straighten all furniture as needed. 15. Wipe clean all directory boards with clean, soft cloth using glass cleaner that is considered safe and not labeled as hazardous waste. 16. Wipe clean all fire extinguisher cabinets and glass (report broken glass or missing extinguishers) . 17. Clean and polish all elevator doors, jambs, call plates, etc. 18. Dust and clean all lobby and corridor signage. 19. Report any lights burned out. 20. Secure all doors and turn off appropriate lights upon completion of work assignments. B. Lobbies and Corridors - Weekly Service: 1. Clean and polish all entry metal and sills. 2. Dust and clean or polish all baseboards. 3. Spot clean all carpeted areas. G-l

4. Dust all ledges and exit signs. 5. Dust all walls above seven feet. 6. Machine buff all hard flooring surfaces, including ceramic, granite, quarry, marble, etc. as necessary. C. Lobbies and Corridors - Monthly Service: 1. Clean all ceiling vents and grills. 2. Dust high ceiling corners and entryways. 3. Dust and clean light fixtures and covers (interior and exterior). 4. Clean and treat all wood paneling and furniture as requested. 5. Buff, strip, reseal or re-wax common area floors as necessary. 6. Shampoo carpet areas as necessary. 7. Clean, detail and sanitize public phones and enclosures. 8. Dust and clean all fire lobby doors inside and out. 9. Polish door floor plates. D. Offices - Daily Service: 1. Remove hand spots or smudges from entry doors. 2. Dust mop, using a dustless mop, and damp mop all non-carpeted areas. 3. Vacuum and spot clean entrance mats and carpets in all traffic areas, removing staples and other debris. 4. Properly position furniture, books and magazines in reception areas. 5. Properly position furniture in offices and conference rooms. 6. Wbiteboards and chalkboards to be erased and cleaned upon request only. 7. Remove fingerprints and smudges from all walls. 8. Spot clean all partition glass and mirrors. 9. Remove all frngerprints and smudges from light switch covers, electrical outlet cover plates and doorknob handles. 10. Dust windowsills and ledges. 11. Dust all horizontal surfaces, furniture, and equipment under seven feet. DO NOT dust desks, conference tables or counters which are cluttered with paperwork. 12. Dust and replace all desk ornaments, phones and machines in their original position. 13. Clean furniture fabric with a whiskbroom to sweep off any dust, paper bits and erasures as needed (remove all staples). 14. Empty all ashtrays and wipe clean. 15. Empty all wastebaskets and carry trash to designated areas for removal; replace plastic liners as needed. Break down all boxes or any other items marked trash and remove to designated area. 16. Empty recycling bins from offices into separate container to be disposed of into specially designated recycling dumpsters. G-2

17. Clean and wash all lunchroom table tops, chairs, counters, sinks, cabinets, refrigerator, dishwasher and stove (exterior only) surfaces (report any insect problems). 18. Report all burned-out lights. 19. Perform additional services requested by tenant and bill tenant directly. 20. Before leaving any suite, shut off lights and electrical appliances and lock all entrance doors and only interior doors as requested. E. Offices - Weekly Service: 1. Damp wipe all interior doors with a treated cloth. 2. Detail vacuum and spot clean entire carpet areas (remove staples and other debris). 3. Spray buff all vinyl tile floors as necessary. 4. Polish all desk tops and wood furniture that is cleared of paperwork. 5. Dust all ledges, files, baseboards and sills under seven feet. 6. Vacuum all furniture or wipe vinyl furniture clean. 7. Dust all lower parts of furniture. 8. Detail and clean all kitchen or wet bar areas. F. Offices - Monthly Service: 1. Completely clean all partitions and doors, doorjambs, door floor plates, glass and mirrors from floor to ceiling. 2. Dust all ledges, wall moldings, pictures, shelves, etc. over seven feet. 3. Dust clean or vacuum all drapes and blinds. 4. Brush down and clean all vents and grills. 5. Strip, clean and apply floor dressing to all composition, hardwood and parquet floors. 6. Scrub and wax all tile floors. 7. Detail all desks and office furniture. 8. Dust and clean all light fixtures and covers. 9. Detail and clean all kitchens, wet bars or lunch room areas. 10. Clean all baseboards. 11. Detail and vacuum chairs and upholstered furniture. G. Restrooms - Daily Service: 1. Dust and clean restroom signage and doors. 2. Vacuum all restrooms vestibules and remove spots, if applicable. 3. Wet mop and disinfect tile floor, paying particular attention to areas under urinals and toilet bowls. 4. Clean alkaline deposits and soap spills from floor tile grout. 5. Wash and disinfect all sink basins, counter tops, urinals and toilet bowls. 6. Clean underside rims of urinals and toilet bowls. G-3

7. Wash both sides of toilet seats with soap and water and disinfect.
8. Empty, clean, sanitize and polish all paper dispensers, sanitary dispensers and disposal units. Replace liners as necessary.
9. Clean and polish all mirrors.
10. Dust ledges and base boards.
11. Damp wipe, polish, and shine all chrome, metal fixtures, hand plates, kick plates, utility covers, plumbing, clean-out covers and door knobs.
12. Spot clean with disinfectant all partitions and tile walls (report any graffiti and remove, if possible).
13. Fill all toilet latrines, soap, sanitary napkin and towel dispensers as necessary.
14. Report all burned out lights, leaking faucets, running plumbing or other maintenance needs.
15. Janitor carts *will not* be brought into restroom areas or used to prop open doors.
16. Restroom doors will be propped open with a rubber stop, and a sign indicating "restroom closed for cleaning" will be placed outside.

H. <u>Restrooms - Semi-Weekly (twice per week)</u>:

1. Pour clean water down floor drains to prevent sewer gas from escaping.

I. <u>Restrooms - Weekly Service</u>:

1. Wash down all enamel walls and/or wall covering.
2. Wash all waste containers and disinfect.
3. Clean and polish all doors, doorplates and hardware.

J. <u>Restrooms - Monthly Service</u>:

1. Wipe clean all ceilings, lights and fixtures.
2. Strip wax and apply new wax to tile floors.
3. Shampoo, as needed and clean vestibule carpet.
4. Detail all partitions, toilet compartments and fixtures.
5. Brush and clean all grills and vents.

K. <u>Elevators - Daily Service</u>:

1. Vacuum and clean all spots and stains from carpet.
2. Dust and clean granite baseboards.
3. Dust and polish all metal with approved polish (no abrasives).
4. Damp wipe and remove all spots and fingerprints from doors and walls (interior and exterior).
5. Dust and clean elevator ceilings and lights.
6. Remove gum, stains or debris from ceilings, handrails and elevator tracks.
7. Dust, disinfect and clean emergency phone and security compartments.

G-4

8. Clean all call buttons, call plates and signage. 9. Clean and treat all wood paneling as requested. 10. Report any burned-out lights or malfunctions of elevator. 11. Clean and polish elevator tracks. L. Stairwells - Daily Service: 1. Police entire stairwell, removing all trash, cigarette butts, etc. Spot clean as necessary. 2. Report any exit signs that are burned out. 3. Report any lights burned-out. M. Stairwells - Weekly Service: 1. Vacuum and/or sweep down all stairs and landings. Spot clean as necessary. 2. Dust all handrails, banisters and ledges. 3. Clean all walls of fingerprints and smudge marks, etc. 4. Dust and clean all stairwell signage. 5. Dust and clean all emergency phones. N. Stairwells - Monthly Service: 1. Wipe clean all stairwell doors and doorjambs. 2. Wet mop all stairs and stafflanding (clean base boards if necessary). 3. Dust and clean all lights and fixtures. 4. Dust and clean all emergency fire equipment and plumbing. G-5

EXHIBIT H
HVAC SYSTEM PERFORMANCE SPECIFICATIONS

The HVAC System serving the Premises shall have the capability to provide a thermal environment within all spaces used for general office purposes to satisfy the following conditions:

<u>Summer</u>: Maintain room conditions not in excess of 77°F. dry bulb and 50% relative humidity when the coincident outside conditions do not exceed 90°F. dry bulb at 43% relative humidity and 72°F. wet bulb (per '97 ASHRAE Fundamentals, Pgh. 0.4%).

<u>Winter</u>: Maintain room conditions of not less than 70°F. dry bulb when the outside air temperature is lower than 65°F. but not less than 5°F. dry bulb at 20 mph wind conditions. Average relative humidity shall be maintained at such level as is required to prevent condensation on exterior walls and windows.

The above conditions shall be maintained, provided the following conditions are at all times satisfied:

(A) Light colored blinds, fully lowered with slats at a 45°azimuth, coincident with peak sun load, or other equivalent solar barrier.

(B) Electrical equipment heat ejection load of not more than three (3) watts per square foot.

(C) People load of not more than one (1) person per one hundred (100) square feet.

(D) 20 CFM fresh air per person.

(E) Landlord makes no representation regarding heating or air-conditioning special computer rooms or other rooms with special heating or air-conditioning requirements which are a function of heat-generating equipment operated by Tenant such as, but not limited to, any kitchens or other rooms involving cooking equipment), or with regard to any Tenant alterations which involve rearrangement of interior partitioning from that originally constructed as part of Landlord's Work.

50814-07
12/20/01

G-6

Execution Copy

FIRST AMENDMENT TO LEASE

This **FIRST AMENDMENT TO LEASE** (this "First Amendment") is entered into as of ~~February~~ April 8, 2005, by and between the **Multi-Employer Property Trust**, a trust organized under 12 C.F.R. Section 9.18 ("Landlord") and **McKesson Automation Inc.**, a Pennsylvania corporation ("Tenant"), in consideration of the mutual covenants contained herein and the benefits to be derived herefrom.

WITNESSETH:

WHEREAS, TC Northeast Metro, Inc. ("TC"), a Delaware corporation, and Tenant entered into that Lease dated December 21, 2001 (the "Lease"), pursuant to which Tenant leased from TC approximately sixty-one thousand eight hundred eighty-seven (61,887) rentable square feet consisting of the entire third (3rd) and fourth (4th) floors (the "Initial Premises") of a certain building located at 500 Cranberry Woods Drive, Cranberry Township, Pennsylvania; and

WHEREAS, Tenant's obligations under the Lease have been guarantied by McKesson Corporation (the "Guarantor"), a Delaware corporation, pursuant to a certain Guaranty of Lease dated December 21, 2001 (the "Guaranty"); and

WHEREAS, TC subsequently assigned all of its right, title and interest under the Lease and Guaranty to the Landlord pursuant to a certain Assignment and Assumption Agreement dated December 28, 2001 between TC and the Landlord; and

WHEREAS, the Tenant desires to lease the entire second (2nd) floor of the Building, consisting of approximately twenty-nine thousand nine hundred forty-six (29,946) rentable square feet (the "Expansion Premises"); and

WHEREAS, Landlord and Tenant desire to amend the Lease as provided herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by both Landlord and Tenant, the parties hereto agree that the Lease shall be amended as follows:

1. **Recitals/Defined Terms**. The foregoing recitals shall be considered an integral part of this First Amendment. Unless otherwise specifically stated in this First Amendment, all capitalized terms in this First Amendment shall have the meaning given to those terms in the Lease. In the event of any conflict between the Lease and this First Amendment, the terms of this First Amendment shall control.

McKesson
Entered 5/10/05 VP
Entered 5/10/05 SAP
Initials GF
Lease ID

BO1 15687368.6 / 32203-000154

2. **Expansion Premises.**

(a) Landlord and Tenant hereby agree to add the Expansion Premises to the Premises in two (2) stages, with (i) the first stage consisting of the addition to the Premises, as of the First Expansion Commencement Date (as hereinafter defined), of that portion of the Expansion Premises consisting of approximately fourteen thousand nine hundred seventy-three (14,973) rentable square feet shown on First Amendment Exhibit A attached hereto ("Expansion Premises A"), and (ii) the second stage consisting of the addition to the Premises, as of the Second Expansion Commencement Date (as hereinafter defined), of that portion of the Expansion Premises consisting of approximately fourteen thousand nine hundred seventy-three (14,973) rentable square feet shown on First Amendment Exhibit B attached hereto ("Expansion Premises B"). Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the Expansion Premises upon the terms and conditions of this First Amendment.

(b) As of the First Expansion Commencement Date, the entire Premises shall consist of approximately seventy-six thousand eight hundred sixty (76,860) rentable square feet comprising the entire third (3rd) and fourth (4th) floors and a portion of the second (2nd) floor of the Building. On the First Expansion Commencement Date, Expansion Premises A shall become part of the Premises and, except as otherwise provided below, shall be subject to all of the terms and conditions of the Lease for the remainder of the Term.

(c) As of the Second Expansion Commencement Date, the entire Premises shall consist of approximately ninety-one thousand eight hundred thirty-three (91,833) rentable square feet consisting of the entire second (2nd), third (3rd) and fourth (4th) floors of the Building. On the Second Expansion Commencement Date, Expansion Premises B shall become part of the Premises and, except as otherwise provided below, shall be subject to all of the terms and conditions of the Lease for the remainder of the Term.

(d) Notwithstanding anything to the contrary contained in the Lease, including but not limited to Section 1, neither Expansion Premises A nor Expansion Premises B shall be subject to remeasurement and the rentable square footage thereof as recited in Section 2(a) hereof shall be shall be final, conclusive and controlling.

3. **Term**.

(a) The Term with respect to Expansion Premises A shall commence on the First Expansion Commencement Date (as hereinafter defined) and shall expire on the last day of that calendar month which is seventy-six (76) months after the First Expansion Commencement Date, provided that, if the First Expansion Commencement Date is the first day of a calendar month, the Term with respect to Expansion Premises A shall end on the last day of the seventy-sixth (76th) calendar month beginning on, and including, the First Expansion Commencement Date (the "Extended Lease Expiration Date"). Subject to subparagraphs 1.4(b), 1.4(c) and 1.4(d) of the Lease and subject to those provisions of Exhibit C relating to Tenant Delays, the "First Expansion Commencement Date" shall be the earlier to occur of: (i) the date of Substantial Completion of Expansion Premises A; or (ii) the date upon which Tenant commences the

-2-

BO1 15687368.6 / 32203-000154

beneficial use and occupancy of all or any material part of Expansion Premises A (other than for "Furniture Installation" and "Move-In"). The parties acknowledge the "Target Date" for Substantial Completion of Expansion Premises A is August 8, 2005, subject to Tenant's compliance with its responsibilities under the Approved Design Schedule, and Tenant's adherence to the other provisions of Exhibit C of the Lease as modified by Section 14 of this First Amendment (referred to herein as "/unended Exhibit C"), provided as more fully set forth in Amended Exhibit C, Landlord agrees to provide Tenant with access to Expansion Premises A for purposes of Furniture Installation and Move-In not less than thirty-one (31) days prior to the date Landlord then estimates that Substantial Completion of Expansion Premises A will occur. The parties acknowledge that Amended Exhibit C contains additional provisions concerning the rights and remedies of the parties (if any)" and the effect on the First Expansion Commencement Date, in the event Substantial Completion of Expansion Premises A occurs past the dates set forth above, including if the same is due to any Tenant Delays or Force Majeure. Except as otherwise expressly provided in, or otherwise inconsistent with, this First Amendment, and except to the extent not applicable to Expansion Premises A, for purposes of this paragraph any references in subparagraphs 1.4(b), 1.4(c) and 1.4(d) of the Lease to the "Premises", "Commencement Date", and "Exhibit C'' shall be deemed instead to refer to "Expansion Premises A", "First Expansion Premises", and Amended Exhibit C, respectively. (b) The Term with respect to Expansion Premises B shall commence on the Second Expansion Commencement Date (as hereinafter defined) and shall expire on the Extended Lease Expiration Date. Subject to subparagraphs 1.4(b), 1.4{c) and 1.4(d) of the Lease and subject to those provisions of Exhibit C relating to Tenant Delays, the "Second Expansion Commencement Date" shall be the earlier to occur of: (i) the later of (x) the date of Substantial Completion of Expansion Premises Band (y) May 15,2006; or (ii) the date upon which Tenant commences the beneficial use and occupancy of all or any material part of Expansion Premises B (other than for "Furniture Installation" and "Move-In"). The parties acknowledge the "Target Date" for Substantial Completion of Expansion Premises B is May 15, 2006, subject to Tenant's compliance with its responsibilities under the Approved Design Schedule, and Tenant's adherence to the other provisions of Amended Exhibit C, provided as more fully set forth in Amended Exhibit C, Landlord agrees to provide Tenant with access to Expansion Premises B for purposes of Furniture Installation and Move-In not less than thirty-one (31) days prior to the later of (1) date Landlord then estimates that Substantial Completion of Expansion Premises B will occur and (2) May 15, 2006. The parties acknowledge that Amended Exhibit C contains additional provisions concerning the rights and remedies of the parties (if any), and the effect on the Second Expansion Commencement Date, in the event Substantial Completion of Expansion Premises B occurs past the dates set forth above, including if the same is due to any Tenant Delays or Force Majeure. Except as otherwise expressly provided in, or otherwise inconsistent with, this First Amendment, and except to the extent not applicable to Expansion Premises B, for purposes of this paragraph any references in subparagraphs 1.4(b), 1.4(c) and 1.4(d) of the Lease to the "Premises", "Commencement Date", and "Exhibit C" shall be deemed instead to refer to "Expansion Premises B", "Second Expansion Premises", and Amended Exhibit C, respectively. -3- BOI 15687368.6/32203-000154

(c) The Term of the Lease as it relates to the Initial Premises is hereby extended to the Extended Lease Expiration Date, and all references in the Lease to the Lease Expiration Date shall hereafter mean and refer to the Extended Lease Expiration Date so that the Term of the Lease as it relates to the Initial Premises, Expansion Premises A, and Expansion Premises B shall all expire on the Extended Lease Expiration Date. (d) It is Landlord's intention to simultaneously pursue Substantial Completion of Landlord's Work for Expansion Premises A and Expansion Premises B, provided, however, nothing contained herein shall affect the Target Date for Substantial Completion of Expansion Premises B as set forth in Section 3(b) hereof. Notwithstanding anything to the contrary contained herein, if Landlord achieves Substantial Completion of Expansion Premises B prior to the Target Date for same as set forth in Section 3(b) hereof, then at any time after such Substantial Completion Tenant may elect on one or more occasions to accelerate the Second Expansion Commencement Date with respect to all or any portion of Expansion Premises B consisting of not less than 5,000 rentable square feet (or the remaining balance of Expansion Premises B, if the same consists ofless than 5,000 rentable square feet). Unless otherwise mutually agreed, Tenant shall provide Landlord with at least five (5) business days advance written notice of each such election. Further, in the event of any such election to accelerate the Second Expansion Commencement Date as to less than the entire Expansion Premises B, then all provisions of the Lease (as amended hereby) that are based upon the number of rentable square feet contained within the Premises and/or Expansion Premises B automatically shall be deemed amended accordingly. Such provisions include, without limitation, (i) Section 2(c) of this First Amendment with respect to the aggregate number of rentable square feet at any time contained within the Premises, (ii) Section 1.2 of the Lease, as amended by Section 4 of this First Amendment relating to the definition of "Tenant's Share" (which at any time shall be deemed to be a fraction equal to the then aggregate number of rentable square feet comprising the Premises divided by 119,444 (the aggregate number of rentable square feet in the Building», and (iii) Subsection 1.5.1 of the Lease as amended by Section 5 of this First Amendment with respect to the acceleration ofthe Second Expansion Commencement Date and the amount of Base Rent payable for the applicable portion of Expansion Premises B. (e) Promptly after the First Expansion Commencement Date, Landlord and Tenant shall execute a memorandum confirming the First Expansion Commencement Date, the Rent Adjustment Date, and the Extended Lease Expiration Date. Such memorandum (the "First Expansion Date Memorandum") shall be in the form attached to this First Amendment as First Amendment Exhibit D. Promptly after the Second Expansion Commencement Date (or after. each Second Expansion Commencement Date if the Tenant elects to have Landlord deliver less than the entire Expansion Premises B at one time as provided in Section 3(d) hereof), Landlord and Tenant shall execute a memorandum confirming the Second Expansion Commencement Date(s). Such memorandum (each a "Second Expansion Date Memorandum") shall be in the form attached to this First Amendment as First Amendment Exhibit E (with Landlord and Tenant completing the applicable portions thereof). The failure of Tenant to execute the First Expansion Date Memorandum or any Second Expansion Date Memorandum shall not affect Tenant's obligations under the Lease as amended by this First Amendment. In no event shall -4- BOI 15687368.6132203-000154

Tenant record this First Amendment, the First Expansion Date Memorandum, or any Second Expansion Date Memorandum. 4. Tenant's Share. Section l.2 of the Lease is hereby amended by deleting the second sentence thereof and substituting in its stead the following: "Tenant's Share shall be (a) for the period beginning on the Commencement Date and ending on the date immediately preceding the First Expansion Commencement Date, Fifty-One and 811100 Percent (5l.81%) (i.e., 61,887/119,444) based upon the P:remises containing 61,887 rentable square feet, and the Building containing 119,444 rentable square feet; (b) for the period beginning on the First Expansion Commencement Date and ending on the date immediately preceding the Second Expansion Commencement Date, Sixty-Four and 35/100 Percent (64.35%) (i.e., 76,8601119,444) based upon the Premises containing 76,849 rentable square feet, and the Building containing 119,444 rentable square feet; and (c) for the remaining period of the Term from and after the Second Expansion Commencement Date, Seventy-Six and 88/100 Percent (76.88%) (i.e., 91,833/119,444) based upon the Premises containing 91,822 rentable square feet, and the Building containing 119,444 rentable square feet." 5. Base Rent. The Lease is hereby amended by deleting Subsection 1.5.1 thereof in its entirety and substituting in its stead the following: "1.5.1 The rate per rentable square foot per annum, and the portion of the Lease term during which such monthly Base Rent is payable shall be determined from the following tables. Initial Premises Applicable Portion of Lease Term Rate Per/Rentable Annual Base Rent Monthly BaseBeginning Ending Sq. FI./ Annum Rent Installment (Annual + 12) March 23, 2003 The date immediately preceding $21.50 $1,330,570.50 $110,880.88 the Rent Adjustment Date Rent Adjustment Date Extended Lease Expiration Date $22.75 $1,407,929.25 $117,327.44 Expansion Premises A Applicable Portion of Lease Term Rate Per/Rentable Annual Base Rent Monthly BaseBeginning Ending Sq. FI.! Annum Rent Installment (Annual + 12) First Expansion The date immediately precedlng Commencement Date the Rent Adjustment Date $21.50 $321,919.50 $26,826.63 Rent Adjustment Date Extended Lease Expiration Date $22.75 $340,635.75 $28,386.31 -5- BOI 15687368.6132203·000154

Expansion Premises B Applicable Portion of Lease Term Rate Per/Rentable Annual Base Rent Monthly Base Beginning Ending Sq. Ft.lAnnum Rent Installment (Annual + 12) Second Expansion The date immediately preceding Commencement Date the Rent Adiustment Date $21.50 $321,919.50 $26,826.63 Rent Adjustment Date Extended Lease Expiration Date $22.75 $340635.75 $28,386.31 If the First Expansion Commencement Date or the Second Expansion Commencement Date is a date other than the first day of a calendar month, Base Rent for Expansion Premises A or Expansion Premises B (as applicable) for the partial month in which the First Expansion Commencement Date occurs shall be prorated. Notwithstanding the foregoing, provided that no Default exists under the Lease, Landlord shall abate all Base Rent applicable to Expansion Premises A for the first four (4) full calendar months of the Term beginning on or after the First Expansion Commencement Date (the "Expansion Premises A Abatement Period") (but not as to the partial month (if any) in which the First Expansion Commencement Date occurs). As used herein, the "Rent Adjustment Date" shall mean and refer to the date which is forty (40) months after the First Expansion Commencement Date, provided that, if the First Expansion Commencement Date is a day other than the first day of a calendar month, the Rent Adjustment Date shall be the first day of the calendar month immediately following the date which is forty (40) months after the First Expansion Commencement Date. Notwithstanding the foregoing rent schedules, if Tenant validly exercises any of its renewal options as set forth in this Lease, Base Rent for the renewal term(s) shall be as set forth in Section 50 hereof." 6. Base Year. Effective as of the First Expansion Premises Commencement Date: (a) Section 9.2 of the Lease shall be deemed amended such that the "Operating Costs Base Year" shall be calendar year 2005 for the entire Premises (i.e., the Initial Premises, the First Expansion Premises, and the Second Expansion Premises); and. (b) Section 10.2 of the Lease shall be deemed amended such that the "Real Estate Tax Base Year" shall be calendar year 2005 for the entire Premises (i.e., the Initial Premises, the First Expansion Premises, and the Second Expansion Premises), provided that if the Building has not been fully assessed as of the end of calendar year 2005, the Property Tax Base Year shall be the first tax year in which the Building is fully assessed. 7. Notice Addresses. Section 1.8 of the Lease is hereby amended by substituting the following addresses for Landlord: -6- BO 1 15687368.6/32203·000 154

"If to Landlord: Multi-Employer Property Trust c/o Kennedy Associates Real Estate Counsel, Inc. Attention: Senior Vice President - Asset Management 1215 Fourth Ave., Suite 2400 Seattle, WA 98161 Facsimile: (206) 682-4769 with copies to: Multi-Employer Property Trust c/o Kennedy Associates Real Estate Counsel, Inc. Attn: Vice President - Asset Management 7315 Wisconsin Avenue, Suite 350 West Bethesda, MD 20814 Facsimile: (301) 656-9339 and Multi-Employer Property Trust c/o Riggs Bank N.A. Attn: Senior Vice PresidentiMEPT or Patrick O. Mayberry 808-17th St. N.W., 7th Floor Washington, D.C., 20006-3944 Facsimile: (202) 835-6887 and with a copy to Manager at: Trammell Crow Company 800 Cranberry Woods Drive, Suite 260 Cranberry Township, PA 16066." 8. PaYment Address. Section 1.9 of the Lease is hereby amended by substituting the following address for payments to Landlord: "Kennedy/MEPT - Cranberry Woods 500 Cranbeny Woods Drive File #30376 PO Box 60000 San Francisco, CA 94160." 9. Tenant Improvements. Notwithstanding anything to the contrary contained in the Lease (including Section 17), (a) any improvements to be performed by Tenant to Expansion Premises A (or any portion thereof) prior to the First Expansion Commencement Date shall be governed by Amended Exhibit C, (b) any improvements to be performed by Tenant to Expansion Premises B (or any portion thereof) prior to the Second Expansion Commencement Date shall be -7- 80115687368.6/32203·000154 governed by Amended Exhibit C, and (G) all other improvements performed by Tenant to the Expansion Premises shall be treated as Alterations to the Premises and thus governed by Article 15 of the Lease. 10. Parking. Effective as of the First Expansion Premises Commencement Date, Tenant's parking allocation as set forth in Section 46 of the Lease shall be increased by an amount equal to five (5) parking spaces for each 1,000 square feet of rentable area of Expansion Premises A, and effective as of the Second Expansion Premises Commencement Date, Tenant's parking allocation as set forth in Section 46 of the Lease shall be further increased by an amount equal to five (5) parking spaces for each 1,000 square feet of rentable area of Expansion Premises B. Such parking allocation remains subject to adjustment in the event of any reduction or further expansion of the Premises as provided in Section 46 of the Lease. 11. Renewal Option. Without. limiting any other term or condition hereof, Landlord and Tenant acknowledge and agree that the renewal options granted to Tenant under Section 50 of the Lease remain in full force and effect and hereafter apply to the entire Premises then leased to Tenant (i.e., the Initial Premises, Expansion Premises A, and Expansion Premises B) as of the end of the Initial Term and the First Renewal Term, as applicable. Tenant shall have no right to exercise any such option to renew for less then the entire Premises then leased by Tenant pursuant to the Lease. As used herein and in the Lease, "Initial Term" hereafter shall mean and refer to the period beginning on the First Expansion Commencement Date and ending on the Extended Lease Expiration Date as in effect immediately following the execution of this First Amendment. 12. Expansion Options. (a) Section 52.1.1 of the Lease is hereby amended by deleting the last two (2) sentences thereof in their entirety and SUbstitutingthe following in their stead: "The second Expansion Option is a non-exclusive option to expand applicable to available space within the Building during the Initial Lease Term, all as more fully set forth in Section 52.3, below. The third Expansion Option is a right of first refusal applicable to vacant space within the Building during the ROFR Period (as hereinafter defined), all as more fully set forth in Section 52.4, below." (b) The Lease is hereby amended by deleting Section 52.3 thereof in its entirety and substituting in its stead the following: "52.3 Additional Nonexclusive Expansion Option. 52.3.1 Subject to availability and any prior rights granted to other tenants of the Building and further subject to the terms and provisions of this Article 52, Tenant is hereby granted the non-exclusive option (the "Additional Expansion Option"), exercisable by Tenant at any time during the Initial Term, to lease any then available space (meaning space which is not leased to a third party and for -8- B01 15687368.6132203-000154 which Landlord has neither issued nor received a letter of intent or term sheet) in the Building (the "Available Space") for an initial term (the "Additional Expansion Term") coinciding with the balance of the Initial Tenn. Tenant shall exercise the Additional Expansion Option by delivering a written notice to Landlord (the "Additional Expansion Notice") at any time prior to the expiration of the Initial Term (i) stating Tenant's unqualified election to exercise the Additional Expansion Option, (ii) designating the portion (up to the whole) of the Available Space in the Building that Tenant is electing to lease (which designation shall be subject to Landlord's reasonable consent, and which shall be deemed to constitute the "Additional Expansion Space" once such designation is approved by Landlord), and (iii) shall attach a proposed space plan for the portion of the Additional Expansion Space so designated by Tenant. Landlord shall approve Tenant's designation of less than all of the Available Space so long as the balance remaining after such designation constitutes Independently Leasable Space (as defmed in Section 1.I(d) of this Lease). The date upon which Landlord delivers possession of the Additional Expansion Space to Tenant in the condition contemplated under Section 52.3.2, below, is referred to herein as the "Additional Expansion Date". 52.3.2 Any leasehold created pursuant to Tenant's exercise of the Additional Expansion Option shall be upon substantially the same terms and conditions as this Lease, including the then current annual Base Rent per square foot of rentable area, the Operating Costs Base Year, the Real Estate Tax Base Year, and the Extended Lease Expiration Date; and the following additional provisions shall be applicable: (i) the Additional Expansion Term shall by its terms expire on the Extended Lease Expiration Date so that the Additional Expansion Term and the Initial Term of this Lease coincide, (ii) from and after the Additional Expansion Date, the Premises shall be deemed to include the Additional Expansion Space; (iii) Tenant's Share shall be modified to include the applicable percentage of the Building allocable to the Additional Expansion Space; (iv) Article 9 and 10 of this Lease shall be deemed amended mutatis mutandis to provide that Tenant will pay Expense Increases and Tax Increases with respect to the Additional Expansion Space on the same basis provided for herein; (v) Monthly Rent for the Additional Expansion Space shall commence on the earlier to occur of (A) the date Tenant commences actual occupancy of the Additional Expansion Space for purposes of conducting business operations therein, or (B) the Additional Expansion Date (such date, the "Additional Expansion Rent Commencement Date"); (vi) the Renewal Option described in Section 50 shall alsoapply with respect to the Additional Expansion Space; (viii) the allowance and construction provisions set forth in Section 52.2.3 below (and by application thereof, Exhibit C of this Lease), shall apply to the Additional Expansion Space; (ix) the number of parking spaces to be allocated to the Additional Expansion Space shall be as determined under Section 46 of this Lease based on the square footage of the Additional Expansion Space; (x) the Guaranty shall apply to Tenant's lease of the Additional Expansion Space; and (xi) all other provisions of the Lease shall be deemed amended mutatis mutandis to apply to the -9- BO 1.15687368.6/32203·000154

Additional Expansion Space; provided, however, that Base Rent shall not be due or payable by Tenant on account of the Additional Expansion Space until the Additional Expansion Rent Commencement Date. 52.3.3 Tenant shall be granted an allowance for tenant improvements to be performed by Tenant with respect to the Additional Expansion Space, which if the Additional Expansion Rent Commencement Date occurs during the one-year period conunencing on the First Expansion Commencement Date shall be Twenty-One and 00/100 Dollars ($21.00) per rentable square foot in the Additional Expansion Space leased by Tenant, and thereafter shall be in an amount equal to the product of (i) $21.00 per rentable square foot in the Additional Expansion Space leased by Tenant, and (ii) a fraction the numerator of which is the number of full calendar months remaining in the Initial Term as of the Additional Expansion Rent Commencement Date, and the denominator of which is sixty-four (64). Such allowance shall be funded to pay for (i) Tenant's share of applicable architectural fees for preparation of construction drawings for the Additional Expansion Space, (ii) permit fees associated with such work, and (iii) the cost of physical improvements to such Additional Expansion Space, with any unused amount to be credited against Rent becoming due for the Additional Expansion Space (but in no event shall more than 20% of such allowance be credited against Rent, and any amount in excess of 20% of the allowance which is not used for such items described in the preceding clauses (i), (ii), and (iii) shall be deemed forfeited by Tenant). Such allowance shall be funded substantially in accordance with the construction provisions of Exhibit C of this Lease as applied to such construction. The parties agree that the parties shall generally conform to the provisions of Exhibit C with respect to the design and construction of physical improvements to the Additional Expansion Space, as if fully restated in this Section 52.3 (and subject to any specific modifications as to timing or other points of detail expressly set forth in this Section 52.3). 52.3.4 Promptly after Tenant's exercise of the Additional Expansion Option, Landlord shall prepare and Landlord and Tenant shall execute an amendment to this Lease confirming such exercise and incorporating the applicable terms of this Section 52. These provisions shall be self-operative, and such amendment shall merely confirm in a separate written instrument the terms and provisions set forth herein. 52.3.5 Tenant acknowledges and agrees that the Additional Expansion Option is not exclusive to Tenant, and unless and until Tenant has exercised the Additional Expansion Option, Landlord shall have the right (subject only to Tenant's Right of First Refusal, as defined in Section 52.4 below, for the period that such Right of First Refusal is in effect) to lease the Additional Expansion Space to any person or entity, free from the effect of the Additional Expansion Option, on such terms as Landlord determines in its sole and absolute discretion." -10- BOI 15687368.6/32203-000154

(c) Section 52.4.1 of the Lea.se is hereby amended by deleting the first sentence thereof in its entirety and substituting the following in its stead: "Subject to the further terms of this Section 52.4, Tenant is hereby granted, solely during the twenty-four (24) month period (the "ROFR Period") beginning on the First Expansion Premises Commencement Date, a right of first refusal ("Right of First Refusal") to lease space which is vacant in the Project (any space subject to this Right of First Refusal being sometimes referred to herein as the "ROFR Space')." (d) Section 52.4.2 of the Lease is hereby amended by deleting the following text from the sixteenth (16th) line thereof: "but in no event past the twenty-fourth (24th) month of the Initial Term" and substituting in its stead the following: "but in no event past the end of the ROFR Period". (e) Section 52.4.2 of the Lease is hereby further amended by deleting the last sentence thereof in its entirety and substituting the following in its stead: "If Tenant delivers a ROFR Exercise Notice prior to the expiration of the applicable three (3) business day period described above in this Section 52.4.2, then the provisions of Section 52.4.3 (if such ROFR Notice is delivered prior to the end of the sixth full calendar month of the ROFR Period) or Section 52.4.4 (if such ROFR Notice is delivered after the end of the sixth full calendar month of the ROFR Period but prior to the end of the ROFR Period), below, shall be applicable. " (f) Section S2.4.3.A of the Lease is hereby amended by deleting the first six (6) lines thereof which provide as follows: "If the ROFR Exercise Notice is delivered prior to the end of the sixth (6th) full calendar month of the Initial Lease Term, then the ROFR Space will be leased to Tenant through an amendment to this Lease, upon substantially the same terms and conditions as this Lease, including the then current annual Base Rent per square foot of rentable area, the Operating Costs Base Year, the Real Estate Tax Base Year, and the Lease Expiration Date (which shall be coterminous with the Initial Term of this Lease), but subject to the following additional provisions:" and substituting in its stead the following: "If the ROFR Exercise Notice is delivered prior to the end of the sixth (6th) full calendar month of the ROFR Period, then the ROFR Space will be leased to -11- BOI 15687368.6 f 32203-000154

Tenant through an amendment to this Lease, upon substantially the same terms and conditions as the Expansion Premises A under this Lease, including the annual Base Rent per square foot of rentable area for the Expansion Premises A in effect from time to time (provided that if the ROFR Rent Commencement Date occurs during the Expansion Premises A Abatement Period, there shall be no corresponding abatement of any Rent with respect to the ROFR Space), the Operating Costs Base Year, the Real Estate Tax Base Year, and the Extended Lease Expiration Date (which shall be coterminous with the Initial Term of this Lease), but subject to the following additional provisions:". (g) Section 52.4.3.B of the Lease is hereby amended by deleting the first sentence thereof in its entirety and substituting the following in its stead: "Tenant shall be granted an allowance for tenant improvements to be performed by Tenant with respect to a ROFR Space subject to this Section 52.4.3, which during the one-year period commencing on the First Expansion Commencement Date shall be Twenty-One and OOILOO Dollars ($21.00) per rentable square foot in the ROFR Space, and thereafter shall be in an amount equal to the product of (i) $21.00 per rentable square foot in the ROFR Space, and (ii) a fraction the numerator of which is the number of full calendar months remaining in the Initial Term as of the ROFR Rent Commencement Date, and the denominator of which is sixty-four (64)." (h) Section 52.4.4.A of the Lease is hereby deleted in its entirety and the following is substituted in its stead: "If the ROFR Exercise Notice is delivered after the end of the sixth (6th) full calendar month of the ROFR Period but prior to the end of the ROFR Period, then the ROFR Space will be leased to Tenant under a lease instrument (a "ROFR Lease") on the business terms and conditions set forth in the LOI or, if applicable, Changed Terms Notice and otherwise having legal terms substantially consistent with the terms specified in this Lease." 13. Construction of Expansion Premises. Except as otherwise provided for herein, construction of tenant improvements to the Expansion Premises and all matters related thereto shall be handled in substantially the same manner as provided for under Exhibit C of the Lease ("Exhibit Q") as if fully restated herein, but subject to the following modifications as to timing and other points of detail pertaining specifically to the Expansion Premises (or the applicable portion thereof), rather than the Initial Premises. -12- BOI 15687368.6/32203·000154

(a) Except where the context requires otherwise, all references in Exhibit C to the "Premises" shall mean and refer to the Expansion Premises or the applicable portion thereof.

(b) All references in Exhibit C to the "Approved Design Schedule" shall mean the approved schedule for the preparation, review and approval of the Construction Documents as set forth in First Amendment Schedule C-1 attached hereto.

(c) All references in Exhibit C to the "Approved Schedule" shall mean the approved schedule for Completion of Landlord's Work as set forth in First Amendment Schedule C-1 attached hereto.

(d) All references in Exhibit C to the "Approved Schematic Drawings" shall mean the as built plans attached hereto as First Amendment Schedule C-3.

(e) There shall be no Base Building Construction Contract or Base Building GC for the remaining Base Building Improvements. The parties agree that any remaining Base Building Improvements that have not yet been completed for the Expansion Premises shall be completed by the TI GC pursuant to the TI Construction Contract, but pursuant to a separate scope of work which shall be bid separately from the Landlord's TI Work.

(f) The last sentence of the definition of "Excess TI Costs" shall be deemed amended substituting "Part IV " in place of "Part VII".

(g) All references in Exhibit C to the "Landlord's Architect" shall mean, initially, The Design Alliance, and any other architect selected by Landlord to replace or supplement such architect.

(h) All references in Exhibit C to the "Tenant's Architect" shall mean, initially, The Design Alliance, and any other architect selected by Tenant to replace or supplement such architect, subject to Landlord's reasonable consent.

(i) The "Steel Erection Completion Deadline" shall have no application to the Expansion Premises.

(j) All references in Exhibit C to the "Test-Fit Allowance" shall mean an aggregate amount equal to Four Thousand Four Hundred Ninety-One and 90/100 Dollars ($4,491.90), calculated based upon fifteen cents ($0.15) per rentable square foot of the Expansion Premises. One-half of the Test-Fit Allowance is allocated to Expansion Premises A and one-half to Expansion Premises B.

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BO1 15687368.6 / 32203-000154

(k) All references in Exhibit C to the "TI Allowance" shall mean an aggregate amount equal to Six Hundred Twenty-Eight Thousand Eight Hundred Sixty-Six and 00/100 Dollars ($628,866.00), calculated based upon Twenty-One and 00/100 Dollars ($21.00) per rentable square foot of the Expansion Premises. One-half of the TI Allowance is allocated to Expansion Premises A and one-half to Expansion Premises B.

(l) All references in Exhibit C to the "TI Construction Contract" shall mean the construction contract entered into with the TI GC for the construction of the Landlord's TI Work and the remaining Landlord's Base Building Work, provided that such TI Construction Contract shall contain a separate scope of work for Landlord's Base Building Work which shall be priced separately from the Landlord's TI Work.

(m) The definition of "TI GC" shall be deemed amended by deleting the word "by" from the first line thereof.

(n) Section I.F. entitled "Timing" shall be replaced with the following:

"Landlord and Tenant acknowledge that all specific dates set forth in this Exhibit C as they relate to the Expansion Premises, including the dates set forth in the Approved Schedule, the dates set forth for initial submission of the Space Plan and the TI Plans and the dates set forth in Section III.C.(i) and (ii) (as dates upon which Tenant may have the right to terminate this First Amendment in its entirety or solely as to Expansion Premises B if certain events have not occurred by such dates), and all other dates derived therefrom in this Exhibit C, are predicated on the assumption that this First Amendment will be executed and delivered on or before March 1, 2005. Accordingly, and notwithstanding any provision of this Exhibit C to the contrary, in the event this First Amendment was not executed and delivered by Tenant on or before March 1, 2005, then (in addition to all other extensions which may be contemplated herein due to Landlord Delays, Tenant Delays and/or Force Majeure, if any) each such date referenced herein shall be deemed to have been extended one (1) day for each day elapsing between March 1, 2005 and the date upon which this First Amendment is executed and delivered by Tenant, provided, however, that the Expansion Premises A Rent Abatement Period shall be reduced one day for each day elapsing between March 1, 2005 and the date upon which this First Amendment is executed and delivered by Tenant to Landlord."

(o) Section III.B.(ii)(B) shall be amended to delete all of the text of clause (b) which begins "an amount equal to the differential" and ends with "is achieved by Landlord" and substitute in its stead "zero".

(p) Section III.C.(ii) shall be replaced with the following:

"(ii) If Landlord fails to achieve Substantial Completion of Landlord's Work on or before January 1, 2006 with respect to Expansion Premises A (or to

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BO1 15687368.6 / 32203-000154

tender possession of Expansion Premises A to Tenant with substantial completion achieved to the extent necessary for Tenant to lawfully commence Furniture Installation in Expansion Premises A by January 1, 2006, which dates shall be extended one (1) day for each day of delay in actually achieving Substantial Completion of Expansion Premises A (or such lesser standard of substantial completion, as applicable) caused by Tenant Delays and Force Majeure (as so extended, a "Completion Deadline"), then Tenant shall have the right to terminate this First Amendment pursuant to this Section IILC.(ii) by written notice of termination to Landlord delivered no later than ten (10) business days after the Completion Deadline, in which event this First Amendment shall be deemed void, ab initio, and of no further force or effect, and the parties shall be released from all liabilities and obligations arising under this First Amendment with respect to the Expansion Premises. If Tenant fails or declines to deliver such termination notice within ten (10) business days after the applicable Completion Deadline, then Tenant will be deemed to have waived its termination right under this Section IILC.(ii), and this First Amendment shall continue in full force and effect at any time thereafter until the date Landlord achieves Substantial Completion (or such lesser standard of substantial completion necessary for Tenant to lawfully commence Furniture Installation, as applicable). (iii) If Landlord fails to achieve Substantial Completion of Landlord's Work on or before October 15, 2006 with respect to Expansion Premises B (or to tender possession of Expansion Premises B to Tenant with substantial completion achieved to the extent necessary for Tenant to lawfully commence Furniture Installation in Expansion Premises B by October 15, 2006, which dates shall be extended one (1) day for each day of delay in actually achieving Substantial Completion of Expansion Premises B (or such lesser standard of substantial completion, as applicable) caused by Tenant Delays and Force Majeure (as so extended, a "Completion Deadline"), then Tenant shall have the right to partially terminate this First Amendment as to Expansion Premises B (but not as to Expansion Premises A) pursuant to this Section IILC.(ii) by written notice of partial termination to Landlord delivered no later than ten (10) business days after the applicable Completion Deadline, in which event this First Amendment shall be deemed void, ab initio as to Expansion Premises B (but not as to Expansion Premises A), and of no further force or effect with respect to Expansion Premises B, and the parties shall be released from all liabilities and obligations arising hereunder with respect to Expansion Premises B (but not as to Expansion Premises A). If Tenant fails or declines to deliver such partial termination notice within ten (10) business days after the applicable Completion Deadline, then Tenant will be deemed to have waived its partial termination right under this Section IILC.(ii), and this First Amendment shall continue in full force and effect as to Expansion Premises B (as well as Expansion Premises A) at any time thereafter until the date Landlord achieves Substantial Completion (or such lesser standard of substantial completion necessary for Tenant to lawfully commence Furniture Installation, as applicable)." -15- BOI 15687368.6/32203·000154

(q) Notwithstanding anything to the contrary contained in Exhibit C or elsewhere in the Lease, to the extent Exhibit C permits any portion of the TI Allowance to be applied against Rent, the same may only be applied against Rent applicable to the Expansion Premises. Further, no portion of the TI Allowance may be used for, or applied to, Leasing Expenses or Rent until all TI Costs have been paid for both Expansion Premises A and Expansion Premises B. (r) No fees or reimbursements shall be charged by Landlord for review, approvals or participation in the design or construction process for any initial improvements made to the Expansion Premises pursuant to Exhibit C. (s) Notwithstanding anything to the contrary set forth in the Lease, as amended by the First Amendment, Base Building Improvements shall include all of the improvements set forth in First Amendment Schedule D attached hereto. 14. Consent of Guarantor. Contemporaneously with the execution of this First Amendment, Tenant shall deliver to Landlord a consent in the form of Exhibit C attached hereto, duly executed by the Guarantor. 15. Landlord's Authorized Azents. Notwithstanding anything contained in the Lease or this First Amendment to the contrary, including without limitation, the definition of Landlord's Agents, only Kennedy Associates Real Estate Counsel, Inc., the authorized signatory of this First Amendment, and officers of Riggs Bank N.A., the trustee of Landlord, are authorized to amend, renew or terminate the Lease, or to compromise any of Landlord's claims under the Lease or to bind Landlord in any manner. Without limiting the effect of the previous sentence, no property manager or broker shall be considered an authorized agent of Landlord to amend, renew or terminate the Lease, to compromise any of Landlord's claims under the Lease or to bind Landlord in any manner. 16. Limitation on Recourse. Landlord has executed this First Amendment by its authorized representative signing solely in a representative capacity. Notwithstanding anything contained in this First Amendment or the Lease to the contrary, Tenant confirms that the covenants of Landlord under the Lease as amended hereby are made and intended, not as personal covenants of the Landlord's authorized representative or trustee, or for the purpose of binding such authorized representative or trustee personally, but solely in the exercise of the representative powers conferred upon such authorized representative and trustee by their principal. Notwithstanding anything contained in this First Amendment or the Lease to the contrary, liability with respect to the entry and performance of the Lease (as amended hereby) by or on behalf of Landlord, however it may arise, shall be asserted and enforced only against Landlord's estate and equity interest in the Building. Neither Landlord nor any of Landlord's Agents shall have any personal liability in the event of any claim against Landlord arising out of or in connection with the Lease as amended, the relationship of Landlord and Tenant or Tenant's use of the Premises. Further, in no event whatsoever shall any Landlord's Agent have any liability or responsibility whatsoever arising out of or in connection with the Lease as amended, the relationship of Landlord and Tenant or Tenant's use of the Premises. Any and all personal liability, if any, beyond that -16- BOI 15687368.6/32203·000154 which may be asserted under this paragraph, is expressly waived and released by Tenant and by all persons claiming by, through or under Tenant. 17. Brokers. Tenant was represented in the transaction evidenced by this First Amendment by Grubb & Ellis Company, a licensed real estate broker. Landlord was represented in the transaction evidenced by this First Amendment by Trammell Crow Company, a licensed real estate broker. Except as provided in the next sentence, each party to this First Amendment shall indemnify, defend and hold harmless the other party from and against any and all claims asserted against such other party by any real estate broker, finder or intermediary relating to any act of the indemnifying party in connection with this.First Amendment. Landlord shall be solely responsible for paying any commission or fee owed to Landlord's broker, Trammell Crow Company, in connection with this First Amendment. Landlord also shall be responsible for the payment of any commission or fee owed to Grubb & Ellis Company in connection with this First Amendment pursuant to a written agreement between Landlord and Grubb & Ellis Company. 18. Offer to Lease. The submission of this First Amendment to Tenant or its broker or other agent does not constitute an offer to Tenant to lease the Expansion Premises or any portion thereof. This First Amendment shall have no force or effect until: (a) is executed and delivered by Tenant to Landlord; and (b) it is executed and delivered by Landlord to Tenant. 19. Severability; Captions. If any clause or provision of this First Amendment is determined to be illegal, invalid, or unenforceable under present or future laws, the remainder of this First Amendment shall not be affected by such determination, and in lieu of each clause or provision that is determined to be illegal, invalid or unenforceable, there be added as a part of this First Amendment a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. Headings or captions in this First Amendment are added as a matter of convenience only and in no way define, limit or otherwise affect the construction or interpretation of this Lease. 20. Incorporation of Prior Agreement; Amendments. The Lease, together with this First Amendment contains all of the agreements of the parties hereto with respect to any matter covered or mentioned therein or herein, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of the Lease as amended by this First Amendment may be amended or added to except by an agreement in writing signed by the parties to the Lease or their respective successors in interest. 21. Authority. Each individual executing this First Amendment on behalf of Tenant represents and warrants to Landlord that he:or she is duly authorized to so execute and deliver this First Amendment and that all corporate actions and consents required for execution of this First Amendment have been given, granted or obtained. If requested by Landlord, Tenant shall, within ten (10) days after demand by Landlord, deliver to Landlord satisfactory evidence of the due authorization of this First Amendment and the authority of the person executing this First Amendment on its behalf. 22. Ratification of Lease. The Lease, as herein amended, remains in full force and -17- BOl15687368.6/32203-000154 effect and is hereby ratified and reaffirmed in all respects. (THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.] (SIGNATURES COMMENCE ON FOLLOWING PAGE] -18- BOI15687368.6/32203·000154

WHEREFORE, the parties set their hands and seals as of the date first written above. LANDLORD MULTI-EMPLOYER PROPERTY TRUST, a trust organized under 12 C.F.R. Section 9.18 By: Kennedy Associates Real Estate Counsel, Inc., Authorized Signatory B~N~Its: \ $1 11.1 TENANT McKesson Automation Inc., apeoo,!?C BY:~~~ ~~~ _ Name: /(/(1 srI/vA VEAcO Its: lie f( sECIe£rl1let List of Exhibits to First Amendment • First Amendment Exhibit A - Drawing Showing Location of Expansion Premises A • First Amendment Exhibit B - Drawing Showing Location of Expansion Premises B • First Amendment Exhibit C - Form of Guarantor's Consent • First Amendment Exhibit D - Form of Lease Memorandum (First Expansion Commencement Date) • First Amendment Exhibit E - Form of Lease Memorandum (Second Expansion Commencement Date) List of Schedules to First Amendment • First Amendment Schedule C-l - Approved Schedule • First Amendment Schedule C-3 - Approved Schematic Drawings • First Amendment Schedule D - Base Building Improvements -19- B01 15687368.6/32203·000154

LANDLORD ACKNOWLEDGEMENT ~d-~~ Cc~('tt~J-il\~J ss. day /lpr;' of ~eblUary, 2005, to me known to be a btore rite . personally appeared \ (CO ~~-I- of Kennedy. Associates Real Estate ounsel, Inc., the corporation that executed the within and foregoing instrument as authorized signatory of the Multi-Employer Property Trust, and acknowledged said instrument to be the free and voluntary act and deed of such corporation as such authorized signatory, for the uses and purposes therein mentioned, and on oath stated that c:;k.9, (he or she) was authorized to execute said instrument. at [NOTARIAL SEAL] -20- BOI 15687368.6/32203·000154

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California
County of San Francisco } ss.

On April 11, 2005 (Date) before me, LYNN C. JOHNSON, NOTARY PUBLIC (Name and Title of Officer (e.g., "Jane Doe, Notary Public"))
personally appeared KRISTINA VEACO (Name(s) of Signer(s)),

☒ personally known to me
☐ proved to me on the basis of satisfactory evidence

to be the person(~~s~~) whose name(~~s~~) is/~~are~~ subscribed to the within instrument and acknowledged to me that ~~he~~/she/~~they~~ executed the same in ~~his~~/her/~~their~~ authorized capacity(~~ies~~), and that by ~~his~~/her/~~their~~ signature(~~s~~) on the instrument the person(~~s~~), or the entity upon behalf of which the person(~~s~~) acted, executed the instrument.

LYNN C. JOHNSON
Commission # 1425070
Notary Public - California
San Francisco County
My Comm. Expires Jul 14, 2007

WITNESS my hand and official seal.

Lynn C. Johnson
Signature of Notary Public

OPTIONAL

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of Attached Document

Title or Type of Document: First Amendment to Lease

Document Date: April 8, 2005 Number of Pages: 38

Signer(s) Other Than Named Above: none

Capacity(ies) Claimed by Signer

Signer's Name: KRISTINA VEACO

☐ Individual
☒ Corporate Officer — Title(s): V.P. & SECRETARY
☐ Partner — ☐ Limited ☐ General
☐ Attorney-in-Fact
☐ Trustee
☐ Guardian or Conservator
☐ Other:

RIGHT THUMBPRINT OF SIGNER
Top of thumb here

Signer Is Representing: McKesson Automation Inc.

© 1999 National Notary Association • 9350 De Soto Ave., P.O. Box 2402 • Chatsworth, CA 91313-2402 • www.nationalnotary.org Prod. No. 5907 Reorder: Call Toll-Free 1-800-876-6827

TENANT ACKNOWLEDGEMENT ) ) ss. ) On this day of February, 2005, before me, a Notary Public in and for the Commonwealth/State of personally appeared the _______ of McKesson Automation Inc., the Pennsylvania corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that she/he was authorized to execute said instrument. IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written. Name: _ NOTARY PUBLIC III and for the residing at My appointment expires: _ [NOTARIAL SEAL] -21- BO 1 15687368.6/32203·000154

BOI 15687368.6/32203-000154 FIRST AMENDMENT EXHIDIT A Drawing Showing Location of Expansion Premises A (see next page) -22-

BO1 15687368.6 / 32203-000154

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The Design Alliance
A R C H I T E C T S
2400 Henry W. Oliver Building
535 Smithfield Street
Pittsburgh, PA 15222

Tel: (412) 261-0660
Fax: (412) 261-7071
ARCHITECTURE INTERIOR DESIGN FACILITIES MANAGEMENT

Trammell Crow Company

Building 500, Second Floor

McKesson

Expansion - Premise A

©2005 The Design Alliance Architects

Project Number: 04043.09

Date: 18 Feb 2005

B01 15687368.6/32203-000154 FIRST AMENDMENT EXHffiIT B Drawing Showing Location of Expansion Premises B (see next page) -24-

BO1 15687368.6 / 32203-000154

-25-



The Design Alliance
A R C H I T E C T S
2400 Henry W. Oliver Building
535 Smithfield Street
Pittsburgh, PA 15222

Tel: (412) 261-0660
Fax: (412) 261-7071
ARCHITECTURE INTERIOR DESIGN FACILITIES MANAGEMENT

©2005 The Design Alliance Architects

Trammell Crow Company

Building 500, Second Floor
McKesson
Expansion - Premise B

Project Number: 04043.09

Date: 18 Feb 2005

FIRST AMENDMENT EXHmIT C FORM OF CONSENT OF GUARANTOR Reference is made to a certain GUARANTY OF LEASE (the "Guaranty") made as of the 21st day of December, 2001, by McKesson Corporation, a corporation organized under the laws of Delaware (the "Guarantor"), to and for the benefit of TC Northeast Metro, Inc., a Delaware corporation, and its successors and assigns ("Original Landlord"), with respect to a lease between Landlord and McKesson Automation Inc., a Pennsylvania corporation ("Tenant") dated December 21, 2001 (the "Lease"); and WHEREAS, concurrently with the execution of this Consent of Guarantor, the Multi- Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18, assignee of Original Landlord ("Landlord"), and Tenant have entered into a certain First Amendment to the Lease of even date herewith (the First "Amendment") amending the Lease; and WHEREAS, Guarantor has agreed to the terms and provisions of the First Amendment; and WHEREAS, Guarantor warrants and acknowledges that because of its financial interest, direct and indirect, in the Tenant and in the benefits and advantages which will result from the First Amendment, it will be significantly benefited by the First Amendment. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows: l. Guarantor hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Guaranty. 2. Guarantor acknowledges, confirms, and agrees that the Guaranty shall remain in full force and effect with respect to the Lease, as amended by the First Amendment. 3. Guarantor agrees to all of the terms and conditions of the First Amendment and to the terms and provisions of the Lease, as amended by the First Amendment. 4. Guarantor acknowledges, confirms and agrees that it has no offsets, defenses, claims or counterclaims against the Landlord with respect to Tenant's and/or Guarantor's respective liabilities and obligations due and owing to Landlord, and that to the extent that Guarantor has or has ever had any such offsets, defenses, claims or counterclaims, Guarantor hereby specifically waives and releases any and all rights to same. [THE REMAINDER OF 'rnrs PAGE INTENTIONALLY LEFT BLANK.] -26- B01 15687368.6/32203·000154

IN WITNESS WHEREOF, Guarantor has executed this Consent of Guarantor as of the _ day of February, 2005. WITNESS: McKesson Corporation By: _ Print Name: _ Title: _ Address of McKesson Corporation: One Post Street San Francisco, California 94104 Attention: McKesson Real Estate -27- BO 1 15687368.6 f 32203-000154

GUARANTOR ACKNOWLEDGEMENT ) ) ss. ) On this _ day of February, 2005, before me, a Notary Public in and for the State of California personally appeared , the of McKesson Corporation, the Delaware corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that she/he was authorized to execute said instrument. IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written. Name: _ NOTARY PUBLIC m and for the residing at My appointment expires: _ [NOTARlAL SEAL] -28- BOI 15687368.6132203·000154

FIRST AMENDMENT EXHIBIT D FORM OF LEASE MEMORANDUM (First Expansion Commencement Date) The Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18, as Landlord, and McKesson Automation Inc., as Tenant, executed that Lease dated as of December 21,2001, as amended by a certain First Amendment to Lease dated February _,2005 (the "Lease"). The Lease contemplates that this document shall be delivered and executed as set forth in Section 3(d) of the above-referenced First Amendment to Lease. This Lease Memorandum shall become part of the Lease. Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Lease. Landlord and Tenant agree as follows: 1. Landlord and Tenant do hereby confirm that the (a) First Expansion Commencement Date is , (b) the Rent Adjustment Date is ,and (c) the Extended Lease Expiration Date is _ 2. Landlord and Tenant do hereby confirm that the amount of Base Rent payable on account ofInitial Premises and Expansion Premises A shall be determined from the following tables: Initial Premises Applicable Portion of Lease Term Rate Per/Rentable Annual Base Rent Monthly Base Beginning Ending Sq. Ft.I Annum Rent Installment (Annual+ 12) March 23, 2003 $21.50 $1,330,570.50 $110,880.88 $22.75 $1,407,929.25 $117 ,327.44 Expansion Premises A Applicable Portion of Lease Term Rate PeriRentable Annual Base Rent Monthly Base Beginning Ending Sq. Ft.I Annum Rent Installment (Annual + 12) $21.50 $321,919.50 $26,826.63 $22.75 $340,635.75 $28,386.31 <THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.> -29- 80115687368.6/32203-000154

Executed as of the _ day of_· , 2005. LANDLORD MULTI-EMPLOYER PROPERTY TRUST, a trust organized under 12 C.P.R. Section 9.18 By: Kennedy Associates Real Estate Counsel, Inc., Authorized Signatory By: _ Name: _ Its: _ TENANT McKesson Automation Inc., a Permsylvania corporation By: _ Name: _ Its: _ -30- BOI 15687368.6/ 322d3-000154

FIRST AMENDMENT EXHIBIT E

FORM OF LEASE MEMORANDUM
(Second Expansion Commencement Date)

The Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18, as Landlord, and McKesson Automation Inc., as Tenant, executed that Lease dated as of December 21, 2001, as amended by a certain First Amendment to Lease dated February ___, 2005 (the "Lease").

The Lease contemplates that this document shall be delivered and executed as set forth in Section 3(d) of the above-referenced First Amendment to Lease. This Lease Memorandum shall become part of the Lease. Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Lease.

Landlord and Tenant agree as follows:

Option A [if applicable]

1. Landlord and Tenant do hereby confirm that the Second Expansion Commencement Date with respect to the entire Expansion Premises B is _______________ .

2. Landlord and Tenant do hereby confirm that the amount of Base Rent payable on account of Expansion Premises B and the portion of the Lease term during which such Base Rent is payable shall be determined from the following table:

Expansion Premises B					
Applicable Portion of Lease Term		Rate Per/Rentable Sq. Ft./ Annum	Number of Rentable Square Feet of Expansion Premises B	Annual Base Rent	Monthly Base Rent Installment (Annual ÷ 12)
Beginning	Ending				
		$21.50	14,973	$321,919.50	$26,826.63
		$22.75	14,973	$340,635.75	$28,386.31

Option B [if applicable]

1. Landlord and Tenant do hereby confirm that the Second Expansion Commencement Date with respect to ___________ rentable square feet of Expansion Premises B is _______________ (the "Partial Second Expansion Commencement Date").

2. Landlord and Tenant do hereby confirm that, as of the date hereof, (a) Expansion Premises B consist of an aggregate of _____________ rentable square feet, and (b) the Premises consist of an aggregate of _____________ rentable square feet.

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BOI 15687368.6 / 32203-000154

3. Landlord and Tenant do hereby confirm that, for the period beginning on the Partial Second Expansion Commencement Date and ending on the date immediately preceding the next Second Expansion Commencement Date with respect to any portion of Expansion Premises B (the "Next Expansion Date") not yet delivered to Tenant on the date hereof, Tenant's Share is ____________________/119,444 = _____ percent (__%).

4. Landlord and Tenant do hereby confirm that the amount of Base Rent payable on account of Expansion Premises B and the portion of the Lease term during which such Base Rent is payable shall be determined from the following table:

Expansion Premises B					
Applicable Portion of Lease Term		Rate Per/Rentable Sq. Ft./ Annum	Number of Rentable Square Feet of Expansion Premises B	Annual Base Rent	Monthly Base Rent Installment (Annual ÷ 12)
Beginning	Ending				
	The date immediately preceding the Next Expansion Date	$21.50			
Next Expansion Date		$21.50	14,973	$321,919.50	$26,826.63
		$22.75	14,973	$340,635.75	$28,386.31

*Note: insert additional row in above table if Expansion Premises B is delivered in 3 pieces.

<THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.>

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BO1 15687368.6 / 32203-000154

Executed as of the _ day of , 2005. LANDLORD MULTI-EMPLOYER PROPERTY TRUST, a trust organized under 12 C.P.R. Section 9.18 By: Kennedy Associates Real Estate Counsel, Inc., Authorized Signatory By: _ Name: _ Its: _ TENANT McKesson Automation Inc., a Pennsylvania corporation By: _ Name: _ Its: _ -33- 801 15687368.6/32203·000154

B01 15687368.6/32203-000154 First Amendment Schedule C-l Approved Schedule (see attached) -34-

BOI 15687368.6 / 32203-000154

First Ammendment Target Schedule C-1

Trammell Crow Company

McKesson Phase II - 500 Cranberry Woods Drive

ID	Task Name	Duration	Start	Finish
1	Tenant Improvement Design	56 days	Tue 3/1/05	Tue 6/17/05
2	Schematic Design	2 wks	Tue 3/1/05	Mon 3/14/05
3	Design Development	3 wks	Fri 3/18/05	Thu 4/7/05
4	Construction Documents to Permit Set	3 wks	Fri 4/8/05	Thu 4/28/05
5	Submit for Permit	1 day	Fri 4/29/05	Fri 4/29/05
6	Construction Documents - Final	2 wks	Wed 5/4/05	Tue 5/17/05
7	Approvals	54 days	Tue 3/15/05	Fri 5/27/05
8	Owner Approval of Plans and Drawings	36 days	Tue 3/15/05	Tue 5/3/05
9	Schematic Design	3 days	Tue 3/15/05	Thu 3/17/05
10	Construction Documents	3 days	Fri 4/29/05	Tue 5/3/05
11	Cranberry Township Review	4 wks	Mon 5/2/05	Fri 5/27/05
12	Bidding & Construction	77 days	Fri 4/22/05	Mon 8/8/05
13	Select Bidders	1 wk	Fri 4/22/05	Thu 4/28/05
14	80% Documents to Contractors (Permit Set)	1 day	Fri 4/29/05	Fri 4/29/05
15	Addendum 1	1 day	Fri 5/6/05	Fri 5/6/05
16	Addendum 2	1 day	Fri 5/13/05	Fri 5/13/05
17	Final Bids Due	1 day	Thu 5/19/05	Thu 5/19/05
18	Negotiate Contract	1 wk	Fri 5/20/05	Thu 5/26/05
19	Construction	10 wks	Fri 5/27/05	Thu 8/4/05
20	FFE Installation	4 wks	Fri 7/8/05	Thu 8/4/05
21	Certificate of Occupancy	1 day	Mon 8/8/05	Mon 8/8/05



March
April
May
June
July
August
4/29
4/29
5/6
5/13

McKesson 2nd Floor Buildout
Date: Fri 12/11/05

Task		Milestone		External Tasks	
Split		Summary		External Milestone	
Progress		Project Summary		Deadline	

Page 1

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First Amendment Schedule C-3 Approved Schematic Drawings (see attached) To be submitted to Landlord by Tenant pursuant to the Approved Design Schedule and attached hereto upon approval by Landlord -36- B01 15687368.6/32203-000154

First Amendment Schedule D

BASE BUILDING IMPROVEMENTS

In addition to all Base Building Improvements as defined in Exhibit C to the Lease, Base Building Improvements (which shall be constructed at Landlord's sole expense without any credit against the TI Allowance or any obligation of Tenant to pay Excess TI Costs) shall include the following:

- A Finished Ceiling. A "Finished Ceiling" shall consist of Building standard HVAC system, 4'x 4' grid, Base Building sprinkler system, ceiling tiles, crosstees, one (1) VAV box/fan powered box per 1200 square feet, Titus Omni diffusers (1 per 300 USF) and corresponding soft duct, and parabolic light fixtures (1 per 100 USF), all installed by the Landlord at its cost, in accordance with Tenant's Construction Drawings, to the extent that the quantities above are met.

- Electrical service to the electrical closet on each floor proposed for Tenant, with circuit breakers in place.

- Base Building sprinkler system installed to meet code in accordance with the Tenant's plan assuming 25% enclosed maximum, 75% open space minimum. White semi-recessed sprinkler heads with escutcheons will be installed at Landlord's expense within 6" radius of center of each 2' x 2' (Second Look) tile pattern upon completion of the ceiling grid.

- All non-asbestos product insulation installed in exterior walls and underside of slab per code.

- Floor slabs shall be flash patched to achieve a smooth surface and prepared for carpet installation. All vertical penetrations shall be filled.

- Plumbing connections shall be "roughed in" and available for vent, and hot and cold water at all wet columns.

- Fire systems shall be installed and operating per code. The system will include, but not be limited to, an auto dialer in the building, required pull stations on floor and HVAC smoke detectors.

- Finished elevator lobbies on the first (1st) floor, common and exit corridors on the first (1st) floor and restrooms on all floors. All areas shall be in compliance with ADA standards. The Landlord is to deliver the 2nd floor elevator lobby to Tenant in accordance with this section.

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BO1 15687368.6 / 32203-000154

- All inspections and/or certifications required to complete the above items. (Shell Occupancy Certificates from the Township and the PA Dept. of Labor & Industry)

- Interior surfaces of the exterior walls shall be finished in drywall and ready for paint.

- All interior columns on the floor proposed for Tenant shall be finished in drywall and ready for paint.

- Exterior and interior steel "I" beam columns will be sheathed with gypsum wallboard including taping, floating and sanding to a paint-ready surface.

- Approximately 5" wide extruded aluminum sill.

- All exterior windows shall receive 1" mini blinds and all interior atrium windows shall use a frosted glass pattern.

- Armstrong 15/16" Prelude exposed tee system. Ceiling will be completely installed using ¾" minaboard Second Look II, angled tegular panel. Complete ceiling will be installed assuming partition-high tenant walls throughout.

- 2' x 4' fluorescent 277-volt lay-in fixtures with T8 lamps, electronic ballasts and 18 cell parabolic lens.

-38-

BO1 15687368.6 / 32203-000154

., , .. SECOND AMENDMENT TO LEASE This SECOND AMENDMENT TO LEASE (this "Second Amendment") is entered into as of April ;./, 2008, by and between NewTower Trust Company Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18 and formerly known as the Multi Employer Property Trust ("Landlord") and McKesson Automation Inc., a Pennsylvania corporation ("Tenant"), in consideration of the mutual covenants contained herein and the benefits to be derived herefrom. WITNESSETH: WHEREAS, TC Northeast Metro, Inc. ("TC"), a Delaware corporation, and Tenant entered into that certain Lease dated December 21, 2001 (the "Original Lease"), pursuant to which Tenant leased from TC approximately sixty-one thousand eight hundred eighty-seven (61,887) rentable square feet consisting of the entire third (3cd) and fourth (4th) floors (the "Initial Premises") of a certain building located at 500 Cranberry Woods Drive, Cranberry Township, Pennsylvania (referred to herein and in the Original Lease as the "Building"); and WHEREAS, Tenant's obligations under the Lease have been guarantied by McKesson Corporation (the "Guarantor"), a Delaware corporation, pursuant to a certain Guaranty of Lease dated December 21,2001 (the "Guarantv"); and WHEREAS, TC subsequently assigned all of its right, title and interest under the Lease and Guaranty to the Landlord pursuant to a certain Assignment and Assumption Agreement dated December 28, 200 I between TC and the Landlord; and WHEREAS, Landlord and Tenant entered into a certain First Amendment to Lease dated February 8, 2005 (the "First Amendment") pursuant to which the Original Lease was amended to include the entire second (2nd) floor of the Building, consisting of approximately twenty-nine thousand nine hundred forty-six (29,946) rentable square feet (the "Expansion Premises") (the Original Lease as amended by the First Amendment is hereinafter referred to as the "Lease"); and WHEREAS, as of the date hereof: the Tenant currently leases an aggregate of approximately ninety-one thousand eight hundred thirty-three (91,833) rentable square feet of the Building; and WHEREAS, the Tenant desires to lease an additional ten thousand nine hundred eight (10,908) rentable square feet located 011 the first (1") tloor of the Building (the "Second Amendment Premise.s"); and WHEREAS, Landlord and Tenant desire to amend the Lease as provided herein; BOl 15908418.8 /32203~OOOI54

I • •, NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by both Landlord and Tenant, the parties hereto agree that the Lease shall be further amended as follows: I. RecitalslDefined Terms. The foregoing recitals shall be considered an integral part of this Second Amendment. Unless otherwise specifically stated in this Second Amendment, all capitalized terms in this Second Amendment shall have the meaning given to those terms in the Lease. In the event of any conflict between the Lease and this Second Amendment, the terms of this Second Amendment shall control. 2. Second Amendment Premises. (a) Landlord and Tenant hereby agree to add the Second Amendment Premises to the Premises in two (2) stages, with (i) the first stage consisting ofthe addition to the Premises, as of the Second Amendment Expansion Commencement Date A (as hereinafter defined), of that portion of the Second Amendment Premises consisting of approximately six thousand one hundred twenty-one (6,121) rentable square leet shown on Second Amendment Exhibit A attached hereto ("Second Amendment Premises A"), and (ii) the second stage consisting of the addition to the Premises, as of the Second Amendment Expansion Commencement Date B (as hereinafter defined), of that portion of the Second Amendment Premises consisting of approximately four thousand seven hundred eighty-seven (4,787) rentable square feet shown on Second Amendment Exhibit A attached hereto ("Second Amendment Premises BOO). Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the Second Amendment Premises upon the terms and conditions of this Second Amendment. (b) As of the Second Amendment Expansion Commencement Date A, the entire Premises shall consist of approximately ninety-seven thousand nine hundred fifty-four (97,954) rentable square feet consisting of (i) the entire second (2nd), third (3'd) and fourth (4 th) 1100rs of the Building, and, (ii) a portion of the first (l st) 1100r of the Building containing approximately six thousand one hundred twenty-one (6,121) rentable square feet. On the Second Amendment Expansion Commencement Date A, Second Amendment Premises A shall become part of the Premises and, except as otherwise provided below, shall be subject to all of the terms and conditions of the Lease for the remainder of the Term. (c) As of the Second Amendment Expansion Commencement Date B, the entire Premises shall consist of approximately one hundred two thousand seven hundred forty-one (102,74 I) rentable square feet consisting of( i) the entire second (2nd), third (3'd) and fourth (4th) floors of the Building, and (ii) a portion of the first (1st) 1100r of the Building containing an aggregate of ten thousand nine hundred eight (10,908) rentable square feet. On the Second Amendment Expansion Commencement Date B, Expansion Premises B shall become part of the Premises and, except as otherwise provided below, shall be subjcct to all of the terms and conditions of the Lease for the remainder ofthe Term. (d) Notwithstanding anything to the contrary contained in the Lease, including but not limited to Section I, neither Second Amendment Premises A nor Second Amendment -2- BOI1590g418.ll/32203-000154

, , . Premises B shall be subject to remeasurement and the rentable square footage thereof as recited in Section 2(a) hereof shall be shall be final, conclusive and controlling. (e) Tenant acknOWledges and agrees that this Second Amendment satisfies all of Landlord's obligations under Section 52 of the Lease as it relates to any right of Tenant thereunder to expand into all or any portion of the Second Amendment Premises. 3. Term. (a) Landlord and Tenant acknowledge, confirm and agree that the Term of the Lease, as previously extended to the Extended Lease Expiration Date (as defined in the First Amendment) expires on December 31, 2011. (b) The Term with respect to Second Amendment Premises A shall commence on the Second Amendment Expansion Commencement Date A (as hereinafter defined) and shall expire on December 31, 2011. Subject to subparagraphs 1.4(b), 1.4(c) and IA(d) of the Lease and subject to those provisions of Exhibit C relating to Tenant Delays, (i) if Tenant executes and delivers this Second Amendment to Landlord on or before April 21, 2008, the "Second Amendment Expansion Commencement Date A" shall be the earlier to occur of: (x) the date of Substantial Completion of Second Amendment Premises A; or (y) the date upon which Tenant commences the beneficial use and occupancy of all or any material part of Second Amendment Premises A (other than for Furniture Installation and Move-In), and (ii) if Tenant executes and delivers this Second Amendment to Landlord after April 21, 2008, the "Second Amendment Expansion Commencement Date A" shall be the earlier to occur of: (x) April 1, 2008, whether or not Landlord has achieved Substantial Completion of Second Amendment Premises A; or (y) the date upon which Tenant commences the beneficial use and occupancy of all or any material part of Second Amendment Premises A (other than for Furniture Installation and Move-In). Tenant acknowledges and agrees that the fixed commencement date as of April I, 2008 for Second Amendment Premises A as aforesaid in the event that Tenant does not execute and deliver this Second Amendment to Landlord on or before April 21, 2008 was a material inducement for Landlord to enter into this Second Amendment and that Landlord would not have entered into this Second Amendment without such provision. Landlord shall deliver Second Amendment Premises A to Tenant upon the later of the Second Amendment Expansion Commencement Date A or the Substantial Completion of Second Amendment Premises A, provided, however, Landlord agrees to provide Tenant with acccss to Second Amendment Premises A for purposes of Furniture Installation and Move-In not less than fifteen (15) days prior to the date Landlord then estimates that Substantial Completion of Second Amendment Premises A will occur. Except as otherwise expressly provided in, or otherwise inconsistent with, this Second Amendment, and except to the extent not applicable to Second Amendment Premises A. for purposes of this paragraph any references in subparagraphs IA(b), 1.4(c) and 1.4(d) of the Lcase to the "Premises", "Commencement Date", and "Exhibit C" shall be deemed instead to refer to "Second Amendment Premises A", "Second Amendment Expansion Commencement Date A", and Second Amended Exhibit C (as defined in Section 8 hereof), respectively. -3- ROJ 1590&4t8.8! 32203-000154

•, (c) Promptly after the Second Amendment Expansion Commencement Date A, Landlord and Tenant shall execute a memorandum confinning the Second Amendment Expansion Commencement Date A. Such memorandum (the "Second Amendment Expansion Date Memorandum A") shall be in the fonn attached to this Second Amendment as Second Amendment Exhibit D. The failure of Tenant to execute the Second Amendment Expansion Date Memorandum A shall not affect Tenant's obligations under the Lease as amended by this Second_Amendment. In no event shall Tenant record this Second Amendment or the Second Amendment Expansion Date Memorandum A. (d) The Tenn with respect to Second Amendment Premises B shall commence on the Second Amendment Expansion Commencement Date B (as hereinafter defined) and shall expire on December 31, 20 II. Subjectto subparagraphs 1.4(b), IA(c) and 1.4(d) of the Lease and subject to those provisions ofExhibit C relating to Tenant Delays, (i) if Tenant executes and delivers this Second Amendment to Landlord on or before April 21 , 2008, the "Second Amendment Expansion Commencement Date B" shall be the earlier to occur of: (x) the later of (I) the date of Substantial Completion of Second Amendment Premises B or (2) October I, 2008; or (y) the date upon which Tenant commences the beneficial use and occupancy of all or any material part of Second Amendment Premises B (other than for Furniture InstaIlation and Move-In), and (ii) ifTenant executes and delivers this Second Amendment to Landlord after April 21, 2008, the "Second Amendment Expansion Commencement Date B" shall be the earlier to occur of: (x) October 1,2008, whether or not Landlord has achieved Substantial Completion of Second Amendment Premises B; or (y) the date upon which Tenant commences the beneficial use and occupancy ofall or any material part of Second Amendment Premises B (other than for Furniture Installation and Move-In). Tenant acknowledges and agrees that the outside fixed commencement date for Second Amendment Premises B as aforesaid in the event that Tenant does not execute and deliver this Second Amendment to Landlord on or before April 21, 2008 was a material inducement for Landlord to enter into this Second Amendment and that Landlord would not have entered into this Second Amendment without such provision. Landlord shall deliver Second Amendment Premises B to Tenant upon the later ofthe Second Amendment Expansion Commencement Date B or the Substantial Completion of Second Amendment Premises B, provided, however, Landlord agrees to provide Tenant with access to Second Amendment Premises B for purposes of Furniture Installation and Move-In not less than fifteen (15) days prior to the later of (I) the date Landlord then estimates that Substantial Completion of Second Amendment Premises B wiIl occur or (2) October 1,2008. Except as otherwise expressly provided in, or otherwise inconsistent with, this Second Amendment, and except to the extent not applicable to Second Amendment Premises B, for purposes of this paragraph any references in subparagraphs IA(b), 1.4(c) and IA(d) of the Lease to the "Premises", "Commencement Date", and "Exhibit C" shall be deemed instead to refer to "Second Amendment Premises B", "Sccond Amendment Expansion Commencement Date B", and Second Amended Exhibit C, respectively. (e) Notwithstanding anything to the contrary contained herein, if Landlord achieves Substantial Completion of Second Amendment Premises B prior to October j, 2008, then at any time after such Substantial Completion Tenant may elect to accelerate the Second Amendment Expansion Commencement Date B with respect to all (but not less than all) of Sccond -4- BOl15908418.8/J220J-000154

, Amendment Premises B. Unless otherwise mutually agreed, Tenant shall provide Landlord with at least five (5) business days advance written notice of such election. (f) Promptly after the Second Amendment Expansion Commencement Date B, Landlord and Tenant shall execute a memorandum confirming the Second Amendment Expansion Commencement Date B. Such memorandum (the "Second Amendment Expansion Date Memorandum B") shall be in the form attached to this Second Amendment as Second Amendment Exhibit E. The failure ofTenant to execute the Second Amendment Expansion Date Memorandum B shall not affect Tenant's obligations under the Lease as amended by this Second Amendment. In no event shall Tenant record this Second Amendment or Second Amendment Expansion Date Memorandum B. 4. Tenant's Share. Section 1.2 of the Lease is hereby amended by deleting the second sentence thereofand substituting in its stead the following: "Tenant's Share shall be (a) for the period beginning on the Commencement Date and ending on the date immediately preceding the First Expansion Commencement Date, Fifty-One and 811100 Percent (51.81%) (Le., 61,887/119,444) based upon the Premises containing 61,887 rentable square teet, and the Building containing 119,444 rentable square feet; (b) for the period beginning on the First Expansion Commencement Date (i.e. August 8, 2005) and ending on the date immediately preceding the Second Expansion Commencement Date (i.e. May 14, 2006), Sixty-four and 35/100 Percent (64.35%) (Le., 76,860/119,444) based upon the Premises containing 76,860 rentable square feet, and the Building containing 119,444 rentable square feet; (c) for the period beginning on Second Expansion Commencement Date (i.e. May 15, 2006) and ending on the date immediately preceding the Second Amendment Expansion Commencement Date A, Seventy-Six and 88/100 Percent (76.88%) (Le., 91,833/119,444) based upon the Premises containing 91,833 rentable square feet, and the Building containing 119,444 rentable square feet; (d) for the period beginning on the Second Amendment Expansion Commencement Date A and ending on the date immediately preceding the Second Amendment Expansion Commencement Date B, Eighty-Two and 011100 Percent (82.01%) (i.e., 97,954/119,444) based upon the Premises containing 97,954 rentable square feet, and the Building containing 119,444 rentable square feet; and (e) for the period beginning on the Second Amendment Expansion Commencement Date Band continuing for the remainder of the Tcrm, Eighty-Six and 0211 00 Percent (86.02%) (i.e., 102,741/119,444) based upon the Premises containing 102,741 rentable square feet. and the Building containing 119.444 rentable square feet." 5. Base Rent. The Lease is hereby amended by deleting Subsection 1.5.1 thereof in its entirety and substituting in its siead the following: -5- no] 15908418.8/32203-000154

"1.5.1 The rate per rentable square foot per annum, and the portion of the Lease Term during which such monthly Base Rent is payable shall be determined from the following tables. Initial Premises Applicable Portion of Lease Term I Rate PerlRentable ,I Annual Base Rent Monthly Base nning Ending I Sq. Ft.! Annum Renl Installment (Annual + 12) March 23, 2003 December 31, 2008 $21.50 $1.330.570.50 $110 88o.a8 January 1, 2009 December 31, 2011 $22.75 I $1.407929.25 $117 327.44 I Exnanslon Premises A Applicable Portion of Lease Term Rate PerJRentable Annual Base Rent Monthly Base Beginning Ending Sq. Ft.1Annum Rent lns~"men' (Annual + 12 t August 8, 2005 December 31, 2008 $21.50 $321 91950 $26,826.63January 1, 2009 December 31, 2011 $22.7~$340.635.75 $28,300.31 I Expansion Premises B Aooticable Portion of Lease Term rRate PerlRentable Annual Base Rent Monthly Base Beginning Ending Sq. Ft.f Annum Rent Installment (Annual ~ 12) May 15,2006 December 31, 2008 $21.50 $321,919.50 $26.826.63 JanualV 1, 2009 December 31, 2011 $22.75 $34() 635.75 $28,386.31 December 31, 2008 December31.201±Januarv 1, 2Q09 Second Amendment Expansion Commencement Date A ~~-- Second Amendment Premises AApplicable Portion of Lease Term Rate PerlRenlable Annual Base Rent Monthly BaseBeginning Ending Sq. Ft.I Annum Renl Installment(Annual. 12) ~ $21.50 $131.601.50 $10,966.79 I $227~±"'9"'2"5.2".",75"---.-/.__.$"''''''''6'''0C'4''.4~ Second Amendment Premises B ease Term Rate Per/Rentable Annual 8ase Rent Monthly Base ,I 9 Sq. Ft.! Annum Rent Installmen~ IAnnual.12) December 31, 2008 $21.50 $102.920.50 $8,576.71 I December ~1 ,_~9_11 $22.75 I $108,904.25 L~07535 I r==------= Applicable Portion of L~n9 ]Endln~ Second AmendmentExpanSion Commencement__ Date B I January 1,2009 -6- BOI 159084188/32203-000154

, If the First Expansion Commencement Date, the Second Expansion Commencement Date, the Second Amendment Expansion Commencement Date A, or the Second Amendment Expansion Commencement Date B is a date other than the first day of a calendar month, Base Rent for Expansion Premises A, Expansion Premises B, Second Amendment Premises A, or Second Amendment Premises B (as applicable) for the partial month in which the applicable expansion commencement date occurs shall be prorated. Notwithstanding the foregoing, Landlord abated all Base Rent applicable to Expansion Premises A for the period from August 8, 2005 through October 31, 2005 (the "Expansion Premises A Abatement Period"). Landlord and Tenant acknowledge, confirm and agree that the (a) the "First Expansion Commencement Date" as defined in the First Amendment was August 8, 2005, (b) the "Second Expansion Commencement Date" as defined in the First Amendment wa' May 15, 2006, and (c) the "Rent Adjustment Date" as defined in the First Amendment is January 1,2009. Notwithstanding the foregoing rent schedules, if Tenant validly exercises any of its renewal options as set forth in this Lease, Base Rent for the renewal term(s) shall be as set forth in Section 50 hereof" 6. Base Year. Without limiting the generality of the last sentences of each of subsections 2(b) and 2(c) hereof: (a) the Operating Costs Base Year applicable to Second Amendment Premises A and Second Amendment Premises B shall be the same Operating Costs Base Year applicable to the entire Premises as in effect immediately prior to this Second Amendment (i.e. calendar year 2005); and. (b) the Real Estate Tax Base Year applicable to Second Amendment Premises A and Second Amendment Premises B shall be thc same Real Estate Tax Base Year applicable to the entire Premises as in effect immediately prior to this Second Amendment (i.e. calcndar year 2005), provided that if the Building has not been fully assessed as of the end of calendar year 2005, thc Property Tax Base Year shall be the first tax year in which the Building is fully assessed. 7. Notice Addresses. Section 1.8 of the Lease is hereby amended by substituting the following addresses for Landlord and Tenant: -7- BOll59084188!322r)}-000154

"If to Landlord: NewTower Trust Company Multi-Employer Property Trust
c/o Kennedy Associates Real Estate Counsel, LP
Attention: Executive Vice President - Asset Management
1215 Fourth Ave., Suite 2400
Seattle, WA 98161
Facsimile: (206) 682-4769

with copies to:

NewTower Trust Company Multi-Employer Property Trust
c/o Kennedy Associates Real Estate Counsel, LP
Attn: Senior Vice President - Asset Management
7315 Wisconsin Avenue, Suite 350 West
Bethesda, MD 20814
Facsimile: (301) 656-9339

and

NewTower Trust Company Multi-Employer Property Trust
c/o NewTower Trust Company
Attn: President/MEPT
or Patrick O. Mayberry
Three Bethesda Metro Center, Suite 1600
Bethesda, MD 20814
Facsimile: (240) 235-9961

and with a copy to Manager at:

CB Richard Ellis, Inc.
800 Cranberry Woods Drive, Suite 260
Cranberry Township, Pennsylvania 16066
Facsimile: (724) 778-4119

"If to Tenant : McKesson Automation, Inc.
c/o McKesson Corporation
One Post Street, 34th Floor
San Francisco, CA 94104
Attention: McKesson Real Estate

with copies to:

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BO1 15908418.8 / 32203-000154

CB Richard Ellis, Inc. Attention: McKesson Lease Administration 5100 Poplar Avenue, Suite 1000 Memphis, TN 38137." 8. Tenant Improvements. Notwithstanding anything to the contrary contained in the Lease (including Section 17), (a) any improvements to be performed by Tenant to Second Amendment Premises A (or any portion thereof) prior to the Second Amendment Expansion Commencement Date A shall be governed by Exhibit C of the Lease as modified by Section II of this Second Amendment (referred to herein as "Second Amended Exhibit C"), (b) any improvements to be performed by Tenant to Second Amendment Premises B (or any portion thereof) prior to the Second Amendment Expansion Commencement Date B shall be governed by Second Amended Exhibit C, and (c) all other improvements performed by Tenant to the Second Amendment Premises shall be treated as Alterations to the Premises and thus governed by Article 15 ofthe Lease. 9. Parking. Effective as of the Second Amendment Expansion Premises Commencement Date A, Tenant's parking allocation as set forth in Section 46 of the Lease shall be increased by an amount equal to five (5) parking spaces for each 1,000 square feet of rentable area of Second Amendment Premises A, and effective as of the Second Amendment Expansion Premises Commencement Date B, Tenant's parking allocation as set forth in Section 46 of the Lease shall be further increased by an amount equal to five (5) parking spaces for each 1,000 square feet of rentable area of Second Amendment Premises B. Such parking allocation remains subject to adjustment in the event of any reduction or further expansion of the Premises as provided in Section 46 ofthe Lease. 10. Renewal Option. Without limiting any other term or condition hereof, Landlord and Tenant acknowledge and agree that the renewal options granted to Tenant under Section 50 of the Lease remain in full force and effect and hereafter apply to the entire Premises then leased to Tenant (i.e., the Initial Premises, Expansion Premises A, Expansion Premises B, Second Amendment Premises A, and Second Amendment Premises B) as of the end of the Initial Term and the First Renewal Term, as applicable. Tenant shall have no right to exercise any such option to renew for less then the entire Premises then leased by Tenant pursuant to the Lease. As used herein and in the Lease, "Initial Term" hereafter shall mean and refer to the period beginning on the First Expansion Commencement Date and ending on the Extended Lease Expiration Date (i.e., December 31, 2011). II. Construction of Expansion Premises. Except as otherwise provided for herein, construction of tenant improvements to the Second Amendment Premises and all matters related thereto shall be handled in substantially the same manner as provided for under Exhibit C of the Lease ("Exhibit C") as if fully restated herein, but subject to the following modifications as to timing and other points of detail pertaining specitlcally to the Second Amendment Premises (or the applicable portion thereof), rather than the Initial Premises and/or the Expansion Premises. -9- BOI159Q841U/3120J-OCYJ!54

(a) Except where the context requires otherwise, all references in Exhibit C to the "Premises" shall mean and refer to the Second Amendment Premises or the applicable portion thereof. (b) All references in Exhibit C to the "Approved Design Schedule" shall mean the approved schedule for the preparation, review and approval of the Construction Documents as set forth in Second Amendment Schedule C-I attached hereto. (c) All references in Exhibit C to the "Approved Schedule" shall mean the approved schedule for Completion of Landlord's Work as set forth in Second Amendment Schedule C-I attached hereto. (d) All references in Exhibit C to the "Approved Schematic Drawings" shall mean the as built plans attached hereto as Second Amendment Schedule C-3. (e) There shall be no Base Building Construction Contract or Base Building GC for the remaining Base BUilding Improvements. The parties agree that any remaining Base Building Improvements that have not yet been completed for the Second Amendment Premises shall be completed by the TI GC pursuant to the TI Construction Contract, but pursuant to a separate scope ofwork which shall be bid separately from the Landlord's Tl Work. (t) The last sentence of the definition of "Excess TI Costs" shall be deemed amended substituting "Part IV " in place of"Part VII". (g) All references in Exhibit C to the "Landlord's Architect" shall mean, initially, The Design Alliance, and any other architect selected by Landlord to replace or supplement such architect. (h) All references in Exhibit C to the "Tenant's Architect" shall mean, initially, The Design Alliance, and any other architect selected by Tenant to replace or supplement such architect, subject to Landlord's reasonable consent. (i) The "Steel Erection Completion Deadline" shall have no application to the Second Amendment Premises. G) All references in Exhibit C to the 'Test-Fit Allowance" shall have no applicability to the Second Amendment Premises, and Landlord shall have no obligation to provide any Test Fit Allowance with respect to the Second Amendment Premises. (k) AII references in Exhibit C to the "Tl Allowance" shall mean (i) with respect to Second Amendment Premises A, an amount equal to the product of (1) One Hundred Twenty Eight Thousand Five Hundred Forty-One and OOIJOO Dollars ($128,541.00) (calculated bascd upon Twenty-One and 00/100 Dollars ($21.00) per rentable square foot of the Second Amendmem Premises A), timcs (2) a traction, the numerator of which is the number of full months remaining in thc Tcrm (cxclusive of any Renewal Terms) as of Second Amendment -10- HOI 159084188; 32203-000154

Expansion Commencement Date A and the denominator of which is sixty-four (64), and (ii) with respect to Second Amendment Premises B, an amount equal to the product of (1) One Hundred Thousand Five Hundred Twenty-Seven and 00/100 Dollars ($100,527.00) (calculated based upon Twenty-One and 00/100 Dollars ($21.00) per rentable square foot of the Second Amendment Premises B), times (2) a fraction, the numerator of which is the number of full months remaining in the Term (exclusive of any Renewal Terms) as of Second Amendment Expansion Commencement Date B and the denominator of which is sixty-four (64). By way of examples only, (A) if the Second Amendment Expansion Commencement Date A is April 1, 2008, the TI Allowance with respect to Second Amendment Premises B shall be Ninety Thousand Three Hundred Eighty and 80/100 Dollars ($90,380.39) calculated as follows: $128,541.00 x (45/64) = $90,380.39, and (B) if the Second Amendment Expansion Commencement Date B is October 1, 2008, the TI Allowance with respect to Second Amendment Premises B shall be Sixty-One Thousand Two Hundred Fifty-Eight and 64/100 Dollars ($61,258.64) calculated as follows: $100,527.00 x (39/64) = $61,258.64.

(l) All references in Exhibit C to the "TI Construction Contract" shall mean the construction contract entered into with the TI GC for the construction of the Landlord's TI Work and the remaining Landlord's Base Building Work, provided that such TI Construction Contract shall contain a separate scope of work for Landlord's Base Building Work which shall be priced separately from the Landlord's TI Work.

(m) The definition of "TI GC" shall be deemed amended by deleting the word "by" from the first line thereof.

(n) Section I.F. entitled "Timing" shall have no application to the Second Amendment Premises.

(o) Section III.B shall be replaced with the following:

> "B. Effect of Delay. To the extent any phase of Landlord's Work is not Substantially Completed as of the date indicated within the Approved Schedule, the following provisions shall apply:
>
> > (i) Provided that Tenant has executed and delivered this Second Amendment to Landlord on or before April 21, 2008, if and to the extent Substantial Completion of Second Amendment Premises A is delayed beyond the date set forth in the Approved Schedule, then the Second Amendment Expansion Commencement Date A shall be the date upon which Substantial Completion of the Landlord's Work occurs with respect to Second Amendment Premises A, and notwithstanding anything herein to the contrary, such delay (whether or not constituting Landlord Delay) shall not (X) otherwise result in or give rise to any rent abatement or any damages or penalties payable by Landlord to Tenant, nor (Y) constitute a default by Landlord under this Lease; provided that to the extent such delay is caused by Tenant Delay(s), the Second Amendment Expansion

-11-

BO1 15908418.8 / 32203-000154

Commencement Date A shall be deemed to be the date upon which Landlord's Work with respect to Second Amendment Premises A would have been Substantially Completed (and Tenant pennitted to lawfully occupy Second Amendment Premises A) but for such Tenant Delay(s). However, ifTenant executes and delivers this Second Amendment to Landlord after April 21, 2008 and Substantial Completion of Second Amendment Premises A is delayed beyond the date (if any) set forth in the Approved Schedule, then notwithstanding anything herein to the contrary, such delay (whether or not constituting Landlord Delay) shall not (X) delay the occurrence of Second Amendment Expansion Commencement Date A or otherwise result in or give rise to any rent abatement or any damages or penalties payable by Landlord to Tenant, nor (Y) constitute a default by Landlord under this Lease. (ii) Provided that Tenant has executed and delivered this Second Amendment to Landlord on or before April 21, 2008, if and to the extent Substantial Completion of Second Amendment Premises B is delayed beyond the date set forth in the Approved Schedule, then the Second Amendment Expansion Commencement Date B shall be the date upon which Substantial Completion of the Landlord's Work occurs with respect to Second Amendment Premises B, and notwithstanding anything herein to the contrary, such delay (whether or not constituting Landlord Delay) shall not (X) otherwise result in or give risc to any rent abatement or any damages or penalties payable by Landlord to Tcnant, nor (Y) constitute a default by Landlord under this Lease; provided that to the extent such delay is caused by Tenant Delay(s), the Sccond Amendment Expansion Commencement Date B shall be decmed to be the date upon which Landlord's Work with respect to Second Amendment Premises B would have been Substantially Completed (and Tenant permitted to lawfully occupy Second Amendment Premises B) but tor such Tenant Delay(s). However, if Tenant executes and delivers this Second Amendment to Landlord after April 21, 2008 and Substantial Completion of Second Amendment Premises B is delayed beyond the date (if any) set forth in the Approved Schedule, then notwithstanding anything herein to the contrary, such delay (whether or not constituting Landlord Delay) shall not (X) delay the occurrence of Second Amcndment Expansion Commencement Date B or otherwise result in or give rise to any rent abatement or any damages or penalties payable by Landlord to Tenant, nor (Y) constitute a default by Landlord under this Lease. (P) Section III.C shall have no application to the Second Amendment Premises (q) Notwithstanding anything to the contrary contained in Exhibit C or elsewhere in the Lease, except as expressly set forth in this Section 11 (q), the TI Allowance shall be llsed solely to pay Tl Costs associated with the performance of Landlord's Tl Work tor the Second -12- Bor 15908418.8/32203--000154

Amendment Premises and the Construction Management Fee (as defined Section 11(r) hereof). To the extent costs expended by Landlord to construct Second Amendment Expansion Premises A are less than the TI Allowance allocated to Second Amendment Expansion Premises A pursuant to Section 11(k) of this Second Amendment, the unexpended amount shall be added to the TI Allowance allocated to Second Amendment Expansion Premises B pursuant to Section 11(k) of this Second Amendment. To the extent costs expended by Landlord to construct Second Amendment Expansion Premises B are less than the TI Allowance allocated to Second Amendment Premises B plus the unexpended portion of the TI Allowance allocated to Second Amendment Premises A, such excess amount may be expended on costs associated with the installation of data/voice cabling, security systems and other equipment integrated within Second Amendment Expansion Premises B (the "Miscellaneous TI Related Costs") provided that Tenant has requested funding of such Miscellaneous TI Related Costs and satisfied all Miscellaneous TI Related Costs Funding Requirements (as defined below) prior to the date which is six (6) months after the Second Amendment Expansion Commencement Date B; and, if after such further application, the full amount of the TI Allowance allocated to Second Amendment Expansion Premises A and Second Amendment Expansion Premises B still has not been utilized, Tenant be entitled to credit the unused amount against payments of Rent due under the Lease solely with respect to the Second Amendment Premises if, but only if, Tenant so directs Landlord in writing prior to the date which is six (6) months after the Second Amendment Expansion Commencement Date B. As used herein, "Miscellaneous TI Related Costs Funding Requirements" include the submission of invoices for the applicable work, including a letter from Tenant specifically approving such invoices and directing Landlord to pay a specified amount to a specified party, or requesting reimbursement for such expenses to the extent already paid by Tenant, together with certifications regarding completion (or partial completion) of such work by appropriate design professions, lien waivers (to the extent reasonably applicable to the type of expense being funded) which may be partial or final lien waivers depending upon the status of completion, and satisfaction or other reasonable and customary funding requirements invoked by Landlord's lender(s) and (if applicable) equity funding sources. In the event that Tenant fails to satisfy all Miscellaneous TI Related Costs Funding Requirements prior to the date which is six (6) months after the Second Amendment Expansion Commencement Date B, then Tenant shall have no further right to use any unexpended balance of the TI Allowance allocated to Second Amendment Premises A and/or Second Amendment Premises B for any Miscellaneous TI Related Costs. Further, if Tenant fails to direct Landlord in writing to apply any unexpended balance of the TI Allowance allocated to Second Amendment Premises A and/or Second Amendment Premises B against the Rent payable on account of the Second Amendment Premises prior to the date which is six (6) months after the Second Amendment Expansion Commencement Date B, then any remaining unexpended balance of the TI Allowance allocated to Second Amendment Premises A and/or Second Amendment Premises B shall be deemed forfeited by Tenant and Landlord shall have no further obligation on account thereof.

(r) Tenant shall promptly reimburse Landlord for all reasonable costs, including architects, engineers', and consultants fees incurred by Landlord in connection with Landlord's review of the Tenant's TI Plans and/or any request from Tenant for a TI Change Order and all such costs shall constitute TI Costs. Tenant also agrees to pay the Landlord a construction

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management fee (the "Construction Management Fee") equal to four percent (4%) of the aggregate TI Costs for the Second Amendment Premises.

(s) Notwithstanding anything to the contrary set forth in the Lease, as amended by the Second Amendment, Base Building Improvements shall include all of the improvements set forth in Second Amendment Schedule D attached hereto.

(t) In the event of any inconsistency between Exhibit C and the Lease, the terms of Exhibit C as amended by this Second Amendment shall control.

12. **Surrender Obligations Relating to Landlord's Work**. Without in any way limiting Tenant's obligations with respect to any portion of the Premises as in effect prior to this Second Amendment, Tenant acknowledges, confirms and agrees that, pursuant to Section 26.2 of the Lease, upon the expiration or earlier termination of the Lease, Tenant shall be obligated to remove any leasehold improvements that were constructed as part of Landlord's Work with respect to the Second Amendment Premises, or otherwise pursuant to Second Amended Exhibit C, and restore the Second Amendment Premises to its pre-existing condition if (a) such leasehold improvements are not standard Class A office improvements, and (b) Landlord notifies Tenant, at the time of its approval of the Construction Drawings pursuant to Second Amended Exhibit C, or any applicable change order, that Tenant would be required to remove such improvements upon surrender of the Second Amendment Premises.

13. **Consent of Guarantor**. Contemporaneously with the execution of this Second Amendment, Tenant shall deliver to Landlord a consent in the form of Second Amendment **Exhibit C** attached hereto, duly executed by the Guarantor.

14. **Landlord's Authorized Agents**. Notwithstanding anything contained in the Lease or this Second Amendment to the contrary, including without limitation, the definition of Landlord's Agents, only Kennedy Associates Real Estate Counsel, LP, the authorized signatory of this Second Amendment, and officers of NewTower Trust Company, the trustee of Landlord, are authorized to amend, renew or terminate the Lease, or to compromise any of Landlord's claims under the Lease or to bind Landlord in any manner. Without limiting the effect of the previous sentence, no property manager or broker shall be considered an authorized agent of Landlord to amend, renew or terminate the Lease, to compromise any of Landlord's claims under the Lease or to bind Landlord in any manner.

15. **Limitation on Recourse**. Landlord has executed this Second Amendment by its authorized representative signing solely in a representative capacity. Notwithstanding anything contained in this Second Amendment or the Lease to the contrary, Tenant confirms that the covenants of Landlord under the Lease as amended hereby are made and intended, not as personal covenants of the Landlord's authorized representative or trustee, or for the purpose of binding such authorized representative or trustee personally, but solely in the exercise of the representative powers conferred upon such authorized representative and trustee by their principal. Notwithstanding anything contained in this Second Amendment or the Lease to the contrary, liability with respect to the entry and performance of the Lease (as amended hereby) by or on

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behalf of Landlord, however it may arise, shall be asserted and enforced only against Landlord's estate and equity interest in the Building. Neither Landlord nor any of Landlord's Agents shall have any personal liability in the event of any claim against Landlord arising out of or in connection with the Lease as amended, the relationship of Landlord and Tenant or Tenant's use of the Premises. Further, in no event whatsoever shall any Landlord's Agent have any liability or responsibility whatsoever arising out of or in connection with the Lease as amended, the relationship of Landlord and Tenant or Tenant's use of the Premises. Any and all personal liability, if any, beyond that which may be asserted under this paragraph, is expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

16. **Brokers**. Tenant was represented in the transaction evidenced by this Second Amendment by CB Richard Ellis, Inc. ("CB Richard Ellis"), a licensed real estate broker. Landlord also was represented in the transaction evidenced by this Second Amendment by CB Richard Ellis. Each party to this Second Amendment shall indemnify, defend and hold harmless the other party from and against any and all claims asserted against such other party by any real estate broker, finder or intermediary relating to any act of the indemnifying party in connection with this Second Amendment. Landlord shall be solely responsible for paying any commission or fee owed to CB Richard Ellis as Landlord's broker in connection with this Second Amendment, and CB Richard Ellis as Landlord's broker shall be responsible for any commission or fee payable to CB Richard Ellis in its capacity as Tenant's broker.

17. **Offer to Lease**. The submission of this Second Amendment to Tenant or its broker or other agent does not constitute an offer to Tenant to lease the Second Amendment Premises or any portion thereof. This Second Amendment shall have no force or effect until: (a) is executed and delivered by Tenant to Landlord; and (b) it is executed and delivered by Landlord to Tenant.

18. **Severability; Captions**. If any clause or provision of this Second Amendment is determined to be illegal, invalid, or unenforceable under present or future laws, the remainder of this Second Amendment shall not be affected by such determination, and in lieu of each clause or provision that is determined to be illegal, invalid or unenforceable, there be added as a part of this Second Amendment a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. Headings or captions in this Second Amendment are added as a matter of convenience only and in no way define, limit or otherwise affect the construction or interpretation of this Lease.

19. **Incorporation of Prior Agreement; Amendments**. The Lease, together with this Second Amendment contains all of the agreements of the parties hereto with respect to any matter covered or mentioned therein or herein, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of the Lease as amended by this Second Amendment may be amended or added to except by an agreement in writing signed by the parties to the Lease or their respective successors in interest.

20. **Authority**. Each individual executing this Second Amendment on behalf of Tenant represents and warrants to Landlord that he or she is duly authorized to so execute and deliver this Second Amendment and that all corporate actions and consents required for execution of this

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• Second Amendment have been given, granted or obtained. If requested by Landlord, Tenant shall, within ten (10) days after demand by Landlord, deliver to Landlord satisfactory evidence of the due authorization of this Second Amendment and the authority of the person executing this Second Amendment on its behalf. 2I. Ratification of Lease. The Lease, as herein amended, remains in fuil force and effect and is hereby ratified and reaffirmed in all respects. [THE REMAINDER OF TIllS PAGE INTENTIONALLY LEFT BLANK] [SIGNATURES COMMENCE ON FOLLOWING PAGE] -16- BOI15908418.8IJ220J-000154

WHEREFORE, the parties set their hands and seals as of the date first written above.

LANDLORD

NEW TOWER TRUST COMPANY MULTI-EMPLOYER PROPERTY TRUST, a trust organized under 12 C.F.R. Section 9.18

By: Kennedy Associates Real Estate Counsel, LP, Authorized Signatory

By: Kennedy Associates Real Estate Counsel GP, LLC, its general partner

4/24/08 By: Jeanette R. Flory
Name: Jeanette R. Flory
Its: Senior Vice President

TENANT

MCKESSON AUTOMATION INC., a Pennsylvania corporation

By: [signature]
Name: Nicholas A. Loiacono
Its: VP and Treasurer

List of Exhibits to Second Amendment

- Second Amendment Exhibit A – Drawing Showing Location of Second Amendment Premises A and Second Amendment Premises B
- Second Amendment Exhibit B – Intentionally Omitted
- Second Amendment Exhibit C – Form of Guarantor's Consent
- Second Amendment Exhibit D – Form of Lease Memorandum (Second Amendment Expansion Commencement Date A)
- Second Amendment Exhibit E – Form of Lease Memorandum (Second Amendment Expansion Commencement Date B)

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BO1 15908418 8 / 32203-000154

List of Schedules to Second Amendment • Second Amendment Schedule C-l Approved Schedule • Second Amendment Schedule C-3 - Approved Schematic Drawings • Second Amendment Schedule D - Base Building Improvements -18- 801 159084188/32203-000154

LANDLORD ACKNOWLEDGEMENT

)
) ss.
)

On this 23 day of April, 2008, before me personally appeared Jeanette R. Flory, to me known to be a Senior Vice President of Kennedy Associates Real Estate ~~Counsel~~ GP, LLC, as general partner of Kennedy Associates Real Estate Counsel, LP, the limited partnership that executed the within and foregoing instrument as authorized signatory of the NewTower Trust Company Multi-Employer Property Trust, and acknowledged said instrument to be the free and voluntary act and deed of corporation as such authorized signatory, for the uses and purposes therein mentioned, and on oath stated that she (he or she) was authorized to execute said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

Name: Kenya Harrod
NOTARY PUBLIC in and for the Montgomery County, MD residing at Washington, DC.
My appointment expires: 1-12-2012

[NOTARIAL SEAL]

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TENANT ACKNOWLEDGEMENT I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct. SS -20- State of California My commission expires 4,A/b ~Q. 'lM/~ I ) ) ) WITNESS my hand and official seal. ~Jlt4rM~ Notary Public ~ . . . . . . . . . . . . STATE OF CALIFORNIA [SEAL] BO! J591)8418.8/32203-000154 COUNTY OF SAN FRANCISCO On this ~ day of .lJttu~ , 2008, before me, Avn,D.e4-D~9xv~, a Notary Public, St~te of California, duly commissioned and swom, person;;ly appeared PicHIf-A$ 4. INA l!!(JvQ . who proved to me on the baSIS of satisfactory evidence to be the personEsr whose name(o;} is/_ subscribed to the within instrument and acknowledged to me that he/~~ executed the same in hisl*erltiteir authorized capacity(~, and that by his4ler/lheir signatureEs1 on the instrument the personEsj,or the entity upon behalf of which the person~ acted, executed the instrument.

SECOND AMENDMENT EXHIBIT A Drawing Showing Location of Second Amendment Premises A and Second Amendment Premises B (see next page) -21- DOl [5908418.8/32203-000]54

HOI 15908418,8 j 32203-000154 -22- ,1 g ~ B'i'::: •e"S .. "" ~ 0 , ~ ~ ! i=l ~0 i'" '"~ U'"0 I~ .., f ~ ~ < ~ , ~ z a 8 ~ " ,.. ~ z l) w " " ,

SOl 159084 J ~ 8/32203-000154 SECOND AMENDMENT EXHIBIT B Intentionally Omitted -23-

SECOND AMENDMENT EXHffiIT C FORM OF CONSENT OF GUARANTOR WHEREAS, TC Northeast Metro, Inc. ("TC"), a Delaware corporation, and McKesson Automation Inc., a Pennsylvania corporation ('Tenant") entered into that certain Lease dated December 21, 2001 (the "Original Lease"), pursuant to which Tenant leased from TC approximately sixty-one thousand eight hundred eighty-seven (61,887) rentable square feet consisting of the entire third (3ni) and fourth (4 th) floors of a certain building (the "Building") located at 500 Cranberry Woods Drive, Cranberry Township, Pennsylvania; and WHEREAS, Tenant's obligations under the Lease have been guarantied by McKesson Corporation (the "Guarantor"), a Delaware corporation, pursuant to a certain Guaranty of Lease dated December 21, 200 I (the "Guaranty"); and WHEREAS, TC subsequently assigned all of its right, title and interest under the Original Lease and Guaranty to NewTower Trust Company Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18 and formerly known as the Multi-Employer Property Trust ("Landlord") pursuant to a certain Assignment and Assumption Agreement dated December 28, 2001 between TC and the Landlord; and WHEREAS, Landlord and Tenant entered into a certain First Amendment to Lease dated February 8, 2005 (the "First Amendment") pursuant to which the Original Lease was amended to include the entire second (2od) floor of the Building, consisting of approximately twenty-nine thousand nine hundred forty-six (29,946) rentable square feet (the "Expansion Premises") (the Original Lease as amended by the First Amendment is hereinafter referred to as the "Lease"); and WHEREAS, as of the date hereof, the Tenant currently leases an aggregate of approximately ninety-one thousand eight hundred thirty-three (9J ,833) rentable square feet of the Building; and WHEREAS, concurrently with the execution of this Consent of Guarantor, Landlord and Tenant have entered into a certain Second Amendment to the Lease of even date herewith (the "Second Amendment") amending the Lease to provide for the leasing by Tenant of an additional ten thousand nine hundred eight (10,908) rentable square teet located on the first (1st) floor of the Building; and WHEREAS, as a condition to Landlord entering into such Second Amendment, Guarantor has agreed to the terms and provisions ofthe Second Amendment; and WHEREAS, Guarantor warrants and acknowledges that because of its financial interest, direct and indirect, in the Tenant and in the benefits and advantages which will result from the Second Amendment, it will be significantly bcnc1ited by the Second Amendment. -24- DOl 1590S'418.8/32203-0001.54

" . NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows: 1. Guarantor hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions ofthe Guaranty. 2. Guarantor acknowledges, confirms, and agrees that the Guaranty shall remain in full force and effect with respect to the Lease, as amended by the Second Amendment. 3. Guarantor agrees to all of the terms and conditions of the Second Amendment and to the terms and provisions ofthe Lease, as amended by the Second Amendment. 4. Guarantor acknowledges, confirms and agrees that it has no offsets, defenses, claims or counterclaims against the Landlord with respect to Tenant's and/or Guarantor's respective liabilities and obligations due and owing to Landlord, and that to the extent that Guarantor has or has ever had any such offsets, defenses, claims or counterclaims, Guarantor hereby specifically waives and releases any and all rights to same. [TIlE REMAINDER OF TIllS PAGE INTENTIONALLY LEFT BLANK.] -25- 80115908418.8/32203-000154

" . IN WITNESS WHEREOF, Guarantor has executed this Consent of Guarantor as of the _ day of , 2008. WITNESS: McKesson Corporation By: _ Print Name: _ Title: _ Address of McKesson Corporation: One Post Street, 34th Floor San Francisco, California 94104 Attention: McKesson Real Estate -26- ROl 159084J 8.8/3210J-OOOL)..1

GUARANTOR ACKNOWLEDGEMENT [SEAL] WITNESS my hand and official seal. SS ) ) ) STATE OF CALIFORNIA Notary Puhlic State of California My commission expires I certiry under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct. COUNTY OF SAN FRANCISCO On this day of , 2008, before me, __________., a Notary Public, State of California, duly commissioned and sworn, personally appeared who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in hislher/their authorized capacity(ies), and that by hislher/their signature(s) on the instrument the person(s),or the entity upon behalf of which the person(s) acted, executed the instrument. -27~ 301 15908418.8/3:::203-000154

SECOND AMENDMENT EXHIBIT D

FORM OF LEASE MEMORANDUM
(Second Amendment Expansion Commencement Date A)

NewTower Trust Company Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18, as Landlord, and McKesson Automation Inc., as Tenant, are parties to that certain Lease dated as of December 21, 2001, as amended by a certain First Amendment to Lease dated February 8, 2005 and a certain Second Amendment to Lease dated ____________, 2008 (as amended, the "Lease").

The Lease contemplates that this document shall be delivered and executed as set forth in Section 3(e) of the above-referenced Second Amendment to Lease. This Lease Memorandum shall become part of the Lease. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Lease.

Landlord and Tenant agree as follows:

1. Landlord and Tenant do hereby confirm that the Second Amendment Expansion Commencement Date A is _________.

2. Landlord and Tenant do hereby confirm that the amount of Base Rent payable on account of Second Amendment Premises A shall be determined from the following tables:

Second Amendment Premises A					
Applicable Portion of Lease Term		Rate Per/Rentable Sq. Ft./ Annum	Number of Rentable Square Feet of Expansion Premises A	Annual Base Rent	Monthly Base Rent Installment (Annual ÷ 12)
Beginning	Ending				
	December 31,2008	$21.50	6,121	$131,601.50	$10,966.79
January 1, 2009	December 31, 2011	$22.75	6,121	$139,252.75	$11,604.40

<THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.>

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Executed as of the _ day of , 200_. LANDLORD NEW TOWER TRUST COMPANY MULTI EMPLOYER PROPERTY TRUST, a trust organized under 12 C.F.R. Section 9.18 By: Kennedy Associates Real Estate Counsel, LP, Authorized Signatory By: Kennedy Associates Real Estate Counsel GP, LLC, its general partner By: _ Name: _ Its: _ TENANT MCKESSON AUTOMATION INC., a Pennsylvania corporation By: _ Name: ~~ Its:------------~ -29- B01 15908418.8/ 32203-u00154

SECOND AMENDMENT EXHIBIT E

FORM OF LEASE MEMORANDUM
(Second Amendment Expansion Commencement Date B)

NewTower Trust Company Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18, as Landlord, and McKesson Automation Inc., as Tenant, are parties to that certain Lease dated as of December 21, 2001, as amended by a certain First Amendment to Lease dated February 8, 2005 and a certain Second Amendment to Lease dated ____________, 2008 (as amended, the "Lease").

The Lease contemplates that this document shall be delivered and executed as set forth in Section 3(e) of the above-referenced Second Amendment to Lease. This Lease Memorandum shall become part of the Lease. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Lease.

Landlord and Tenant agree as follows:

1. Landlord and Tenant do hereby confirm that the Second Amendment Expansion Commencement Date B is ______________ .

2. Landlord and Tenant do hereby confirm that the amount of Base Rent payable on account of Expansion Premises B and the portion of the Lease term during which such Base Rent is payable shall be determined from the following table:

Second Amendment Premises B					
Applicable Portion of Lease Term		Rate Per/Rentable Sq. Ft./ Annum	Number of Rentable Square Feet of Expansion Premises B	Annual Base Rent	Monthly Base Rent Installment (Annual ÷ 12)
Beginning	Ending				
	December 31,2008	$21.50	4,787	$102,920.50	$8,576.71
January 1, 2009	December 31, 2011	$22.75	4,787	$108,904.25	$9,075.35

<THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.>

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Executed as of the _ day of , 200_ LANDLORD NEW TOWER TRUST COMPANY MULTI EMPLOYER PROPERTY TRUST, a trust organized under 12 C.F.R. Section 9.18 By: Kennedy Associates Real Estate Counsel, LP, Authorized Signatory By: Kennedy Associates Real Estate Counsel GP, LLC, its general partner By: _ Name: _ Its: _ TENANT MCKESSON AUTOMATION INC., a Pennsylvania corporation By: ~ _ Name: _ Its: _ -31- DOl [59084[8.8/32203-000154

" BOI 159084188 / 32203~OOO154 Second Amendment Schedule C-I Approved Schedule (see attached) -32-

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MCKESSON EXPANSION

Preliminary Schedule

ID	Task Name	Duration	Start	Finish
1	**DESIGN**	**54 days**	**Tue 4/1/08**	**Fri 6/13/08**
2	Space Planning	4 days	Tue 4/1/08	Fri 4/4/08
3	Tenant Space Plan sign-off	0 days	Fri 4/4/08	Fri 4/4/08
4	Design Development	15 days	Mon 4/7/08	Fri 4/25/08
5	Lease Execution	0 days	Mon 4/21/08	Mon 4/21/08
6	Construction Documents	20 days	Mon 4/28/08	Fri 5/23/08
7	Tenant Consultant Designs	15 days	Mon 4/28/08	Fri 5/16/08
8	Order long lead Construction items	5 days	Mon 5/26/08	Fri 5/30/08
9	Permitting	15 days	Mon 5/26/08	Fri 6/13/08
10	GC Procurement/Contracting	15 days	Mon 5/26/08	Fri 6/13/08
11	**OFFICE AREA**	**35 days**	**Mon 6/16/08**	**Fri 8/1/08**
12	Construction	30 days	Mon 6/16/08	Fri 7/25/08
13	Tenant FFE	10 days	Mon 7/21/08	Fri 8/1/08
14	Move In	0 days	Fri 8/1/08	Fri 8/1/08
15	**FITNESS / GRAB AND GO AREA**	**95 days**	**Mon 5/19/08**	**Fri 9/26/08**
16	Tenant Material Procurement	60 days	Mon 5/19/08	Fri 8/8/08
17	Construction	65 days	Mon 6/16/08	Fri 9/12/08
18	Tenant FFE	20 days	Mon 9/1/08	Fri 9/26/08
19	Move In	0 days	Fri 9/26/08	Fri 9/26/08



Apr May Jun Jul Aug Sep Oct Nov
4/1 DESIGN
4/1 Space Planning
4/4 Tenant Space Plan sign-off
4/7 Design Development
4/21 Lease Execution
4/28 Construction Documents
4/28 Tenant Consultant Designs
5/26 Order long lead Construction items
5/26 Permitting
5/26 GC Procurement/Contracting
6/16 OFFICE AREA
6/16 Construction
7/21 Tenant FFE
8/1 Move In
5/19 FITNESS / GRAB AND
5/19 Tenant Material Procurement
6/16 Construction
9/1 Tenant FFE
9/26

Project: 4.03.08 Lease Schedule
Date: Fri 4/4/08

Task		Milestone	◆	External Tasks	
Split		Summary		External Milestone	
Progress		Project Summary		Deadline	⇩

Page 1

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J Second Amendment Schedule C-3 Approved Schematic Drawings (see attached) To be submitted to Landlord by Tenant pursuant to the Approved Design Schedule and attached hereto upon approval by Landlord 34 BO1 15908418.8 i 32203-000 154

Second Amendment Schedule D

BASE BUILDING IMPROVEMENTS

In addition to all Base Building Improvements as defined in Exhibit C to the Lease, Base Building Improvements (which shall be constructed at Landlord's sole expense without any credit against the TI Allowance or any obligation of Tenant to pay Excess TI Costs) shall include the following:

- A Finished Ceiling. A "Finished Ceiling" shall consist of Building standard HVAC system, 4'x 4' grid, Base Building sprinkler system, ceiling tiles, crosstees, one (1) VAV box/fan powered box per 1200 square feet, Titus Omni diffusers (1 per 300 USF) and corresponding soft duct, and parabolic light fixtures (1 per 100 USF), all installed by the Landlord at its cost, in accordance with Tenant's Construction Drawings, to the extent that the quantities above are met.

- Electrical service to the electrical closet on each floor proposed for Tenant, with circuit breakers in place.

- Base Building sprinkler system installed to meet code in accordance with the Tenant's plan assuming 25% enclosed maximum, 75% open space minimum. White semi-recessed sprinkler heads with escutcheons will be installed at Landlord's expense within 6" radius of center of each 2' x 2' (Second Look) tile pattern upon completion of the ceiling grid.

- All non-asbestos product insulation installed in exterior walls and underside of slab per code.

- Floor slabs shall be flash patched to achieve a smooth surface and prepared for carpet installation. All vertical penetrations shall be filled.

- Plumbing connections shall be "roughed in" and available for vent, and hot and cold water at all wet columns.

- Fire systems shall be installed and operating per code. The system will include, but not be limited to, an auto dialer in the building, required pull stations on floor and HVAC smoke detectors.

- Finished elevator lobbies on the first (1st) floor, common and exit corridors on the first (1st) floor and restrooms on all floors. All areas shall be in compliance with ADA standards. The Landlord is to deliver the 2nd floor elevator lobby to Tenant in accordance with this section.

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BO1 15908418.8 / 32203-000154

• ,', .,.. . • • All inspections and/or certifications required to complete the above items. (Shell Occupancy Certificates from the Township and the PA Dept. of Labor & Industry) • Interior surfaces of the exterior walls shall be finished in drywall and ready for paint. • All interior columns on the floor proposed for Tenant shall be finished in drywall and ready for paint. • Exterior and interior steel "I" beam columns will be sheathed with gypsum wallboard including taping, floating and sanding to a paint-ready surface. • Approximately 5" wide extruded aluminum sill. • All exterior windows shall receive 1" mini blinds and all interior atrium windows shall use a frosted glass pattern. • Armstrong 15116" Prelude exposed tee system. Ceiling will be completely installed using %" minaboard Second Look II, angled tegular panel. Complete ceiling will be installed assuming partition-high tenant walls throughout. • 2' x 4' fluorescent 277-volt lay-in fixtures with T8 lamps, electronic ballasts and 18 cell parabolic lens. -36- B01 15908418.8/32203-000154

THIRD AMENDMENT TO LEASE THIS THIRD AMENDMENT TO LEASE (this "Third Amendment") is made as of the n" day of January, 2011, between Cranberry Cochran Road, L.P., a Delaware limited partnership, Cranberry Noble Land, L.P., a Delaware' limited partnership, Cranberry Hannar Land, L.P., a Delaware limited partnership, Cranberry Hempfield, L.P., a Delaware limited partnership, Cranberry Kennedy Land, L.P., a Delaware limited partnership, Cranberry McKnight Land, L.P., a Delaware limited partnership, Cranberry Perrysville, L.P., a Delaware limited partnership, McKnight Cranberry, L.P., a Delaware limited partnership, Cranberry South East, L.P., a Delaware limited partnership, Cranberry West Liberty, L.P., a Delaware limited partnership, Cranberry Westmore Land, L.P., a Delaware limited partnership, Cranberry Kittanning Land, L.P., a Delaware limited partnership, Cranberry Rich Land, L.P., a Delaware limited partnership, Cranberry Murrysville Land, L.P., a Delaware limited partnership, Cranberry Castle Shannon, L.P., a Delaware limited partnership, Cranberry Beers School, L.P., a Delaware limited partnership, together as tenants in common (collectively, "Landlord"), successor in interest to NewTower Trust Company Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18, and McKesson Automation Inc., a Pennsylvania corporation ("Tenant''). WHEREAS, Landlord and Tenant are parties to that certain Lease dated December 21, 2001 (the "Original Lease"), pursuant to which Tenant leased approximately sixty-one thousand eight hundred e~~ht-seven(61,887) rentable square feet consisting of the entire third (3rd) and fourth (4) floors (the "Initial Premises") of a certain building ("Building") located at 500 Cranberry Woods Drive, Cranberry Township, Pennsylvania; WHEREAS, Landlord and Tenant are parties to a certain First Amendment to Lease dated February 8, 2005 (the "First Amendment") pursuant to which Tenant leased the entire second (2nd) floor of the Building, consisting of approximately twenty-nine thousand nine hundred forty-six (29,946) rentable square feet (the "Expansion Premises") resulting in an aggregate of approximately ninety-one thousand eight hundred thirty-three (91,833) rentable square feet of the Building under lease to Tenant; WHEREAS, Landlord and Tenant are parties to a certain Second Amendment to Lease dated April 21, 2008 (the "Second Amendment") pursuant to which Tenant leased an additional ten thousand nine hundred eight (10,908) rentable square feet located on the first (1st) floor of the Building ("Second Amendment Premises") resulting in an aggregate of approximately one hundred two thousand seven hundred forty-one (102,741) rentable square feet of the Building under lease to Tenant; WHEREAS, the Initial Premises, the Expansion Premises and the Second Amendment Premises are collectively referred to herein as the "Premises"; WHEREAS, the Original Lease, the First Amendment and the Second Amendment are collectively referred to herein as the "Lease";

WHEREAS, the Term ofthe Lease is scheduled to expire on December 31,2011; WHEREAS, Tenant's obligations under the Lease have been guaranteed by McKesson Corporation, a Delaware corporation ("Guarantor"), pursuant to a certain Guaranty of Lease dated December 21, 2001, subsequently ratified and confirmed (the "Guaranty"); and WHEREAS, Landlord and Tenant desire to amend the Lease to extend the Lease Term and to revise certain other provisions in accordance with the terms and conditions of this Third Amendment. NOW THEREFORE, in consideration for the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Landlord and Tenant, intending to be legally bound hereby, agree as follows: 1. The foregoing recitals are incorporated herein by reference and made a part of this Third Amendment as though fully set forth herein. All capitalized terms used but not otherwise defined in this Third Amendment shall have the meaning ascribed to them in the Lease. 2. The Lease (Section 1.3 of the Original Lease, as amended by Paragraph 3 of the Second Amendment) is hereby amended by inserting the following in addition to all other provisions: "Notwithstanding anything to the contrary contained in this Lease, the Lease Term shall be extended for a period of 5 years beginning on January 1, 2012 and ending on December 31,2016 ("Extended Term") so that the Lease Term shall expire on December 31, 2016 ("Expiration Date")." 3. The Lease (including Exhibit C to the Original Lease, as amended, and all provisions of the Lease relating to the improvement of the Premises, the construction or installation at the Premises of any Improvements by Landlord or Tenant, or the payment by Landlord to Tenant of any allowance or sum of money for or relating to the improvement of the Premises) is hereby amended by inserting the following in addition to all other provisions: ''Tenant is currently in possession of the Premises, is familiar with the condition of the Premises and accepts the Premises in "as-is" condition except that, prior to January 1, 2012, and, subject to Tenant's timely approval of plans and specifications, Landlord, at Tenant's sole cost and expense over and above Tenant's Improvement Allowance set forth hereinafter, shall perform all necessary work to reconfigure, paint, carpet and install typical office suite improvements at the Premises as 2 reasonably directed by Tenant for the conduct of Tenant's business (''Tenant's Work"). Tenant's Work shall be performed in accordance with plans and specifications to be prepared and approved by Landlord and Tenant prior to Landlord commencing Tenant's Work. Landlord's approval of the plans and specifications shall not be unreasonably withheld or delayed and shall not be deemed to be a representation or warranty with regard to the sufficiency or compliance of the plans and specifications or the Tenant's Work. Landlord shall have the right to select its space planner, architect and contractor for the planning and construction of Tenant's Work. As a contribution to the performance of Tenant's Work, Landlord shall contribute, as "Tenant's Improvement Allowance", the amount of $513,705.00 ($5.00 per square foot of rentable area of the Premises). Tenant's Improvement Allowance shall be used, to the extent sufficient, to pay the costs associated with Tenant's Work at the Premises, which shall include, but not be limited to, (i) all hard costs to complete Tenant's Work (such as labor and materials, general conditions, rubbish removal, utilities, building permits, inspections fees, insurance and the like), (ii) all soft costs to complete Tenant's Work (such as architectural and engineering fees, and the cost of plans and specifications), (iii) any sales tax levied on the Tenant's Work, and (iv) Landlord's fee for supervision of Tenant's Work in the amount of four percent (4%) of the cost of Tenant's Work (items (i) - (iv) above are collectively referred to as the "Cost of Tenant's Work"). In the event the final actual Cost of Tenant's Work exceeds the Tenant's Improvement Allowance, Tenant shall pay reimburse such excess to Landlord in one lump sum within thirty (30) days after receipt of a reasonably detailed invoice from Landlord following completion of Tenant's Work. In the event that the actual cost of Tenant's Work is less than Tenant's Improvement Allowance, Landlord shall, upon written request from Tenant received by Landlord after January 1, 2012, but no later than June 30, 2012, apply an amount equal to the difference between the Tenant's Improvement Allowance and the actual Cost of Tenant's Work to the next ensuing installments of Base Rent owing under this Lease." 4. The Lease (Section 1.5.1 of the Original Lease as amended by Paragraph 5 of the Second Amendment) shall be amended by inserting in addition thereto the following: "Notwithstanding anything to the contrary contained in this Lease, during the Extended Term, Tenant shall pay to Landlord Base Rent for the Premises in monthly installments on the first day of each calendar month, in advance, without offset or deduction of any kind, as follows: 3

i.) $207,622.44 per month ($24.25 per square foot of rentable area per year contained in the Existing Premises) during the period of the Extended Term beginning on January 1, 2012 and ending on December 31,2013; and ii.) $211,903.31 per month ($24.75 per square foot of rentable area per year contained in the Premises) during the period of the Extended Term beginning on January 1,2014 and ending on December 31, 2014; and iii.) $216,184.19 per month ($25.25 per square foot of rentable area per year contained in the Premises) during the period of the Extended Term beginning on January 1, 2015 and ending on December 31, 2016." 5. The Lease (Section 1.2 of the Original Lease as amended by Paragraph 4 of the Second Amendment) shall be amended by inserting in addition thereto the fo11owing: "Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant acknowledge and agree that Tenant's Share during the Extended Term shall be 86.02% (102,741 / 119,444), as may be adjusted from time to time in accordance with Section 1.2 of the Original Lease." 6. The Lease (Section 9.2 of the Original Lease as amended by Paragraph 6 of the Second Amendment) shall be amended by inserting in addition thereto the following: ''Notwithstanding anything to the contrary contained in this Lease, commencing on January 1,2012, the Operating Costs Base Year shall be Calendar Year 2012." 7. Section 9.5 (I) of the Original Lease is hereby deleted in its entirety, and in lieu thereof is inserted the following: "(1) any capital expenditures incurred with the intent of bringing about a reduction in Costs of Electricity or Operating Costs, or increasing the efficiency of any Building System, provided, however, that the annual amount of such capital expenditure includable in Operating Costs shall not exceed the lesser of (i) the annual amount of the decrease in Operating Costs attributable to such capital expenditure or (ii) the annual amount resulting from the amortization of such capital expenditure over its useful life in equal installments, provided that any unamortized amount of such capital expenditure may be carried forward to subsequent Calendar Years." 4

8. The Lease (Section 10.2 of the Original Lease as amended by Paragraph 6 of the Second Amendment) shall be amended by inserting in addition thereto the following: "Notwithstanding anything to the contrary contained in this Lease, commencing on January 1,2012, the Real Estate Tax Base Year shall be Calendar Year 2012." 9. Section 21.4.1 of the Original Lease shall be amended by deleting the language "and to Section 21.3.5, above," from the second line of the first sentence of Section 21.4.1 and inserting in lieu thereof the language ", and without Landlord's prior written consent," reflecting the intent of Landlord and Tenant that Tenant may assign the Lease or sublet the Premises in accordance with Section 21.4.1 without obtaining Landlord's prior written consent. 10. The Lease (Section 26.2 of the Original Lease as amended by Paragraph 12 of the Second Amendment) shall be amended by inserting in addition thereto the following: "Without in any way limiting Tenant's obligations with respect to any portion of the Premises as in effect prior to this Third Amendment, Tenant acknowledges, confmns and agrees that, pursuant to Section 26.2 of the Original Lease (as amended by Paragraph 12 of the Second Amendment), upon the expiration or earlier termination of the Lease, Tenant shall be obligated to remove any leasehold improvements that were constructed as part of Tenant's Work (as defined in Paragraph 3 of the Third Amendment) and restore the Premises to its pre-existing condition if (a) such leasehold improvements (or a portion thereof) constituting Tenant's Work are not standard Class A office improvements, and (b) Landlord notifies Tenant, at the time of its approval of the construction drawings pursuant to Exhibit C, or any applicable change order, that Tenant would be required to remove such improvements constituting Tenant's Work (or a portion thereof) upon surrender of the Premises." 11. Section 34.5 of the Original Lease is hereby deleted in its entirety, and in lieu thereof is inserted the following: "34.5 Judgment and/or Offset of Rent for Amounts Due and Owing. If Landlord, within thirty (30) days after the receipt from Tenant of its written demand therefor, fails to reimburse Tenant for the reasonable costs and expenses of Tenant's exercise of its self help rights hereunder, Tenant may (a) seek the entry of a judgment against Landlord for the amount thereof, plus interest at the Default Rate and Tenant's reasonable costs of collection (including reasonable attorney's fees) and/or (b) offset against the next payments of Base Rent and additional rent payable by Tenant hereunder the amounts reasonably expended by Tenant in curing 5

Landlord's default, including, without limitation, all costs and reasonable attorneys' fees, together with interest thereon at the lesser of six and one- half percent (6.5%) per annum or the maximum rate permitted by applicable laws from the date of each expenditure until paid. Notwithstanding the foregoing Tenant's right to offset against payments of Base Rent and additional rent payable by Tenant hereunder shall be limited to amounts reasonably expended by Tenant in performing maintenance and repairs which were not caused by the negligence ot the -+ willfully malicious act of Tenant or Tenant's Agents." 12. Article 50 of the Lease, as amended by Paragraph 11 of the First Amendment and Paragraph 10 of the Second Amendment, shall be deleted in its entirety and in lieu thereof shall be inserted the following: "50. RENEWAL OPTION A.) Renewal Option. Tenant is hereby granted one (1) option ("Renewal Option") to renew this Lease for a period of five (5) years ("Renewal Term"). Tenant may exercise the Renewal Option upon written notice ("Renewal Notice") given to Landlord no earlier than 365 days and no later than 270 days before the expiration of the Extended Term ("Notice Period"). If Tenant fails to give Landlord the Renewal Notice within the Notice Period, then Tenant shall be deemed to have elected not to exercise the Renewal Option and this Renewal Option shall be deemed to null and void; time being of the essence in with regard to delivery of the Renewal Notice. B.) Renewal Term. If the Renewal Notice is timely given, the Renewal Term will be on the same terms and conditions as those contained in the Lease except as follows: i. There shall be no further rights to renew after the exercise of the Renewal Option granted herein; ii. Any Tenant Improvement Allowances, TI Allowance, rental concessions, Landlord's Work or other such allowance improvements provided by Landlord to Tenant in the Lease shall not be applicable in the Renewal Term; iii. The Base Rent for the Renewal Term shall be 100% of the Fair Market Rental Value as determined by agreement between Landlord and Tenant or, if Landlord and Tenant are unable to agree, as set forth in sub- paragraph C immediately below. For purposes of this Article 50 the Fair Market Rental Value of the Premises shall be the amount that a willing, comparable, new (i.e., non-renewal), non-equity tenant would pay, and that a willing landlord of a comparable space, both in terms of size and age of the Premises and within a five (5) mile radius of Cranberry Woods 6

Office Park, would accept at arms' length. The Fair Market Rental Value for the Renewal Term may be less than the Base Rent paid by Tenant for the last year of the Extended Term. Appropriate consideration shall be given to (a) the annual rental rate per rentable square foot; (b) the definition of rentable square feet for purposes of comparing the rate; (c) location, quality and age of the Building; (d) the financial condition (e.g., creditworthiness) of Tenant; (e) escalation (including type, base year and stop) and abatement provisions reflecting free rent and lor no rent during the period of construction; (f) brokerage commissions, if any, (g) length of the lease term; (h) size and location (including floor level) of the Premises; (i) building standard work letter and/or tenant improvement allowance, if any; provided, however, the Fair Market Rental Value shall not include any tenant improvements or any alterations made by Tenant; (j) condition of space; (k) lease takeover/assumptions; (1) moving expenses and other concessions; (m) extent of services to be provided; (n) distinctions between "gross" and "net" leases; (0) base year figures or expense stops for escalation purposes for both operating costs and ad valorem/real estate taxes; (P) the time the particular rental rate under consideration becomes or is to become effective; (q) applicable caps, if any, on the amount of real estate taxes and assessments passed through to tenants; and (r) other generally applicable conditions of tenancy for the space in question. Tenant shall obtain the same rent and other benefits that Landlord would otherwise give to any comparable prospective tenant. iv. Base Year. Notwithstanding anything to the contrary contained in the Lease, commencing on January 1, 2017, the Operating Costs Base Year and Real Estate Tax Base Year for the Renewal Term shall be Calendar Year 2017. C.) AcceptancelRejection. If Landlord and Tenant are not able to agree on the Base Rent for the Renewal Term by a date which is two-hundred forty (240) days prior to the commencement date of the Renewal Term, then within thirty (30) days thereafter ("Appointment Period") each party shall appoint a real estate appraiser with at least ten (10) years full time commercial appraisal experience in valuing leasehold commercial office space in the vicinity of the Premises to determine the Base Rent based on the then Fair Market Rental Value for the Renewal Term. If either party fails to appoint a real estate appraiser within the Appointment Period the Base Rent of the duly appointed appraiser shall control. The two (2) appraisers appointed by the parties shall meet to set the then Base Rent for the Renewal Term. If they are unable to agree within twenty (20) days after expiration of the Appointment Period, they shall select a third appraiser, who shall be a person who meets the qualifications set forth in this paragraph and who has not previously acted in any capacity for either party. If the two appraisers are unable to agree upon a third appraiser, either of the parties may apply to the then presiding judge of the Common 7

Pleas Court of Butler County, Pennsylvania for the selection of the third (3rd) appraiser, who shall be a person who meets the qualifications set forth above. Landlord and Tenant shall each bear one-half (112) of the cost of appointing the third appraiser and of paying the third appraiser's fee. As soon as possible following selection or appointment of the third appraiser, the appraisers shall set the Base Rent for the Premises for the Renewal Term. If a majority of the appraisers is unable to set the Base Rent within twenty (20) days after appointment of the third appraiser, the three (3) appraisals shall be added together and their total divided by three (3); the resulting quotient shall be the Base Rent rate for the Premises for the Renewal Term. If the low appraisal is more than ten percent (10%) lower than the middle appraisal, the low appraisal shall be disregarded; if the high appraisal is more than ten percent (10%) higher than the middle appraisal, the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2), and the resulting quotient shall be the Base Rent rate for the Premises for the Renewal Term. If two of the appraisals shall be disregarded, the middle appraisal shall determine the Base Rent rate in the Renewal Term. Base Rent for the Renewal Term as so determined shall be effective as of the commencement date of the Renewal Term and shall be adjusted retroactively if determined after the commencement date ofthe Renewal Term. D.) Restrictions/Conditions. Tenant's Renewal Option shall be personal to McKesson Automation Inc. and shall terminate if (i) a Default shall exist at the time of exercise of the Renewal Option or the commencement date of the Renewal Term, or an event has occurred which with notice and the lapse of time shall be a Default if not cured at the time of exercise of the Renewal Option or the commencement date of the Renewal Term, (ii) the Lease or Tenant's right to possession of the Premises has been terminated, (iii) Tenant transfers any of its interest in this Lease or any portion of the Premises to any person or entity except a person or entity not requiring Landlord's consent as provided in Paragraph 9 of this Third Amendment. 13. Article 52 of the Lease, as amended by Paragraph 12 of the First, shall be deleted in its entirety and in lieu thereof shall be inserted the following: "52. EXPANSION 52.1 Non-Exclusive Expansion Option (a) During the Extended Term and the Renewal Term Tenant shall have the non-exclusive right ("Expansion Option"), but not the obligation, to add to the Premises any available office space in the Building that is then vacant and is not subject to a lease, letter of intent, term sheet or other 8 such agreement for use or occupancy by a third party ("Available Expansion Space"). Tenant acknowledges and agrees that this Expansion Option is not exclusive to Tenant and, unless and until Tenant exercise this Expansion Option, Landlord shall have the unencumbered right (subject only to Tenant's Right of First Refusal set forth in Section 52.2 below) to lease the Available Expansion Space to any person or entity on such terms as Landlord determines in its sole discretion. (b) Tenant may exercise the Expansion Option at any time during the Extended Term by written notice identifying the portion of the Available Expansion Space that Tenant desires to add to the Premises ("Office Expansion Space"). The configuration of the Office Expansion Space shall be subject to Landlord's reasonable approval based on the proportion of windows to rentable area, ingress, egress, access to common and core areas of the Building and the like with regard to both the Office Expansion Space and the remaining Available Expansion Space. Any Office Expansion Space with respect to which Tenant exercises its rights will be delivered by Landlord to Tenant in its "as-is" condition along with payment by Landlord to Tenant of an Office Expansion Allowance equal to the amount of $5.00 per square foot of rentable area of the Office Expansion Space desired by Tenant times a fraction, the numerator of which is the number of days remaining in the five (5) year Extended Term or the Renewal Term (if the Renewal Option has been duly exercised) after the applicable Office Expansion Space is added to the Premises and the denominator of which is the 1,825. Any Office Expansion Space will become part of the Premises on the date on which Landlord delivers such Office Expansion Space to Tenant in the condition required herein and the Premises will then be deemed to include any such Office Expansion Space. All of the provisions of this Lease will apply to any Office Expansion Space added to the Premises, provided, however, Landlord will not be obligated to grant any concessions or allowances with respect to any Office Expansion Space except as set forth in this Section 52.1. (c) The Base Rent rate for any Office Expansion Space will be the Base Rent rate in effect on the date on which the applicable Office Expansion Space becomes part of the Premises, subject to subsequent increases, if any, as provided in this Third Amendment. The Base Rent will be increased as of the day on which the Office Expansion Space becomes part of the Premises by an amount equal to the product of (i) the number of rentable square feet of the applicable Office Expansion Space multiplied by (ii) the Base Rent per rentable square foot of the Premises in effect on the day on which the Office Expansion Space becomes part of the Premises. Tenant's Share will be increased as of the day on which any Office Expansion Space becomes part of the Premises to a fraction whose numerator is the sum of the rentable square feet of the Premises and the new Office Expansion Space, and whose denominator is the rentable 9 square feet of the Building. The Base Rent and Tenant's Share will be increased in a similar manner whenever Office Expansion Space is added to the Premises. (d) Tenant's rights granted in this Paragraph are personal to McKesson Automation, Inc. and shall terminate if (i) a Default shall exist at the time of exercise of the Expansion Option, or an event has occurred which with notice and the lapse of time shall be a Default if not cured at the time of exercise of the Expansion Option, (ii) the Lease or Tenant's right to possession of the Premises has been terminated, (iii) Tenant transfers any of its interest in this Lease or any portion of the Premises to any person or entity except a person or entity not requiring Landlord's consent as provided in Paragraph 9 of this Third Amendment, or (iv) less than two full years remain in the Lease Term (unless during the Extended Term Tenant exercises the Renewal Option. 52.2 Right of First Refusal (a) Refusal Space/Offer. Reference is made to any available office space in the Building that is then vacant and is not subject to a lease, letter of intent, term sheet or other such agreement for use or occupancy by a third party ("Available Refusal Space"). If during the Extended Term or the Renewal Term, Landlord receives a bona fide offer from a third party ("Third Party Offer") to lease all or any portion of the Available Refusal Space ("Refusal Space") and Landlord is willing to accept the terms of such Third Party Offer, Landlord shall first offer ("Offer Notice") to lease to Tenant the Refusal Space on the same terms and conditions as the Third Party Offer; such Offer Notice shall be in writing, specify the rent to be paid for the Refusal Space, contain the other basic terms and conditions of the Third Party Offer and the date on which the Refusal Space shall be included in the Premises. Tenant shall notify Landlord in writing whether Tenant elects to lease all of the Refusal Space on the same terms and conditions as the Third Party Offer set forth in the Offer Notice within fifteen (15) business days after Landlord delivers to Tenant the Offer Notice, time being of the essence. (b) Acceptance. If Tenant timely elects to lease the Refusal Space within such fifteen (15) business day period, then Landlord and Tenant shall execute an amendment to the Lease, effective as of the date the Refusal Space is to be included in the Premises, on the same terms as the Lease except (i) the Base Rent rate for the Refusal Space shall be the amount specified in the Offer Notice, (ii) the lease term for the Refusal Space shall be that specified in the Offer Notice and, if the lease term in the Offer Notice extends beyond the expiration of the Term of this Lease, Tenant shall be permitted to extend the Term of this Lease to be coterminous with the lease term for the Refusal Space, (iii) the Refusal Space shall be 10 delivered to Tenant and Tenant shall take same in "as-is" condition, and Landlord shall not be required to construct any tenant improvements in the Refusal Space or provide to Tenant any allowances other than those contained in the Offer Notice, if any, and (iv) any other terms set forth in the Lease which are inconsistent with the terms of the Offer Notice shall be modified accordingly with respect to the Refusal Space. Notwithstanding the foregoing, if the Offer Notice includes space in excess of that desired by Tenant, Tenant must exercise its right hereunder, if at all, as to all of the space contained in the Offer Notice. If the Offer Notice is for less than all the Available Refusal Space, then the Right of First Refusal shall continue for the remainder of any Available Refusal Space. (c) Rejection. If Tenant fails or is unable to timely exercise its right hereunder, then such right shall lapse, time being of the essence with respect to the exercise thereof, and Landlord may lease the portion of the Refusal Space described in the Offer Notice to the third party on the terms contained in the Offer Notice or such terms as Landlord may elect. (d) On-Going Right. If an Offer Notice that was rejected is for less than all of the Refusal Space, then Landlord shall only be obligated to offer such remaining portion of the Refusal Space to Tenant if a Third Party Offer is subsequently received for such remaining portion. (e) Exclusion. For purposes hereof, if an Offer Notice is delivered for less than all of the Available Refusal Space, but such notice provides for an expansion, right of first refusal, or other preferential right to lease some of the remaining portion of the Available Refusal Space, then such remaining portion of the Available Refusal Space shall thereafter be excluded from the grant of the Right of First Refusal contained herein. (f) Restrictions. This Right of First Refusal is personal to McKesson Automation Inc. and shall terminate if (i) a Default shall exist at the time of Tenants' election to lease the Refusal Space, or an event has occurred which with notice and the lapse of time shall be a Default if not cured at the time of Tenant's election to lease the Refusal Space, (ii) the Lease or Tenant's right to possession of the Premises has been terminated, (iii) Tenant transfers any of its interest in this Lease or any portion of the Premises to any person or entity except a person or entity not requiring Landlord's consent as provided in Paragraph 9 of this Third Amendment, or (iv) less than two full years remain in the Lease Term (unless during the Extended Term Tenant exercises the Renewal Option." 14. The second sentence of Article 28 of the Original Lease is hereby deleted in its entirety, and in lieu thereof is inserted the following: 11

"During any such holdover tenancy, unless Landlord has otherwise agreed in writing, Tenant agrees to pay to Landlord an occupancy charge equal to (A) 125% of the stated monthly Base Rent for the last full month of the Extended Term or Renewal Term (as applicable) then ending, calculated on a per diem basis, for each day of the first (1st) month of such holdover, (B) 150% of the stated monthly Base Rent for the last full month of the Extended Term or Renewal Term (as applicable) then ending, calculated on a per diem basis, for each day after the first month of such holdover, and (C) one hundred percent (100%) of the additional rent which would have been payable by Tenant for the period of such holdover, calculated on a per diem basis using the additional rent which had otherwise been payable by Tenant for the last full month of the Extended Term or the Renewal Term (as applicable) then ending." 15. As a condition precedent to execution of this Third Amendment by Tenant Landlord, at its sole cost and expense, shall cause any existing mortgagee or trust deed beneficiary holding a lien encumbering the Building to enter into the subordination, non-disturbance and attornment agreement in the form attached hereto as Exhibit B. 16. The Lease (Paragraph 7 of the Second Amendment and the provisions of the Lease amended thereby relating to Landlord's address) is hereby amended by inserting the following in addition to all other provisions: "Notwithstanding anything to the contrary contained in this Lease, the Notice address for Landlord and the address for payment of Rent shall be as follows, until written notice of a change in address is issued to Tenant: Notices: McKnight Cranberry, LP 310-330 Grant Street, Suite 2400 Pittsburgh, PA 15219 Attn: McKnight Property Management With a copy to: McKnight Cranberry, LP 310-330 Grant Street, Suite 2500 Pittsburgh, PA 15219 Attn: McKnight Realty Partners, Legal Counsel Payment of Rent: Payable to: McKnight Cranberry, LP Mailed to: First Commonwealth Bank 12

Attn: Lockbox Department Lockbox Account Number 7110282131 Philadelphia and Sixth Streets P.O. Box 374 Indiana, PA 15701" 17. The Lease shall be amended by inserting the following in addition to all other provisions: "ANTI TERRORISM PROVISION: (a) Landlord and Tenant certify, each to the other, that to their knowledge: (i) It is not in violation of any Anti-Terrorism Law; (ii) It is not, as of the date hereof: (1) conducting any business or engaging in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (2) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (iii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law; and (iv) It, nor any of its officers, directors, shareholders or members, as applicable, is a Prohibited Person; provided, however this paragraph shall not apply to any person to the extent that such person's interest in the Tenant is through a U.S. Publicly-Traded Entity. As used in this Third Amendment, U.S. Publicly-Traded Entity means a person, other than an individual, whose securities are listed on a national securities exchange, or quoted on an automated quotation system, in the United States, or a wholly-owned subsidiary of such a person ("U.S. Publicly-Traded Entity"). (b) Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and costs) arising from or related to any breach of the foregoing certification; and Landlord hereby agrees to defend, indemnify, and hold harmless Tenant from and 13 against any and all claims, damages, losses, liabilities and expenses (inc1uding attorneys' fees and costs) arising from or related to any breach of the foregoing certification. (c) If at any time any of these representations becomes false, then it shall be considered a material default under this Lease. As used herein, "Anti-Terrorism Law" is defined as any law relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including without limitation the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, and Title 3 of the USA Patriot Act, and any regulations promulgated under any of them. As used herein "Executive Order No. 13224" is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to "Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism", as may be amended from time to time. "Prohibited Person" is defined as (i) a person or entity that is listed in the Annex to Executive Order No. 13224, or a person or entity owned or controlled by an entity that is listed in the Annex to Executive Order No. 13224; (ii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofaclt11sdn.pdf or at any replacement website or other official publication of such list. "USA Patriot Act" is defined as the "Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001" (public Law 107-56), as maybe amended from time to time." 18. Tenant was represented in the transaction evidenced by this Third Amendment by CB Richard Ellis, Inc. ("CB Richard Ellis"), a licensed real estate broker. Landlord also was represented in the transaction evidenced by this Third Amendment by CB Richard Ellis. Landlord shall be solely responsible for paying any commission or fee owed to CB Richard Ellis as Landlord's broker in connection with this Third Amendment, and CB Richard Ellis as Landlord's broker shall be responsible for any commission or fee payable to CB Richard Ellis in its capacity as Tenant's broker. Each party to this Third Amendment shall indemnify, defend and hold harmless the other party from and against any and all claims asserted against such other party by any other real estate broker (excluding CB Richard Ellis), finder or intermediary relating to any act of the indemnifying party in connection with this Third Amendment. 19. Subject to the limitation on personal liability set forth in Section 34.1 of the Original Lease, Paragraph 16 of the First Amendment and Paragraph 15 of the 14

Second Amendment, the liability of the entities constituting Landlord hereunder shall be joint and several. 20. All other terms, conditions, covenants, agreements and provisions contained in the Lease that are not revised by or in conflict with the terms of this Third Amendment shall remain in full force and effect and are hereby ratified and confirmed by Landlord and Tenant to the extent consistent with this Third Amendment. 21. The submission of this Third Amendment to Tenant or its broker or other agent does not constitute an offer. This Third Amendment shall have no force or effect until: (a) it is executed and delivered by Tenant to Landlord; and (b) it is executed and delivered by Landlord to Tenant. 22. Contemporaneously with the execution of this Third Amendment, Tenant shall deliver to Landlord a CONSENT OF GUARANTOR executed by McKesson Corporation the form set forth on Exhibit A attached hereto and made a part hereof. IN WITNESS WHEREOF, Landlord and Tenant have caused this Third Amendment to be executed as of the date first written above. LANDLORD: Cranberry Cochran Road, L.P., a Delaware limited partnership By: Cranberry Cochran Road GP, LLC, its General Partner, a Delaware limited liability company BY:~- Name: William C. Rudolph, member 15

Cranberry Noble Land, L.P., a Delaware limited partnership By: Cranberry Noble Land GP, LLC, its General Partner, a Delaware limited liability company By: Noble Land Associates, its sole member By: ---= _ Name: William C. Rudolph Title: General Partner Cranberry Harmar Land, L.P., a Delaware limited partnership By: CranberryHarmar Land GP, LLC, its General Partner, a Delaware limited liability company By: Harmar Land Co., its sole member By: _ Name:_ William C. Rudolph Title: General Partner Cranberry Hempfield, L.P., a Delaware limited partnership By: Cranberry Hempfield GP, LLC, its General Partner, a Delaware limited liability company By: Hempfield Associates, its sole membe By: _ Name: William C. Rudolph Title: General Partner 16

Cranberry Kennedy Land, L.P., a Delaware limited partnership By: Cranberry Kennedy Land GP, LLC, its General Partner, a Delaware limited liability company By: Kennedy Land Associates, its solemem::~ Name: William C. udolph Title: General Partner Cranberry McKnight Land, L.P., a Delaware limited partnership By: Cranberry McKnight Land GP, LLC, its General Partner, a Delaware limited liability company By: McKnight Land Associates, its so e By: ~ _ Name: William C. Rudolph Title: General Partner Cranberry Perrysville, L.P., a Delaware limited partnership By: Cranberry Perrysville GP, LLC, its General Partner, a Delaware limited liability company By: Perrysville Land Associates, its sole mem r By: __ ~~ _ Name: William C. Rudolph Title: General Partner 17

McKnight Cranberry, L.P., a Delaware limited partnership By: McKnight Cranberry GP, LLC, its General Partner, a Delaware limited ~]1w~::/ Name: William C. Rudolph, member Cranberry South East, L.P., a Delaware .limited partnership By: Cranberry South East GP, LLC, its General Partner, a Delaware limited liability company By: Wendy's South East Co., its sole member By: --=~ _ Name: William C. Rudolph Title: General Partner Cranberry West Liberty, L.P., a Delaware limited partnership By: Cranberry West Liberty GP, LLC, its General Partner, a Delaware limited liability company By: Wendy's West Liberty Associates, its sole member By: _ Name: William C. Rudolph Title: General Partner 18

Cranberry Westmore Land, L.P., a Delaware limited partnership

By: Cranberry Westmore Land GP, LLC, its General Partner, a Delaware limited liability company

By: Westmore Land Associates, its sole member

By: ______________________
Name: William C. Rudolph
Title: General Partner

Cranberry Kittanning Land, L.P., a Delaware limited partnership

By: Cranberry Kittanning Land GP, LLC, its General Partner, a Delaware limited liability company

By: Kittanning Land Associates, its sole member

By: ______________________
Name: William C. Rudolph
Title: General Partner

Cranberry Rich Land, L.P., a Delaware limited partnership

By: Cranberry Rich Land GP, LLC, its General Partner, a Delaware limited liability company

By: Rich Land Associates, its sole member

By: ______________________
Name: William C. Rudolph
Title: General Partner

19

Cranberry Murrysville Land, L.P., a Delaware limited partnership By: Cranberry Murrysville Land GP, LLC, its General Partner, a Delaware limited liability company By: Murrysville Land Associates, its sole member By: Name: William C. Rudolph Title: General Partner Cranberry Castle Shannon, L.P., a Delaware limited partnership By: Cranberry Castle Shannon GP, LLC, its General Partner, a Delaware limited liability company By: Castle Shannon Associates, its sole member By:~~ _ Name: William C. Rudolph Title: General Partner Cranberry Beers School, L.P., a Delaware limited partnership By: Cranberry Beers School GP, LLC, its General Partner, a Delaware limited liability company By: Beers School Land Associates, its sole member By: _ Name: William C. Rudolph Title: General Partner 20

TENANT: McKesson Automation Inc.,apennsy~c03:: By: v \~ _ Nicholas A. Loiacono Vice President and Treasurer 21

Exhibit A CONSENT OF GUARANTOR THIS CONSENT OF GUARANTOR ("Consent") is made by McKesson Corporation ("Guarantor") as of the 11th day of January, 2011, for the benefit of Landlord Cranberry Cochran Road, L.P., a Delaware limited partnership, Cranberry Noble Land, L.P., a Delaware limited partnership, Cranberry Harmar Land, L.P., a Delaware limited partnership, Cranberry Hempfield, L.P., a Delaware limited partnership, Cranberry Kennedy Land, L.P., a Delaware limited partnership, Cranberry McKnight Land, L.P., a Delaware limited partnership, Cranberry Perrysville, L.P., a Delaware limited partnership, McKnight Cranberry, L.P., a Delaware limited partnership, Cranberry South East, L.P., a Delaware limited partnership, Cranberry West Liberty, L.P., a Delaware limited partnership, Cranberry Westmore Land, L.P., a Delaware limited partnership, Cranberry Kittanning Land, L.P" a Delaware limited partnership, Cranberry Rich Land, L.P" a Delaware limited partnership, Cranberry Murrysville Land, L.P., a Delaware limited partnership, Cranberry Castle Shannon, L.P., a Delaware limited partnership, Cranberry Beers School, L.P., a Delaware limited partnership, together as tenants in common (collectively, "Landlord"), successor in interest to NewTower Trust Company Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18 WHEREAS, Landlord and McKesson Automation Inc. (,Tenant') are parties to that certain Lease dated December 21, 2001 (the "Original Lease"), pursuant to which Tenant leased approximately sixty-one thousand eight hundred eight-seven (61,887) rentable square feet consisting of the entire third (3rd) and fourth (4th) floors (the "Initial Premises") of a certain building located at 500 Cranberry Woods Drive, Cranberry Township, Pennsylvania ("Building"); WHEREAS, Landlord and Tenant are parties to a certain First Amendment to Lease dated February 8, 2005 (the "First Amendment") pursuant to which Tenant leased the entire second (2nd) floor of the Building, consisting of approximately twenty-nine thousand nine hundred forty-six (29,946) rentable square feet (the "Expansion Premises") resulting in an aggregate of approximately ninety-one thousand eight hundred thirty-three (91,833) rentable square feet of the Building under lease to Tenant; WHEREAS, Landlord and Tenant are parties to a certain Second Amendment to Lease dated April 21, 2008 (the "Second Amendment") pursuant to which Tenant leased, in two (2) phases an additional ten thousand nine hundred eight (10,908) rentable square feet located on the first (I 5t) floor of the Building ("Second Amendment Premises") resulting in an aggregate of approximately one hundred two thousand seven hundred forty-one (102,741) rentable square feet of the Building under lease to Tenant; WHEREAS, the Original Lease, the First Amendment and the Second Amendment are collectively referred to herein as the "Lease";

WHEREAS, Tenant's obligations under the Lease have been guaranteed by Guarantor pursuant to a certain Guaranty of Lease dated December 21, 2001 and subsequent Consent of Guarantor agreements executed by Guarantor (the "Guaranty"); WHEREAS, concurrently with the execution of this consent of Guarantor, Landlord and Tenant have entered into a certain Third Amendment to the Lease of even date herewith (the "Third Amendment'') amending the Lease extend the Lease Term and certain other provisions thereof; WHEREAS, as a condition to Landlord entering into such Third Amendment, Guarantor has agreed to the terms and provisions of the Third Amendment and the Lease; and WHEREAS, Guarantor warrants and acknowledges that because of its financial interest, direct and indirect, in the Tenant and in the benefits and advantages which will result from the Third Amendment, it will be significantly benefited by the Third Amendment. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows: 1. Guarantor hereby ratifies, confirms and reaffirms all and singular, the terms and conditions of the Guaranty. 2. Guarantor acknowledges, confirms, and agrees that the Guaranty shall remain in full force and effect with respect to the Lease, as amended by the Third Amendment. 3. Guarantor acknowledges all of the terms and conditions of the Third Amendment and the terms and provisions of the Lease, as amended by the Third Amendment. 4. Guarantor acknowledges, confirms and agrees that it has no offsets, defenses, claims or counterclaims against the Landlord with respect to Tenant's and/or Guarantor's respective liabilities and obligations due and owing to Landlord, and that to the extent that Guarantor has or has ever had any such offsets, defenses, claims or counterclaims, Guarantor hereby specifically waives and releases any and all rights to same. Signature on Following Page 2

IN WITNESS WHEREOF, Guarantor has executed this Consent of Guarantor as ofthe date first above written. McKesson Corporation, a Delaware corpor~ By: 11~ N~. Loiacono Vice President and Treasurer 3

Exhibit B FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT Subordination, Non-Disturbance and Attornment Agreement ("Agreement"), effective the __ day of ,2011, by and among First Commonwealth Bank, as agent for the Banks (as hereinafter defined) (in such capacity, the "Agent"), Cranberry Cochran Road, L.P., a Delaware limited partnership, Cranberry Noble Land, L.P., a Delaware limited partnership, Cranberry Harmar Land, L.P., a Delaware limited partnership, Cranberry Hempfield, L.P., a Delaware limited partnership, Cranberry Kennedy Land, L.P., a Delaware limited partnership, Cranberry McKnight Land, L.P., a Delaware limited partnership, Cranberry Perrysville, L.P., a Delaware limited partnership, McKnight Cranberry, L.P., a Delaware limited partnership, Cranberry South East, L.P., a Delaware limited partnership, Cranberry West Liberty, L.P., a Delaware limited partnership, Cranberry Westmore Land, L.P., a Delaware limited partnership, Cranberry Kittanning Land, L.P., a Delaware limited partnership, Cranberry Rich Land, L.P., a Delaware limited partnership, Cranberry Murrysville Land, L.P., a Delaware limited partnership, Cranberry Castle Shannon, L.P., a Delaware limited partnership, Cranberry Beers School, L.P., a Delaware limited partnership (collectively, "Mortgagor"), and McKesson Automation Inc., a Pennsylvania corporation ("Tenant"). WHEREAS, by a certain Lease, dated December 21,2001, as amended by First Amendment to Lease, dated February 8,2005, Second Amendment to Lease dated April 21,2008, and Third Amendment to Lease, dated ,2011 dated ___________ (as amended, the "Lease"), Mortgagor has leased to Tenant certain property and improvements (the "Premises") located at 500 Cranberry Woods Drive, Cranberry Township, PA, said Premises being fully and accurately described in the Lease; and WHEREAS, Mortgagor has executed and delivered an Open-End Mortgage and Security Agreement, effective August 7, 2009, in favor of the Agent (as amended, modified or supplemented from time to time, the "Mortgage"), which encumbers certain property (the "Property") on which the Premises are located and secures the obligations of Mortgagor to the Agent pursuant to a loan agreement, by and among Mortgagor, the Agent and certain other financial institutions from time to time (each a "Bank" and collectively, the "Banks") and the Agent (the "Loan Agreement") and the other Loan Documents (as defined in the Mortgage); and WHEREAS, the Agent has agreed to recognize the status of Tenant in the event the Agent shall acquire the Premises, including Mortgagor's interest under the Lease, whether by foreclosure, by the acceptance of a deed in lieu thereof, by receivership or otherwise, and Tenant has agreed to attorn to the Agent in any such event, subject to the terms and conditions of this Agreement. NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows: 1. Subject to Section 2 hereof, Tenant does hereby agree that whatever right, title and interest which it and its successors and assigns may have in and to the Premises shall be, and the same are hereby expressly made subject and subordinate to the lien of the Mortgage and to all terms, conditions and provisions thereof, to all advances made or to be made thereunder or under any of the Loan Documents, and to any increases, renewals, extensions, modifications, substitutions, consolidations or replacements thereof or of the Loan Documents. 2. As long as Tenant is not in default (beyond any time period given Tenant in the Lease to cure such default) in the payment of rent or additional charges or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant's part to be performed, Tenant shall not be disturbed by the Agent or any Bank in its possession of the Premises during the term of the Lease, or any extension or renewal thereof, or in the enjoyment of its rights under the Lease. 3. If Tenant should assert a claim that Mortgagor is in default under the Lease in any respect, written notice thereof shall promptly be furnished to the Agent and Tenant agrees that Tenant will not exercise any rights which it might have as a result of such default until such notice has been given to the Agent and the Agent has had thirty (30) days to cure such default; provided, however, that ifthe nature of the obligation is such that more than thirty (30) days are required for performance, then Tenant will not exercise its rights ifthe Agent commences cure within such thirty (30) day period and thereafter diligently prosecutes the same to completion. 4. If the interest of Mortgagor under the Lease shall be acquired by the Agent or any purchaser (a "Purchaser") by reason or exercise of the power of sale or foreclosure of the Mortgage or other proceedings brought to enforce the rights of the holder thereof, by deed in lieu of foreclosure or by any other method, and the Agent or Purchaser succeeds to the interest of Mortgagor under the Lease, Tenant shall attorn to the Agent or Purchaser, as its lessor, said attornment to be effective and self-operative without the execution of any other instruments on the part of any party hereto immediately upon the Agent's or Purchaser's succeeding to the interest of Mortgagor under the Lease, and the Lease shall continue in accordance with its terms between Tenant as lessee and the Agent or Purchaser as lessor; provided, however, that: (a) the Lease shall not constitute a general obligation or liability of the Agent; (b) the Agent's liability under the Lease shall be limited to the ownership interest of the Agent in the Premises and the proceeds thereof; 2

(c) the lien of any judgment entered against the Agent in connection with the Agent's liability under the Lease shall similarly be expressly limited to the Agent's ownership interest in the Premises and the proceeds thereof; (d) the Agent shall not be liable for any act or omission of any prior lessor (including Mortgagor), except where any act or omission of any prior lessor (including Mortgagor) is continuing at the time the Agent or any other purchaser acquires title to the Premises, and the Agent or such other purchaser fails to cure same after receiving notice thereof; (e) except as expressly set forth in the Lease, the Agent shall not be subject to any offsets or defenses that Tenant might have against any prior lessor (including Mortgagor) except where such offsets or defenses arise out of a default of the prior lessor which is continuing at the time the Agent or any other purchaser acquires title to the Premises and the Agent or any other purchaser fails to cure same after receiving notice thereof; (t) except as expressly set forth in the Lease, the Agent shall not be bound by any prepayment of rent or deposit, rental security or other sums deposited with any prior lessor (including Mortgagor) under the Lease; and (g) the Agent shall not be bound by any agreement or material modification of the Lease made without the Agent's consent. 5. If Mortgage is foreclosed, the mortgagee thereunder will not name or join Tenant as a party defendant or otherwise in any suit, action or proceeding except to the extent necessary under applicable law in order for the Agent on behalf ofthe Banks to avail itself of and complete the foreclosure, and will not terminate the Lease or any option to purchase the Property or any part thereof contained therein, so long as Tenant is not in default under any ofthe terms, covenants or conditions of the Lease beyond the expiration of any applicable grace period set forth therein. 6. If the Agent shall declare that an Event of Default (as defined in the Loan Agreement or the Mortgage) has occurred, the Agent shall endeavor to furnish notice of such Event of Default to Tenant; provided, however, that it is agreed and acknowledged that the Agent is under no duty or obligation whatsoever to furnish such notice to Tenant and the failure of the Agent to furnish such notice shall not (a) release, discharge, modify or restrict the liabilities and obligations of Mortgagor pursuant to the Loan Documents, and/or the Mortgage and/or the indebtedness evidenced and secured thereby, (b) release Tenant from any of its duties and obligations hereunder; provided, however, Tenant shall have no liability for failure to pay rent to the Agent until such time as Tenant has received notice to make payments of rent to the Agent provided that Tenant is making payments to Mortgagor in accordance with the terms of the Lease, (c) result in the imposition of any liability upon the Agent in connection with said failure to furnish such notice, or (d) otherwise alter, modify or change in any way the respective rights, duties, obligations and liabilities, as the case may be, of the Agent, Mortgagor and Tenant 3 pursuant to the Loan Documents, the Mortgage, this Agreement and any other document relating to the foregoing. 7. In the event that the Agent has furnished notice to Tenant of an Event of Default as described above, Tenant shall have the right (but not the obligation) to cure such Event of Default if such Event of Default is of a nature or character which may be cured; provided, however, that said cure must OCCurwithin the same period of time, if any, given to Mortgagor to cure such Event of Default. No failure to cure Mortgagor's obligations shall waive Tenant's rights not to be disturbed in its possession of the Premises. 8. Mortgagor agrees and acknowledges that the Agent may furnish to Tenant such information regarding the Loan Documents, the Mortgage, the indebtedness evidenced and secured by the Loan Documents and the Mortgage, any Event of Default, and Mortgagor, all as the Agent in its sole determination (which shall be conclusive) shall deem necessary or desirable. 9. Any notices to Agent required or permitted to be given hereunder shall be sent to the following address: First Commonwealth Bank, Agent Attention: _ Loan Number: _ 10. This Agreement may be amended only with the prior written consent of the parties hereto. 11. If any provision of this Agreement shall be held invalid under any applicable laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision and, to this end, the provisions hereof are severable. 12. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. This Agreement shall not be effective unless and until it has been executed and delivered by Tenant and Lender and Landlord. 13. This Agreement is intended to take effect as an instrument under seal. 14. The rights and privileges of the Agent contained in this Agreement shall inure to the benefit of its successors and assigns, and the duties and obligations of Tenant and Mortgagor shall bind their respective successors and assigns, but nothing contained herein shall be construed to permit Tenant or Mortgagor to assign this Agreement or any of its rights or obligations hereunder without first obtaining the Agent's express written 4 approval; provided, however, this Agreement shall inure to the benefit of any assignment of the Lease to an affiliate of Ten ant to the extent the Lease allows such assignment without Mortgagee or Agent's consent. 15. This Agreement shall be governed by and construed in accordance with the laws of the state in which the Property is located. Neither this Agreement nor any provision hereof shall be construed against the party causing this Agreement or such provision to be drafted. 16. This Agreement shall run with the land and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including a Foreclosure Purchaser. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK) 5

IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused the due execution hereof as a document under seal by their respective duly authorized officers effective the day and year written above. BORROWERS: Cranberry Cochran Road, L.P., a Delaware limited partnership By: Cranberry Cochran Road GP, LLC, its General Partner, a Delaware limited liability company By: ---------------------------Name: William C. Rudolph, member Cranberry Noble Land, L.P., a Delaware limited partnership By: Cranberry Noble Land GP, LLC, its General Partner, a Delaware limited liability company By: Noble Land Associates, its sole member By: _ Name: William C. Rudolph Title: General Partner Cranberry Harmar Land, L.P., a Delaware limited partnership By: Cranberry Harmar Land GP, LLC, its General Partner, a Delaware limited liability company By: Harmar Land Co., its sole member By: _ Name:_WiIliam C. Rudolph Title: General Partner 6

Cranberry Hempfield, L.P., a Delaware limited partnersh ip By: Cranberry Hempfield GP, LLC, its General Partner, a Delaware limited liability company By: Hempfield Associates, its sole member By: _ Name: William C. Rudolph Title: General Partner Cranberry Kennedy Land, L.P., a Delaware limited partnership By: Cranberry Kennedy Land GP, LLC, its General Partner, a Delaware limited liability company By: Kennedy Land Associates, its sole member B: Name: William C. Rudolph Title: General Partner Cranberry McKnight Land, L.P., a Delaware limited partnership By: Cranberry McKnight Land GP, LLC, its General Partner, a Delaware limited liability company By: McKnight Land Associates, its sole member By: _ Name: William C. Rudolph Title: General Partner 7

Cranberry Perrysville, L.P., a Delaware limited partnership By: Cranberry Perrysville GP, LLC, its General Partner, a Delaware limited liability company By: Perrysville Land Associates, its sole member By: _ Name: William C. Rudolph Title: General Partner McKnight Cranberry, L.P., a Delaware limited partnership By: McKnight Cranberry GP, LLC, its General Partner, a Delaware limited liability company By: _ Name: William C. Rudolph, member Cranberry South East, L.P., a Delaware limited partnership By: Cranberry South East GP, LLC, its General Partner, a Delaware limited liability company By: Wendy's South East Co., its sole member By: _ Name: William C. Rudolph Title: General Partner 8

Cranberry West Liberty, L.P., a Delaware limited partnership By: Cranberry West Liberty GP, LLC, its General Partner, a Delaware limited liability company By: Wendy's West Liberty Associates, its sole member By:. _ Name: William C. Rudolph Title: General Partner Cranberry Westmore Land, L.P., a Delaware limited partnership By: Cranberry Westmore Land GP, LLC, its General Partner, a Delaware limited liability company By: Westmore Land Associates, its sole member By: _ Name: William C. Rudolph Title: General Partner Cranberry Kittanning Land, L.P., a Delaware limited partnership By: Cranberry Kittanning Land GP, LLC, its General Partner, a Delaware limited liability company By: Kittanning Land Associates, its sole member By: _ Name: William C. Rudolph Title: General Partner 9

Cranberry Rich Land, L.P., a Delaware limited partnership By: Cranberry Rich Land GP, LLC, its General Partner, a Delaware limited liability company By: Rich Land Associates, its sole member By: _ Name: William C. Rudolph Title: General Partner Cranberry Murrysville Land, L.P., a Delaware limited partnership By: Cranberry Murrysville Land GP, LLC, its General Partner, a Delaware limited liability company By: Murrysville Land Associates, its sole member By: Name: William C. Rudolph Title: General Partner Cranberry Castle Shannon, L.P., a Delaware limited partnership By: Cranberry Castle Shannon GP, LLC, its General Partner, a Delaware limited liability company By: Castle Shannon Associates, its sole member By: _ Name: William C. Rudolph Title: General Partner 10

Cran berry Beers School, L.P., a Delaware limited partnership By: Cranberry Beers School GP, LLC, its General Partner, a Delaware limited liability company By: Beers School Land Associates, its sole member By: _ Name: William C. Rudolph Title: General Partner 11

TENANT: McKesson Automation Inc., a Pennsylvania corporation By: _ Nicholas A. Loiacono Vice President and Treasurer 12

13 First Commonwealth Bank, as Agent By:, _ Nmne: _ Title:, _

ACKNOWLEDGMENT COMMONWEAL TH OF PENNSYLVANIA ) ) ) SS: COUNTY OF ALLEGHENY On this, the __ day of 2011, before me, a Notary Public, personally appeared William C. Rudolph, who acknowledged himself to be a member of Cranberry Cochran Road GP, LLC, a Delaware limited liability company (the "General Partner"), the General Partner of Cranberry Cochran Road, L.P., a Delaware limited partnership (the "Partnership"), and that he, as such member of the General Partner, executed the foregoing instrument for the purposes therein contained by signing his name on behalf of the Partnership. IN WITNESS WHEREOF, I hereunto set my hand and official seal. Notary Public My Commission Expires: 14

ACKNOWLEDGMENT COMMONWEALTH OF PENNSYLVANIA ) ) ) SS: COUNTY OF ALLEGHENY On this, the __ day of , 2011, before me, a Notary Public, personally appeared William C. Rudolph, who acknowledged himself to be the general partner (the "General Partner") of Noble Land Associates, a Pennsylvania general partnership, the sole member of Cranberry Noble Land GP, LLC, a Delaware limited liability company, the general partner of Cranberry Noble Land, L.P., a Delaware limited partnership (the "Partnership"), and that he, as such General Partner, executed the foregoing instrument for the purposes therein contained by signing his name on behalf of the Partnership. IN WITNESS WHEREOF, I hereunto set my hand and official seal. Notary Public My Commission Expires: 15

ACKNOWLEDGMENT COMMONWEALTH OF PENNSYLVANIA ) ) ) SS: COUNTY OF ALLEGHENY On this, the __ day of , 2011, before me, a Notary Public, personally appeared William C. Rudolph, who acknowledged himself to be the general partner (the "General Partner") of Harmar Land Co., a Pennsylvania general partnership, the sole member of Cranberry Harmar Land GP, LLC, a Delaware limited liability company, the general partner of Cranberry Harmar Land, L.P., a Delaware limited partnership (the "Partnership"), and that he, as such General Partner, executed the foregoing instrument for the purposes therein contained by signing his name on behalf of the Partnership. IN WITNESS WHEREOF, I hereunto set my hand and official seal. Notary Public My Commission Expires: 16

ACKNOWLEDGMENT COMMONWEAL TH OF PENNSYLVANIA ) ) ) ss COUNTY OF ALLEGHENY On this, the __ day of , 2011, before me, a Notary Public, personally appeared William C. Rudolph, who acknowledged himself to be the general partner (the "General Partner") of Hempfield Associates, a Pennsylvania partnership, the sole member of Cranberry Hempfield GP, LLC, a Delaware limited liability company, the general partner of Cranberry Hempfield, L.P., a Delaware limited partnership (the "Partnership"), and that he, as such General Partner, executed the foregoing instrument for the purposes therein contained by signing his name on behalf of the Partnership. IN WITNESS WHEREOF, I hereunto set my hand and official seal. Notary Public My Commission Expires: 17

ACKNOWLEDGMENT COMMONWEALTH OF PENNSYLVANIA ) ) ) SS: COUNTY OF ALLEGHENY On this, the __ day of , 2011, before me, a Notary Public, personally appeared William C. Rudolph, who acknowledged himself to be the general partner (the "General Partner") of Kennedy Land Associates, a Pennsylvania general partnership, the sole member of Cranberry Kennedy Land GP, LLC, a Delaware limited liability company, the general partner of Cranberry Kennedy Land, L.P., a Delaware limited partnership (the "Partnership"), and that he, as such General Partner, executed the foregoing instrument for the purposes therein contained by signing his name on behalf of the Partnership. IN WITNESS WHEREOF, I hereunto set my hand and official seal. Notary Public My Commission Expires: 18

ACKNOWLEDGMENT COMMONWEALTH OF PENNSYLVANIA ) ) ) SS: COUNTY OF ALLEGHENY On this, the __ day of , 2011, before me, a Notary Public, personally appeared William C. Rudolph, who acknowledged himself to be the general partner (the "General Partner") of McKnight Land Associates, a Pennsylvania general partnership, the sole member of Cranberry McKnight Land GP, LLC, a Delaware limited liability company, the general partner of Cranberry McKnight Land, L.P., a Delaware limited partnership (the "Partnership"), and that he, as such General Partner, executed the foregoing instrument for the purposes therein contained by signing his name on behalf of the Partnership. IN WITNESS WHEREOF, I hereunto set my hand and official seal. Notary Public My Commission Expires: 19

ACKNOWLEDGMENT COMMONWEAL TH OF PEm~SYLVANIA ) ) ) ss COUNTY OF ALLEGHENY On this, the __ day of , 2011, before me, a Notary Public, personally appeared William C. Rudolph, who acknowledged himself to be the general partner (the "General Partner") of Perrysville Land Associates, a Pennsylvania general partnership, the sale member of Cranberry Perrysville GP, LLC, a Delaware limited liability company, the general partner of Cranberry Perrysville, L.P., a Delaware limited partnership (the "Partnership"), and that he, as such General Partner, executed the foregoing instrument for the purposes therein contained by signing his name on behalf of the Partnership. IN WITNESS WHEREOF, I hereunto set my hand and official seal. Notary Public My Commission Expires: 20

!6..CKNOWLEDGMENT COMMONWEAL TH OF PENNSYL VANIA ) ) ) SS: COUNTY OF ALLEGHENY On this, the __ day of , 2011, before me, a Notary Public, personally appeared William C. Rudolph, who acknowledged himself to be a member of McKnight Cranberry GP, LLC, a Delaware limited liability company (the "General Partner"), the General Partner of McKnight Cranberry, L.P., a Delaware limited partnership (the "Partnership"), and that he, as such member of the General Partner, executed the foregoing instrument for the purposes therein contained by signing his name on behalf of the Partnership. IN WITNESS WHEREOF, I hereunto set my hand and official seal. Notary Public My Commission Expires: 21

ACKNOWLEDGMENT COMMONWEALTH OF PEN1\rSYLVANIA ) ) ) SS: COUNTY OF ALLEGHENY On this, the __ day of , 201 I, before me, a Notary Public, personally appeared William C. Rudolph, who acknowledged himself to be the general partner (the "General Partner") of Wendy's South East Co., a Pennsylvania general partnership, the sole member of Cranberry South East GP, LLC, a Delaware limited liability company, the general partner of Cranberry South East, L.P., a Delaware limited partnership (the "Partnership"), and that he, as such General Partner, executed the foregoing instrument for the purposes therein contained by signing his name on behalf of the Partnership. IN WITNESS WHEREOF, I hereunto set my hand and official seal. Notary Public My Commission Expires: 22

ACKNOWLEDGMENT COMMONWEAL TH OF PEM~SYL VANIA ) ) ) SS: COUNTY OF ALLEGHENY On this, the __ day of , 2011, before me, a Notary Public, personally appeared William C. Rudolph, who acknowledged himself to be the general partner (the "General Partner") of Wendy's West Liberty Associates, a Pennsylvania general partnership, the sole member of Cranberry West Liberty GP, LLC, a Delaware limited liability company, the General Partner of Cranberry West Liberty, L.P., a Delaware limited partnership (the "Partnership"), and that he, as such General Partner, executed the foregoing instrument for the purposes therein contained by signing his name on behalf of the Partnership. IN WITNESS WHEREOF, I hereunto set my hand and official seal. Notary Public My Commission Expires: 23

ACKNOWLEDGMENT COMMONWEAL TH OF PENNSYLVANIA ) ) ) ss. COUNTY OF ALLEGHENY On this, the __ day of , 2011, before me, a Notary Public, personally appeared William C. Rudolph, who acknowledged himself to be the general partner (the "General Partner") of Westmore Land Associates, a Pennsylvania general partnership, the sole member of Cranberry Westmore Land GP, LLC, a Delaware limited liability company, the general partner of Cranberry Westmore Land, L.P., a Delaware limited partnership (the "Partnership"), and that he, as such General Partner, executed the foregoing instrument for the purposes therein contained by signing his name on behalf of the Partnership. IN WITNESS WHEREOF, I hereunto set my hand and official seal. Notary Public My Commission Expires: 24

!\CKNOWLEDGMENT COMMONWEALTH OF PENNSYLVANIA ) ) ) SS: COUNTY OF ALLEGHENY On this, the __ day of , 2011, before me, a Notary Public, personally appeared William C. Rudolph, who acknowledged himself to be the general partner (the "General Partner") of Kittanning Land Associates, a Pennsylvania general partnership, the sole member of Cranberry Kittanning Land GP, LLC, a Delaware limited liability company, the general partner of Cranberry Kittanning Land, L.P., a Delaware limited partnership (the "Partnership"), and that he, as such General Partner, executed the foregoing instrument for the purposes therein contained by signing his name on behalf of the Partnership. IN WITNESS WHEREOF, I hereunto set my hand and official seal. Notary Public My Commission Expires: 25

~~CKNOWLEDGMENT COMMONWEALTH OF PENNSYLVANIA ) ) ) ss. COUNTY OF ALLEGHENY On this, the __ day of , 2011, before me, a Notary Public, personally appeared William C. Rudolph, who acknowledged himself to be the general partner (the "General Partner") of Rich Land Associates, a Pennsylvania general partnership, the sole member of Cranberry Rich Land GP, LLC, a Delaware limited liability company, the general partner of Cranberry Rich Land, L.P., a Delaware limited partnership (the "Partnership"), and that he, as such General Partner, executed the foregoing instrument for the purposes therein contained by signing his name on behalf of the Partnership. IN WIlNESS WHEREOF, I hereunto set my hand and official seal. Notary Public My Commission Expires: 26

ACKNOWLEDGMENT COMMONWEALTH OF PEN1\fSYLV ANIA ) ) ) SS: COUNTY OF ALLEGHENY On this, the __ day of , 2011, before me, a Notary Public, personally appeared William C. Rudolph, who acknowledged himself to be the general partner (the "General Partner") of Murrysville Land Associates, a Pennsylvania general partnership, the sole member of Cranberry Murrysville Land GP, LLC, a Delaware limited liability company, the general partner of Cranberry Murrysville Land, L.P., a Delaware limited partnership (the "Partnership"), and that he, as such General Partner, executed the foregoing instrument for the purposes therein contained by signing his name on behalf of the Partnership. IN WITNESS WHEREOF, I hereunto set my hand and official seal. Notary Public My Commission Expires: 27

ACKNOWLEDGMENT COMMONWEALTH OF PENNSYLVANIA ) ) ) SS: COUNTY OF ALLEGHENY On this, the __ day of 2011, before me, a Notary Public, personally appeared William C. Rudolph, who acknowledged himself to be the general partner (the "General Partner") of Castle Shannon Associates, a Pennsylvania general partnership, the sole member of Cranberry Castle Shannon GP, LLC, a Delaware limited liability company, the general partner of Cranberry Castle Shannon, L.P., a Delaware limited partnership (the "Partnership"), and that he, as such General Partner, executed the foregoing instrument for the purposes therein contained by signing his name on behalf of the Partnership. IN WITNESS WHEREOF, I hereunto set my hand and official seal. Notary Public My Commission Expires: 28

:A.CKNOWLEDGMENT COMMONWEALTH OF PENNSYLVANIA ) ) ) SS: COUNTY OF ALLEGHENY On this, the __ day of , 2011, before me, a Notary Public, personally appeared William C. Rudolph, who acknowledged himself to be the general partner (the "General Partner") of Beers School Road Associates, a Pennsylvania general partnership, the sale member of Cranberry Beers School GP, LLC, a Delaware limited liability company, the general partner of Cranberry Beers School, L.P., a Delaware limited partnership (the "Partnership"), and that he, as such General Partner, executed the foregoing instrument for the purposes therein contained by signing his name on behalf of the Partnership. IN WITNESS WHEREOF, I hereunto set my hand and official seal. Notary Public My Commission Expires: 29

ACKNOWLEDGMENT STATE OF CALIFORNIA ) ) S5. COUNTY OF SAN FRANCISCO ) On this __ day of ,2011, before me, a Notary Public, State of California, duly commissioned and sworn, personally appeared , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacities, and that by hislherltheir signature(s) on the instrument the person(s) executed the instrument. I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct. WITNESS my hand and official seal. [SEAL] Notary Public State of California My commission expires _ 30

!,\CKNOWLEDGMENT COMMONWEALTH OF PENNSYL VANIA ) ) ) ss. COUNTYOF _ On this, the __ day of , 2011, before me, a Notary Public, the undersigned officer, personally appeared , who acknowledged himself/herself to be the of First Commonwealth Bank (the "Agent"), and that he/she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the Agent as such officer. IN WITNESS WHEREOF, I hereunto set my hand and official seal. Notary Public My Commission Expires: 31

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this "Fourth Amendment") is made as of the 29th day of October, 2013, between **McKnight Cranberry III, L.P.**, a Delaware limited Partnership ("**Landlord**"), successor by assignment to Cranberry Cochran Road, L.P., a Delaware limited partnership, Cranberry Noble Land, L.P., a Delaware limited partnership, Cranberry Harmar Land, L.P., a Delaware limited partnership, Cranberry Hempfield, L.P., a Delaware limited partnership, Cranberry Kennedy Land, L.P., a Delaware limited partnership, Cranberry McKnight Land, L.P., a Delaware limited partnership, Cranberry Perrysville, L.P., a Delaware limited partnership, McKnight Cranberry, L.P., a Delaware limited partnership, Cranberry South East, L.P., a Delaware limited partnership, Cranberry West Liberty, L.P., a Delaware limited partnership, Cranberry Westmore Land, L.P., a Delaware limited partnership, Cranberry Kittanning Land, L.P., a Delaware limited partnership, Cranberry Rich Land, L.P., a Delaware limited partnership, Cranberry Murrysville Land, L.P., a Delaware limited partnership, Cranberry Castle Shannon, L.P., a Delaware limited partnership, Cranberry Beers School, L.P., a Delaware limited partnership, together as tenants in common, and **McKesson Automation Inc.**, a Pennsylvania corporation ("**Tenant**").

WHEREAS, Landlord and Tenant are parties to that certain Lease dated December 21, 2001 (the "**Original Lease**"), a certain First Amendment to Lease dated February 8, 2005 (the "**First Amendment**"), a certain Second Amendment to Lease dated April 21, 2008 (the "**Second Amendment**") and a certain Third Amendment to Lease dated January 11, 2011 (the "**Third Amendment**") pursuant to which Tenant leases approximately one hundred two thousand seven hundred forty-one (102,741) rentable square feet ("**Premises**") of a certain building located at 500 Cranberry Woods Drive, Cranberry Township, Pennsylvania ("**Building**");

WHEREAS, the Original Lease, the First Amendment, the Second Amendment and the Third Amendment are collectively referred to herein as the "**Lease**";

WHEREAS, the Term of the Lease is scheduled to expire on December 31, 2016;

WHEREAS, Tenant's obligations under the Lease, prior to this Fourth Amendment, have been guaranteed by McKesson Corporation, a Delaware corporation ("**Guarantor**"), pursuant to a certain Guaranty of Lease dated December 21, 2001, subsequently ratified and confirmed (the "**Guaranty**");

WHEREAS, Guarantor is selling its equity interest in Tenant to a third party buyer (the "**Transaction**") and in connection with such sale desires to be released from the Guaranty;

WHEREAS, Landlord recognizes that Tenant provided ten business days' prior notice for the Transaction; and

WHEREAS, Landlord and Tenant desire to amend the Lease to (i) terminate the Guaranty, (ii) extend the Lease Term, and (iii) revise certain other provisions in accordance with the terms and conditions of this Fourth Amendment. NOW THEREFORE, in consideration for the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Landlord and Tenant, intending to be legally bound hereby, agree that as of the Change of Control Effective Date (as defined below) the following modifications shall be made to the Lease: 1. Recitals. The foregoing recitals are incorporated herein by reference and made a part of this Fourth Amendment as though fully set forth herein. All capitalized terms used but not otherwise defined or re-defined in this Fourth Amendment shall have the meaning ascribed to them in the Lease. For purposes of this Fourth Amendment, the phrase "Change of Control Effective Date" shall mean the date on which McKesson Corporation completes the Transaction as evidenced by written notice to be delivered by McKesson Corporation to Landlord. 2. Lease Term. The Lease (Section 1.3 of the Original Lease, as amended by Paragraph 3 of the Second Amendment and Paragraph 2 of the Third Amendment) is hereby amended by inserting the following in addition to all other prOVISIOns: "Notwithstanding anything to the contrary contained in this Lease, the Lease Term shall be extended for a period of3 years beginning on January 1, 2017 and ending on December 31, 2019 ("Second Extended Term") so that the Lease Term shall expire on December 31, 2019 ("Expiration Date"), subject to Tenant's Early Termination Right as set forth in Paragraph 13 ofthis Fourth Amendment and Tenant's Renewal Option as set forth in Paragraph 10 of this Fourth Amendment." 3. Condition of Premises. The Lease (including Exhibit C to the Original Lease, as amended by Paragraph 3 of the Third Amendment, and all provisions of the Lease relating to the improvement of the Premises by Landlord, the construction or installation at the Premises of any Improvements by Landlord, or the payment by Landlord to Tenant of any allowance or sum of money for or relating to the improvement of the Premises) is hereby amended by inserting the following in addition to all other provisions: "Tenant is currently in possession of the Premises, is familiar with the condition of the Premises and accepts the Premises during the Second Extended Term in its then "as-is" condition, with all faults and without any improvement or allowance required of Landlord." 4. Base Rent. The Lease (Section 1.5.1 of the Original Lease as amended by Paragraph 5 of the Second Amendment and Paragraph 4 of the Third Amendment) shall be amended by inserting in addition thereto the following: 2

"Notwithstanding anything to the contrary contained in this Lease, during the Second Extended Term, Tenant shall pay to Landlord Base Rent for the Premises in monthly installments on the first day of each calendar month, in advance, without offset or deduction of any kind, as follows: i.) $216,184.19 per month (based on a rate of $25.25 per square foot of rentable area per year contained in the Premises) during the period of the Second Extended Term beginning on January 1,2017 and ending on December 31, 2017; and ii.) $220,465.06 per month (based on a rate of$25.75 per square foot of rentable area per year contained in the Premises) during the period of the Second Extended Term beginning on January 1,2018 and ending on December 31, 2019." 5. Tenant's Share. The Lease (Section 1.2 of the Original Lease as amended by Paragraph 4 of the Second Amendment and Paragraph 5 of the Third Amendment) shall be amended by inserting in addition thereto the following: "Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant acknowledge and agree that beginning on January 1, 2017 and ending on the Expiration Date Tenant's Share shall be 86.02% (102,741/ 119,444), as may be adjusted from time to time in accordance with Section 1.2 of the Original Lease." 6. Operating Cost Base Year. The Lease (Section 9.2 of the Original Lease as amended by Paragraph 6 of the 'Second Amendment and Paragraph 6 of the Third Amendment) shall be amended 'by inserting in addition thereto the following: "Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant acknowledge and agree that beginning on January 1, 2017 and ending on the Expiration Date, the Operating Costs Base Year shall be Calendar Year 2017." 7. Real Estate Tax Base Year. The Lease (Section 10.2 of the Original Lease as amended by Paragraph 6 of the Second Amendment and Paragraph 8 of the Third Amendment) shall be amended by inserting in addition thereto the following: "Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant acknowledge and agree that beginning on January 1, 2017 and ending on the Expiration Date, the Real Estate Tax Base Year shall be Calendar Year 2017." 8. Enforcement of Final Judgment for Amounts Due and Owing. Paragraph 11 of the Third Amendment, which amended Section 34.5 of the Original Lease, 3 shall be deleted in its entirety, reflecting the intent of Landlord and Tenant that Section 34.5 as set forth in the Original Lease prior to the Third Amendment shall be inserted and reinstated in the Lease. 9. Renewal Option. Article 50 of the Lease, as amended by Paragraph 11 of the First Amendment, Paragraph 10 of the Second Amendment and Paragraph 12 of the Third Amendment, shall be deleted in its entirety and in lieu thereof shall be inserted the following: "50. RENEWAL OPTION A.) Renewal Option. Tenant is hereby granted one (1) option ("Renewal Option") to extend the Lease Term for a period of five (5) years ("Renewal Term"). Tenant may exercise the Renewal Option upon written notice ("Renewal Notice") given to Landlord no earlier than 365 days and no later than 270 days before the Expiration Date of the Lease Term ("Notice Period"). If Tenant fails to give Landlord the Renewal Notice within the Notice Period, then Tenant shall be deemed to have elected not to exercise the Renewal Option and this Renewal Option shall be deemed to null and void; time being of the essence in with regard to delivery of the Renewal Notice. B.) Renewal Term. If the Renewal Notice is timely given, the Renewal Term will be on the same terms and conditions as those contained in the Lease except as follows: i. There shall be no further rights to renew after the exercise of the Renewal Option granted herein; ii. Any Tenant Improvement Allowances, TI Allowance, rental concessions, Landlord's Work or other such allowance or improvements provided by Landlord to Tenant in the Lease shall not be applicable in the Renewal Term; iii. The Base Rent for the Renewal Term shall be 100% of the Fair Market Rental Value as determined by agreement between Landlord and Tenant or, if Landlord and Tenant are unable to agree, as set forth in sub- paragraph C immediately below. For purposes of this Article 50 the Fair Market Rental Value of the Premises shall be the amount that a willing, comparable, new (i.e., non-renewal), non-equity tenant would pay, and that a willing landlord of a comparable space, both in terms of size and age of the Premises and within a five (5) mile radius of Cranberry Woods Office Park, would accept at arms' length. The Fair Market Rental Value for the Renewal Term may be less than or greater than the Base Rent paid by Tenant during the Lease Term. Appropriate consideration shall be given to (a) the annual rental rate per rentable square foot; (b) the definition of rentable square feet for purposes of comparing the rate; (c) 4 location, quality and age of the Building; (d) the financial condition (e.g., creditworthiness) of Tenant; (e) escalation (including type, base year and stop) and abatement provisions reflecting free rent and lor no rent during the period of construction; (f) brokerage commissions, if any, (g) length of the lease term; (h) size and location (including floor level) of the Premises; (i) building standard work letter and/or tenant improvement allowance, if any; provided, however, the Fair Market Rental Value shall not include any tenant improvements or any alterations made by Tenant; (j) condition of space; (k) lease takeover/assumptions; (1) moving expenses and other concessions; (m) extent of services to be provided; (n) distinctions between "gross" and "net" leases; (0) base year figures or expense stops for escalation purposes :Orboth operating costs and ad valorem/real estate taxes; (P) the time the particular rental rate under consideration becomes or is to become effective; (q) applicable caps, if any, on the amount ofreal estate taxes and assessments passed through to tenants; and (r) other generally applicable conditions of tenancy for the space in question. Tenant shall obtain the same rent and other benefits that Landlord would otherwise give to any comparable prospective tenant. iv. Base Year. Notwithstanding anything to the contrary contained in the Lease, commencing on January 1, 2020, the Operating Costs Base Year and Real Estate Tax Base Year during the entire Renewal Term shall be Calendar Year 2020. C.) Acceptance/Rejection. If Landlord and Tenant are not able to agree on the Base Rent for the Renewal Term by a date which is two-hundred forty (240) days prior to the commencement date of the Renewal Term, then within thirty (30) days thereafter ("Appointment Period") each party shall appoint a real estate appraiser with at least ten (10) years full time commercial appraisal experience in valuing leasehold commercial office space in the vicinity of the Premises to determine the Base Rent based on the then Fair Market Rental Value for the Renewal Term. If either party fails to appoint a real estate appraiser within the Appointment Period the Base Rent of the duly appointed appraiser shall control. The two (2) appraisers appointed by the parties shall meet to set the then Base Rent for the Renewal Term. If they are unable to agree within twenty (20) days after expiration of the Appointment Period, they shall select a third appraiser, who shall be a person who meets the qualifications set forth in this paragraph and who has not previously acted in any capacity for either party. If the two appraisers are unable to agree upon a third appraiser, either of the parties may apply to the then presiding judge of the Common Pleas Court of Butler County, Pennsylvania for the selection of the third (3rd) appraiser, who shall be a person who meets the qualifications set forth above. Landlord and Tenant shall each bear one-half (112) of the cost of appointing the third appraiser and of paying the third appraiser's fee. As soon as possible following selection or appointment of the third 5 appraiser, the appraisers shall set the Base Rent for the Premises for the Renewal Term. If a majority of the appraisers is unable to set the Base Rent within twenty (20) days after appointment of the third appraiser, the three (3) appraisals shall be added together and their total divided by three (3); the resulting quotient shall be the Base Rent rate for the Premises for the Renewal Term. If the low appraisal is more than ten percent (10%) lower than the middle appraisal, the low appraisal shall be disregarded; if the high appraisal is more than ten percent (l 0%) higher than the middle appraisal, the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2), and the resulting quotient shall be the Base Rent rate for the Premises for the Renewal Term. If two of the appraisals shall be disregarded, the middle appraisal shall determine the Base Rent rate in the Renewal Term. Base Rent for the Renewal Term as so determined shall be effective as of the commencement date of the Renewal Term and shall be adjusted retroactively if determined after the commencement date of the Renewal Term. D.) Restrictions/Conditions. Tenant's Renewal Option shall be personal to McKesson Automation Inc. and shall terminate if (i) a Default shall exist at the time of exercise of the Renewal Option or the commencement date of the Renewal Term, or an event has occurred which with notice and the lapse of time shall be a Default if not cured at the time of exercise of the Renewal Option or the commencement date of the Renewal Term, (ii) the Lease or Tenant's right to possession of the Premises has been terminated, (iii) Tenant transfers any of its interest in this Lease or any portion of the Premises except to an entity not requiring Landlord's consent as provided in the Lease." 10. Expansion. Article 52 of the Lease, as amended by Paragraph 12 of the First Amendment and Paragraph 13 of the Third Amendment, shall be deleted in its entirety and in lieu thereof shall be inserted the following: "52. EXPANSION 52.1 Non-Exclusive Expansion Option (a) During the Lease Term Tenant shall have the non-exclusive right ("Expansion Option"), but not the obligation, to add to the Premises any available office space in the Building that is then vacant and is not subject to a lease, letter of intent, term sheet or other such agreement for use or occupancy by a third party ("Available Expansion Space"). Tenant acknowledges and agrees that this Expansion Option is not exclusive to Tenant and, unless and until Tenant exercise this Expansion Option, Landlord shall have the unencumbered right (subject only to Tenant's Right of First Refusal set forth in Section 52.2 below) to lease the 6

Available Expansion Space to any person or entity on such terms as Landlord determines in its sole discretion. (b) Tenant may exercise the Expansion Option at any time during the Lease Term by written notice identifying the portion of the Available Expansion Space that Tenant desires to add to the Premises ("Office Expansion Space"). The configuration of the Office Expansion Space shall be subject to Landlord's reasonable approval based on the proportion of windows to rentable area, ingress, egress, access to common and core areas of the Building and the like with regard to both the Office Expansion Space and the remaining Available Expansion Space. Any Office Expansion Space with respect to which Tenant exercises its rights will be delivered by Landlord to Tenant in its "as-is" condition along with payment by Landlord to Tenant of an Office Expansion Allowance equal to the amount of$5.00 per square foot of rentable area ofthe Office Expansion Space desired by Tenant times a fraction, the numerator of which is the number of clays remaining in the Lease Term after the applicable Office Expansion Space is added to the Premises and the denominator of which is the 2,920. Any Office Expansion Space will become part of the Premises on the date on which Landlord delivers such Office Expansion Space to Tenant in the condition required herein and the Premises will then be deemed to include any such Office Expansion Space. All of the provisions of this Lease will apply to any Office Expansion Space added to the Premises, provided, however, Landlord will not be obligated to grant any concessions or allowances with respect to any Office Expansion Space except as set forth in this Section 52.1. (c) The Base Rent rate for any Office Expansion Space will be the Base Rent rate in effect on the date on which the applicable Office Expansion Space becomes part of the Premises, subject to subsequent increases in Base Rent during the Lease Term. The Base Rent will be increased as of the day on which the Office Expansion Space becomes part of the Premises by an amount equal to the product of (i) the number of rentable square feet of the applicable Office Expansion Space multiplied by (ii) the Base Rent per rentable square foot of the Premises in effect on the day on which the Office Expansion Space becomes part of the Premises. Tenant's Share will be increased as of the day on which any Office Expansion Space becom;:s part of the Premises to a fraction whose numerator is the sum of the rentable square feet of the Premises and the new Office Expansion Space, and whose denominator is the rentable square feet of the Building. The Base Rent and Tenant's Share will be increased in a similar manner whenever Office Expansion Space is added to the Premises. (d) Tenant's rights grant.ed in this Paragraph are personal to McKesson Automation, Inc. and shall terminate if (i) a Default shall exist at the time 7 of exercise of the Expansion Option, or an event has occurred which with notice and the lapse of time shall be a Default if not cured at the time of exercise of the Expansion Option, (ii) the Lease or Tenant's right to possession ofthe Premises has been terminated, (iii) Tenant transfers any of its interest in this Lease or any portion of the Premises except to an entity not requiring Landlord's consent as provided in the Lease or (iv) less than two full years remain in the Lease Term. 52.2 Right of First Refusal (a) Refusal Space/Offer. Reference is made to any available office space in the Building that is then vacant and is not subject to a lease, letter of intent, term sheet or other such agreement for use or occupancy by a third party ("Available Refusal Space"). If during the Lease Term, Landlord receives a bona fide offer from a third party ("Third Party Offer") to lease all or any portion of the Available Refusal Space ("Refusal Space") and Landlord is willing to accept the terms of such Third Party Offer, Landlord shall first offer ("Offer Notice") to lease to Tenant the Refusal Space on the same terms and conditions as the Third Party Offer; such Offer Notice shall be in writing, specify the rent to be paid for the Refusal Space, contain the other basic terms and conditions of the Third Party Offer and the date on which the Refusal Space shall be included in the Premises. Tenant shall notify Landlord in writing whether Tenant elects to lease all of the Refusal Space on the same terms and conditions as the Third Party Offer set forth in the Offer Notice within fifteen (15) business days after Landlord delivers to Tenant the Offer Notice, time being of the essence. (b) Acceptance. If Tenant timely elects to lease the Refusal Space within such fifteen (15) business day period, then Landlord and Tenant shall execute an amendment to the Lease, effective as of the date the Refusal Space is to be included in the Premises, on the same terms as the Lease except (i) the Base Rem rate for the Refusal Space shall be the amount specified in the Offer Notice, (ii) the lease term for the Refusal Space shall be that specified in the Offer Notice and, if the lease term in the Offer Notice extends beyond the expiration of the Lease Term of this Lease, Tenant shall be permitted to extend the Lease Term of this Lease to be coterminous with the lease term for the Refusal Space, (iii) the Refusal Space shall be delivered to Tenant and Tenant shall take same in "as-is" condition, and Landlord shall not be required to construct any tenant improvements in the Refusal Space or provide to Tenant any allowances other than those contained in the Offer Notice, if any, and (iv) any other terms set forth in the Lease which are inconsistent with the terms of the Offer Notice shall be modified accordingly with respect to the Refusal Space. Notwithstanding the foregoing, if the Offer Notice includes space in excess of that desired by Tenant, Tenant must exercise its right 8 hereunder, if at all, as to all of the space contained in the Offer Notice. If the Offer Notice is for less than all the Available Refusal Space, then the Right of First Refusal shall continue for the remainder of any Available Refusal Space. (c) Rejection. If Tenant fails or is unable to timely exercise its right hereunder, then such right shall lapse, time being of the essence with respect to the exercise thereof, and Landlord may lease the portion of the Refusal Space described in the Offer Notice to the third party on the terms contained in the Offer Notice or such terms as Landlord may elect. (d) On-Going Right. If an Offer Notice that was rejected is for less than all of the Refusal Space, then Landlord shall only be obligated to offer such remaining portion of the Refusal Space to Tenant if a Third Party Offer is subsequently received for such remaining portion. (e) Exclusion. For purposes hereof, if an Offer Notice is delivered for less than all of the Available Refusal Space, but such notice provides for an expansion, right of first: efusal, or other preferential right to lease some of the remaining portion of the Available Refusal Space, then such remaining portion of the Available Refusal Space shall thereafter be excluded from the grant of the Right of First Refusal contained herein. (f) Restrictions. This Right of First Refusal is personal to McKesson Automation Inc. and shall terminate if (i) a Default shall exist at the time of Tenants' election to lease the Refusal Space, or an event has occurred which with notice and the lapse of time shall be a Default if not cured at the time of Tenant's election to lease the Refusal Space, (ii) the Lease or Tenant's right to possession of the Premises has been terminated, (iii) Tenant transfers any of its interest in this Lease or any portion of the Premises except to an entity not requiring Landlord's consent as provided in the Lease, or (iv) less than two full years remain in the Lease Term." 11. Hold Over. The second sentence of Article 28 of the Original Lease as amended by Paragraph 14 of the Third Amendment is hereby deleted in its entirety, and in lieu thereof is inserted the following: "During any such holdover tenancy, unless Landlord has otherwise agreed in writing, Tenant agrees to pay to Landlord an occupancy charge equal to (A) 125% of the stated monthly Base Rent for the last full month of the Lease Term then ending, calculated on a per diem basis, for each day of the first (l ") month of such holdover, (B) 150% of the stated monthly Base Rent for the last full month of the Lease Term then ending, calculated on a per diem basis, for each day after the first month of such holdover, and (C) one hundred percent (100%) of the additional rent which would have been payable by Tenant for the period of such 9 holdover, calculated on a per diem basis using the additional rent which had otherwise been payable by Tenant for the last full month of the Lease Term then ending." 12. Tenant's Early Termination Right. The Lease shall be amended by inserting the following in addition to all other provisions: "TENANT'S EARLY TERMINATION RIGHT: a.) Termination Option. Subject to and contingent upon (i) the satisfaction of all conditions precedent contained herein, and (ii) the payment of the Termination Fee (as defined hereinafter in subparagraph b.), Tenant shall have one (1) option to terminate this Lease ("Termination Option") effective on December ~;1,2018 ("Effective Date of Termination") on the terms and conditions set forth herein. b.) Definitions. The term "Termination Fee" shall mean an amount equal to eight thousand five hundred and sixty one dollars and seventy five cents ($8,561.75) per month, as prorated for less than a full calendar month, payable by Tenant to Landlord in accordance with the terms and conditions of this Lease applicable to the payment of Base Rent, beginning on the date on which Landlord receives the Tenant's Termination Notice (as defined hereinafter in subparagraph d.) and ending on the Effective Date of Termination. c.) Conditions Precedent. Tenant's Termination Option shall be conditioned on and subject to the satisfaction of the following conditions precedent on or prior to the Effective Date of Termination: (i) Tenant shall not be in default of its obligations under this Lease, and no event shall have occurred which with the lapse of time shall be a default if not cured, (ii) the Lease or Tenant's right to possession of the Premises has not been terminated, (iii) Tenant has not transferred any of its interest in this Lease or any portion of the Premises to any person or entity, wherein, for the avoidance of doubt, a sublease of the Premises shall not constitute a transfer provided that Tenant does not transfer its Termination Option to any sub-lessee, (iv) Tenant has provided the Landlord with the "Termination Notice" (as defmed hereinafter in subparagraph d.) in a timely fashion, time being of the essence (v) Tenant shall have paid all Base Rent and all other amounts owing under this Lease through the Effective Date of Termination, (vi) Tenant shall have paid to Landlord the Termination Fee, and (vii) Tenant shall have vacated and returned the Premises to Landlord in the condition required under this Lease as of the Effective Date of Termination. In the event that any of these conditions precedent shall not be satisfied when required, time being of the essence, Tenant shall not have the right to terminate this Lease and any 10

Termination Notice issued by Tenant prior thereto shall be without force or effect. d.) Exercise of Tennination Option. Tenant may exercise its Termination Option upon written notice ("Termination Notice") delivered to Landlord no later than March 31, 2018, time being of the essence with regard to the delivery of such Termination Notice. If Tenant fails or refuses to (i) pay to Landlord the Termination Fee as and when required, or (ii) satisfy all conditions precedent, Tenant shall not have the right to terminate this Lease as of the applicable Effective Date of Termination, and any Termination Notice issued by Tenant prior thereto shall be without force or effect. Subject to the foregoing, on the Effective Date of Termination of this Lease, Landlord and Tenant agree that this Lease shall be terminated and rendered null and void and Tenant shall return the Premises to Landlord in accordance with the terms and conditions specified in this Lease. Neither Landlord nor Tenant shall be responsible for their respective duties and obligations under the Lease occurring after termination, except for those duties and obligations specifically identified as surviving termination. 13. Landlord's Address. The Lease (Paragraph 7 of the Second Amendment, Paragraph 16 of the Third Amendment and the provisions of the Lease amended thereby relating to Landlord's address) is hereby amended by inserting the following in addition to all other provisions: "Notwithstanding anything to the contrary contained in this Lease, the Notice address for Landlord and the address for payment of Rent shall be as follows, until written notice of a change in address is issued to Tenant: Notices and Rent Payment: McKnight Cranberry III, LP 310 Grant Street, Suite 2400 Pittsburgh, PA 15219 A1tn: McKnight Property Management With a copy of Notices to: McKnight Cranberry III, LP 310 Grant Street, Suite 2500 Pittsburgh, PA 15219 Attn: McKnight Realty Partners, Legal Counsel 14. Anti-Terrorism Provision. Landlord and Tenant agree as follows with regard to this Fourth Amendment and the Lease: "ANTI TERRORISM PROVISION: 11

(a) Landlord and Tenant certify, each to the other, that to their knowledge: (i) It is not in violation of any Anti-Terrorism Law; (ii) It is not, as of the date hereof: (1) conducting any business or engaging in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (2) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (iii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law; and (iv) It, nor any of its officers, directors, shareholders or members, as applicable, is a Prohibited Person; provided, however this paragraph shall not apply to any person to the extent that such person's interest in the Tenant is through a U.S. Publicly-Traded Entity. As used in this Fourth Amendment, U.S. Publicly-Traded Entity means a person, other than an individual, whose securities are listed on a national securities exchange, or quoted on an automated quotation system, in the United ·States, or a wholly-owned subsidiary of such a person ("U.S. Publicly-Traded Entity"). (b) Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and costs) arising from or related to any breach of the foregoing certification; and Landlord hereby agrees to defend, indemnify, and hold harmless Tenant from and against any and all claims, damages, losses, liabilities and expenses (including attorneys' fees and costs) arising from or related to any breach of the foregoing certification. (c) If at any time any of these representations becomes false, then it shall be considered a material default under this Lease. As used herein, "Anti-Terrorism Law" is defined as any law relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including without limitation the United States Bank Secrecy 12

Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, and Title 3 of the USA Patriot Act, and any regulations promulgated under any of them. As used herein "Executive Order No. 13224" is defined as Executive Order No. 13224 on Terrorist Financing effective September 24,2001, and relating to "Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism", as may be amended from time to time. "Prohibited Person" is defined as (i) a person or entity that is listed in the Annex to Executive Order No. 13224, or a person or entity owned or controlled by an entity that is listed in the Annex to Executive Order No. 13224; (ii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, hrtp:llwww.treas.gov/ofac/t11sdn.pdfor at any replacement website or other official publication of such list. "USA Patriot Act" is defined as the "Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001" (Public Law 107-56), as may be amended from time to time." 15. Brokers. Tenant was represented in the transaction evidenced by this Fourth Amendment by Newmark Grubb Knight Frank, a licensed real estate broker. Landlord also was represented in the transaction evidenced by this Fourth Amendment by CBRE. Landlord shall be solely responsible for paying the commission or fee owed to Newmark Grubb Knight Frank in accordance with a mutually acceptable separate commission agreement between Landlord and Newmark Grubb Knight Frank. Each party to this Fourth Amendment shall indemnify, defend and hold harmless the other party from and against any and all claims asserted against such other indemnified party by any other real estate broker, finder or intermediary claiming representation of the indemnifying party (excluding, with regard to Tenant, Newmark Grubb Knight Frank and CBRE) in connection with this Fourth Amendment. 16. Termination of Guaranty and Release of Guarantor. In consideration of this Fourth Amendment and upon the Change of Control Effective Date Landlord agrees that the Guaranty shall be rendered null and void and of no further force or effect, and that Guarantor shall be released of all obligations and duties owing to Landlord, or to be performed by Guarantor, pursuant to the Guaranty. 17. Effect. All other terms, conditions, covenants, agreements and provisions contained in the Lease that are not revised by or in conflict with the terms of this Fourth Amendment shall remain in full force and effect and are hereby ratified and confirmed by Landlord and Tenant to the extent consistent with this Fourth Amendment. 13

18. No Offer. The submission of this Fourth Amendment to Tenant or its broker or other agent does not constitute an offer. This Fourth Amendment shall have no force or effect until: (a) it is executed and delivered by Tenant to Landlord; and (b) it is executed and delivered by Landlord to Tenant. IN WITNESS WHEREOF, Landlord and Tenant have caused this Fourth Amendment to be executed as of the date first written above. LANDLORD: MCKNIGHT CRANBERRY III, L.P. By: McKnight Cranberry III GP, LLC, General Partner By: (~--- WiiiiaII1c:RUdOiPanaging Member TENANT: ATTEST MCKESSON AUTOMATION INC., a Pennsylvania corporation By: _ (Please print name and title) By: Lt-J.1PL ~ Nelll1. EOI1tY' II?at>h'02/J(e AfJd zr (Please print name and title) 14